PROXY STATEMENT/OFFERING CIRCULAR

of

Landmark Bank, National Association

and

The Landrum Company

801 East Broadway

Columbia, Missouri 65201

(573) 499-7363

Securities being offered—The Landrum Company:

113,640 shares of Class A Common Voting Stock, par value $0.01 per share1

41,161 shares of Series E Preferred Stock, no par value, liquidation value $1,000 per share1

You should carefully consider the “RISK FACTORS” beginning on page 11.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10 percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Shares of The Landrum Company stock are not savings or deposit accounts or other insured obligations of any bank or savings association, and are not insured by the federal deposit insurance corporation or any other governmental agency.

The date of this Proxy Statement/Offering Circular is August 18, 2016, and it is first being mailed to the shareholders of Landmark Bank, National Association on or about August 18, 2016.

[1]	All shares are being offered for distribution as merger consideration in connection with merger transaction described in this Proxy Statement/Offering Circular, together with shares to be offered to the public pursuant to appraisal rights required under the National Bank Act in connection with the merger transaction. No proceeds will be retained by the issuer. No underwriters are involved in this offering and no underwriter commissions will be paid. Only the issuer will distribute shares of The Landrum Company pursuant to this Proxy Statement/Offering Circular; no shareholders of the issuer will distribute any shares pursuant to the Proxy Statement/Offering Circular. The actual date of distribution (offering) of the securities will be shortly after the merger is consummated (if the merger is not consummated for any reason, no shares will be distributed).

The total number of shares of Class A Common Voting Stock and Series E Preferred Stock issued pursuant to the merger transaction will be less than the amounts shown herein. The Merger Agreement allows each Landmark Bank shareholder to elect either class of stock, or cash, as the merger consideration that shareholder will receive. As a result, it cannot be accurately predicted how many shares of each class will be issued in the merger. The aggregate offering price for the merger consideration actually issued by the Landrum Company will not exceed $41,160,800.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Landmark Bank, National Association, headquartered in Columbia, Missouri, referred to herein as “Landmark Bank,” LMB Interim Bank, National Association, Columbia, Missouri, referred to herein as “LMB Interim Bank,” and The Landrum Company, a bank holding company headquartered in Columbia, Missouri, have approved a Merger Agreement to merge Landmark Bank with and into LMB Interim Bank, with LMB Interim Bank as the survivor. If the shareholders of Landmark Bank vote to approve the merger and the Merger Agreement, and if the merger is completed, Landmark Bank will merge with and into LMB Interim Bank, and shareholders of Landmark Bank will receive the merger consideration described below (other than The Landrum Company and those Landmark Bank shareholders who properly exercise their right to receive the appraised value of their shares instead of the merger consideration).

Holders of Landmark Bank common stock will be entitled to receive, at their election (each shareholder will make one election for all shares owned), for each one share of Landmark Bank common stock:

•	1.27 shares of Class A Common Voting stock of The Landrum Company; or

•	0.46 shares of Series E Preferred stock of The Landrum Company; or

•	$460 in cash.

The Board of Directors of Landmark Bank formed an independent merger committee, comprising only independent directors. The independent merger committee in turn engaged independent legal and financial advisors to assist it in its review of the proposed merger and negotiation of the Merger Agreement. The merger consideration that minority shareholders of Landmark Bank will receive in the merger was derived through arms-length negotiations between the Landmark Bank independent merger committee and a committee of the Board of Directors of The Landrum Company. Attached as Annex D is the fairness opinion delivered by the Hovde Group, LLC, financial advisor to the Landmark Bank independent merger committee.

This Proxy Statement/Offering Circular provides you with detailed information about the proposed merger between Landmark Bank and LMB Interim Bank. This document also contains information about The Landrum Company and Landmark Bank. We encourage you to read carefully and consider this Proxy Statement/Offering Circular in its entirety.

If you require additional information, please contact:

Kevin D. Gibbens, President and Chief Executive Officer of Landmark Bank

801 East Broadway

Columbia, Missouri 65201

573-499-7363

MergerQuestions@LandmarkBank.com

or

Stephen E. Guthrie, Executive Vice President and Chief Financial Officer of Landmark Bank

801 East Broadway

Columbia, Missouri 65201

573-499-7363

MergerQuestions@LandmarkBank.com

LANDMARK BANK, NATIONAL ASSOCIATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on September 28, 2016

TO THE SHAREHOLDERS OF LANDMARK BANK, NATIONAL ASSOCIATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Landmark Bank, National Association (the “Bank”) will be held on September 28, 2016, at 10:00 a.m. central time, at Country Club of Missouri, 1300 Woodrail Avenue, Columbia, Missouri 65203, and any adjournments, continuations, or postponements thereof, for the following purposes:

1.	To vote upon the Agreement and Plan of Merger entered into by and among the Bank, LMB Interim Bank, National Association, and The Landrum Company, a copy of which is set forth in the accompanying Proxy Statement/Offering Circular as Annex A and incorporated herein by this reference, and the merger of the Bank with and into LMB Interim Bank, National Association, with the result of such transaction being that the separate existence of the Bank would cease and LMB Interim Bank, National Association, would continue as the surviving bank under the name of Landmark Bank, National Association.

2.	Such other matters as may properly come before the meeting.

The Board of Directors of the Bank has fixed the close of business on August 5, 2016, as the record date for determination of shareholders of the Bank entitled to notice of and to vote at the special meeting or any adjournments, continuations, or postponements thereof.

By Order of the Board of Directors,

Charles C. Cantrell, Chairman

Columbia, Missouri

August 18, 2016

Annex A:	Agreement and Plan of Merger
Annex B:	Landmark Bank Second Amended and Restated Articles of Association
Annex C:	Landmark Bank Second Amended and Restated Bylaws
Annex D:	Opinion of Hovde Group, LLC
Annex E:	Opinion of Mercer Capital Management, Inc.
Annex F:	12 U.S.C. §215a(b)-(d)
Annex G:	The Landrum Company 2015 and 2014 Audited Financial Statements
Annex H:	Landmark Bank 2015 and 2014 Audited Financial Statements
Annex I:	The Landrum Company Amended and Restated Articles of Incorporation
Annex J:	The Landrum Company Amended and Restated Bylaws

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is the purpose of this Proxy Statement/Offering Circular?

A:	This document serves as the proxy statement for Landmark Bank and as the offering circular for The Landrum Company. As a proxy statement, this document is being provided to shareholders of Landmark Bank because the board of directors of Landmark Bank is soliciting proxies for the special meeting of shareholders called to consider the proposed merger transaction. As an offering circular, this document is being provided to shareholders of Landmark Bank because The Landrum Company is offering shares of The Landrum Company common stock and preferred stock in exchange for shares of Landmark Bank common stock as merger consideration. This Offering Circular also will be used with respect to any shares of The Landrum Company stock that must be sold at public auction in connection with appraisal rights of dissenting Landmark Bank shareholders.

The board of directors of Landmark Bank unanimously recommends that shareholders vote “FOR” approval of the Merger Agreement. Landmark Bank’s board of directors believes that the merger and the Merger Agreement are advisable to, fair to, and in the best interests of the shareholders of Landmark Bank, and has unanimously approved the merger and the Merger Agreement. In addition, the board of directors of Landmark Bank appointed a merger committee comprising only independent directors (i.e. not affiliated with The Landrum Company) to consider the merger and negotiate the Merger Agreement and such other factors respecting the merger as such independent merger committee deemed appropriate. The independent merger committee unanimously approved the merger and the Merger Agreement.

Q:	What is the proposed merger transaction?

A:	A merger in which Landmark Bank will merge with and into LMB Interim Bank and LMB Interim Bank will be the surviving banking institution. After the merger Landmark Bank will cease to exist as a separate entity. Upon the effective date of the merger, shareholders of Landmark Bank will automatically become shareholders of The Landrum Company instead (unless they elect to receive cash as their merger consideration, or elect to dissent and exercise their appraisal rights). LMB Interim Bank, as the surviving bank, will be renamed as of the effective date of the merger “Landmark Bank, National Association” and will elect to adopt the charter number of Landmark Bank (dating back to 1865).

Q:	What will I receive in connection with the merger?

A:	If the merger is approved and consummated, shareholders of Landmark Bank will be entitled to receive, at their election (each shareholder will make one election for all shares owned), for each one share of Landmark Bank common stock:

•	1.27 shares of Class A Common Voting stock of The Landrum Company; or

•	0.46 shares of Series E Preferred stock of The Landrum Company; or

•	$460 in cash.

Q:	How do the different merger consideration election choices compare with my current investment in Landmark Bank common stock?

A:	Direct comparisons are difficult, because there can be no assurance as to future dividend payouts and financial performance of The Landrum Company.

The following chart is designed to illustrate certain aspects of the different merger consideration choices available to shareholders of Landmark Bank; it is important to understand that certain assumptions have been made about dividend payouts in the future, and these assumptions are not guarantees as to what future dividends will be. These assumptions are: (1) that dividends on The Landrum Company common stock

Proxy Statement/Offering Circular	Page 1

will remain at the levels that have existed since the second quarter of 2014 (note that dividends varied widely prior to that time, and prior to fourth quarter of 2011 there was a long period of no dividends being paid); and (2) that the maximum amount of dividends on The Landrum Company preferred stock will be declared each quarter (note that the dividends are non-cumulative and to the extent any dividends are not declared in any year holders will never receive those dividends not declared for that year). The chart does not illustrate the effect of receiving cash in lieu of a fractional share of The Landrum Company stock.

Holders of Landmark Bank common stock have received dividends of $2.52 per share per quarter since the first quarter of 2013.

Election Made for One Share of Landmark Bank Common Stock	Certain Tax Effects of Election Made	Potential Dividends per One Share of Landmark Bank Stock Exchanged	Ability to Share in Future Growth (or Loss of Value) in The Landrum Company
1.27 shares of The Landrum Company common stock	No gain recognized; tax basis and holding period are carried forward	$2.35 per quarter	Yes

0.46 shares of The Landrum Company preferred stock	No gain recognized; tax basis and holding period are carried forward	$7.76 per quarter	No

$460 in cash	Any gain will be recognized and taxable in 2016	Not Applicable	No

No assurance can be given that recent historical levels of dividends on common stock at The Landrum Company will be maintained, or that any dividends will be declared. No assurance can be given that dividends will be declared on the preferred shares of The Landrum Company. The foregoing table should not be relied upon as a representation of what dividends will be declared in any particular period in the future, or that The Landrum Company will experience any growth in value.

For more information on the differences in the merger consideration, see “DIVIDEND AND REDEMPTION HISTORY AND POLICY,” “PRICE RANGE OF LANDMARK BANK COMMON STOCK AND DIVIDEND HISTORY,” “COMPARISON OF THE RIGHTS OF SHAREHOLDERS,” and “THE MERGER—Material United States Federal Income Tax Consequences.”

Q:	When will I make my election of the merger consideration and when will I receive that merger consideration?

A.	If the merger and the Merger Agreement are approved by the shareholders of Landmark Bank, and if all other conditions precedent to the merger are met or waived, the merger will be consummated. Shortly after the consummation of the merger, The Landrum Company will send notice of the consummation of the merger to all former shareholders of Landmark Bank, together with an Election Form/Letter of Transmittal. This form will provide the format for each shareholder to make an election of the form of merger consideration that shareholder will receive (subject to certain limitations discussed elsewhere). The form will also provide instructions on how to surrender certificates formerly representing shares of Landmark Bank so that the holder thereof may receive the merger consideration. The Election Form/Letter of Transmittal will require that certain information be provided by each former shareholder of Landmark Bank common stock, related to requirements for issuing the merger consideration.

Page 2	Proxy Statement/Offering Circular

Q:	Are there any restrictions on the amount or type of merger consideration I may receive?

A:	For those shareholders of Landmark Bank that are not accredited investors, the United States Securities and Exchange Commission (the “SEC”) rules restrict the value of The Landrum Company stock the shareholder may receive to no more than (for an individual) the greater of 10 percent of the shareholder’s net worth or annual income (similar limits apply to entities). To the extent a non-accredited shareholder elects to receive The Landrum Company stock and the value of that stock would exceed this limit, the shareholder will receive cash for the merger consideration in excess of the SEC limit. The Merger Agreement also permits The Landrum Company to limit the aggregate cash merger consideration to $3,500,000, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of The Landrum Company Stock to non-accredited investors. If The Landrum Company does not waive this limit, those shareholders of Landmark Bank electing cash will instead receive a portion of their merger consideration as cash and a portion as The Landrum Company common stock.

Q:	What do I need to do now?

A:	After you read carefully this Proxy Statement/Offering Circular, please vote your proxy promptly by indicating on the enclosed (blue) proxy form whether you are in favor of or opposed to approving the merger and Merger Agreement, and by signing, dating, and mailing the proxy form in the enclosed (blue) postage paid reply envelope as soon as possible, so that your shares will be represented at the special meeting of shareholders.

Regardless of whether you plan to attend the special meeting in person, we encourage you to promptly complete and mail the proxy form to us. This will help to provide for a quorum at the special meeting and will help reduce the costs associated with the solicitation of proxies.

Q:	Can I change my vote after I have delivered my signed proxy form?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting of Landmark Bank shareholders. You can do this in any of the following three ways:

•	By sending a written notice to the Secretary of Landmark Bank, received before the special meeting, stating that you have revoked your proxy;

•	By completing, signing, and dating another proxy and returning it by mail to the Secretary of Landmark Bank, received before the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	If you are a holder of record, by attending the special meeting and voting in person (attendance at the special meeting by itself will not revoke a previously granted proxy).

If your Landmark Bank shares are held in an account at a broker or other nominee holder, you should contact your broker or nominee holder to change your vote.

Q:	If my broker holds my shares in “street name” will my broker vote my shares for me?

A:	Not without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Your broker will generally not have the discretion to vote your shares without your instructions.

Q:	Will I be able to sell the shares of The Landrum Company stock I receive in the merger?

A:	Generally, the shares are freely transferable, but there is no established market for the shares of The Landrum Company stock. The issuance of The Landrum Company stock pursuant to the merger has been qualified under Regulation A promulgated the U.S. Securities and Exchange Commission under the Securities Act of 1933 and as such all shares of The Landrum Company stock that you receive in the merger will be freely transferable. However, because there is no established market for the shares, as a practical matter it may be difficult to sell any of the shares of The Landrum Company stock you receive; the same lack of an established market currently applies to shares of Landmark Bank.

Proxy Statement/Offering Circular	Page 3

Q:	Do I have the right to dissent from the merger?

A:	Yes. Shareholders of Landmark Bank have the dissent and appraisal rights afforded to them under the National Bank Act.

Under the National Bank Act, a shareholder may dissent from the merger and receive the appraised value of his or her shares from the resulting entity. The specific details of the steps a dissenting shareholder must follow to perfect appraisal rights are detailed in 12 USC Section 215a(b)-(d), part of the National Bank Act. Section 215a(b)-(d) should be read carefully and followed precisely; failure to do so will result in the loss of appraisal rights.

The text of 12 USC Section 215a(b)-(d), providing for dissent and appraisal rights and the procedures for exercising them, is attached as Annex F to this Proxy Statement/Offering Circular. For further information on dissenting and perfecting appraisal rights, see “THE LANDMARK BANK SPECIAL MEETING OF SHAREHOLDERS—Dissenting Shareholders’ Rights of Appraisal” beginning on page 29.

Q:	What are the U.S. federal income tax consequences of the merger to the shareholders?

A:	Generally, shareholders of Landmark Bank who receive only stock of The Landrum Company should not be required to recognize any gain or loss (except with respect to any cash received for any fractional share—that amount will be taxable) for U.S. federal income tax purposes.

Some shareholders of Landmark Bank common stock may receive both stock of The Landrum Company and cash, due to limits imposed by the SEC on the dollar value of securities that non-accredited investors may receive as merger consideration. In addition, if the cash portion of the merger consideration is oversubscribed, all shareholders of Landmark Bank electing to receive cash as their merger consideration will receive some cash and some common stock of The Landrum Company (unless The Landrum Company waives this provision). For any former Landmark Bank shareholder receiving The Landrum Company stock and cash, such shareholder will recognize any capital gain (long-term or short-term, depending upon the shareholder’s individual holding period) up to the amount of cash received as merger consideration, assuming the shares of Landmark Bank common stock were held as a capital asset by the shareholder.

For more information regarding tax consequences, see the section titled “THE MERGER—Material United States Federal Income Tax Consequences” beginning at page 53.

This tax treatment may not apply to all shareholders of Landmark Bank. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

Q:	Should I send in my stock certificates now?

A:	No. You will receive complete instructions for tendering stock certificates after the merger is completed.

Q:	Whom do I contact if I have questions about the merger?

A:	If you have more questions about the merger, you should contact:

Kevin D. Gibbens, President and Chief Executive Officer of Landmark Bank, National Association: 801 East Broadway, Columbia, Missouri 65201, 573-499-7363, MergerQuestions@LandmarkBank.com

or

Stephen E. Guthrie, Executive Vice President and Chief Financial Officer of Landmark Bank, National Association: 801 East Broadway, Columbia, Missouri 65201, 573-499-7363, MergerQuestions@LandmarkBank.com.

Page 4	Proxy Statement/Offering Circular

SUMMARY

This summary highlights selected information from this Proxy Statement/Offering Circular. It does not contain all of the information that is important to you. You should read carefully this entire Proxy Statement/Offering Circular and the documents to which it refers in order to understand fully the merger and to obtain a more complete description of the parties to the Merger Agreement and the legal terms of the merger. Each item in this summary includes a page reference that directs you to a more complete description in this Proxy Statement/Offering Circular of the topic discussed.

Landmark Bank

(See page 61)

Landmark Bank, National Association

801 East Broadway

Columbia, Missouri 65201

573-499-7363

Landmark Bank is a national bank regulated by the United States Office of the Comptroller of the Currency, and operates 44 service offices in 30 communities in central Missouri, southern Missouri, southern Oklahoma, and northern Texas. Approximately 85 percent of the common stock of Landmark Bank is owned by The Landrum Company. As of December 31, 2015, Landmark Bank had total assets of approximately $2.4 billion, deposits of approximately $2.0 billion, and total shareholders’ equity of approximately $217.5 million.

LMB Interim Bank

(See page 61)

LMB Interim Bank, National Association

801 East Broadway

Columbia, Missouri 65201

573-499-7363

LMB Interim Bank is a national bank regulated by the United States Office of the Comptroller of the Currency. LMB Interim Bank was formed solely to facilitate the merger and has no business or operations, and only nominal assets. LMB Interim Bank is wholly-owned by The Landrum Company.

The Landrum Company

(See page 61)

The Landrum Company

801 East Broadway

Columbia, Missouri 65201

573-499-7363

The Landrum Company is a Missouri corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended. It is regulated by the Board of Governors of the Federal Reserve System. The Landrum Company owns approximately 85 percent of the common stock and all of the preferred stock of Landmark Bank. Through its share ownership of Landmark Bank, The Landrum Company exercises control over Landmark Bank.

The Merger

(See page 30)

The Landrum Company, Landmark Bank, and LMB Interim Bank entered into an agreement and plan of merger, or Merger Agreement, dated as of January 29, 2016, pursuant to which Landmark Bank will merge with and into LMB Interim Bank, subject to Landmark Bank shareholder and regulatory approval and other conditions. LMB Interim Bank will be the surviving bank, renamed as of the effective date of the merger “Landmark Bank, National Association.” The Merger Agreement is attached to this Proxy Statement/Offering Circular as Annex A. You should

Proxy Statement/Offering Circular	Page 5

read the Merger Agreement carefully. Subject to Landmark Bank shareholder and regulatory approval and satisfaction of the other conditions contained in the Merger Agreement, the parties plan to complete the merger shortly after the special meeting of shareholders of Landmark Bank.

Upon consummation of the merger Landmark Bank’s articles of association will be the articles of association of LMB Interim Bank, the surviving bank and Landmark Bank’s bylaws will become the bylaws of the surviving bank. A copy of Landmark Bank’s Second Amended and Restated Articles of Association is attached to this Proxy Statement/Offering Circular as Annex B. A copy of the form of Landmark Bank’s Second Amended and Restated Bylaws is attached to this Proxy Statement/Offering Circular as Annex C.

What Shareholders of Landmark Bank Will Receive in the Merger

(See page 57)

Holders of Landmark Bank common stock, other than The Landrum Company will be entitled to receive, at their election (each shareholder will make one election for all shares owned), for each one share of Landmark Bank common stock:

•	1.27 shares of Class A Common Voting stock of The Landrum Company; or

•	0.46 shares of Series E Preferred stock of The Landrum Company; or

•	$460 in cash.

The Landrum Company will receive for its shares of Landmark Bank common stock 584,573 shares of common stock of the surviving bank (LMB Interim Bank), and will receive for its shares of Landmark Bank preferred stock 20,000 shares of preferred stock of the surviving bank (LMB Interim Bank). The Landrum Company will then be the sole shareholder of the surviving bank in the merger.

The Landrum Company will not issue any fractional shares of The Landrum Company stock. Instead shareholders of Landmark Bank will receive cash in lieu of any fractional share that the shareholder otherwise would be entitled to receive. The per share amount paid in lieu of a fractional share is equal to the fractional amount of such shares times (i), in the case of The Landrum Company Class A Common Voting shares, $362.20, or (ii) in the case of The Landrum Company Series E Preferred Shares, $1,000, the liquidation value of one share.

Under rules promulgated by the SEC (and as provided in the Merger Agreement), non-accredited investors may acquire, as their merger consideration, shares of The Landrum Company equal to no more than: (i) for natural persons, the greater of 10 percent of their net worth or 10 percent of their annual income; and (ii) for entities, the greater of 10 percent of annual revenue or 10 percent of net assets. Any non-accredited investor electing to receive The Landrum Company stock as merger consideration will receive cash ($460 per share of Landmark Bank common stock) to the extent that the SEC cap on shares is applicable to the non-accredited investor.

The Merger Agreement provides that no more than $3,500,000 of cash merger consideration will be paid, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of The Landrum Company Stock to non-accredited investors. If the cash merger consideration is oversubscribed, those electing cash merger consideration will receive a pro rata portion of their merger consideration in cash and a pro rata portion in The Landrum Company common stock. The Landrum Company may waive the cap on the cash merger consideration (or elect a higher cap, in its discretion) and honor more of each cash merger election or honor such elections in whole, but is not required to do so.

Dissenting Shareholders of Landmark Bank Have Appraisal Rights

(See page 29)

                Shareholders of Landmark Bank have the appraisal rights afforded to them under the National Bank Act. Under the National Bank Act, a shareholder may dissent from the merger and receive the appraised value of his or her shares from the resulting entity. The specific details of the steps a shareholder must follow to perfect appraisal rights are set forth in 12 USC Section 215a(b)-(d), part of the National Bank Act. Section 215a(b)-(d) should be read carefully and followed precisely; failure to do so will result in the loss of appraisal rights.

The text of 12 USC Section 215a(b)-(d) is attached as Annex F to this Proxy Statement/Offering Circular. For further information on asserting appraisal rights, see “THE LANDMARK BANK SPECIAL MEETING OF SHAREHOLDERS—Dissenting Shareholders’ Rights of Appraisal” beginning on page 29. In the Merger Agreement The Landrum Company has irrevocably waived its appraisal rights with respect to the merger.

Page 6	Proxy Statement/Offering Circular

Special Meeting of the Shareholders of Landmark Bank

(See Page 27)

Landmark Bank will hold a special meeting of shareholders to consider the merger and the Merger Agreement. The special meeting of shareholders of Landmark Bank will be held on September 28, 2016, at 10:00 a.m., Central Time, at Country Club of Missouri, 1300 Woodrail Avenue, Columbia, Missouri.

LMB Interim Bank will not hold a special meeting of shareholders; in lieu thereof The Landrum Company will act by unanimous consent, as the sole shareholder of LMB Interim Bank stock.

The Landrum Company shareholders will not vote on the merger and no meeting of the shareholders of The Landrum Company is required nor will one be held.

The Board of Directors of Landmark Bank Unanimously Recommends to its Shareholders that the Shareholders Approve the Merger and the Merger Agreement

(See page 30)

The board of directors of Landmark Bank unanimously approved the Merger Agreement, believes that the merger and the Merger Agreement are advisable to, fair to, and in the best interests of the shareholders of Landmark Bank, and recommends that the Landmark Bank shareholders vote “FOR” the proposal to approve the merger and the Merger Agreement. This belief is based on a number of factors described in this Proxy Statement/Offering Circular.

The Financial Advisor for Landmark Bank’s Independent Merger Committee Provided an Opinion to Landmark Bank’s Independent Merger Committee as to the Fairness of the Merger Consideration from a Financial Point of View.

(See Page 35)

In deciding to approve the merger, the independent merger committee of Landmark Bank considered the fairness opinion of its financial advisor, Hovde Group, LLC, given orally on January 28, 2016, and confirmed in writing on January 28, 2016, that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, and limitations described in the opinion, the merger from a financial point of view was fair to the minority shareholders of Landmark Bank. A copy of the fairness opinion given by Hovde Group, LLC, is attached to this document as Annex D. Shareholders of Landmark Bank should read the opinion completely and carefully to understand the assumptions made, matters considered, and limitations on the reviews undertaken by Hovde Group, LLC in providing its opinion.

In deciding to approve the merger, the special transaction committee of The Landrum Company considered the fairness opinion of its financial advisor, Mercer Capital Management, Inc., given orally on January 29, 2016, and confirmed in writing that same date, that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, and limitations described in the opinion, the merger was fair from a financial point of view to the shareholders of The Landrum Company. A copy of the opinion given by Mercer Capital Management, Inc. is attached to this document as Annex E.

Vote Required to Complete the Merger

(See Page 27)

                Under the National Bank Act, the Merger Agreement must be approved by a two-thirds majority of all the votes entitled to be cast by shareholders of Landmark Bank common stock (the only class entitled to vote on the merger), as well as by the holders of two-thirds of the LMB Interim Bank common stock (all of which is owned by The Landrum Company). It is anticipated that The Landrum Company, which holds approximately 85 percent of the common stock of Landmark Bank, will vote in favor of the merger, and as a result, this requirement for approval of the merger will be met. In addition to the foregoing, the Merger Agreement requires that a majority of the shares of Landmark Bank common stock not owned by The Landrum Company (a “majority of the minority”) must also be voted in favor of the merger and the Merger Agreement for the merger to be approved and consummated by the parties. As a result it is important that all shareholders of Landmark Bank participate in the special meeting and vote their shares. Each shareholder is urged to promptly and duly complete and execute their (blue) proxy and return it to Landmark Bank in the enclosed self-addressed stamped reply envelope.

Proxy Statement/Offering Circular	Page 7

Record Date; Voting Power

(See Page 27)

You can vote at the special meeting of Landmark Bank shareholders if you owned common stock of Landmark Bank as of the close of business on August 5, 2016, the record date set by the Landmark Bank board of directors. Each share of Landmark Bank common stock is entitled to one vote.

Background of the Merger and Why Landmark Bank and The Landrum Company are Seeking the Merger

(See Page 30)

The boards of directors of The Landrum Company and Landmark Bank continually monitor the financial service industry and the resources needed to remain competitive. The boards of directors also periodically review and discuss strategic alternatives available to enhance shareholder value. As a result of such due diligence, the merger was deemed to be in the best interest of Landmark Bank’s shareholders as well as in the best interests of The Landrum Company.

The Landrum Company identified a number of reasons to pursue the Merger transaction, many of which are set forth in “THE MERGER—Background of the Merger and Reasons for the Merger and Board Recommendation; Independent Merger Committee Recommendation” at page 30.

The board of directors of Landmark Bank appointed an independent merger committee to consider and negotiate with respect to the proposed merger. The independent merger committee was comprised only of independent directors who were not employees or directors of The Landrum Company, nor employees of Landmark Bank. This independent merger committee selected and engaged independent legal counsel and financial advisors to assist in its consideration of the merger and the terms of the Merger Agreement. The merger and Merger Agreement received the unanimous approval of the Landmark Bank independent merger committee. Thereafter the boards of directors of Landmark Bank and The Landrum Company each unanimously approved the merger and the Merger Agreement.

Management and Board of Directors of the Surviving Bank (LMB Interim Bank, to be Renamed Landmark Bank, National Association) Following the Merger

(See page 60)

The following persons, all currently serving as directors of Landmark Bank, will serve as the board of directors of the surviving bank (LMB Interim Bank, to be renamed Landmark Bank, National Association), after the effective time of the merger, subject to removal or replacement from time to time thereafter by the shareholders:

Basil R. Bigbie	John B. Landrum
David A. Borgelt	Lara J. Landrum
M. David Bryant, Jr.	Richard A. Mendenhall
Charles C. Cantrell	David D. Montgomery
Bradley G. Gentry	David L. Nimmo
Kevin D. Gibbens	Jon W. Stephenson
Natalie R. Krawitz	Jerome Taylor
Jennifer R. Landrum

Page 8	Proxy Statement/Offering Circular

The following persons will serve as the executive officers of the surviving bank (LMB Interim Bank, to be renamed Landmark Bank, National Association), after the effective time of the merger, subject to removal, replacement, reassignment, and such other actions as may be determined from time to time thereafter by the board of directors of the surviving bank:

Charles C. Cantrell	Chairman
Kevin D. Gibbens	President and Chief Executive Officer
Shon P. Aguero	Executive Vice President—Retail Banking Executive
Logan M. Dale	Executive Vice President—Commercial Banking Executive
Stephen E. Guthrie	Executive Vice President—Chief Financial Officer
Sabrina B. McDonnell	Executive Vice President—Chief Administrative Executive

U.S. Federal Income Tax Consequences

(See Page 53)

Generally, shareholders of Landmark Bank who receive only stock of The Landrum Company should not be required to recognize any gain or loss for U.S. federal income tax purposes (except with respect to the cash received for any fractional share—that amount will be taxable).

Some shareholders of Landmark Bank common stock may receive both stock of The Landrum Company and cash, due to limits imposed by the SEC on the dollar value of securities that non-accredited investors may receive as merger consideration. In addition, the cash portion of the merger consideration is capped at $3,500,000, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of The Landrum Company stock to non-accredited investors. The Landrum Company may, in its discretion, waive this cap (or elect a higher cap, in its discretion). If the cash portion of the merger consideration is oversubscribed, all shareholders of Landmark Bank electing to receive cash as their merger consideration will receive some cash and some common stock of The Landrum Company (subject to The Landrum Company waiving this provision in whole or in part). For former Landmark Bank shareholders receiving The Landrum Company stock and cash, these shareholders will recognize any capital gain (long-term or short-term, depending upon the shareholder’s individual holding period) up to the amount of cash received as merger consideration, assuming the shares of Landmark Bank common stock were held as a capital asset by the shareholder.

For more information regarding tax consequences, see the section titled “THE MERGER—Material United States Federal Tax Consequences” beginning at page 53.

This tax treatment may not apply to all shareholders of Landmark Bank. Determining the actual tax consequences of the merger to you can be complex. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

Accounting Treatment

(See Page 53)

The Landrum Company will account for the merger as an equity transaction. Under this treatment, no gain or loss will be recognized in consolidated net income or comprehensive net income. The carrying amount of the minority-owned shares of common stock of Landmark Bank will be adjusted to reflect the change of The Landrum Company’s ownership interest in Landmark Bank. The difference between the fair market value of the consideration paid and the amount by which the minority interest is adjusted will be recognized in equity attributable to The Landrum Company on the financial statements of The Landrum Company.

Interests of Certain Persons in the Merger

(See Page 55)

After the effective time of the merger The Landrum Company will own 100 percent of the outstanding shares of common stock and preferred stock of the surviving bank in the merger (LMB Interim Bank).

Conditions to Complete the Merger

(See Page 58)

The completion of the merger depends on a number of conditions being met, including the following:

•	Approval of the Merger Agreement is certified by the United States Office of the Comptroller of the Currency and Landmark Bank and LMB Interim Bank are authorized to proceed to submit the Merger Agreement to their respective shareholders (this approval was received June 24, 2016)

•	The Landmark Bank independent merger committee approves the Merger Agreement and the transaction described therein (this approval was received January 6, 2016)

•	This Proxy Statement/Offering Circular is declared qualified by the SEC (received on or about the date of mailing of this Proxy Statement/Offering Circular)

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•	The holders of at least two-thirds of the common stock of each of Landmark Bank and LMB Interim Bank approve the merger and the Merger Agreement

•	The holders of at least a majority of the shares of common stock of Landmark Bank not held by The Landrum Company (a “majority of the minority”) approve the merger and the Merger Agreement

•	Any and all registrations, qualifications, permits, and/or licenses required under state and federal securities laws (to the extent applicable) in connection with the issuance of The Landrum Company stock, are duly obtained

•	The representations and warranties of each of The Landrum Company, Landmark Bank, and LMB Interim Bank, made in the Merger Agreement are true as of the date of the Merger Agreement and at the time the merger becomes effective

•	Each of The Landrum Company, Landmark Bank, and LMB Interim Bank has performed all obligations and complied with all covenants required in the Merger Agreement to be performed or complied with by or prior to the effective time of the merger

•	No material change in the corporate status, business operations, or financial conditions in any of The Landrum Company, Landmark Bank, or LMB Interim Bank has occurred (other than changes in the ordinary course of business or changes generally affecting the financial services industry, and other than losses covered by insurance)

A party to the Merger Agreement may elect to waive a condition that has not been satisfied and complete the merger even if the party is entitled not to complete the merger.

Termination of the Merger Agreement

(See Page 59)

The Merger Agreement and the transactions contemplated therein may be terminated prior to the effective time of the merger in any of the following manners:

•	By mutual consent of the boards of directors of all of The Landrum Company, Landmark Bank, and LMB Interim Bank

•	By the board of directors of any of The Landrum Company, Landmark Bank, or LMB Interim Bank, if the merger and other transactions contemplated in the Merger Agreement are not consummated by September 30, 2016

•	By the board of directors of Landmark Bank or the board of directors of The Landrum Company if either or both reasonably concludes that it is more likely than not that claims for appraisal right by dissenters will be asserted in respect of the merger by holders of more than 10 percent of shares of Landmark Bank common stock held by minority shareholders

•	By any of The Landrum Company, Landmark Bank, or LMB Interim Bank giving notice in writing to the other parties of: a default under the Merger Agreement; the institution or threat of litigation relating in a material way to the merger; or for any other material reason based upon an analysis of the facts and circumstances at hand

Comparative Per Share Market Price Information

(See Pages 96 and 98)

There is no established public trading market for shares of common stock of Landmark Bank or for the common stock or preferred stock of The Landrum Company. Therefore, reliable information is not available about the prices at which such shares of Landmark Bank and/or The Landrum Company have been bought and sold.

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RISK FACTORS

The ownership of The Landrum Company stock involves a number of risks. If any of the risks described below actually occur, the business, financial condition, results of operations, or cash flows of The Landrum Company could be materially adversely affected. The risks below should be considered along with the other information included in this Proxy Statement/Offering Circular. There may exist other risks not identified here.

Risks Related to the Merger

There is No Established Market for Shares of The Landrum Company Stock (the Merger Consideration), and None is Expected to Form.

The shares of The Landrum Company Class A Common Voting stock and Series E Preferred stock issued as merger consideration to the shareholders of Landmark Bank will be freely tradable; however, there is currently no public market for these shares of The Landrum Company, nor is one expected to develop. Persons deemed to be affiliates of The Landrum Company after the merger (generally, directors, executive officers, and holders of 10 percent or more of The Landrum Company’s common stock) must comply with Rule 144 promulgated under the Securities Act of 1933 if they wish to sell or otherwise transfer any shares of stock of The Landrum Company received in the merger.

The Landrum Company May Fail to Achieve the Anticipated Benefits of the Merger.

The parties to the Merger Agreement anticipate a number of benefits will accrue to The Landrum Company and its shareholders from the Merger. SEE “THE MERGER—Background of the Merger and Reasons for the Merger and Board Recommendation; Independent Committee Recommendation” beginning at page 30. It is possible that some or all of these expected benefits may fail to materialize, or may be less beneficial than anticipated. No assurance can be given that all, or any, of the expected benefits will be enjoyed by The Landrum Company or its shareholders.

Exchange Rates for Merger Consideration

The exchange ratios for the merger consideration (the number of shares of The Landrum Company stock issuable for each share of Landmark Bank stock held prior to the merger) were negotiated between the independent merger committee of Landmark Bank and the special transaction committee of The Landrum Company. Although each party considered various factors, the resulting exchange ratios should not be regarded as an indication of any future market price or value of The Landrum Company stock. No assurance is or can be given that The Landrum Company stock can be resold, if at all, for the values implied in the Merger Agreement.

The Value of Shares of The Landrum Company Stock after the Merger May Be Affected by Factors Different from those Currently Affecting Shares of Landmark Bank Common Stock.

The capital structure of The Landrum Company differs in some respects from Landmark Bank and, accordingly, the financial condition and results of operations of The Landrum Company may be affected by factors different from those currently affecting the independent financial condition and results of operations of Landmark Bank. For a discussion of the businesses of each of The Landrum Company and Landmark Bank, and of certain factors to consider in connection with those businesses. See “INFORMATION ABOUT THE LANDRUM COMPANY AND LANDMARK BANK” on page 61 and “THE LANDRUM COMPANY AND LANDMARK BANK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” on page 76.

After the Merger, Shareholders of The Landrum Company Will Be Limited in their Ability to Influence The Landrum Company’s Actions and Decisions.

Following the merger, former shareholders of Landmark Bank (other than The Landrum Company) in the aggregate will hold approximately 15 percent of the outstanding shares of The Landrum Company common stock. As a result, these shareholders will have only a limited ability to influence The Landrum Company’s business and will not have separate approval rights with respect to any actions or decisions of The Landrum Company or have separate representation on The Landrum Company’s board of directors.

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Risks Related to Ownership of The Landrum Company Stock

Shares Are Not Insured

Shares of The Landrum Company are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

Absence of Registration under Applicable Securities Laws

The issuance of The Landrum Company stock as merger consideration has not been registered under the Securities Act of 1933, or under the securities laws of any state. Prospective purchasers must recognize that they do not necessarily have any of the protections afforded by applicable federal and state securities laws in registered and/or qualified offerings.

Reliance of The Landrum Company Upon Dividends from Landmark Bank

The Landrum Company relies on dividends from Landmark Bank for most of The Landrum Company’s revenue. The Landrum Company is a separate and distinct legal entity from Landmark Bank. These dividends are the principal source of funds to pay dividends on stock and interest and principal on debt. Various federal laws and regulations limit the amount of dividends that Landmark Bank may pay to The Landrum Company. In the event Landmark Bank is unable to pay dividends, The Landrum Company may not be able to service its debt, pay obligations, or pay dividends on stock. The inability to receive dividends from Landmark Bank could have a material adverse effect on The Landrum Company’s business, financial condition, and results of operations.

No Assurance of Cash Dividends

There can be no assurance that The Landrum Company will pay dividends in the future. Certain regulatory requirements could prevent The Landrum Company from paying dividends under certain circumstances even if the board of directors desires to declare dividends. See “SUPERVISION AND REGULATION—Regulation of The Landrum Company and Landmark Bank—Limitation on Dividends.” The payment of dividends on The Landrum Company shares is generally within the discretion of the board of directors, which will determine the amount of dividends declared, if any, based upon The Landrum Company’s and Landmark Bank’s capital and other needs.

Limited Resources

Future growth in operations or losses from operations may require increases in The Landrum Company’s capital. Additional equity financing could result in dilution to The Landrum Company’s existing shareholders. Debt financing would result in higher interest expense. There can be no assurance that The Landrum Company will generate sufficient funds to service its debt. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to and/or in the amounts needed by The Landrum Company.

The Landrum Company Debt

In June 2011 The Landrum Company entered into a borrowing relationship with an unrelated bank. The Landrum Company borrowed pursuant to three credit facilities (one of which has been fully repaid), which totaled approximately $8.5 million as of December 31, 2015. The lender required that The Landrum Company secure its obligation by pledging all of the capital stock of Landmark Bank owned by The Landrum Company. Should The Landrum Company default on its loan obligations, the lender (or any successor) would have the right to exercise its security interest in the collateral (Landmark Bank capital stock) and either take ownership of that collateral or sell it pursuant to an auction. If that should happen, The Landrum Company would lose its only asset of appreciable value, essentially wiping out the economic interests of The Landrum Company’s shareholders. It is possible that regulators of The Landrum Company and/or Landmark Bank could impose requirements that directly or indirectly would require The Landrum Company to default on its loan obligations.

The Landrum Company has issued long-term subordinated debentures totaling approximately $34.8 million. The Landrum Company’s obligations under the debentures are subordinated to all senior indebtedness of The Landrum Company, as defined by the underlying agreements, but are senior to the rights of the holders of The Landrum Company’s stock.

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Security for Bank Debt

Landmark Bank had outstanding advances, commitments, and letters of credit with the Federal Home Loan Bank of Des Moines, Iowa (“FHLB”), of $187.4 million at December 31, 2015. Landmark Bank has pledged assets to the FHLB to secure its obligations. Landmark Bank also has pledged collateral and executed necessary agreements to allow for access to the Discount Window of the Federal Reserve Bank of St. Louis.

Concentration of Ownership

Approximately 58 percent of the shares of Class A Voting Common stock of The Landrum Company is held by seven trusts, the primary beneficiaries of which are family members of the late Marquis C. Landrum (his widow and descendants). Because of this concentration of ownership (which may remain in excess of 50 percent after the merger), shareholders who elect to receive The Landrum Company common stock as their merger consideration are unlikely to be able to effectively influence the election of directors or other matters to be voted upon by the shareholders of The Landrum Company. Currently four members of the Landrum family serve on The Landrum Company’s board of directors.

Obligation to Provide Liquidity to Benefit Plans

The Landrum Company has established an employee stock ownership plan and a combined benefit plan, both of which hold shares of The Landrum Company common stock. The Landrum Company is obligated under certain conditions to provide liquidity to these plans through the redemption of its common stock. Such obligation may arise at a time when The Landrum Company would not otherwise elect to redeem its shares, absent such an obligation. Any such redemption may have a material adverse effect upon the financial condition of The Landrum Company.

General Risks of Ownership and Operation of Financial Institutions

The Landrum Company’s primary asset is Landmark Bank. The Landrum Company’s ownership of Landmark Bank is subject to all of the risk and other factors generally incident to the operation of financial services businesses. The amount of revenue generated from the operation of Landmark Bank and the level of operating expenses will be affected by a number of factors that are not within the control of Landmark Bank or The Landrum Company, such as the conditions of the local and national economy and national monetary policy. Among the factors which can affect Landmark Bank’s business are:

•	General economic conditions, including recession, inflation, and fluctuations in general or local business conditions, including particular segments of the local economy

•	Increases in operating expenses, including expenses related to costs of deposits (interest paid), employee salaries, and fringe benefits

•	Decreases in revenues, including revenues related to loans and investments (interest earned), and other fees

•	Changes in governmental regulations affecting Landmark Bank’s business, including increased FDIC insurance costs, increased capital requirements, additional burdensome regulation, and the like

•	Closure, bankruptcies, contract disputes, and/or defaults in payment by customers, resulting in losses

Liability for Subsidiary Bank

By statute and under Federal Reserve policy, The Landrum Company is expected to act as a source of financial strength to Landmark Bank and commit resources to support Landmark Bank, even in circumstances where it might not otherwise choose to do so, absent such policy. This support may be required at times when The Landrum Company may not find itself able to provide it.

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No Assurance of Future Growth

The key components to The Landrum Company’s growth strategy are growing Landmark Bank’s loan portfolio and fee-based income. Landmark Bank’s ability to achieve such growth and expansion will be dependent upon numerous factors, including the intensity of competition for deposits, loans, and other bank-related services, with other bank and non-bank financial institutions, the availability of suitable opportunities to make loans, avoidance of credit losses, hiring and training of personnel, depth in management, and adequate financing.

Competition

Landmark Bank encounters substantial competition for customers of its deposit, loan, and other bank-related services in the markets in which it competes. Landmark Bank’s principal competitors include other financial institutions such as banks, savings and loan institutions, trust companies, credit unions, and a number of other non-bank competitors such as insurance companies, small loan companies, finance companies, mortgage companies, and other sources of funds, investment products, and payment services. Many of Landmark Bank’s non-bank competitors are not subject to the same extensive federal regulations applicable to Landmark Bank and, as a result, such competitors may have some advantage over Landmark Bank in providing certain services. Many of the financial institutions with which Landmark Bank competes are larger and have substantially greater financial resources than Landmark Bank.

Exposure to National Economic Conditions

Beginning in 2007 and broadening in 2008, market and economic conditions were severely impacted as credit conditions rapidly deteriorated and financial markets experienced widespread illiquidity and elevated levels of volatility. Concerns about future economic growth, interest rates, continued lower consumer confidence, credit contraction, and lower corporate earnings, as well as uncertainty with respect to governmental intervention in the economy, challenged the economic performance. As a result of these unparalleled market conditions, Congress and federal regulatory bodies, including the U.S. Treasury Department and the Board of Governors of the Federal Reserve System (the “Federal Reserve”), initiated several actions that have changed the landscape of the U.S. financial services industry. These actions included adoption of the Emergency Economic Stabilization Act and various programs established under that legislation in 2008 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010.

The deterioration and slow recovery of the economy negatively impacted the credit quality of Landmark Bank’s loan portfolio. Although The Landrum Company believes economic conditions have stabilized, continued slow to modest recovery over the years to come could adversely impact Landmark Bank’s loan portfolio.

In December 2015 the Federal Reserve initiated a hike in short-term interests, the first since 2006, from near zero, by 25 basis points (one-quarter of one percent). It is widely anticipated that the Federal Reserve will continue to slowly raise rates for an extended period of time, but the timing and extent of such changes cannot be predicted, adding uncertainty to the interest rate environment in which The Landrum Company does business.

Government Regulation

The Landrum Company and Landmark Bank are subject to extensive and pervasive regulation and reporting requirements of the Federal Reserve and the United States Office of the Comptroller of the Currency (the “OCC”). Such regulation restricts the activities that The Landrum Company may enter into and, in particular, its activities and transactions with respect to Landmark Bank. In addition to these prudential regulators, the Consumer Financial Protection Bureau (the “CFPB”) extensively regulates the activities of both bank and non-bank financial institutions. The CFPB has promulgated regulations that impact Landmark Bank’s operations and more such regulation is expected.

Recent Financial Reform Legislation

On July 21, 2010, the Dodd-Frank Act was signed into law. This law has significantly changed the bank regulatory structure and affected the lending, deposit, investment, trading, and operating activities of financial institutions and their holding companies. The Dodd-Frank Act required various federal agencies to adopt a broad

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range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies were given significant discretion in drafting the implementing rules and regulations. The Dodd-Frank Act also created a new regulator, the CFPB. Unlike traditional banking regulators which balance consumer protection with safe and sound banking practices, the CFPB is designed solely to regulate with respect to consumer protection.

Regulatory Capital Requirements

The Landrum Company and Landmark Bank are subject to various regulatory capital requirements, administered by the Federal Reserve and the OCC, respectively. The failure to meet minimum capital requirements would require these regulators to initiate certain mandatory actions and authorize a host of additional discretionary regulatory actions under the Prompt Corrective Action rules. These regulatory responses to undercapitalization may adversely affect the financial condition and results of operations of The Landrum Company and/or Landmark Bank. Even if The Landrum Company and Landmark Bank maintain minimum required capital levels, if they fail to maintain a higher level, referred to as “well capitalized,” applicable regulators could impose conditions and restrictions that could adversely affect the financial condition or results of operations of The Landrum Company and/or Landmark Bank.

New Basel III Capital Requirements

The primary U.S. banking regulators have promulgated final rules adopting new capital measures and requirements, commonly referred to as “Basel III.” The Basel III regulations have established a new capital measure (Common Equity Tier 1), established enhanced (higher) capital requirements under the Prompt Corrective Action provisions, and established capital-based restrictions on the payments of dividends, stock redemptions, and certain discretionary bonuses, among other things. Basel III rules became effective as of January 1, 2015, with certain aspects phased-in over time. Because Basel III became effective relatively recently, The Landrum Company cannot predict whether it will materially adversely affect The Landrum Company or its shareholders.

Interest Rate Risk

The Landrum Company’s earnings will depend to a great extent upon the level of net interest income achieved by Landmark Bank, which is the difference between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. There can be no assurance that maturities on assets of Landmark Bank will be appropriately balanced in relation to maturities of liabilities (gap management). Gap management is not an exact science; rather, it involves estimates as to how changes in the general level of interest rates will impact the yields earned on assets and the rates paid on liabilities. Moreover, rate changes can vary depending upon the level of rates and competitive factors. From time to time, maturities of assets and liabilities may not be balanced, and a rapid increase or decrease in interest rates could have an adverse effect on net interest margins and results of operations of The Landrum Company.

Liquidity of Landmark Bank and The Landrum Company

Liquidity risk at Landmark Bank and/or The Landrum Company could impair the ability to fund operations and jeopardize the financial condition of Landmark Bank and/or The Landrum Company. Liquidity is essential to Landmark Bank’s business. An inability to raise funds through traditional sources could have a substantial negative effect on liquidity. Landmark Bank’s access to funding sources in amounts adequate to finance activities and on terms that are acceptable could be impaired by factors that affect Landmark Bank or The Landrum Company specifically or the financial services industry or economy in general. Factors that could detrimentally impact access to liquidity sources include a decrease in the level of business activity as a result of a downturn in the markets in which Landmark Bank’s loans are concentrated or adverse regulatory action against Landmark Bank or The Landrum Company. The Landrum Company’s ability to borrow could also be impaired by factors that are not specific to it, such as a disruption in the financial markets or negative views or expectations regarding the prospects for the financial services industry.

The Landrum Company is a separate and distinct legal entity from Landmark Bank. The Landrum Company’s liquidity position is affected by dividends received from Landmark Bank, the amount of cash and other liquid assets on hand, payment of interest and dividends on debt and stock issued by The Landrum Company, capital

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contributions The Landrum Company makes into Landmark Bank, any reduction of debt by The Landrum Company, and proceeds raised through the issuance of stock. The failure of The Landrum Company to adequately fund its liquidity needs could have a substantial adverse effect upon its business, financial condition, and results of operations.

Sufficiency of Landmark Bank’s Allowance for Loan Losses

Landmark Bank’s customers may not repay their loans according to their terms, and the collateral securing the payment of these loans, if any, may be insufficient to assure repayment. When such events occur, Landmark Bank may experience significant loan losses that could have a material adverse effect on operating results. Management makes various assumptions and judgments about the collectability of Landmark Bank’s loan portfolio, including the creditworthiness of Landmark Bank’s borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of Landmark Bank’s loans. Landmark Bank maintains an allowance for loan losses in an attempt to cover any loan losses that may occur. In determining the size of the allowance, management relies on an analysis of Landmark Bank’s loan portfolio based on historical loss experience, volume and types of loans, trends in classifications, volume and trends in delinquencies and non-accruals, national and local economic conditions, and other pertinent information. If management’s assumptions are materially inaccurate, Landmark Bank’s current allowance may not be sufficient to cover future loan losses, and adjustments may be necessary to allow for different economic conditions or adverse developments in Landmark Bank’s loan portfolio. Material additions to Landmark Bank’s allowance for loan losses would materially decrease Landmark Bank’s (and The Landrum Company’s) net income. Landmark Bank’s allowance for loan losses was approximately $22.9 million (1.57% of total loans) and $22.2 million (1.67% of total loans) at December 31, 2015 and 2014, respectively.

Stability of Landmark Bank’s Borrowers

A substantial portion of Landmark Bank’s loan customers are considered to be small- to medium-sized businesses. Borrowers of this type frequently have smaller market share, less capitalization, and fewer resources to draw upon than larger competitors. This in turn may make Landmark Bank’s customers more vulnerable to economic downturns and other dislocations in the marketplace. These vulnerabilities, in turn, may cause Landmark Bank’s customers to have a greater propensity to fail to make loan payments in accordance with the terms of their loan documents. Should a materially large percentage of Landmark Bank’s customers suffer such problems at or about the same time, this could adversely affect the results of operations or financial condition of Landmark Bank and The Landrum Company.

Internal Controls

Landmark Bank’s controls and procedures may fail or be circumvented. Management regularly reviews and updates Landmark Bank’s internal controls, procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurance that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on The Landrum Company’s business, financial condition, and results of operations.

FDIC Deposit Insurance Premiums

Landmark Bank’s FDIC deposit insurance premiums could be substantially higher in the future, which could have a material adverse effect on future earnings. The Dodd-Frank Act established 1.35 percent as the minimum deposit reserve ratio. The FDIC has determined that the deposit reserve ratio should eventually be 2.0 percent and has adopted a plan under which it will meet the statutory minimum deposit reserve ratio of 1.35 percent by the statutory deadline of September 30, 2020. It is possible that Landmark Bank’s deposit insurance premiums will increase in the future as a result of these changes or from other, unforeseen, events.

Litigation

                Significant legal actions could subject The Landrum Company and/or Landmark Bank to substantial liability. From time to time banks are subject to claims related to operations. These claims and legal actions,

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including supervisory actions by regulators, could involve monetary claims and significant defense costs. As a result, The Landrum Company may be exposed to substantial liabilities, which could negatively affect its results of operations and financial condition.

Investment Portfolio

The value of securities in Landmark Bank’s investment portfolio may be negatively affected by changes in interest rates, disruptions in securities markets or changes in the economic policies of the federal government. Volatile market conditions may detrimentally affect the value of investment securities, such as through reduced valuations due to perceived heightened credit and liquidity risks. There can be no assurance that the declines in market value associated with these disruptions would not result in other-than-temporary impairments of these assets, which could lead to write-downs of the carrying value of these assets which in turn could have a material adverse effect on The Landrum Company’s net income and capital levels.

Reliance on Management

The success of Landmark Bank will depend to a large extent on its ability to attract and retain qualified senior management personnel for Landmark Bank. The loss of certain senior management personnel could adversely affect Landmark Bank. Although The Landrum Company and Landmark Bank have entered into employment agreements with certain executive officers, there can be no assurance that the services of the senior management of Landmark Bank will continue to be available or that Landmark Bank will be able to attract and retain qualified management personnel to sustain its growth.

Dependence on Technological Improvements

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Landmark Bank’s future success will depend in part upon its ability to create additional efficiencies in its operations. Many of Landmark Bank’s competitors have substantially greater resources to invest in technological improvements. There can be no assurance that Landmark Bank’s technological improvements will increase its operational efficiency or that Landmark Bank will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers.

Reliance upon Computers and Network Security

Landmark Bank is reliant upon computer systems and network infrastructure to conduct its business. These systems could be vulnerable to various hardware and cyber security issues, including malfunction, “hacking,” and “identity theft” attacks. Landmark Bank’s financial condition and results of operations are dependent upon Landmark Bank successfully protecting its computers, networks, and information from attack, loss, or destruction, whether due to intentional bad acts or other circumstances, some of which may be beyond Landmark Bank’s ability to control. There can be no assurance that Landmark Bank will successfully protect these systems and assets.

Reliance upon Intellectual Property of Others

Landmark Bank relies upon various vendors to provide a host of technology products and services used by Landmark Bank to operate its business. These types of products and services are frequently the subject of litigation related to the ownership of the technology. As such, Landmark Bank’s vendors, or Landmark Bank itself, may at times be the subject of claims that a use of certain technology infringes upon the intellectual property or other rights of some third party. The costs of defense of such claims, even if successful, could be materially adverse to Landmark Bank, and a successful claimant may be able to deprive Landmark Bank of the right to use a necessary technology. This could expose Landmark Bank to excessive financial demands by a third party, or even the possibility of Landmark Bank being barred from using technology necessary for its operations. Landmark Bank is currently subject to claims related to such matters. See “INFORMATION ABOUT THE LANDRUM COMPANY AND LANDMARK BANK—Litigation.”

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Risks Related to the Concentration of Landmark Bank’s Loan Portfolio

Commercial Real Estate and Real Estate Construction. As of December 31, 2015, 2014, and 2013, on a consolidated basis, approximately 29 percent, 30 percent, and 32 percent, respectively, of Landmark Bank’s loan portfolio consisted of commercial real estate and multi-family loans, and 10 percent, 10 percent, and 8 percent, respectively, of Landmark Bank’s loan portfolio consisted of commercial real estate construction loans. Such concentrations of its loan portfolio expose Landmark Bank to greater risk of losses in its loan portfolio than would be the case if the portfolio were more diversified. The performance of commercial real estate loans is influenced by a number of factors, including the prevailing interest rates, inflation, and levels of regional commercial activity. A change in any one of these factors, or in factors that Landmark Bank does not anticipate, could cause the performance of commercial real estate loans in Landmark Bank’s portfolio to decline, leading to significant losses in its loan portfolio and a material deterioration in financial performance or financial condition.

Residential Real Estate. As of December 31, 2015, 2014, and 2013, on a consolidated basis, approximately 31 percent, 31 percent, and 31 percent, respectively, of Landmark Bank’s loans consisted of residential real estate loans. Such concentrations of its loan portfolio expose Landmark Bank to greater risk of loss in its loan portfolio than would be the case if the portfolio were more diversified. The performance of residential real estate loans is influenced by a number of factors, including national, regional, and local trends in home prices, rates of unemployment, general economic trends, interest rates, and regulations. A change in any one of these factors, or in factors that Landmark Bank does not anticipate, could cause the performance of residential real estate loans in Landmark Bank’s portfolio to decline, leading to significant losses in its loan portfolio and a material deterioration in financial performance or financial condition.

Commercial and Industrial. As of each of December 31, 2015, 2014, and 2013, on a consolidated basis, approximately 12 percent, 11 percent, and 11 percent, respectively, of Landmark Bank’s loans consisted of commercial and industrial loans. Such concentrations of its loan portfolio expose Landmark Bank to greater risk of losses in its loan portfolio than would be the case if the portfolio were more diversified. The performance of commercial and industrial loans is influenced by a number of factors, including national, regional, and local economic trends, interest rates, regulations, and inflation. A change in any one of these factors, or in factors that Landmark Bank does not anticipate, could cause the performance of commercial and industrial loans in Landmark Bank’s portfolio to decline, leading to significant losses in its loan portfolio and a material deterioration in financial performance of financial condition.

Energy Sector Risks.

The Texoma region of Landmark Bank provides loan and deposit services to participants in the energy sector. The loan categories with direct energy sector exposure include commercial/industrial, commercial real estate, and commercial construction and development. As of December 31, 2015, on a consolidated basis, approximately two percent or less of Landmark Bank’s loans had direct exposure in the energy sector. The economic performance of the energy industry is traditionally volatile in nature, and has proved so in recent years, with a significant downturn in gas and oil prices over the last several years. While oil prices have risen modestly recently, there is no assurance that energy prices will be any less volatile for the foreseeable future. Such volatility places energy sector participants at greater risk than commercial enterprises in more stable industries. This in turn results in more risk to Landmark Bank with respect to these loan and deposit customers. Landmark Bank’s allowance for loan and lease losses at December 31, 2015, allocated $1.8 million for energy sector exposure (7.9 percent of the total allowance). Adverse developments in the energy sector could result in significant losses, which could have a material adverse effect upon The Landrum Company results of operations and financial condition.

Environmental Risks

A materially large portion of Landmark Bank’s loan portfolio is secured by real estate. During the ordinary course of business Landmark Bank may foreclose upon such assets and take title in the real estate. This exposes Landmark Bank to risks of various environmental hazards including, but not limited to, the presence of hazardous substances and the need to remediate environmental hazards. The costs of defending claims of an environmental nature, whether brought by a governmental agency or a third party, could be sufficiently great to materially adversely affect the financial condition of Landmark Bank, even if no liability were found. Further, liability for environmental hazards may materially adversely affect Landmark Bank’s financial condition, should Landmark Bank be held liable, or elect to assume liability in lieu of litigation.

Page 18	Proxy Statement/Offering Circular

U.S. Government Securities

Landmark Bank invests a portion of its securities portfolio in U.S. Government securities. During recent years the U.S. Congress has been deeply divided and this has resulted in periods of political instability during which it has been openly discussed that the U.S. Government might default upon its obligations, including the types of securities held by Landmark Bank. The mere consideration of possible default led one rating agency to down-grade U.S. Government securities, and another considered such a downgrade. An event of default by the U.S. Government (or possibly even just another threat of default) could result in substantial disruptions to the global financial markets and have a material adverse effect upon the financial condition of The Landrum Company.

Proxy Statement/Offering Circular	Page 19

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF THE LANDRUM COMPANY

The following table sets forth certain financial information with respect to The Landrum Company, which is derived from the audited financial statements of The Landrum Company for the fiscal years ended December 31, 2015 and 2014. You should read this information in conjunction with The Landrum Company’s audited financial statements and related notes attached hereto as Annex G.

	At or for the Years Ended December 31,
	2015	2014
	(in thousands except per share data)
Selected Financial Condition Data for The Landrum Company:
Total assets	$2,427,481	$2,155,839
Loans, net[2]	$1,429,428	$1,305,182
Cash and due from banks	$44,550	$40,731
Securities available for sale	$808,305	$673,065
Securities held to maturity	—	$1,977
Federal Home Loan Bank stock, Federal Reserve Bank stock, and other stock	$10,073	$8,588
Deposits	$2,025,857	$1,810,083
Subordinated debentures	$34,794	$34,794
Federal Home Loan Bank advances	$110,707	$110,721
Shareholders’ common equity	$150,325	$140,400
Preferred stock	—	—
Minority interest in subsidiary	$31,102	$28,328
Total equity	$181,427	$168,728

Selected Operating Data:
Total interest income	$86,215	$80,220
Total interest expense	7,151	6,610

Net interest income	79,064	73,610
Provision for loan losses	2,991	3,057

Net interest income after provision for loan losses	76,073	70,553
Other income	33,436	30,048
Other expense	80,463	74,297

Income before income taxes and minority interest in net income of subsidiary	29,046	26,304
Income taxes	6,125	5,990

Income before minority interest	22,921	20,314
Minority interest in net income of subsidiary	3,665	3,331

Net income	$19,256	$16,983

Basic earnings per share	$33.15	$29.23

[2]	Net of the allowance for loan and lease losses.

Page 20	Proxy Statement/Offering Circular

	At or for the Years Ended December 31,
	2015	2014
Selected Financial Ratios and Other Data for The Landrum Company:

Performance Ratios:
Return on average assets[3]	0.84%	0.83%
Return on average total equity[4]	13.25%	14.84%
Return on average common equity[5]	13.25%	14.84%
Common dividends payout ratio[6]	22.60%	17.88%
Common dividends per share	$7.49	$5.23
Debt to equity ratio	28.78%	31.68%
Texas ratio[7]	14.59%	14.95%
Net interest margin[8]	3.71%	3.91%
Efficiency ratio[9]	68.32%	67.98%
Non-interest expense to average total assets	3.51%	3.64%
Average interest-earning assets to average interest-bearing liabilities	126.68%	124.93%

Asset Quality Ratios:
Non-performing loan and impaired loans to total assets	1.03%	1.11%
Non-performing loans and impaired loans to total loans	1.60%	1.59%
Net charge-offs to average loans outstanding	0.16%	0.09%
Allowance for loan losses to non-performing and impaired loans	98.09%	104.69%
Allowance for loan losses to total loans	1.57%	1.67%

Capital Ratios:
Total shareholders’ equity to total assets at end of year	7.47%	7.83%
Tangible capital	7.41%	7.74%
Tier 1 Leverage[10]	8.65%	9.04%
Common Equity Tier 1 Risk Based Capital[11]	10.39%	—
Tier 1 Risk-Based Capital[12]	12.52%	13.33%
Total Risk-Based Capital[13]	13.78%	14.58%

[3]	Ratio of net income to average total assets.
[4]	Ratio of net income to average shareholders’ equity.
[5]	Ratio of net income to average common shareholders’ equity.
[6]	Common dividends declared per common share divided by diluted earnings per common share.
[7]	Non-performing assets divided by the sum of common tangible equity (common equity less intangible assets) plus the allowance for loan and lease losses.
[8]	Net interest income as a percent of average interest-earning assets for the year.
[9]	Non-interest expense divided by the sum of net tax-effected interest income and non-interest income.
[10]	Tier 1 Capital divided by fourth quarter average assets.
[11]	Common Equity Tier 1 Capital divided by risk-weighted assets (first applicable in 2015).
[12]	Tier 1 Capital divided by risk-weighted assets.
[13]	Total Capital divided by risk-weighted assets.

Proxy Statement/Offering Circular	Page 21

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF LANDMARK BANK

The following table sets forth certain financial information with respect to Landmark Bank, which is derived from the audited financial statements of Landmark Bank for the fiscal years ended December 31, 2015 and 2014. You should read this information in conjunction with Landmark Bank’s audited financial statements and related notes attached hereto as Annex H.

	At or for the Years Ended December 31,
	2015	2014
	(in thousands except per share data)
Selected Financial Condition Data for Landmark Bank:
Total assets	$2,425,807	$2,154,142
Loans, net[14]	$1,429,428	$1,305,182
Cash and due from banks	$44,550	$40,731
Securities available for sale	$808,305	$673,065
Securities held to maturity	—	$1,977
Federal Home Loan Bank stock, Federal Reserve Bank stock, and other	$10,048	$8,513
Deposits	$2,032,785	$1,833,137
Federal Home Loan Bank advances	$110,707	$110,721
Shareholders’ common equity	$197,486	$180,059
Preferred stock	$20,000	$10,000
Total equity	$217,486	$190,059

Selected Operating Data:
Total interest income	$85,696	$80,130
Total interest expense	5,756	5,111

Net interest income	79,940	75,019
Provision for loan losses	2,991	3,057

Net interest income after provision for loan losses	76,949	71,962
Other income	33,531	30,307
Other expense	79,766	73,666

Income before income taxes	30,714	28,603
Provision for income taxes	6,774	6,844

Net income	$23,940	$21,759

Basic earnings per share	$40.95	$37.22

[14]	Net of the allowance for loan and lease losses.

Page 22	Proxy Statement/Offering Circular

	At or for the Years Ended December 31,
	2015	2014
Selected Financial Ratios and Other Data for Landmark Bank:

Performance Ratios:
Return on average assets[15]	1.05%	1.07%
Return on average total equity[16]	11.75%	12.45%
Return on average common equity[17]	12.68%	12.91%
Common dividends payout ratio[18]	24.61%	27.08%
Common dividends per share	$10.08	$10.08
Texas ratio[19]	10.66%	10.58%
Net interest margin[20]	4.04%	4.25%
Efficiency ratio[21]	66.72%	66.90%
Non-interest expense to average total assets	3.48%	3.61%
Average interest-earning assets to average interest-bearing liabilities	131.86%	130.97%

Asset Quality Ratios:
Non-performing assets and impaired loans to total assets	1.03%	1.11%
Non-performing and impaired loans to total loans	1.60%	1.59%
Net charge-offs to average loans outstanding	0.16%	0.09%
Allowance for loan losses to non-performing and impaired loans	98.09%	104.69%
Allowance for loan losses to total loans	1.57%	1.67%

Capital Ratios:
Total shareholders’ equity to total assets at end of year	8.97%	8.82%
Tangible capital	8.90%	8.73%
Tier 1 Leverage[22]	8.65%	8.33%
Common Equity Tier 1 Risk Based Capital[23]	11.32%	—
Tier 1 Risk-Based Capital[24]	12.55%	12.20%
Total Risk-Based Capital[25]	13.81%	13.45%

[15]	Ratio of net income to average total assets.
[16]	Ratio of net income to average shareholders’ equity.
[17]	Ratio of net income to average common shareholders’ equity.
[18]	Common dividends declared per common share divided by diluted earnings per common share.
[19]	Non-performing assets divided by the sum of common tangible equity (common equity less intangible assets) plus the allowance for loan and lease losses.
[20]	Net interest income as a percent of average interest-earning assets for the year.
[21]	Non-interest expense divided by the sum of net tax-effected interest income and non-interest income.
[22]	Tier 1 Capital divided by fourth quarter average assets.
[23]	Common Equity Tier 1 Capital divided by risk-weighted assets, as defined in federal regulations (first applicable in 2015).
[24]	Tier 1 Capital divided by risk-weighted assets, as defined in federal regulations.
[25]	Total Capital divided by risk-weighted assets, as defined in federal regulations

Proxy Statement/Offering Circular	Page 23

COMPARATIVE HISTORICAL AND PRO FORMA DATA

The following table sets forth for the common stock of The Landrum Company and Landmark Bank certain historical, pro forma (post-merger basis), and pro forma-equivalent per share financial information. For the book value per share information, cash dividends, basic earnings per share, and diluted earnings per share information for the year ended December 31, 2015, the pro forma information assumes the merger had become effective on January 1, 2015. The pro forma data in the tables represents a current estimate based on available information of the combined company’s results of operations and is based on an exchange ratio of 1.27 shares of common stock of The Landrum Company for each share of common stock of Landmark Bank (the exchange ratio under the Merger Agreement), and assumes that all shares of Landmark Bank common stock are converted into The Landrum Company common stock as a result of the merger, and that such The Landrum Company shares were outstanding for the period presented. The information in the following table is based on, and should be read together with, the historical financial information of The Landrum Company set forth in Annex G to this Proxy Statement/Offering Circular and the historical financial information of Landmark Bank set forth in Annex H to this Proxy Statement/Offering Circular.

As of December 31, 2015

(unaudited)

	The Landrum Company Historical	The Landrum Company Pro Forma	Landmark Bank Historical	Pro Forma The Landrum Company Equivalent Per Landmark Bank Share
Book value per share	$258.76	$266.51	$337.83	$338.47
Tangible book value per share	$255.95	$264.16	$335.03	$335.48
Earnings per share	$33.15	$33.03	$40.95	$41.95

Page 24	Proxy Statement/Offering Circular

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2015, The Landrum Company and Landmark Bank each independently exceeded all of their respective regulatory capital requirements. The following table sets forth the pro forma regulatory capital of The Landrum Company after giving effect to the merger, based upon the assumptions that the merger was completed on January 1, 2015, and that all Landmark Bank common stock will be converted into The Landrum Company common stock, at the ratio specified in the Merger Agreement. On a pro forma basis after the merger, The Landrum Company’s pro forma regulatory capital will exceed all regulatory requirements.

	The Landrum Company Historical December 31, 2015 (unaudited)		Landmark Bank Historical December 31, 2015 (unaudited)		The Landrum Company Pro Forma December 31, 2015 (unaudited)
	(in thousands)	(percent)	(in thousands)	(percent)	(in thousands)	(percent)
Tier 1 leverage ratio[26]
Tier 1 leverage capital	$204,312	8.65%	$203,398	8.65%	$207,998	8.81%
Tier 1 leverage requirement to be well capitalized	(94,390)	(4.00)%	(94,051)	(4.00)%	(94,390)	(4.00)%

Excess capital	$109,922	4.65%	$109,347	4.65%	$113,608	4.81%

Common Equity Tier 1 risk-based ratio[27]
Common equity tier 1 capital	$169,518	10.39%	$183,398	11.32%	$173,204	10.62%
Common equity risk-based requirement to be well capitalized	(72,985)	(4.50)%	(84,291)	(4.50)%	(72,985)	(4.50)%

Excess Capital	$96,533	5.89%	$99,107	6.82%	$100,219	6.12%

Tier 1 risk-based ratio[2]
Tier 1 capital	$204,312	12.52%	$203,398	12.55%	$207,998	12.75%
Tier 1 risk-based requirement to be well capitalized	(97,313)	(6.00)%	(57,564)	(6.00)%	(97,313)	(6.00)%

Excess capital	$106,999	6.52%	$145,834	6.55%	$110,685	6.75%

Total Capital risk-based ratio[2]
Total risk-based capital	$224,742	13.78%	$223,690	13.81%	$228,428	14.00%
Total risk-based requirement to be well capitalized	(129,751)	(8.00)%	(115,127)	(8.00)%	(129,751)	(8.00)%

Excess capital	$94,991	5.78%	$108,563	5.81%	$98,677	6.00%

[26]	Figures shown are as a percentage of total assets at December 31, 2015.
[27]	Capital ratios are shown as a percentage of risk-weighted assets.

Proxy Statement/Offering Circular	Page 25

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Proxy Statement/Offering Circular contains certain forward-looking statements about the financial condition, results of operations, and business of The Landrum Company and Landmark Bank and about LMB Interim Bank as the surviving bank following the merger. These statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, tax consequences and accounting treatment of the merger, receipt of regulatory approvals, and pro forma data for The Landrum Company after the merger. These statements appear in several sections of this Proxy Statement/Offering Circular, including “SUMMARY,” “RISK FACTORS,” “INFORMATION CONCERNING THE LANDRUM COMPANY AND LANDMARK BANK,” and “THE LANDRUM COMPANY AND LANDMARK BANK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” The forward-looking statements generally include any of the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “should,” “will” or “plans” or other similar expressions.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of The Landrum Company following the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of The Landrum Company. In addition, neither The Landrum Company nor Landmark Bank intends to, nor are they obligated to, update these forward-looking statements after this Proxy Statement/Offering Circular is distributed, even if new information, future events, or other circumstances have made them incorrect or misleading as of any future date.

Factors that may cause actual results to differ materially from those contemplated by forward-looking statements include, among others, those discussed in the section titled “RISK FACTORS” beginning on page 11, including the following:

•	Lack of established market for the shares of The Landrum Company

•	Failure to complete the merger because of factors such as failure to obtain regulatory approval or failure to obtain the anticipated benefits of the merger

•	Exposure to economic conditions, including the effects of any downturn in the economy on financial institutions

•	Materially adverse changes in the financial condition or results of operations of either The Landrum Company or Landmark Bank prior to the merger

•	Fluctuations in prevailing interest rates

•	The ability of The Landrum Company to compete with other participants in the financial services industry

•	The ability of The Landrum Company to attract, train and retain qualified personnel

•	Loan losses beyond those currently anticipated

•	Difficulty in disposing of property received in foreclosure beyond what is currently anticipated

•	Changes in the regulatory environment for financial institutions

•	Other factors generally understood to affect the financial results of financial institutions

Page 26	Proxy Statement/Offering Circular

THE LANDMARK BANK SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement/Offering Circular and the accompanying proxy form are being furnished to you in connection with the solicitation by the board of directors of Landmark Bank of proxies to be used at the special meeting of shareholders for Landmark Bank and at any adjournments or postponements thereof. The special meeting for shareholders of Landmark Bank will be held at Country Club of Missouri, 1300 Woodrail Avenue, Columbia, Missouri, at 10:00 a.m. central time on September 28, 2016. This Proxy Statement/Offering Circular, the notice of special meeting, and proxy form are first being sent to you on or about August 18, 2016.

Purpose of the Meeting

At the special meeting of shareholders of Landmark Bank, the shareholders will consider and vote upon a proposal to approve the merger and the Merger Agreement, pursuant to which Landmark Bank will merge with and into LMB Interim Bank. Upon consummation of the merger LMB Interim Bank will be the survivor and a wholly-owned subsidiary of The Landrum Company, and the shareholders of Landmark Bank will elect either to become shareholders of The Landrum Company (common or preferred stock) or receive cash as their merger consideration. Approval of the proposal will constitute approval of the merger and the Merger Agreement. A copy of the Merger Agreement is attached to this Proxy Statement/Offering Circular as Annex A.

Shareholders of Landmark Bank are also being asked to authorize the proxies to vote in their discretion with respect to any other business that may properly come before the special meeting and any adjournment or postponement thereof. As of the date of this document, the Landmark Bank board of directors knows of no other matters that would be presented at the special meeting.

Record Date

Holders of record of shares of common stock of Landmark Bank at the close of business on August 5, 2016, are entitled to receive notice of and to vote at the special meeting of shareholders of Landmark Bank. At the close of business on August 5, 2016, there were 584,573 shares of common stock of Landmark Bank outstanding held by approximately 345 beneficial holders. The Landrum Company holds 495,093 shares of Landmark Bank common stock, or 84.69 percent.

Quorum; Required Vote

The holders of a majority of the outstanding shares of common stock of Landmark Bank entitled to vote at the meeting must be present for a quorum to exist at the special meeting. To determine if a quorum is present, Landmark Bank intends to count (a) shares of common stock of Landmark Bank held by shareholders who are present at the special meeting either in person or by proxy, and (b) shares of common stock of Landmark Bank for which it has received signed proxies, but with respect to which the holders of such shares have abstained on any matter.

Under the provisions of the National Bank Act, the affirmative vote of the holders of a two-thirds majority of the issued and outstanding shares of common stock of Landmark Bank is required to approve the merger and Merger Agreement. For each share of common stock of Landmark Bank held on the record date, the holder is entitled to one vote on each proposal to be presented to shareholders at Landmark Bank’s special meeting. Abstentions, failures to vote, and broker non-votes will have the effect of a vote against approval and adoption of the Merger Agreement. It is anticipated that The Landrum Company will vote all of its shares in favor of the merger and Merger Agreement, and as a consequence it is anticipated that more than two-thirds of the shares of Landmark Bank common stock will be voted to approve the merger and the Merger Agreement.

In addition to the shareholder approval requirement under the National Bank Act, the Merger Agreement contains further provisions regarding required shareholder approval: the merger and Merger Agreement will not be approved unless a majority of the shares of Landmark Bank common stock not held by The Landrum Company are voted in favor of the merger and Merger Agreement (commonly referred to as approval by a “majority of the minority”). If a favorable vote of the majority of the minority is not received, the merger will not be consummated. Because of this additional voting requirement it is important that all Landmark Bank shareholders participate in the vote.

Proxy Statement/Offering Circular	Page 27

On April 30, 2016, directors and executive officers of The Landrum Company owned 4,052 shares of common stock of Landmark Bank, or approximately 0.7 percent of the outstanding shares of common stock of Landmark Bank.

On April 30, 2016, directors and executive officers of Landmark Bank owned 4,238 shares of common stock of Landmark Bank, or approximately 0.7 percent of the outstanding shares of common stock of Landmark Bank.

The board of directors of Landmark Bank believes that the merger and the Merger Agreement are advisable to, fair to, and in the best interests of the shareholders of Landmark Bank, and has unanimously approved the merger and the Merger Agreement. In addition, the board of directors of Landmark Bank appointed a merger committee of independent directors (i.e. not affiliated with Landmark Bank or The Landrum Company, except in their capacity as a director of Landmark Bank) to determine whether to pursue a merger, negotiate the terms of any such merger, and to negotiate the terms of the Merger Agreement. The Landmark Bank independent merger committee unanimously approved the merger and the Merger Agreement.

Proxies

The persons named on the accompanying proxy form will vote all shares of Landmark Bank common stock represented by properly executed proxies that have not been revoked. If no instructions are indicated, the persons named as proxies will vote the shares “FOR” approval and adoption of the merger and the Merger Agreement. Proxies marked “ABSTAIN” will have the effect of a vote “AGAINST” approval and adoption of the merger and the Merger Agreement.

If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank. Failure to instruct your broker or bank on how to vote your shares will have the effect of a vote “AGAINST” approval and adoption of the merger and the Merger Agreement.

Because approval and adoption of the merger and the Merger Agreement requires the affirmative vote of a two-thirds majority of all votes entitled to be cast, as well as approval by a majority of the minority, abstentions, failures to vote, and broker non-votes will have the same effect as a vote against approval and adoption of the merger and the Merger Agreement.

Landmark Bank does not know of any matter other than those described in the notice of special meeting that is expected to come before the special meeting. If, however, any other matters are properly presented for action at the special meeting, the persons named as proxies will vote the proxies in their discretion, unless authority is withheld.

You may revoke a previously submitted proxy at any time prior to its exercise at the special meeting:

•	by sending a written notice to the Secretary of Landmark Bank, received before the special meeting, stating that you have revoked your proxy;

•	by completing, signing, and dating another proxy and returning it by mail to the Secretary of Landmark Bank, received before the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	if you are a holder of record, by attending the special meeting and voting in person (attendance at the special meeting by itself will not revoke a previously granted proxy).

If your shares are held in an account at a broker or a bank, you should contact your broker or bank to change your vote.

All written notices of revocation and other communications with respect to revocation of proxies with respect to Landmark Bank, 801 East Broadway, Columbia, Missouri 65201, Attention: Jolene Kirchhoff, Secretary.

Solicitation of Proxies

Landmark Bank will pay all the costs of soliciting proxies from its shareholders. Landmark Bank will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses, if any, incurred by them in sending proxy materials to the beneficial owners of common stock of Landmark Bank. In addition to solicitations by mail, directors, officers, and employees of Landmark Bank may solicit proxies personally or by telephone without additional compensation.

Page 28	Proxy Statement/Offering Circular

Authority to Adjourn Special Meeting to Solicit Additional Proxies

Landmark Bank is asking its shareholders to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve the transactions proposed by this Proxy Statement/Offering Circular.

Dissenting Shareholders’ Rights of Appraisal

Shareholders of Landmark Bank have the appraisal rights afforded to them under the National Bank Act.

Under the National Bank Act, a shareholder may dissent from the merger and receive the appraised value of his or her shares from the resulting entity. The specific details of the steps a shareholder must follow to perfect dissenters’ rights are detailed in 12 USC Section 215a(b)-(d), a part of the National Bank Act. Section 215a(b)-(d) should be read carefully and followed precisely; failure to do so will result in the loss of dissenters’ rights.

A shareholder must dissent either by voting against the transaction at the shareholders’ meeting or by proxy, or by notifying Landmark Bank in writing at or prior to such meeting that he or she dissents from the plan to merge. The dissenting shareholder also must confirm in writing his or her dissent to the merger and must surrender his or her stock certificates to the resulting bank prior to 30 days after consummation of the merger.

A committee of three is selected to appraise the stock of the dissenting shareholders. The committee is comprised of one representative appointed by the majority of dissenting shareholders, one representative appointed by the resulting entity, and one representative appointed by those two representatives. If two members of the three-member committee agree on the value of the shares, that value governs. If that value is acceptable to one or more dissenting shareholders, the process is complete for those shareholders who find the value acceptable, and the appraised value of the shares is paid by the resulting entity. Dissenting shareholders who do not find the appraised value acceptable may, within five days of being notified of the appraised value, appeal to the Comptroller of the Currency, who will then conduct a final and binding appraisal.

If for any reason one or more of the appraisers is or are not selected within 90 days of the date of consummation of the merger, or the appraisers fail to determine a value within 90 days of the date of consummation of the merger, any interested party may request in writing an appraisal from the Comptroller of the Currency. Generally the Comptroller of the Currency’s appraisal is final and binding on all parties.

Notwithstanding the foregoing, the dissenting shareholder may be entitled to receive additional compensation. The shares of stock of the receiving entity that would have been delivered to the dissenting shareholder must be sold at public auction. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess of such sale price must be paid to such dissenting shareholders.

The text of 12 USC Section 215a(b)-(d), providing for appraisal rights and the procedures for exercising them is attached as Annex F to this Proxy Statement/Offering Circular.

FAILURE TO FOLLOW THE STEPS REQUIRED BY 12 USC SECTION 215a(b)-(d), A PART OF THE NATIONAL BANK ACT, FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT A SHAREHOLDER WILL ONLY BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 215a(b)-(d), SHAREHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED CONSULT THEIR OWN LEGAL ADVISORS.

Proxy Statement/Offering Circular	Page 29

THE MERGER

The discussion in this Proxy Statement/Offering Circular of the merger of Landmark Bank with and into LMB Interim Bank does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Annex A.

Description of the Merger

The Merger Agreement provides for Landmark Bank to merge with and into LMB Interim Bank and the separate existence of Landmark Bank to cease. Shareholders of the common stock of The Landrum Company will retain their existing shares of The Landrum Company as their merger consideration. Shareholders of Landmark Bank (other than The Landrum Company) will receive as their merger consideration the right to elect (each shareholder will make one election for all shares owned), for each one share of Landmark Bank common stock:

•	1.27 shares of The Landrum Company Class A Common Voting Stock; or

•	0.46 shares of The Landrum Company Series E Preferred Stock; or

•	$460 in cash.

The Merger Agreement provides that shares of Landmark Bank common stock held by The Landrum Company will be automatically converted into shares of common stock of the surviving bank (LMB Interim Bank, renamed Landmark Bank, National Association), and shares of Landmark Bank preferred stock held by The Landrum Company will be automatically converted into shares of preferred stock of the surviving bank. As a result of the merger The Landrum Company will own 100 percent of the surviving bank’s capital stock.

Under certain circumstances, a Landmark Bank shareholder may receive merger consideration different from what he or she has elected. Some shareholders of Landmark Bank common stock may receive both stock of The Landrum Company and cash, due to limits imposed the SEC on the dollar value of securities that non-accredited investors may receive as merger consideration. In addition, the cash portion of the merger consideration is capped at $3,500,000, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of issuing The Landrum Company stock to non-accredited investors. The Landrum Company may, in its absolute discretion waive this cap (or elect a higher cap, in its discretion). If the cash portion of the merger consideration is oversubscribed, all shareholders of Landmark Bank electing to receive cash as their merger consideration will receive some cash and some common stock of The Landrum Company as their merger consideration (unless The Landrum Company waives this provision).

The Landrum Company will not issue any fractional shares of The Landrum Company stock. Instead, any shareholder of Landmark Bank who is otherwise entitled to a fractional share of stock of The Landrum Company will receive cash equal to the product of (x) the fraction of a share of common stock of The Landrum Company to which the shareholder otherwise would be entitled, times $362.20, or (y) the fraction of a share of preferred stock of The Landrum Company to which the shareholder otherwise would be entitled to receive, times $1,000.

Background of the Merger and Reasons for the Merger and Board Recommendation; Independent Merger Committee Recommendation

The boards of directors of The Landrum Company and Landmark Bank continually monitor the financial service industry and the resources needed to remain competitive. The boards of directors also periodically review and discusses strategic alternatives available to enhance shareholder value. As a result of such analysis, the merger was deemed to be in the best interest of Landmark Bank’s shareholders as well as in the bests interests of The Landrum Company.

Set forth below, in no particular order, are some of the reasons that were identified for The Landrum Company to pursue a merger transaction that will result in the ownership by The Landrum Company of 100 percent of the issued and outstanding Landmark Bank capital stock:

•	Having Landmark Bank own 100 percent by The Landrum Company will considerably simplify the organization’s corporate structure. For example, matters requiring the approval of Landmark Bank shareholders can be approved by The Landrum Company (as the sole shareholder of Landmark Bank) without the necessity of calling and conducting a meeting of all of the approximately 345 Landmark Bank shareholders.

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•	Most bank holding company/bank organizations do have the bank owned 100 percent by the bank holding company. The reasons for this are similar to the reasons listed here.

•	Ownership of 100 percent of Landmark Bank by The Landrum Company will reduce compliance costs and is simply more efficient.

•	Significant cost savings will occur because Landmark Bank will no longer have approximately 345 minority shareholders for whom it must provide separate notices and information reports, maintain separate records, make dividend distributions, and conduct full-scale shareholders meetings.

•	The organization will save by being able to combine The Landrum Company and Landmark Bank board committees (such as Nominating and Governance, Audit and Risk) and by no longer requiring separate periodic valuations of The Landrum Company and Landmark Bank.

•	Ownership of 100 percent of Landmark Bank by The Landrum Company will facilitate the management of The Landrum Company’s liquidity.

•	Ownership of 100 percent of Landmark Bank by The Landrum Company will eliminate fiduciary considerations (related to minority shareholders of Landmark Bank) whenever The Landrum Company and Landmark Bank have financial dealings.

•	In future transactions, such as the acquisition of another bank, the presence of Landmark Bank minority shareholders may complicate the transaction (e.g., a merger of the target bank with Landmark Bank; use of The Landrum Company common stock as acquisition consideration). No acquisitions are currently being planned or contemplated.

•	Potential acquirors of The Landrum Company may view The Landrum Company as a better prospect if it owns 100 percent of the capital stock of Landmark Bank, and may be willing to pay a higher price for The Landrum Company. No acquisition of The Landrum Company is currently being planned or contemplated.

•	For tax purposes, it is easier to prepare consolidated income tax returns where there is 100 percent ownership of the subsidiary by the parent corporation.

•	For financial accounting purposes, it is easier to prepare consolidated financial statements when the banking subsidiary is 100 percent owned by the parent bank holding company.

•	The proposed merger will give Landmark Bank shareholders an opportunity to be in the same financial position as The Landrum Company shareholders by electing to receive The Landrum Company common stock.

•	Landmark Bank minority shareholders who own The Landrum Company stock may enjoy greater liquidity for their investments.

•	The proposed merger will give Landmark Bank shareholders the opportunity to retain all or most of the dividend stream they have had through the ownership of Landmark Bank common shares by electing to receive The Landrum Company preferred shares.

•	Landmark Bank shareholders who want to liquidate their investment can do so by (i) choosing to receive cash or (ii) dissenting from the merger and exercising appraisal rights.

•	Landmark Bank shareholders who become The Landrum Company shareholders will have information available to them with regard to the whole The Landrum Company organization rather than only Landmark Bank.

The boards of directors of The Landrum Company and Landmark Bank also consider reasons for not engaging in a merger transaction, including the costs of such a transaction, diversion of time and effort of executive officers and directors, and potential legal issues arising from such a transaction.

The board of directors of Landmark Bank appointed an independent merger committee to consider and negotiate with respect to the proposed merger. The independent merger committee was comprised only of independent directors who were not employees or directors of The Landrum Company, nor employees of Landmark Bank. This independent merger committee was authorized to act on behalf of Landmark Bank in connection with

Proxy Statement/Offering Circular	Page 31

the merger. The independent merger committee selected and engaged independent legal counsel and financial advisors to assist in its consideration of the merger and the terms of the Merger Agreement. The merger and Merger Agreement received the unanimous approval of the Landmark Bank independent merger committee. Thereafter the boards of directors of Landmark Bank and The Landrum Company each unanimously approved the merger and the Merger Agreement.

The following presents the timeline of material events related to the merger negotiations between The Landrum Company and Landmark Bank:

•	June 10, 2015—The board of directors of The Landrum Company met to consider a transaction designed to provide 100 percent ownership of Landmark Bank by The Landrum Company. The Landrum Company board of directors appointed a special transaction committee comprised of Dale Creach, John Landrum, Daniel Stubler, John Wright, and Kevin Gibbens.

•	June 10, 2015—The Chairman of The Landrum Company board of directors sent a letter to the Landmark Bank board of directors, informing it of the intention of The Landrum Company to submit a proposal for a transaction designed to provide 100 percent ownership of Landmark Bank by the Landrum Company (no proposal was made at that time). The general outline of how a merger would be used to accomplish this goal was provided. The letter stated that The Landrum Company anticipated that Landmark Bank would appoint a special committee comprised of independent directors to consider the possible merger. The letter also stated that a non-waivable condition to the merger being consummated was that it be approved by the affirmative vote of the holders of a majority of the shares of Landmark Bank other than The Landrum Company (a “majority of the minority”).

•	June 24, 2015—The Landrum Company special transaction committee met and elected John Wright Chairman. The committee considered how to proceed, matters of valuation, and the like. The committee was advised by a representative of Mercer Capital regarding its experience in connection with providing financial advisory services in transactions of the sort being considered.

•	July 2, 2015—The Landrum Company special transaction committee met. Mercer Capital was engaged as the financial advisor for The Landrum Company in connection with the merger.

•	July 30, 2015—The Landrum Company special transaction committee met. Mercer Capital made a presentation regarding financial matters related to the proposed merger. The special transaction committee determined that a written term sheet would be used to communicate the offer from The Landrum Company special transaction committee to the Landmark Bank independent merger committee.

•	August 11, 2015—The Landrum Company board of directors met and was updated on events related to the proposed merger. The Landrum Company board of directors considered and approved resolutions authorizing the special transaction committee to propose a merger and use a term sheet to communicate the terms of the offer to the Landmark Bank independent merger committee.

•	August 12, 2015 – The Landmark Bank board of directors elected David Borgelt and Jon Stephenson to the board to serve as independent directors for the Landmark Bank’s independent merger committee.

•	August 17, 2015—John Wright, Chair of The Landrum Company special transaction committee, sent a letter to the two members of the Landmark Bank independent merger committee, including the term sheet (“Term Sheet No. 1”) approved by The Landrum Company board of directors.

•	August 24, 2015—The Landmark Bank independent merger committee held an initial meeting and elected David Borgelt to serve as Chairman of the committee. During the meeting and after interviewing three law firms, the committee selected Stinson Leonard Street LLP to be legal advisor to the committee, and decided to take no action regarding selection of a financial advisor until further discussions with legal counsel.

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•	September 18, 2015 - The Landmark Bank independent merger committee held a committee meeting, and made a report regarding the committee’s progress with respect to selecting and finalizing an engagement letter with a financial advisor, after interviewing three financial advisory firms. After due consideration of the options, the independent merger committee selected Hovde Group LLC as its financial advisor.

•	September 22, 2015 - Hovde sent a Due Diligence Information Request List to The Landrum Company special transaction committee and the Landmark Bank independent merger committee to begin its due diligence review.

•	October 13, 2015—The Landrum Company board of directors met; John Wright presented a report on behalf of the special transaction committee, including that he had learned that the Landmark Bank independent merger committee had engaged its own legal counsel and financial advisor, independent of Landmark Bank and The Landrum Company.

•	November 17, 2015—The Landmark Bank independent merger committee engaged in a lengthy discussion with legal and financial advisors for the purpose of reviewing a draft valuation analysis and considering various counter-proposals incorporating terms consistent with the financial analysis. It was determined on this call that the financial advisor would not provide a fairness opinion based on The Landrum Company’s current term sheet.

•	November 18, 2015—The Landmark Bank independent merger committee met, and reported on the November 17, 2015, phone meeting with the committee’s legal and financial advisors and the current status of negotiations on the term sheet.

•	November 20, 2015—The Landmark Bank independent merger committee sent a counter-proposal, in the form of a revised term sheet (“Term Sheet No. 2”), to The Landrum Company special transaction committee.

•	December 2, 2015—The Landrum Company special transaction committee met. The counter-proposal from the Landmark Bank independent merger committee was reviewed and discussed in detail with the committee’s financial and legal advisors. The Landrum Company special transaction committee directed that a revised term sheet be prepared.

•	December 4, 2015—A revised term sheet (“Term Sheet No. 3”) from The Landrum Company special transaction committee, constituting a counter-proposal, was forward to counsel for the Landmark Bank independent merger committee, together with explanatory financial analysis.

•	December 4, 2015—The Landmark Bank independent merger committee received the counter-offer, Term Sheet No. 3, from The Landrum Company special transaction committee.

•	December 8, 2015—The Landmark Bank independent merger committee held a phone meeting with the committee’s legal and financial advisors to discuss the financial advisor’s impressions of The Landrum Company special transaction committee’s counter-proposal. During this meeting, the parties discussed the financial advisor’s disagreement with four primary financial assumptions made in the counter-proposal and its conclusion that a fairness opinion would not be provided on the terms of the counter-proposal.

•	December 11, 2015—The Landrum Company special transaction committee approved a revised term sheet to be submitted to the Landmark Bank independent merger committee for its review.

•	December 15, 2015—The Landrum Company board of directors met and John Wright, Chair of the special transaction committee, made a report regarding progress with respect to negotiations with the Landmark Bank independent merger committee.

•	December 16, 2015—The Landmark Bank independent merger committee held a meeting and made a report regarding negotiations and other events that had transpired since the committee’s last meeting.

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•	December 21, 2015—The Landmark Bank independent merger committee held a phone meeting with legal and financial advisors and considered The Landrum Company special transaction committee’s revised term sheet and accompanying attachments, discussing points of agreement and disagreement with financial assumptions for purposes of drafting revised terms of the transaction. It was decided on this phone call that the next offer would be the final proposal by The Landmark Bank’s independent merger committee.

•	December 22, 2015—The Landmark Bank independent merger committee submitted revised terms (“Term Sheet No. 4”) to The Landrum Company special transaction committee.

•	December 23, 2015—John Wright, Chair of The Landrum Company special transaction committee and David Borgelt, Chair of the Landmark Bank independent merger committee, met face-to-face and negotiated concerning the terms of the merger transaction.

•	December 28, 2015— John Wright, Chair of The Landrum Company special transaction committee and David Borgelt, Chair of the Landmark Bank independent merger committee, conducted a series of telephone conferences during the week of December 28, 2015, negotiating terms of the merger transaction.

•	December 31, 2015— A revised term sheet (“Term Sheet No. 5”) was submitted to the Landmark Bank independent merger committee for its review.

•	January 6, 2016—The Landmark Bank independent merger committee met and reported that The Landrum Company special transaction committee had presented a counter-offer (Term Sheet No. 5) on December 31, 2015. At this meeting, committee member Jon Stephenson made a motion, seconded by David Borgelt, to accept the offer presented and recommend such offer to the Landmark Bank’s board of Directors, subject to the financial advisor issuing a fairness opinion based upon the terms set forth in the offer.

•	January 15, 2016—The Landmark Bank independent merger committee held a phone meeting with its legal advisor to discuss the terms of the draft merger agreement prepared by counsel for The Landrum Company special transaction committee. The committee and legal counsel prepared a list of negotiating points with respect to the draft agreement.

•	January 21, 2016—The Landrum Company special transaction committee met. It was reported that the December 31, 2015 version of the term sheet had been found acceptable by the Landmark Bank independent merger committee, thereby concluding negotiation of the economic and general terms of the merger transaction. The Landrum Company special transaction committee also reviewed and considered a draft merger agreement, incorporating the terms of the final revised term sheet. The Landrum Company special transaction committee approved a resolution recommending that The Landrum Company board of directors approve the proposed merger and the adoption of the draft merger agreement.

•	January 22, 2016-The Landmark Bank independent merger committee met and approved the merger and the merger agreement and recommended approval of the merger to the Landmark Bank board of directors.

•	January 28, 2016—The Landmark Bank board of directors met. David Borgelt, Chair of the Landmark Bank independent merger committee, made a presentation to the board of directors regarding the history of the negotiations with The Landrum Company special transaction committee, and that each of the Landmark Bank independent merger committee and The Landrum Company special transaction committee had approved resolutions recommending the approval of the merger and the merger agreement by their respective boards of directors. The Landmark Bank board of directors received presentations from its financial and legal advisors regarding the proposed merger. The Landmark Bank board of directors adopted resolutions approving the merger and the merger agreement.

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•	January 29, 2016—The Landrum Company board of directors met. John Wright, Chair of The Landrum Company special transaction committee, made a presentation to the board of directors regarding the history of the negotiations with the Landmark Bank independent merger committee, and that each of The Landrum Company special transaction committee and the Landmark Bank independent merger committee had approved resolutions recommending the approval of the merger and the merger agreement by their respective boards of directors. The Landrum Company board of directors received presentations from its financial and legal advisors regarding the proposed merger. The Landrum Company board of directors adopted resolutions approving the merger and the merger agreement and directing that a certificate of designation regarding a new Series E Preferred Stock be filed with the Missouri Secretary of State.

•	February 4, 2016—A certificate of designation for The Landrum Company Series E Preferred Stock was filed with and accepted by the Missouri Secretary of State.

The following table summarizes the material changes in each of the Term Sheets pursuant to which The Landrum Company and Landmark Bank documented their respective proposal and counter-proposals:

	Term Sheet No. 1		Term Sheet No. 2		Term Sheet No. 3		Term Sheet No. 4		Term Sheet No. 5
Date of Term Sheet	8/17/2015		11/20/2015		12/4/2015		12/22/2015		12/31/2015
Party Preparing Term Sheet	The Landrum Company		Landmark Bank		The Landrum Company		Landmark Bank		The Landrum Company
Implied Value of 1 Share of Landmark Bank Common Stock	$400		$525		$440		$460		$460
Implied Value of 1 Share of The Landrum Company Common Stock	$333.33		$400.55		$357.72		$350.96		$362.20
Exchange Ratio of The Landrum Company Common Stock for 1 Share of Landmark Bank Common Stock	1.2000	x	1.3109	x	1.2300	x	1.3107	x	1.2700	x
Annual Dividend Rate for The Landrum Company Preferred Stock	5.75%		7.00%		6.25%		6.75%		6.75%

The discussion of the information and factors considered by the boards of directors of each of Landmark Bank and The Landrum Company, is not intended to be exhaustive, but includes all material factors they considered. In arriving at its determination to approve the merger and the Merger Agreement, and recommend that the shareholders of Landmark Bank vote to approve them, the independent merger committee and the board of directors of Landmark Bank did not assign any relative or specific weights to the above factors, and individual directors may have given different weights to different factors

Fairness Opinion of Financial Advisor to the Landmark Bank Independent Merger Committee

The fairness opinion of Landmark Bank’s financial advisor, Hovde Group, LLC, is described below. The description contains projections, estimates, and other forward-looking statements about the future earnings or other measures of Landmark Bank’s future performance. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Landmark Bank shareholders should not rely on any of these statements as having been made or adopted by Landmark Bank or The Landrum Company. Readers should review the copy of the fairness opinion, which is attached as Annex D.

Hovde has acted as financial advisor to Landmark Bank in connection with the proposed merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Landmark Bank and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions.

Hovde met with the Landmark Bank board of directors on January 28, 2016, and delivered an oral opinion to the Landmark Bank independent merger committee that the per share merger consideration payable in connection with the merger was fair to the shareholders of Landmark Bank (other than The Landrum Company) from a financial point of view. Hovde confirmed that opinion in writing on January 28, 2016.

The full text of Hovde’s written opinion is included in this Proxy Statement/Offering Circular as Annex D. Shareholders of Landmark Bank are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hovde. The summary of Hovde’s opinion included in this Proxy Statement/Offering Circular is qualified in its entirety by reference to the full text of such opinion. Hovde’s opinion is directed to the Landmark Bank independent merger committee and addresses only the fairness, from a financial point of view, of the per share merger consideration payable to shareholders of Landmark Bank (other than The Landrum Company) in connection with the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any of the Landmark Bank shareholders as to how such shareholder should vote at the special meeting on the merger or any related matter.

During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of Landmark Bank and material prepared in connection with the merger, including, among other things, the following:

•	reviewed a draft of the Merger Agreement dated January 25, 2016, as provided to Hovde by Landmark Bank;

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•	reviewed certain historical annual reports of The Landrum Company, including audited annual reports for The Landrum Company for the year ended December 31, 2014;

•	reviewed certain historical publicly available business and financial information concerning The Landrum Company and Landmark Bank for the periods up to and including the year ended December 31, 2014, and the nine months ended September 30, 2015;

•	reviewed and analyzed certain internal financial statements and other financial and operating data concerning The Landrum Company and Landmark Bank, including, without limitation, internal financial analyses, projections, and forecasts prepared by management of The Landrum Company and Landmark Bank;

•	assumed, at the instruction of the Landmark Bank independent merger committee of Landmark Bank, a ten percent (10.0%) marketability discount to the value of the shares of Landmark Bank as of September 30, 2015;

•	reviewed the terms of recent merger, acquisition, and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant; and

•	assessed the general economic, market, and financial conditions.

Hovde also conducted meetings and had discussions with members of The Landrum Company’s and Landmark Bank’s senior management for purposes of reviewing the business, financial condition, results of operations, and future prospects of The Landrum Company and Landmark Bank, as well as the history and past and current operations of The Landrum Company and Landmark Bank, and the historical financial performance and outlook and future prospects of The Landrum Company and Landmark Bank. Hovde also discussed with management of The Landrum Company and Landmark Bank their assessment of the rationale for the merger. Hovde also performed such other analyses and considered such other factors as Hovde deemed appropriate, and took into account its experience in other transactions, as well as its knowledge of the banking and financial services industry and its general experience in securities valuations.

In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by Landmark Bank and The Landrum Company and in the discussions it had with each of their respective management. Hovde relied upon the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by Landmark Bank and The Landrum Company, and assumed that the financial forecasts, including without limitation, the projections regarding under-performing and non-performing assets and net charge-offs were reasonably prepared by Landmark Bank and The Landrum Company on a basis reflecting the best currently available information and judgments and estimates of Landmark Bank and The Landrum Company, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde did not assume any responsibility independently to verify such information or assumptions.

Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Hovde assumed that such allowances for Landmark Bank and The Landrum Company are, in the aggregate, adequate to cover such losses. Hovde was not requested to make, and did not conduct, an independent evaluation, physical inspection, or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Landmark Bank or The Landrum Company, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals, nor did Hovde review any loan or credit files of Landmark Bank or The Landrum Company.

Hovde assumed that the merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any waiver of material terms or conditions by Landmark Bank, The Landrum Company, or any other party to the Merger Agreement and that the final Merger Agreement would not differ

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materially from the draft Hovde reviewed. Hovde assumed that the merger is, and will be, in compliance with all laws and regulations that are applicable to Landmark Bank and The Landrum Company. Landmark Bank and The Landrum Company advised Hovde that there are no factors that would impede any necessary regulatory or governmental approval of the merger. Hovde further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on Landmark Bank or The Landrum Company that would have a material adverse effect on the contemplated benefits of the merger. Hovde also assumed that no changes in applicable law or regulation will occur that will cause a material adverse change in the prospects or operations of Landmark Bank or The Landrum Company after the merger.

Landmark Bank engaged Hovde on September 21, 2015, to provide Landmark Bank with financial services relating to issuing a fairness opinion to Landmark Bank’s board of directors. Pursuant to the terms of the engagement, Hovde will receive consideration in the amount of $30,000 for the delivery of its fairness opinion. Pursuant to the engagement agreement, in addition to its fees and regardless of whether the merger is consummated, Landmark Bank has agreed to reimburse Hovde for certain reasonable out-of-pocket expenses incurred in performing its services and to indemnify Hovde against certain claims, losses, and expenses arising out of the merger or Hovde’s engagement.

In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of Hovde, Landmark Bank, and The Landrum Company. Hovde’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to Hovde as of, the dates used in its opinion. Hovde has no obligation to update or reaffirm its opinion at any time. Any estimates contained in the analyses performed by Hovde are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold or the prices at which any securities may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Hovde’s opinion does not address the relative merits of the merger as compared to any other business combination in which Landmark Bank might engage. In addition, Hovde’s fairness opinion was among several factors taken into consideration by the Landmark Bank independent merger committee in making its determination to approve the Merger Agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of the Landmark Bank independent merger committee or Landmark Bank’s management with respect to the fairness of the per share merger consideration to be paid to, or any consideration to be received by, Landmark Bank’s shareholders in connection with the merger.

The following is a summary of the material analyses prepared by Hovde and delivered to the Landmark Bank independent merger committee on January 28, 2016, in connection with the delivery of its fairness opinion. This summary is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

Market Approach – Comparable Public Companies. As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (“Regional Group” and “Nationwide Group”) of select publicly traded banks to compare selected financial information to Landmark Bank. The Regional Group consisted of publicly-traded banks and bank holding companies headquartered in the Midwest Region of the United States (consisting of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska,

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North Dakota, Ohio, South Dakota, and Wisconsin), in which the company was traded on a national exchange, had assets between $1.0 billion and $5.0 billion, a return on average assets (“ROAA”) greater than 0.75 percent over the last twelve months (“LTM”) and a return on average equity (“ROAE”) greater than 8.0 percent over the last twelve months. The Nationwide Group consisted of publicly-traded banks and bank holding companies headquartered in the United States, in which the company was traded on a national exchange, had assets between $1.5 billion and $3.5 billion, a return on average assets between 0.75 percent and 1.50 percent over the last twelve months and a return on average equity between 9.0 percent and 15.0 percent over the last twelve months. Information for the banks was based on balance sheet data as of, and income statement data for, the twelve months preceding September 30, 2015. The resulting two groups consisted of the following publicly traded banks (22 banks for the Regional Group and 22 banks for the Nationwide Group):

Regional Group: Publicly Traded Bank (State)	Exchange	Ticker
Great Southern Bancorp, Inc. (MO)	NASDAQ	GSBC

First Busey Corporation (IL)	NASDAQ	BUSE

Community Trust Bancorp, Inc. (KY)	NASDAQ	CTBI

Lakeland Financial Corporation (IN)	NASDAQ	LKFN

Enterprise Financial Services Corp (MO)	NASDAQ	EFSC

MainSource Financial Group, Inc. (IN)	NASDAQ	MSFG

MidWestOne Financial Group, Inc. (IA)	NASDAQ	MOFG

Mercantile Bank Corporation (MI)	NASDAQ	MBWM

Stock Yards Bancorp, Inc. (KY)	NASDAQ	WYBT

Horizon Bancorp (IN)	NASDAQ	HBNC

German American Bancorp, Inc. (IN)	NASDAQ	GABC

First Mid-Illinois Bancshares, Inc. (IL)	NASDAQ	FMBH

Farmers Capital Bank Corporation (KY)	NASDAQ	FFKT

First Business Financial Services, Inc. (WI)	NASDAQ	FBIZ

West Bancorporation, Inc. (IA)	NASDAQ	WTBA

Pulaski Financial Corp. (MO)	NASDAQ	PULB

MutualFirst Financial, Inc. (IN)	NASDAQ	MFSF

Ames National Corporation (IA)	NASDAQ	ATLO

Southern Missouri Bancorp, Inc. (MO)	NASDAQ	SMBC

Civista Bancshares, Inc. (OH)	NASDAQ	CIVB

LCNB Corp. (OH)	NASDAQ	LCNB

First Community Financial Partners, Inc. (IL)	NASDAQ	FCFP

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Nationwide Group: Publicly Traded Bank (State)	Exchange	Ticker
Fidelity Southern Corporation (GA)	NASDAQ	LION

Financial Institutions, Inc. (NY)	NASDAQ	FISI

MainSource Financial Group, Inc. (IN)	NASDAQ	MSFG

CoBiz Financial Inc. (CO)	NASDAQ	COBZ

First of Long Island Corporation (NY)	NASDAQ	FLIC

MidWestOne Financial Group, Inc. (IA)	NASDAQ	MOFG

Camden National Corporation (ME)	NASDAQ	CAC

Stock Yards Bancorp, Inc. (KY)	NASDAQ	SYBT

Horizon Bancorp (IN)	NASDAQ	HBNC

Arrow Financial Corporation (NY)	NASDAQ	AROW

German American Bancorp, Inc. (IN)	NASDAQ	GABC

Stonegate Bank (FL)	NASDAQ	SGBK

CNB Financial Corporation (PA)	NASDAQ	CCNE

Preferred Bank (CA)	NASDAQ	PFBC

Suffolk Bancorp (NY)	NYSE	SCNB

Franklin Financial Network, Inc. (TN)	NYSE	FSB

First Business Financial Services, Inc. (WI)	NASDAQ	FBIZ

Bar Harbor Bankshares (ME)	NYSE MKT	BHB

People’s Utah Bancorp (UT)	NASDAQ	PUB

First Bancorp, Inc. (ME)	NASDAQ	FNLC

Northrim BanCorp, Inc. (AK)	NASDAQ	NRIM

Pulaski Financial Corp. (MO)	NASDAQ	PULB

For each publicly-traded bank, Hovde compared the following pricing metrics to the implied pricing metrics based on the per share merger consideration offered to Landmark Bank’s shareholders (other than The Landrum Company):

the multiple of the stock price to last twelve months earnings per share (the “Price-to-LTM Earnings Multiple”);

the multiple of the stock price to 2015 expected earnings per share (the “Price-to-2015E Earnings Multiple”);

the multiple of the stock price to 2016 expected earnings per share (the “Price-to-2016E Earnings Multiple”); and

the multiple of the stock price to tangible common book value per share (the “Price-to-Tangible Common Book Value Multiple”)

the multiple of the difference between the stock price and Landmark Bank’s tangible book value per share to Landmark Bank’s deposits (the “Tangible Premium-to-Deposits Multiple”).

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The results of the analysis are set forth in the table below. The pricing ratios for the publicly-traded banks were based off of closing stock prices as of January 19, 2016. Transaction multiples for the merger were derived from the per share merger consideration of $460.00 and based on the September 30, 2015, financial results of Landmark Bank.

Implied Value for Landmark Bank Based On:	Price-to- LTM Earnings Multiple		Price-to- 2015E Earnings Multiple		Price-to- 2016E Earnings Multiple		Price-to-Tangible Common Book Value Multiple	Premium- to-Core Deposits Multiple
per share merger consideration	15.1	x	11.6	x	11.5	x	140.0%	3.9%

Publicly-Traded Companies Regional Group:
Minimum	10.0	x	9.4	x	9.3	x	109.6%	1.2%
25th Percentile	12.9	x	12.5	x	11.7	x	137.3%	4.1%
Median	13.6	x	13.5	x	13.4	x	150.9%	5.3%
75th Percentile	14.4	x	14.2	x	14.0	x	167.3%	6.8%
Maximum	16.0	x	15.2	x	14.6	x	189.5%	11.6%

Publicly-Traded Companies Nationwide Group:
Minimum	8.3	x	11.0	x	9.6	x	110.0%	1.2%
25th Percentile	12.2	x	12.2	x	11.3	x	141.9%	5.1%
Median	13.6	x	13.9	x	13.4	x	154.3%	6.0%
75th Percentile	14.6	x	14.6	x	13.7	x	169.5%	7.1%
Maximum	18.7	x	17.4	x	15.0	x	188.9%	11.6%

Using publicly-available information, Hovde compared Landmark Bank’s financial performance with that of the median performance metrics of the publicly-traded companies from the Regional Group and Nationwide Group as of September 30, 2015. The performance highlights are based on the September 30, 2015 financial results and information of Landmark Bank.

	Loans/ Deposits	Tangible Common Equity/ Tangible Assets	LTM ROAA	LTM ROACE	Efficiency Ratio	Net Interest Margin	NPAs/ Assets	LLR/ NPLs
Bank	72.84%	9.09%	0.98%	11.72%	70.39%	3.80%	1.05%	101.68%

Publicly-Traded Companies Regional Group:
Median	89.86%	9.28%	1.00%	9.84%	60.85%	3.68%	0.91%	123.86%

Publicly-Traded Companies Nationwide Group:
Median	89.86%	8.56%	1.02%	10.61%	59.24%	3.70%	0.69%	114.95%

No company used as a comparison in the above analyses is identical to Landmark Bank or The Landrum Company. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

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Income Approach – Discounted Cash Flow Analysis. Taking into account various factors including, but not limited to, Landmark Bank’s recent performance, the banking industry and the local economy in which Landmark Bank operates, Landmark Bank’s management developed and provided Hovde with earnings estimates for a forward looking five and one quarter year period, which formed the basis for the discounted cash flow analyses. To determine Landmark Bank’s present values based on these projections, Hovde utilized four discounted cash flow models based upon the multiples derived from companies in the Regional Group and Nationwide Group, and which estimated terminal values for the Company using two separate methodologies: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”) and (2) Terminal Price/Tangible Common Book Value Multiple (“DCF Terminal P/TBV Multiple”).

For the DCF Terminal P/E Multiple analysis, an estimated aggregate value to Landmark Bank’s shareholders was calculated based on the present value of Landmark Bank’s earnings estimates and projected dividends to common shareholders. Hovde utilized a terminal value at the end of 2020 based on a range of price-to-2015 expected earnings multiples of 9.4x to 15.2x (i.e., the minimum and maximum price-to-2015 expected earnings multiple for companies in the Regional Group). A range of discount rates between 12.0 percent and 15.0 percent were used to determine the present value of the free cash flows plus the terminal value. These rates were chosen to reflect different assumptions regarding the required rates of return of investors in or prospective buyers of Landmark Bank’s common stock. The resulting values of the DCF Terminal P/E Multiple ranged between $257.51 per share and $449.15 per share.

For the DCF Terminal P/E Multiple analysis for the Nationwide Group, Hovde utilized a terminal value at the end of 2020 based on a range of price-to-earnings multiples of 11.0x to 17.4x (i.e., the minimum and maximum price-to-2015 expected earnings multiple for companies in the Nationwide Group). The present value of any dividends, plus the terminal value, was then calculated assuming a range of discount rates between 12.0 percent and 15.0 percent. The resulting values of the DCF Terminal P/E Multiple ranged between $293.37 per share and $507.59 per share.

In the DCF Terminal P/TBV Multiple model, the same earnings estimates and projected dividends were used; however, in arriving at the terminal value at the end of 2020, Hovde applied a range of price-to-tangible common book value multiples of 1.10x to 1.90x (i.e., the minimum and maximum price-to-tangible common book value multiple for companies in the Regional Group). The present value of any dividends, plus the terminal value, was then calculated assuming a range of discount rates between 12.0 percent and 15.0 percent. The resulting values of the DCF Terminal P/TBV Multiple ranged between $290.58 per share and $548.25 per share.

In the DCF Terminal P/TBV Multiple model for the Nationwide Group, Hovde also applied a range of price-to-tangible common book value multiples of 1.10x to 1.89x based upon the minimum and maximum price-to-tangible common book value multiple for companies in the Nationwide Group. The present value of any dividends, plus the terminal value, was then calculated assuming a range of discount rates between 12.0 percent and 15.0 percent. The resulting values of the DCF Terminal P/TBV Multiple ranged between $291.47 per share and $546.76 per share.

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These analyses and their underlying assumptions yielded a range of values, and the minimum, midpoint and maximum values are outlined in the table below:

Implied Value for Landmark Bank Based On:	Price-to- LTM Earnings Multiple		Price-to- 2015E Earnings Multiple		Price-to- 2016E Earnings Multiple		Price-to- Tangible Common Book Value Multiple	Premium-to- Core Deposits Multiple
per share merger consideration	15.1	x	11.6	x	11.5	x	140.0%	3.9%

DCF Analysis – Terminal P/E Multiple Regional Group
Minimum	8.5	x	6.5	x	6.5	x	78.4%	(2.1%)
Maximum	14.7	x	11.3	x	11.3	x	136.7%	3.6%

DCF Analysis – Terminal P/E Multiple Nationwide Group
Minimum	9.6	x	7.4	x	7.4	x	89.3%	(1.0%)
Maximum	16.7	x	12.8	x	12.7	x	154.5%	5.3%

DCF Analysis – Terminal P/TBV Multiple Regional Group
Minimum	9.5	x	7.3	x	7.3	x	88.4%	(1.1%)
Maximum	18.0	x	13.8	x	13.8	x	166.8%	6.5%

DCF Analysis – Terminal P/TBV Multiple Nationwide Group
Minimum	9.6	x	7.3	x	7.3	x	88.7%	(1.1%)
Maximum	17.9	x	13.8	x	13.7	x	166.4%	6.5%

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected values of Landmark Bank’s common stock.

Other Factors and Analyses. Hovde took into consideration various other factors and analyses, including but not limited to: The Landrum Company’s strategic plan and projected financials, current market environment, merger and acquisition environment, movements in the common stock valuations of selected publicly-traded banking companies, and movements in the S&P 500 Index.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the per share merger consideration to be paid to the shareholders of Landmark Bank (other than The Landrum Company) in connection with the merger is fair from a financial point of view. Each Landmark Bank shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex D to this Proxy Statement/Offering Circular.

Fairness Opinion of Financial Advisor to The Landrum Company

On July 2, 2015, the special transaction committee of The Landrum Company’s board of directors retained Mercer Capital Management, Inc., to serve as its financial advisor and provide its opinion as to the fairness of the proposed merger, from a financial point of view to the shareholders of The Landrum Company.

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The special transaction committee of The Landrum Company’s board of directors selected Mercer Capital because the firm has three decades of experience in providing valuation and financial advisory services to clients that range from private to public and small to large multi-national corporations. Mercer Capital, as part of its financial advisory and general valuation business, is engaged to assist financial institutions and businesses in merging with and acquiring other entities and to analyze businesses and their securities in connection with mergers and acquisitions, private placements, corporate reorganizations, employee stock ownership plans, income and estate tax matters, and other corporate financial planning and advisory activities.

Mercer Capital has no ownership interest in any security issued by The Landrum Company or Landmark Bank. Mercer Capital has provided valuation services regarding Landmark Bank, and its primary shareholder, The Landrum Company, within the prior three years. Mercer Capital previously prepared appraisals of The Landrum Company’s common stock as of December 31, 2012, 2013, 2014, and 2015 and as of March 2, 2015, on behalf of the Trustee of the Landrum Company’s Employee Stock Ownership Plan and/or the Combined Benefits Plan; fairness opinions as of March 2, 2015, and April 2, 2015, regarding certain transactions conducted by The Landrum Company’s Employee Stock Ownership Plan and Combined Benefits Plan; and take-down letters as of November 16, 2012, May 31, 2013, August 14, 2014, and April 2, 2015, which were prepared on behalf of the Trustee of the Landrum Company’s Employee Stock Ownership Plan and/or the Combined Benefits Plan. Additional appraisals were prepared for estate tax compliance purposes as of August 25, 2012, and December 31, 2014, to facilitate the exercise of stock options as of September 30, 2012; and for trust administration as of December 1, 2014, and December 31, 2015. Mercer Capital has prepared appraisals of Landmark Bank, The Landrum Company’s primary asset, as of December 1, 2014.

Representatives of Mercer Capital attended the January 29, 2016, meeting at which The Landrum Company board of directors evaluated the proposed merger between The Landrum Company and Landmark Bank. Mercer Capital reviewed the financial aspects of the proposed merger, and on January 29, 2016, Mercer Capital rendered an opinion that as of such date, the proposed consideration to be paid to Landmark Bank shareholders (other than The Landrum Company) was fair, from a financial point of view, to the holders of The Landrum Company’s common stock. Mercer Capital’s opinion speaks only as of the date of the opinion.

The full text of Mercer Capital’s written opinion is attached as Annex E to this Proxy Statement/Offering Circular and is incorporated herein by reference. Readers are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Mercer Capital. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Mercer Capital’s opinion speaks only as of the date of the opinion. The opinion is directed to The Landrum Company board of directors and addresses only the fairness, from a financial point of view, of the consideration paid to the Landmark Bank shareholders (other than The Landrum Company). It does not address the underlying business decisions to proceed with the merger and does not constitute a recommendation to any Landmark Bank shareholders as to any action such shareholder should or should not take as a result of the merger.

As part of its analysis, Mercer Capital visited with management of Landmark Bank and The Landrum Company to gain insight into Landmark Bank and The Landrum Company’s historical financial performance, prospective performance, regulatory relations, and other factors that led to the merger. Mercer Capital relied upon financial and other information provided by Landmark Bank and The Landrum Company management without independent verification. Mercer Capital did not examine the loan portfolio or the adequacy of the loan loss reserve. Mercer Capital was supplied with certain internal forecasts prepared by The Landrum Company and Landmark Bank management. Mercer Capital does not express any opinion as to the assumptions underlying such forecasts, nor does it represent or warrant that the forecasts will be achieved.

The following is a summary of the material analyses presented by Mercer Capital to The Landrum Company board of directors in connection with rendering its fairness opinion. The summary is not a complete description of the analyses underlying the Mercer Capital opinion or the presentation but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

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Cash Price. The merger provides that Landmark Bank shareholders electing to receive cash, as well other Landmark Bank shareholders receiving cash as a result of conditions specified in the Merger Agreement will receive $460.00 per Landmark Bank share held, subject to certain limitations on the total amount of cash paid to Landmark Bank shareholders. In evaluating the fairness of the cash price, Mercer Capital evaluated (a) transaction multiples implied by the $460.00 per share price, (b) publicly-traded companies comparable to Landmark Bank, (c) a discounted cash flow analysis using Landmark Bank’s projected financial performance, and (d) the limited marketability of Landmark Bank’s shares.

Implied Transaction Multiples. The following table presents certain valuation multiples implied by the $460.00 per share cash price:

Multiple	Financial Metric	Implied Multiple
Price / Tangible Book Value as of December 31, 2015	$335.04	1.37	x
Price / Adjusted 2015 Net Income[28]	$39.07	11.8	x
Price / Adjusted Forecast 2016 Net Income[29]	$39.90	11.5	x
Dividend Yield	$10.08	2.2%

Comparable Company Analysis. In deriving a value for Landmark Bank’s common stock, Mercer Capital obtained data for two groups of publicly-traded banks and bank holding companies:

•	Group 1 (the “Midwest” Group) consists of 18 banks located in Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio, Michigan, Wisconsin, or Minnesota. Selected companies had (a) assets between $500 million and $5 billion, (b) a trailing twelve month return on tangible common equity between 10 percent and 15 percent, (c) nonperforming assets less than 3.00 percent of loans and other real estate owned, (d) average weekly trading volume greater than 0.15 percent of shares outstanding, (e) not the target of an announced merger or acquisition, and (f) no unusual non-bank lines of business.

•	Group 2 (the “National” Group) consists of 55 banks located nationwide with assets between $1 billion and $5 billion. Other than the asset size criterion used to determine the Midwest Group, the analysis used the same criteria to determine the companies included in the National Group.

The Midwest Group included the following companies:

County Bancorp, Inc.	Lakeland Financial Corporation	QCR Holdings, Inc.
Enterprise Financial Services Corp.	LCNB Corp.	Southern Missouri Bancorp, Inc.
First Busey Corporation	MainSource Financial Group, Inc.	Stock Yards Bancorp, Inc.
First Business Financial Services, Inc.	Middlefield Banc Corp.	United Bancshares, Inc.
German American Bancorp, Inc.	MidWestOne Financial Group, Inc.	West Bancorporation, Inc.
Horizon Bancorp	MutualFirst Financial, Inc.	Your Community Bankshares, Inc.

[28]	Adjustments include gains on sale of securities ($613,000), gains on sale of other real estate owned ($59,000), and the tax effect of the preceding items ($263,000). Earnings per share is calculated net of preferred stock dividends paid by Landmark Bank ($692,000).
[29]	Adjustments include losses on the sale of other real estate owned ($45,000) and the related tax effect ($18,000). Earnings per share is calculated net of preferred stock dividends paid by Landmark Bank ($1,000,000).

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The National Group included the following companies:

ACNB Corporation	First Busey Corporation	Penns Woods Bancorp, Inc.
American National Bankshares Inc.	First Business Financial Services, Inc.	Peoples Financial Services Corp.
Arrow Financial Corporation	First Community Bancshares, Inc.	Preferred Bank
Bar Harbor Bankshares	First of Long Island Corporation	Premier Financial Bancorp, Inc.
Bridge Bancorp, Inc.	Franklin Financial Network, Inc.	QCR Holdings, Inc.
C&F Financial Corporation	German American Bancorp, Inc.	Southern First Bancshares, Inc.
Camden National Corporation	Great Southern Bancorp, Inc.	Southern Missouri Bancorp, Inc.
Carolina Financial Corporation	Heritage Financial Corporation	Southside Bancshares, Inc.
CenterState Banks, Inc.	Horizon Bancorp	Stock Yards Bancorp, Inc.
Century Bancorp, Inc.	Independent Bank Group, Inc.	Stonegate Bank
City Holding Company	Lakeland Bancorp, Inc.	Triumph Bancorp, Inc.
CNB Financial Corporation	Lakeland Financial Corporation	Unity Bancorp, Inc.
CoBiz Financial Inc.	LCNB Corp.	Univest Corp. of Pennsylvania
Codorus Valley Bancorp, Inc.	MainSource Financial Group, Inc.	WashingtonFirst Bankshares, Inc.
CU Bancorp	Merchants Bancshares, Inc.	West Bancorporation, Inc.
Enterprise Financial Services Corp.	MidWestOne Financial Group, Inc.	Yadkin Financial Corporation
Financial Institutions, Inc.	MutualFirst Financial, Inc.	Your Community Bankshares, Inc.
First Bancorp, Inc.	Pacific Continental Corporation
First Bancshares, Inc.	Pacific Premier Bancorp, Inc.

The following table compares certain financial metrics between Landmark Bank and the comparable companies.

Financial Metric	Landmark Bank	Midwest Group Median	National Group Median
Total Assets	$2.4 BN	$2.1 BN	$2.4 BN
Tangible Common Equity / Tangible Assets	8.09%	8.86%	8.61%
Loans / Assets	60%	72%	70%
Nonperforming Assets / Loans + OREO	1.73%	1.05%	1.13%
Loan Loss Reserve / Loans	1.57%	1.15%	1.10%
Core Return on Tangible Common Equity	12.1%	12.6%	12.2%
Return on Assets	1.03%	1.00%	0.98%
Net Interest Margin	3.76%	3.68%	3.70%
Noninterest Income / Average Assets	1.44%	0.89%	0.74%
Noninterest Expenses / Average Assets	3.47%	2.69%	2.60%
Efficiency Ratio	70%	61%	60%

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The following table presents the median valuation multiples for the Midwest and National comparable company groups, as well as average of the median multiples reported for the two groups. The average multiple is used in the valuation analysis.

Multiple	Midwest		National		Average
Price / Tangible Book Value	1.53	x	1.52	x	1.52	x
Price / Core Last Twelve Months Net Income[30]	12.71	x	13.21	x	12.96	x
Price / Forecast 2016 Net Income	11.64	x	12.28	x	11.96	x

Using the comparable company data, Mercer Capital derived a range of values using Landmark Bank’s adjusted 2015 net income, adjusted forecast 2016 net income, and tangible book value. Further, the analysis assumes that, if Landmark Bank were publicly-traded, it would trade at multiples equal to 90 percent to 100 percent of the comparable company median multiple. The following range of values does not adjust for the relative illiquidity of Landmark Bank’s shares, as compared to the comparable public companies.

High End of Range	Landmark Bank Metric	Multiple		Value per Share[31]
Tangible Book Value as of December 31, 2015	$195,856,000	1.52	x	$509.00
Adjusted 2015 Net Income[32]	$22,842,000	12.96	x	$506.00
Adjusted Forecast 2016 Net Income[33]	$23,327,000	11.96	x	$477.00

Low End of Range	Landmark Bank Metric	Multiple		Value per Share[2]
Tangible Book Value as of December 31, 2015	$195,856,000	1.37	x	$458.00
Adjusted 2015 Net Income[3]	$22,842,000	11.66	x	$456.00
Adjusted Forecast 2016 Net Income[4]	$23,327,000	10.76	x	$430.00

Discounted Cash Flow Analysis. Mercer Capital used the discounted cash flow method to derive a range of values for Landmark Bank based upon projected cash flows that would accrue to its shareholders. The analysis was not prepared from the perspective of a purchaser of a controlling interest in Landmark Bank. Rather, the analysis assumes that Landmark Bank continues its current operations. The merger is not expected to create any material reductions in Landmark Bank’s operating expenses, such as may inure to a purchaser obtaining a controlling interest in Landmark Bank via a strategic transaction.

Mercer Capital relied upon management’s 2016 budget and strategic plan forecast covering the 2017 to 2019 period, which was prepared in mid-2015. Mercer Capital updated certain assumptions in the strategic plan forecast to consider variances between the 2016 budget and the strategic plan forecast for 2016. Mercer Capital extrapolated fiscal 2020 from the strategic plan forecast for 2019. The forecast implies a return on assets for Landmark Bank ranging from 0.98 percent to 1.05 percent. For comparison, Landmark Bank’s 2015 return on assets was 1.03 percent, adjusted for non-recurring items.

The discounted cash flow analysis is a function of the following:

•	Projected dividends paid by Landmark Bank to its shareholders (including The Landrum Company)

•	A “terminal” value or residual value, representing the value of Landmark Bank at the end of the five year forecast period. The terminal value was determined using historical trading multiples during the 2004 to 2015 period for banks with total assets between $500 million and $5 billion and a return on equity exceeding 10 percent. The terminal value also includes “excess” tangible common equity exceeding 8.75 percent of projected 2020 tangible assets.

[30]	Core earnings, as calculated by SNL Financial.
[31]	Assumes 584,573 Landmark Bank shares outstanding.
[32]	Adjustments include gains on sale of securities ($613,000), gains on sale of other real estate owned ($59,000), and the tax effect of the preceding items ($263,000). Net income is calculated net of preferred stock dividends paid by Landmark Bank ($692,000).
[33]	Adjustments include losses on the sale of other real estate owned ($45,000) and the related tax effect ($18,000). Net income is calculated net of preferred stock dividends paid by Landmark Bank ($1,000,000).

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•	A discount rate to derive the present value of the projected dividends and terminal value. Projected cash flows were discounted to a present value based upon a discount rate of 13.0 percent. Mercer Capital derived the discount rate as the sum of: (a) 2.41 percent risk-free interest rate derived from the yield on 20-year U.S. Treasuries; (b) the product of the estimated banking industry beta of 0.88 and common equity risk premium of 5.50 percent derived from various published estimates of the equity risk premium; (c) the small capitalization stock equity premium of 2.76 percent obtained from research published by Ibbotson & Associates; and (d) 3.00 percent for an incremental risk premium Mercer Capital deemed to be appropriate given risks specific to Landmark Bank and the uncertainty of achieving the projected performance.

The following table presents the range of value derived using the discounted cash flow analysis, assuming terminal year price/earnings multiples of 12.6x, 13.6x, and 14.6x. The following range of values does not adjust for the relative illiquidity of Landmark Bank’s shares, as compared to the comparable public companies.

Return on Assets	12.6x	13.6x	14.6x
1.02%	$428	$458	$489
1.05% (Baseline)	$441	$472	$503
1.09%	$453	$485	$518

Marketability Discount Analysis. A marketability (or illiquidity) discount is the decrement to value resulting from the relative illiquidity of a nonpublicly-traded security, such as Landmark Bank’s common stock. After applying a marketability discount, a potential investor implicitly would be indifferent between holding two securities that are identical, except for the lack of an established trading market for one security. Mercer Capital considered various qualitative and quantitative measures of the marketability discount. Ultimately, Mercer Capital applied marketability discounts ranging from 5 percent to 10 percent.

Before applying the marketability discount, Mercer Capital compressed the ranges of value determined using the comparable company and discounted cash flow analyses to a range of $450.00 to $510.00 per share. After applying marketability discounts of 5 percent and 10 percent, Mercer Capital developed a range of value of $400.00 to $480.00 per share. Mercer Capital observed that the cash purchase price offered to Landmark Bank shareholders ($460.00 per share) is within this range of values.

Share Exchange Ratio. The merger provides that Landmark Bank shareholders electing to receive The Landrum Company common stock will receive 1.2700 shares of The Landrum Company Class A Voting Common Stock per share of Landmark Bank common stock. In evaluating the fairness of the exchange ratio, Mercer Capital evaluated (a) an “earnings for earnings” exchange ratio, (b) a “book for book” exchange ratio, (c) a “value for value” exchange ratio, and (d) an exchange ratio based on the $460.00 per share cash price, adjusted for The Landrum Company’s other assets and liabilities.

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Earnings-for-Earnings Exchange Ratio. The following table illustrates the calculation of the exchange ratio using the “earnings-for-earnings” method.

Landmark Bank Adjusted Earnings per Share[34]	The Landrum Company Earnings per Share[35]	Exchange Ratio
$39.07	$32.30	1.21	x

Book-for-Book Exchange Ratio. The following table illustrates the calculation of the exchange ratio using the “book-for-book” method.

Landmark Bank Tangible Common Book Value per Share[36]	The Landrum Company Tangible Common Book Value per Share[37]	Exchange Ratio
$335.04	$256.85	1.30	x

Value for-Value Exchange Ratio. Mercer Capital prepared a valuation analysis of The Landrum Company’s common stock. The analytical approach is substantially similar to the valuation of Landmark Bank’s common stock.

•	Comparable Company Analysis. Mercer Capital used the same comparable company groups and pricing multiples in valuing The Landrum Company’s common stock as in valuing Landmark Bank’s common stock. Financial metrics considered included The Landrum Company’s adjusted 2015 net income, adjusted forecast 2016 net income, and tangible common book value. The range of values, before marketability discount, was $352.00 to $418.00 per share.

•	Discounted Cash Flow Analysis. The financial projections for The Landrum Company begin with Landmark Bank’s projections. The Landrum Company recognizes approximately 85 percent of Landmark Bank’s net income, based on its ownership position. The Landrum Company also incurs certain expenses, the most material of which is interest expense on its borrowings. The Landrum Company’s expenses were projected based on the strategic plan, recent performance, and amortizations of the outstanding debt instruments. In deriving a value for The Landrum Company’s common stock, Mercer Capital assumed that the discount rate applicable to The Landrum Company’s common stock is 1.00 percent higher than Landmark Bank’s discount rate, reflecting The Landrum Company’s more leveraged capital structure. The range of values, before marketability discount, was $324.00 to $400.00 per share.

•	Compressed Range. After removing certain outlier values, the compressed range was $350.00 to $400.00 per The Landrum Company share.

•	Marketability Discount. As for Landmark Bank, Mercer Capital that the range of marketability discounts applicable to The Landrum Company’s common stock would be 5 percent to 10 percent.

•	Final Range, Adjusted for Marketability Discount. After applying marketability discounts ranging from 5 percent to 10 percent, the final range of values for The Landrum Company shares is $310.00 to $380.00 per share. The cash price for Landmark Bank shares ($460.00) and the exchange ratio (1.2700x) implies a value for The Landrum Company’s common stock of $362.20, which is within the aforementioned range of values.

[34]	Derived using Landmark Bank’s 2015 net income, as adjusted. Adjustments include gains on sale of securities ($613,000), gains on sale of other real estate owned ($59,000), and the tax effect of the preceding items ($263,000). Assumes 584,573 Landmark Bank shares outstanding.
[35]	Derived using The Landrum Company’s 2015 net income, as adjusted. Adjustments include gains on the sale of securities ($715,000), gains on the sale of other real estate owned ($50,000), and the tax effect of the preceding items ($299,000). Assumes 580,946 The Landrum Company shares outstanding.
[36]	As of December 31, 2015. Assumes 584,573 Landmark Bank shares outstanding.
[37]	As of December 31, 2015. Assumes 580,946 The Landrum Company shares outstanding.

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The following table illustrates the calculation of an exchange ratio using the “value-for-value” method.

	Low		Mid		High
Value per Landmark Bank Share	$400.00		$440.00		$480.00
Value per The Landrum Company Share	$310.00		$345.00		$380.00
Exchange Ratio	1.29	x	1.28	x	1.26	x

Agreed Value, Adjusted for The Landrum Company’s Other Assets and Liabilities. The merger provides for a cash price of $460.00 per Landmark Bank share, implying the 495,093 shares of Landmark Bank’s common stock held by The Landrum Company has a value of $227.7 million. To derive an implied value of The Landrum Company’s common stock, Mercer Capital’s analysis considered The Landrum Company’s assets (other than the value of its investment in Landmark Bank common stock) and its liabilities. Excluding its investment in Landmark Bank common stock, The Landrum Company has other assets valued at $27.7 million, including cash ($6.9 million), preferred stock investment in Landmark Bank ($20.0 million), and miscellaneous other assets ($788 thousand). Liabilities total $43.5 million, and include debt from an unrelated bank ($8.5 million), subordinated debt related to trust preferred security offerings ($33.7 million), and miscellaneous other liabilities ($1.3 million). Therefore, the implied value of The Landrum Company’s common stock can be calculated as follows:

Value of The Landrum Company’s Common Stock Investment in Landmark Bank	$227,700,000
Plus: Value of The Landrum Company’s Other Assets	27,700,000
Less: The Landrum Company’s Liabilities	(43,500,000)

Equals: Implied Value of The Landrum Company’s Common Stock	$211,900,000

Implied Value Per Share of Landrum Company Common Stock	$365.00

Deducting The Landrum Company’s net debt ($15.8 million) from the market value of The Landrum Company’s investment in Landmark Bank ($227.7 million) implies that The Landrum Company’s common equity has a value of $212.0 million, or $365.00 per The Landrum Company share (based on 580,936 The Landrum Company shares outstanding).

The following table illustrates the calculation of the exchange ratio based upon the agreed value for Landmark Bank’s common stock, adjusts for The Landrum Company’s other assets and liabilities.

Landmark Bank Value per Share[38]	Implied The Landrum Company Value per Share	Exchange Ratio
$460.00	$365.00	1.26	x

Summary of Exchange Ratio Analysis. Using the preceding four approaches, the calculated exchange ratios ranged from 1.21x to 1.30x. The merger provides for a 1.2700 exchange ratio, which Mercer Capital observed to be within the preceding range.

Mercer Capital observed that certain benefits result from the merger that benefit The Landrum Company’s shareholders and further support the agreed exchange ratio, including:

•	Simplification of the corporate structure by enabling The Landrum Company to control 100 percent of its subsidiary’s shares

[38]	Per merger terms.

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•	Greater alignment of The Landrum Company’s corporate structure with similar bank holding companies

•	Simplification of capital transactions with Landmark Bank (either dividends or capital injections)

•	Clarification of The Landrum Company board’s fiduciary duties, as only one set of shareholders will exist

•	Greater liquidity for The Landrum Company’s shareholders, as a larger number of The Landrum Company shareholders will exist after the merger

•	Facilitation of potential acquisitions

Preferred Stock Term. The merger provides that Landmark Bank shareholders may elect to receive 0.4600 share of a newly issued class of The Landrum Company preferred stock. The preferred stock will have a 6.75 percent noncumulative dividend rate (paid quarterly), will be redeemable after five years from the issuance date, and will not be convertible into The Landrum Company common stock.

Mercer Capital obtained data regarding certain preferred stock offerings conducted by bank holding companies in 2014, 2015, and 2016 and for which the issuer did not appear to be financially distressed. Mercer Capital also excluded issuances by bank holding companies with total assets exceeding $25 billion.

	Dividend Provisions			Redemption Provisions		Other Provisions
Issuer	Initial Rate	Cumulative	Adjustability Provisions	Redeemable	Structure	Convertible	Voting Rights
Ohio Legacy Corp	6.00%	No	Fixed	No		Yes	Yes
BCB Bancorp, Inc. (Series C)	6.00%	No	Fixed	Yes	At 12/31/17; 2-3 Years from Offering	No	No
F & M Bank Corp.	5.10%	No	Fixed	Yes	After 3rd anniversary	Yes	No
MVB Financial Corp. (Series B) [1]	6.00%	No	Fixed	Yes	After 5th anniversary	Yes	No
MVB Financial Corp. (Series C) [1]	6.50%	No	Fixed	Yes	After 5th anniversary	Yes	No
Katahdin Bankshares Corporation	8.75%	No	3 mo. LIBOR + 4.25%; 8.75% floor	Yes	After 5th anniversary	No	No
Foundation Bancorp, Inc. [2]	6.75%	No	Fixed	Yes	After 5th anniversary	Yes	Yes
SB Financial Group, Inc.	6.50%	No	Fixed	No		Yes	No
Customers Bancorp, Inc.	6.50%	No	3 mo. LIBOR + 5.09% after 5 Years	Yes	After 5th anniversary	No	No
Customers Bancorp, Inc.	7.00%	No	3 mo. LIBOR + 5.30% after 5 Years	Yes	After 5th anniversary	No	No
IBERIABANK Corporation	6.63%	No	3 mo. LIBOR + 4.262% after 10 Years	Yes	After 10th anniversary	No	No
Banc of California, Inc.	7.38%	No	Fixed	Yes	After 5th anniversary	No	No
Valley National Bancorp	6.25%	No	3 mo. LIBOR + 3.85% after 10 Years	Yes	After 10th anniversary	No	No
Wintrust Financial Corporation	6.50%	No	3 mo. LIBOR + 4.06% after 10 Years	Yes	After 10th anniversary	No	No
Commerce Bancshares, Inc.	6.00%	No	Fixed	Yes	After 5th anniversary	No	No
MEDIAN	6.50%

[1]	Series C preferred shares are junior to the Series B preferred shares, presumably accounting for the dividend differential
[2]	Redemption option subject to certain requirements and restrictions related to the value of the common stock

Mercer Capital also reviewed the yields on certain preferred stocks issued by banks and bank holding companies that trade on the NYSE or NASDAQ markets. Average yields for these issuances were 5.6 percent for BBB-rated issuers, 6.2 percent for BB-rated issuers, and 6.7 percent for unrated issuers.

The comparable preferred stock offerings and publicly-traded preferred stock data generally indicated dividend yields in the 6.00 percent to 7.00 percent range. Mercer Capital noted that this dividend range is consistent with the dividend rate on The Landrum Company’s preferred shares issued in connection with the merger.

Pro Forma Effect of the Merger on The Landrum Company. Mercer Capital also evaluated the pro forma impact of the merger on The Landrum Company’s earnings per share, tangible book value per share, regulatory capital ratios, and cash flow.

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•	Earnings per Share. Mercer Capital calculated that the merger would dilute The Landrum Company’s forecast 2016 and 2017 earnings per share by 0.3 percent, if 100 percent of Landmark Bank’s shareholders (other than The Landrum Company) elect to receive The Landrum Company common stock in the merger. If Landmark Bank minority shareholders exchange $3.5 million of Landmark Bank shares for cash and $3.5 million of Landmark Bank shares for The Landrum Company preferred stock, then the merger would be accretive to The Landrum Company’s earnings per share by 1.1 percent.

•	Tangible Book Value. Mercer Capital calculated that the merger would be accretive to The Landrum Company’s tangible common book value per share by 0.9 percent, if 100 percent of Landmark Bank’s shareholders (other than The Landrum Company) elect to receive The Landrum Company common stock in the merger. If Landmark Bank minority shareholders exchange $3.5 million of Landmark Bank shares for cash and $3.5 million of Landmark Bank shares for The Landrum Company preferred stock, then the merger would be dilutive to The Landrum Company’s tangible book value per share by 0.2 percent.

•	Regulatory capital ratios. Mercer Capital calculated the pro forma effect of the merger on The Landrum Company’s capital ratios, assuming that Landmark Bank shareholders elect to receive various proportions of the three forms of consideration. Based upon this analysis, Mercer Capital does not expect the merger to cause a material adverse effect on The Landrum Company’s capital ratios. The impact of the merger on The Landrum Company’s capital ratios is limited by the cap on the cash consideration available to Landmark Bank shareholders.

•	Cash Flow. Mercer Capital evaluated whether the merger would constrain The Landrum Company’s ability to service its debt at the parent company level, pay other expenses, and provide for shareholder dividends. Based upon Mercer Capital’s pro forma analysis of The Landrum Company, the merger is not expected to cause a material adverse effect on The Landrum Company’s cash flow.

Projections Provided to Financial Advisors

The Landrum Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings, or other results, due to the inherent unpredictability of the underlying assumptions, estimates, and projections. However, The Landrum Company regularly prepares internal financial forecasts regarding its future operations.

In June 2015, as a part of The Landrum Company’s review of potential strategic alternatives, management of The Landrum Company presented to the Board of Directors a 2015-2019 long-range strategic plan (the “Strategic Plan”). The Strategic Plan is subject to certain assumptions, risks, and limitations, as described below. A summary of the Strategic Plan projections is set forth below.

The Strategic Plan was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (GAAP). The summary of the Strategic Plan projections is not being included in this Proxy Statement/Offering Circular to influence any Landmark Bank shareholders regarding their decisions with respect to the merger or choice of merger consideration, but only because the Strategic Plan was made available to the financial advisors of The Landrum Company and Landmark Bank (Mercer Capital and Hovde Group, LLC) in order that the financial advisors might consider the same as they advised their respective clients during the negotiation of the terms of the Merger Agreement.

The Strategic Plan, while presented with numerical specificity, necessarily entails numerous variables and assumptions that are inherently uncertain and may be beyond the control of The Landrum Company. Because the Strategic Plan covers multiple years, by its nature the Strategic Plan becomes subject to greater uncertainty with each successive year considered. The contrast of actual performance versus the Strategic Plan projections may be affected by The Landrum Company’s ability to achieve strategic goals, objections, and targets over the applicable periods. The assumptions upon which the Strategic Plan was based necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions, all of which are difficult or impossible to predict with accuracy, and many of which are beyond The Landrum Company’s control. The Strategic Plan also reflects assumptions as to certain business decisions that are subject to change.

                In light of the foregoing, there can be no assurance that the projections in the Strategic Plan will be realized, and actual results may vary materially from those set forth in the Strategic Plan. The inclusion of a summary of the Strategic Plan projections in this Proxy Statement/Offering Circular should not be regarded as an indication that The Landrum Company, Landmark Bank, or their respective officers, directors, advisors, or other representatives considered or consider the Strategic Plan necessarily predictive of actual future events, and the Strategic Plan should not be relied upon as such. None of The Landrum Company, Landmark Bank, or their respective officers, directors, advisors, or other representatives can give any assurance that the actual results will not differ from the Strategic Plan, and The Landrum Company does not undertake any obligation to update or otherwise revise or reconcile the Strategic Plan to reflect circumstances existing after the date the Strategic Plan was generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Strategic Plan are shown to be in error. Neither The Landrum Company nor Landmark Bank intends to make publicly available any update or other revisions to the Strategic Plan or the summary of the projections from the Strategic Plan set forth below. None of The Landrum Company, Landmark Bank, or their respective officers, directors, advisors, or other representatives has made or makes any representation to any Landmark Bank shareholders or any other person that the forecasted results will be achieved or any other representation regarding the ultimate performance of The Landrum Company.

In light of the foregoing and the uncertainties inherent in the Strategic Plan, shareholders of Landmark Bank are cautioned not to place undue, if any, reliance upon the following summary of projections from the Strategic Plan.

The following table sets forth a summary of certain financial projections for The Landrum Company forming a part of the Strategic Plan (dollar amounts in thousands), for the years ended December 31 of the indicated year:

	2015	2016	2017	2018	2019
Net interest income	$79,836	$82,256	$85,563	$89,888	$93,926
Provision for allowance for loan and lease losses	(4,033)	(5,038)	(6,416)	(7,203)	(7,242)
Non-interest income	30,926	31,913	32,924	33,815	34,794
Non-interest expense	(77,455)	(80,057)	(82,008)	(83,866)	(86,410)
Net income before taxes	29,274	29,074	30,063	32,634	35,068
Income tax expense	(7,413)	(7,661)	(7,601)	(8,228)	(8,822)
Income attributable to minority shares in Landmark Bank	(2,286)	(2,798)	(3,210)	(3,505)	(3,785)
Net income	$19,575	$18,615	$19,252	$20,901	$22,461

The Strategic Plan should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding The Landrum Company and Landmark Bank set forth elsewhere in this Proxy Statement/Offering Circular.

Regulatory Approval

Completion of the merger is conditioned on, among other things, the receipt of approval by the United States Office of the Comptroller of the Currency. On June 24 2016, the Comptroller of the Currency granted its approval, subject to certain conditions being met, none of which are deemed by management of Landmark Bank to be material.

Accounting Treatment

The Landrum Company will account for the merger as an equity transaction. Under this treatment, no gain or loss will be recognized in consolidated net income or comprehensive net income. The carrying amount of the minority-owned shares of common stock of Landmark Bank will be adjusted to reflect the change of The Landrum Company’s ownership interest in Landmark Bank. The difference between the fair market value of the consideration paid and the amount by which the minority interest is adjusted will be recognized in equity attributable to The Landrum Company.

Material United States Federal Income Tax Consequences

The following is a description of the material anticipated U.S. federal income tax consequences of the merger to shareholders of Landmark Bank who hold their shares of common stock of Landmark Bank as capital assets and constitutes the opinion of Polsinelli PC, counsel to The Landrum Company. See also Exhibit 12.2 to this Proxy Statement/Offering Circular. This discussion does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not such transactions are undertaken in connection with the merger). In addition, this discussion does not address all of the U.S. federal income tax consequences that may be important to each taxpayer in light of each taxpayer’s particular circumstances, nor does this discussion address the U.S. federal income tax consequences that may be applicable to taxpayers subject to special treatment under the Internal Revenue Code, such as:

•	Tax-exempt organizations

•	Financial institutions, insurance companies, mutual funds, and broker-dealers or persons who have elected to use the mark-to-market method of accounting with respect to their securities holdings

•	Shareholders who hold their shares of common stock of Landmark Bank as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of shares of common stock of Landmark Bank and one or more other investments

•	Persons who acquired their shares of common stock of Landmark Bank through the exercise of employee stock options, through a benefit plan, or otherwise in a compensatory transaction

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•	Shareholders who are not U.S. persons within the meaning of the Internal Revenue Code or that use a functional currency other than the U.S. dollar

•	Partnerships or other pass-through entities and investors in such entities

•	Shareholders who dissent and exercise their appraisal rights

No information is provided in this Proxy Statement/Offering Circular with respect to the tax consequences, if any, of the merger under applicable foreign, state, local, and other tax laws. This discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations, administrative rulings, and judicial decisions, all as in effect as of the date of this Proxy Statement/Offering Circular. There can be no assurance that future legislation, administrative or judicial changes, or interpretations, any of which could apply retroactively, will not affect the accuracy of this discussion.

The Landrum Company, Landmark Bank, and LMB Interim Bank have received an opinion of counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a consequence, none of The Landrum Company, Landmark Bank, or LMB Interim Bank will recognize any gain or loss as a result of the merger. The U.S. federal income tax consequences of the merger qualifying as a reorganization to a particular shareholder of Landmark Bank will be as follows: No gain or loss should be recognized by a holder of shares of common stock of Landmark Bank as a result of the surrender of those shares of common stock solely in exchange for shares of The Landrum Company stock pursuant to the Merger Agreement (except with respect to cash received instead of a fractional share of The Landrum Company stock, as discussed below). The aggregate tax basis of the shares of The Landrum Company stock received in the merger (including any fractional shares of The Landrum Company stock deemed received) should be the same as the aggregate tax basis of the shares of Landmark Bank common stock surrendered in exchange for The Landrum Company stock. The holding period of the shares of stock of The Landrum Company received (including any fractional shares of stock of The Landrum Company deemed received) should include the holding period of shares of common stock of Landmark Bank surrendered in exchange for the shares of stock of The Landrum Company, provided that such shares of common stock of Landmark Bank surrendered were held as capital assets of the shareholder at the effective time of the merger.

Some shareholders of Landmark Bank common stock may receive both stock of The Landrum Company and cash, due to limits imposed by the SEC on the dollar value of securities that non-accredited investors may receive as merger consideration. In addition, the cash portion of the merger consideration is capped at $3,500,000, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of The Landrum Company stock to non-accredited investors. The Landrum Company may, in its absolute discretion, waive this cap (or elect a higher cap, in its discretion). If the cash portion of the merger consideration is oversubscribed, all shareholders of Landmark Bank electing to receive cash as their merger consideration will receive some cash and some common stock of The Landrum Company (unless The Landrum Company waives this provision). In either circumstance, the Landmark Bank shareholder will receive some cash and some shares of The Landrum Company stock and as a result will recognize any capital gain (long-term or short-term, depending upon the shareholder’s individual holding period) up to the amount of cash received as merger consideration.

Holders of common stock of Landmark Bank who receive cash instead of a fractional share of stock of The Landrum Company should be treated as having received the fractional share in the merger and then as having the fractional share redeemed by The Landrum Company in exchange for the cash actually distributed instead of the fractional share, with such redemption qualifying as an exchange under the Internal Revenue Code. Accordingly, such holders should recognize gain or loss equal to the difference between the tax basis of the holder’s common stock surrendered allocable to that fractional share and the amount of cash received. The gain or loss should be capital gain or loss, and long-term capital gain or loss if the surrendered common stock was been held for more than one year as a capital asset at the effective time of the merger.

Under certain circumstances a holder of shares of common stock of Landmark Bank may be subject to backup withholding at a rate of 28 percent with respect to the amount of cash received, unless the holder provides proof of an applicable exemption satisfactory to The Landrum Company or furnishes its correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability for the taxable year in which the merger is consummated, so long as the required information is furnished to the IRS.

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A shareholder of Landmark Bank who receives The Landrum Company stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file a statement setting forth certain facts relating to the merger along with the U.S. federal income tax returns for the year in which the merger takes place.

The preceding summary does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger. Accordingly, shareholders of Landmark Bank are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign, and other tax laws and the effect of any proposed changes in the tax laws.

Election of Merger Consideration

If the merger and the Merger Agreement are approved by the shareholders of Landmark Bank, and if all other conditions precedent to the merger are met or waived, the merger will be consummated. Shortly after the consummation of the merger, The Landrum Company will send notice of the consummation of the merger to all former shareholders of Landmark Bank, together with an Election Form/Letter of Transmittal. The form will provide the format for each shareholder to make an election of the form of merger consideration that shareholder will receive (subject to certain limitations discussed elsewhere) and also provide instructions on how to surrender certificates formerly representing shares of Landmark Bank so that the holder thereof may receive the merger consideration. The Election Form/Letter of Transmittal will require that certain information be provided by each former shareholder of Landmark Bank common stock, related to requirements for issuing the merger consideration.

Dissenting Shareholders’ Rights of Appraisal

Under the National Bank Act, dissenting shareholders have the right to elect to receive payment in cash for the appraised value of their shares of Landmark Bank common stock instead of the merger consideration. Shareholders exercising appraisal rights must strictly comply with the provisions of 12 USC Section 215a(b)-(d), a part of the National Bank Act, in order to perfect their rights of appraisal. A copy of the applicable statute is attached as Annex F to this Proxy Statement/Offering Circular. See also “THE LANDMARK BANK SPECIAL MEETING OF SHAREHOLDERS—Dissenting Shareholders’ Rights of Appraisal” at page 29.

PERFECTION OF APPRAISAL RIGHTS IS COMPLEX. THE PROCEDURAL RULES ARE SPECIFIC AND MUST BE FOLLOWED PRECISELY. FAILURE TO FOLLOW THE STEPS REQUIRED BY 12 USC SECTION 215a(b)-(d), A PART OF THE NATIONAL BANK ACT, FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT A SHAREHOLDER WILL ONLY BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF 12 USC SECTION 215a(b)-(d), SHAREHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISORS.

Interests of Certain Persons in the Merger

At the effective time of the merger, The Landrum Company will own 100 percent of the shares of the surviving bank (LMB Interim Bank, to be renamed Landmark Bank). Shareholders of Landmark Bank prior to the merger (other than The Landrum Company) will own 16.97 percent of Class A Common Voting Stock of The Landrum Company after the merger (assuming that all Landmark Bank shareholders elect to receive the Class A Common Voting Stock of The Landrum Company as their merger consideration).

In addition to the foregoing, it is anticipated that the two members of the Landmark Bank board of directors forming the independent merger committee (Messrs. Borgelt and Stevenson) will continue on as directors of the surviving bank after the consummation of the merger.

Comparison of the Rights of Shareholders

Shareholders of Landmark Bank will become shareholders of The Landrum Company at the effective time of the merger. There are material differences in the rights of shareholders of Landmark Bank on the one hand, and shareholders of The Landrum Company on the other hand. See “COMPARISON OF THE RIGHTS OF SHAREHOLDERS” at page 107.

Restrictions on Resales by Affiliates

The issuance of shares of The Landrum Company stock to shareholders of Landmark Bank upon completion of the merger has been qualified pursuant to Regulation A promulgated by the SEC under the Securities Act of 1933. These shares may be traded freely without restriction by those shareholders who are not deemed to be

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“affiliates” (as defined in SEC rules under the Securities Act) of The Landrum Company after the merger. An “affiliate” of a company generally includes its executive officers, directors, and holders of ten percent or more of The Landrum Company’s voting stock.

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THE MERGER AGREEMENT

The following summary of certain terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement which is, with the exception of certain exhibits and schedules to the Merger Agreement, attached as Annex A to this Proxy Statement/Offering Circular.

Terms of the Merger

Upon completion of the merger, Landmark Bank will merge with and into LMB Interim Bank, the separate corporate existence of Landmark Bank will cease, and LMB Interim Bank will be the surviving bank. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the merger will become effective upon the filing of a certificate of merger with the United States Office of the Comptroller of the Currency.

The surviving bank will operate under the name “Landmark Bank, National Association,” will continue to engage in the same business as that of Landmark Bank prior to the merger, and will adopt the charter number of Landmark Bank (dating back to 1865) as its charter number. Its headquarters will remain in Columbia, Missouri.

The articles of association of the surviving bank, LMB Interim Bank, will be the Landmark Bank Second Amended and Restated Articles of Association at the time of the merger, a copy of which is attached as Annex B to this Proxy Statement/Offering Circular. The bylaws of the surviving bank, LMB Interim Bank, will be the Landmark Bank Second Amended and Restated Bylaws at the time of the merger. The form of the bylaws of the surviving Bank is set forth in Annex C to this Proxy Statement/Offering Circular.

At the effective time of the merger, automatically by virtue of the merger and without any action on the part of any party or shareholder, each one share of common stock of Landmark Bank outstanding immediately prior to the effective time (other than appraisal shares and shares held by The Landrum Company) will be converted into the right to receive (each shareholder will make one election for all shares owned):

•	1.27 shares of The Landrum Company Class A Common Voting Stock; or

•	0.46 shares of The Landrum Company Series E Preferred Stock; or

•	$460 in cash.

The Merger Agreement provides that shares of Landmark Bank common stock held by The Landrum Company will be automatically converted into shares of common stock of the surviving bank (LMB Interim Bank, renamed Landmark Bank, National Association), and the shares of Landmark Bank preferred stock held by The Landrum Company will be automatically converted into preferred shares of the surviving bank. As a result of the merger, The Landrum Company will own 100 percent of the surviving bank’s capital stock.

Under certain circumstances, a Landmark Bank shareholder may receive merger consideration different from what he or she has elected. Some shareholders of Landmark Bank common stock may receive both stock of The Landrum Company and cash, due to limits imposed the SEC on the dollar value of securities that non-accredited investors may receive as merger consideration. In addition, the cash portion of the merger consideration is capped at $3,500,000, excluding cash paid in lieu of fractional shares, cash paid to dissenters, and cash paid in lieu of The Landrum Company stock issued to non-accredited investors. The Landrum Company may, in its discretion, waive this cap (or elect a higher cap, in its discretion). If the cash portion of the merger consideration is oversubscribed, all shareholders of Landmark Bank electing to receive cash as their merger consideration will receive some cash and some common stock of The Landrum Company as their merger consideration (unless The Landrum Company waives this provision).

The Landrum Company will not issue any fractional shares of The Landrum Company stock. Instead, any shareholder of Landmark Bank who is otherwise entitled to a fractional share of stock of The Landrum Company will receive cash equal to the product of (x) the fraction of a share of common stock of The Landrum Company to which the shareholder otherwise would be titled, times $362.20, or (y) the fraction of a share of preferred stock of The Landrum Company to which the shareholder otherwise would be entitled to receive, times $1,000.

At the effective time of the merger, shareholders of Landmark Bank will have no further rights as shareholders of Landmark Bank, other than the right to receive the merger consideration, except that those shareholders who effectively dissent will have appraisal rights. After the effective time of the merger, there will be no further transfers on the stock transfer books of Landmark Bank. If, after the effective time, stock certificates representing shares of common stock of Landmark Bank are presented for transfer, they will be canceled and exchanged for certificates representing shares of common stock of The Landrum Company, as provided in the Merger Agreement.

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Shareholders of Landmark Bank should not surrender certificates representing their shares of Landmark Bank at this time. Upon the consummation of the merger, The Landrum Company will send notice that the merger has been consummated and include instructions on how and where to surrender stock certificates.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by The Landrum Company, Landmark Bank, and LMB Interim Bank regarding aspects of their respective businesses, financial condition, structure, and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things, representations by each entity to the others:

•	There is no suit, action, or legal or administrative proceeding pending or threatened against it which, to its knowledge, if adversely determined would materially adversely affect its operations, properties, financial condition, or ability to consummate the transactions contemplated in the Merger Agreement

•	It is not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment

•	At the effective time of the merger, the consummation of the transactions contemplated in the Merger Agreement will not result in the breach of any term or provision of, cause the acceleration of, or constitute a default under any indenture, mortgage, deed of trust, other material agreement, or instrument of which it is a party

•	There are no restrictions in its charter or bylaws that would be violated by the transactions contemplated in the Merger Agreement

•	All tax returns required to be filed by it have been filed or an extension of such filing date has been obtained

•	Each of the representations made in the Merger Agreement shall be true and correct as of the effective time of merger, the same as they are true and correct as of the date of execution of the Merger Agreement

All representations, warranties, and covenants of the parties will survive upon the closing of the merger.

Conduct of Business Prior to the Merger and Other Covenants

Pursuant to the Merger Agreement, Landmark Bank agreed that it will operate in the normal course of its present business pending the merger, and will exercise its best efforts to preserve its business for the benefit of LMB Interim Bank (as the surviving Bank) through and after the merger.

Conditions to Complete the Merger

The completion of the merger depends on a number of conditions being met, including the following:

•	Approval of the Merger Agreement is certified by the United States Office of the Comptroller of the Currency and Landmark Bank and LMB Interim Bank are authorized to proceed to submit the Merger Agreement to their respective shareholders (which approval was received on June 24, 2016)

•	The Landmark Bank independent merger committee approves the Merger Agreement and the transaction described therein (which approval was received on January 22, 2016)

•	This Proxy Statement/Offering Circular being declared qualified by the SEC (which declaration was made on or about the date of the mailing of this Proxy Statement/Officering Circular)

•	The holders of at least two-thirds of the common stock of each of Landmark Bank and LMB Interim Bank approve the merger and the Merger Agreement

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•	The holders of at least a majority of the shares of common stock of Landmark Bank not held by The Landrum Company (a “majority of the minority”) approve the merger and the Merger Agreement

•	Any and all registrations, qualifications, permits, and/or licenses required under state and federal securities laws (to the extent applicable) in connection with the issuance of The Landrum Company stock, are duly obtained

•	The representations and warranties of each of The Landrum Company, Landmark Bank, and LMB Interim Bank, made in the Merger Agreement are true as of the date of the Merger Agreement and at the time the merger becomes effective

•	Each of The Landrum Company, Landmark Bank, and LMB Interim Bank has performed all obligations and complied with all covenants required in the Merger Agreement to be performed or complied with by or prior to the effective time of the merger

•	No material change in the corporate status, business operations, or financial conditions in any of The Landrum Company, Landmark Bank, or LMB Interim Bank has occurred (other than changes in the ordinary course of business or changes generally affecting the financial services industry, and other than losses covered by insurance)

A party to the Merger Agreement may elect to waive a condition that has not been satisfied and complete the merger although the party is entitled not to complete the merger.

Termination of the Merger Agreement

The Merger Agreement and the transactions contemplated therein may be terminated prior to the effective time of the merger in any of the following manners:

•	By mutual consent of the boards of directors of all of The Landrum Company, Landmark Bank, and LMB Interim Bank

•	By the board of directors of any of any of The Landrum Company, Landmark Bank, or LMB Interim Bank, if the merger and other transactions contemplated in the Merger Agreement are not consummated by September 30, 2016

•	By the board of directors of Landmark Bank or the board of directors of The Landrum Company if either or both reasonably concludes that it is more likely than not that claims from Landmark Bank dissenting shareholders for appraisal right will be asserted by holders of more than 10 percent of the shares of Landmark Bank common stock held by minority shareholders

•	By any of The Landrum Company, Landmark Bank, or LMB Interim Bank giving notice in writing to the other parties of: a default under the Merger Agreement; the institution or threat of litigation relating in a material way to the merger; or for any other material reason based upon an analysis of the facts and circumstances at hand

Waiver

Any of the terms or conditions of the Merger Agreement, unless specifically provided otherwise, may be modified or waived at any time before the effective time of the merger by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the board of directors of such party, provided that any such modifications or waiver shall not, in the judgment of the board of directors of the party making it, substantially affect in a material or adverse way the benefits of such party or its shareholders intended under the Merger Agreement.

Expenses

Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the merger.

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Management and Operations Following the Merger

The surviving bank in the merger (LMB Interim Bank) will be managed by a board of directors composed of the persons who served as the directors of Landmark Bank at the effective time of the merger, subject to removal or replacement from time to time thereafter by the shareholders. These persons are:

Basil R. Bigbie	John B. Landrum
David A. Borgelt	Lara J. Landrum
M. David Bryant, Jr.	Richard A. Mendenhall
Charles C. Cantrell	David D. Montgomery
Bradley G. Gentry	David L. Nimmo
Kevin D. Gibbens	Jon W. Stephenson
Natalie R. Krawitz	Jerome Taylor
Jennifer R. Landrum

The executive officers of Landmark Bank at the effective time of the merger will serve as the executive officers of surviving bank after the effective time of the merger, subject to removal, replacement, reassignment, and such other actions as may be determined from time to time thereafter by the board of directors of the surviving bank. These persons are:

Charles C. Cantrell	Chairman
Kevin D. Gibbens	President and Chief Executive Officer
Shon P. Aguero	Executive Vice President—Retail Banking Executive
Logan M. Dale	Executive Vice President—Commercial Banking Executive
Stephen E. Guthrie	Executive Vice President—Chief Financial Officer
Sabrina B. McDonnell	Executive Vice President—Chief Administrative Executive

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INFORMATION ABOUT THE LANDRUM COMPANY AND LANDMARK BANK

The Landrum Company

The Landrum Company, a Missouri general business corporation, registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), was organized in March 1994 to serve as the bank holding company for Landmark Bank, National Association, Columbia, Missouri. Its primary earning asset is Landmark Bank, headquartered in Columbia, Missouri, and currently operating from 44 office locations (including 41 full service branches and 3 loan production offices) in 30 communities in Missouri, Oklahoma, and Texas. The Landrum Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Landmark Bank

Landmark Bank, National Association is a national bank regulated by the United States Office of the Comptroller of the Currency (the “OCC”), established in 1865. The Landrum Company owns approximately 85 percent of the outstanding shares of common stock of Landmark Bank, all 10,000 shares of Series B Preferred stock of Landmark Bank, and all 10,000 shares of Series C Preferred Stock of Landmark Bank. As of December 31, 2015, Landmark Bank had total assets of approximately $2.4 billion, deposits of approximately $2.0 billion, and total shareholders’ equity of approximately $217 million. As of that date, there were approximately 345 holders of Bank common stock, in addition to The Landrum Company.

Recent Performance

In 2015, The Landrum Company earned net income of $19.3 million, translating into a return on average assets of 0.84 percent and return on average common equity of 11.0 percent, continuing a seven-year trend of year-over-year increases in earnings. This level of earnings was accomplished despite the sluggish economy, a low interest rate environment, and increasing challenges from new regulations.

The compound annual growth in net income of The Landrum Company over the period 2006-2015 was 12 percent. Some of the key drivers behind this financial performance were: sound credit quality, as proven by performance during the recession; strong core deposit account base with below average cost of funds; and mortgage banking and investment management providing diversification of revenue. The tangible book value per share has expanded at a compound annual rate of 13 percent over the period 2006-2015.

Growth Strategy

The Landrum Company believes that the trend toward consolidation in commercial and retail banking has created opportunities for capable, full-service independent banks. Large national and regional banks are acquiring local banks and transitioning them to limited service branches, changing the competitive landscape in those markets. In contrast, Landmark Bank’s focus has been to provide a unique, full-service customer experience using a strategy called “here for you banking.” Here for you banking refers to Landmark Bank’s focus on a creative, combined use of technology and local bankers to provide customer service in more ways, in more places, and at more times than traditionally available. Leveraging its reputation for quality service and personal relationship banking through this strategy, Landmark Bank has successfully grown its assets, deposits, and earnings, and thereby created long-term value.

Here for you banking is:

•	The creative use of technology to extend personal customer service to times and places not traditionally available.

•	Programs to leverage banker expertise across Landmark Bank’s footprint using video conferencing technology, offering subject matter experts to every customer in every market Landmark Bank serves.

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•	Differentiating Landmark Bank through maximized call center efficiencies to allow personal service for extended hours, with an eye to providing availability of bankers around the clock.

•	Staying on the forefront of communication technology, to provide customer services in new ways as it evolves.

•	Maintaining focus on new banking technology to bring the conveniences of such innovations as Video Teller to markets ahead of competition.

•	The use of technology and innovative processes to provide a more coordinated, satisfying customer experience.

Growing the Legacy

In the early 1900s an enterprising businessman, Marquis Lafayette Landrum, purchased a bank in Mountain View, Missouri, beginning a more than 100-year journey to what is known today as Landmark Bank. Landrum’s sons, Carl and Roy, soon followed in his footsteps and the family has continued to grow the business by opening new locations and purchasing banks in Oklahoma, Texas, and Missouri.

In 1972, Marquis C. Landrum, Carl’s son, began his legacy of managing the family’s banks. Under his direction, the growth of Landmark Banks in all three regions was tremendous. By the 1990’s, it was clear that aligning Landmark Banks’ resources under one bank holding company would be more efficient for taking advantage of growth opportunities, and The Landrum Company was born. Over the next decade, several of the community bank charters were merged and, by 2004, The Landrum Company’s bank holdings consisted of three banks, located in central Missouri, southern Missouri, and Texoma (southern Oklahoma and northern Texas).

These three banks were combined as Landmark Bank under the oldest (dated 1865) charter in April 2009, marking a landmark moment in The Landrum Company’s history. In 2011 Landmark Bank purchased the loans, deposits, and fixed assets of two branches of the First Bank of Roxton, Texas, located in Whitesboro and Collinsville, Texas. This transaction included $25.8 million in purchased loans and $63.9 million in deposits. In 2012 Landmark Bank purchased DKB Bancshares, Inc. and immediately merged its wholly-owned subsidiary, Bank of Birch Tree, Birch Tree, Missouri, with and into Landmark Bank. Landmark Bank acquired $15.6 million in loans and $23.2 million in deposits in this transaction. Today, Landmark Bank is continuing the tradition of local banking in 30 communities across Missouri, Oklahoma, and Texas.

Missouri. The Landrum Company’s Missouri markets are diverse and include Columbia, home of the University of Missouri, Jefferson City, the state capital, and eight smaller markets in the southern Missouri counties of Texas, Howell, Shannon, and Wright. The southern Missouri markets are primarily timber and cattle based, businesses which have historically made a strong contribution to Landmark Bank’s interest margin, while Columbia has provided the stabilizing effects of healthcare, university, and insurance company employment; and Jefferson City enjoys the benefits of being the situs for most state legislative and regulatory bodies. Private banking, Landmark Bank’s high-touch, full-service banking for high net worth customers, has seen success in Columbia, catering to professors, physicians, and others brought to the area by the University.

Oklahoma. The Oklahoma economy, boosted recently by investments by the Chickasaw and Choctaw tribes, holds considerable opportunity in markets like Durant, Ada, and Ardmore where Landmark Bank is well positioned for growth. Landmark Bank enjoys a very high market share in Tishomingo and its other legacy markets, providing a stable source of business from which to draw.

Texas. Landmark Bank’s Texas markets are positioned to catch the wave of northern expansion from Dallas. As infrastructure is built and new bedroom communities spring up, markets such as Sherman, Gainesville, Whitesboro, Van Alstyne, and Prosper are showing the economic benefit and have significant potential for growth.

Services and Products

Landmark Bank offers a comprehensive array of deposit products, loan services, and other services to its customers, filling both retail and commercial needs, as well as addressing home mortgage and investment and trust lines of business. These products and services work hand in hand with Landmark Bank’s here for you customer service strategy, to provide a high level of flexibility, delivery, and service to Landmark Bank’s customers.

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Management

Company Leadership

The Landrum Company’s seasoned management team blends a keen understanding of small market, community banking with large scale banking expertise. Committed to education, community betterment, and a banking philosophy that values relationships, they are well positioned to implement the here for you strategy that efficiently leverages these values on a larger scale.

Executive Officers and Directors

The executive officers and directors of The Landrum Company and Landmark Bank are as follows:

The Landrum Company Directors and Executive Officers

Name	Age	Years on the Board	Executive committee	Audit & Risk Committee	Compensation Committee	Nominating & Corporate Governance Committee	Special Transaction Committee
Daniel J. Stubler	72	18	✓		✓	✓	✓	Chairman of the Board, Executive Committee Chair
Brenda Landrum Bingham	74	15				✓		Director
M. David Bryant	64	13	✓		✓	✓		Director, Compensation Committee Chair. Nominating & Corporate Governance Committee Chair
Dale H. Creach	74	18	✓	✓	✓		✓	Director, Audit & Risk Committee Chair
Kevin D. Gibbens	57	9	✓				✓	Director, President/CEO
Stephen E. Guthrie	59	—						EVP-Chief Financial Officer
Yulia V. Guseva	41	3		✓				Director
Jennifer R. Landrum	40	4						Director
John B. Landrum	43	5				✓	✓	Director
Edward J. Nicoll	60	1						Director
Sabrina B. McDonnell	51	—						EVP-Chief Administrative Executive
Jon D. Smith	62	18		✓				Director
John A. Wright	39	1					✓	Director, Special Transaction Committee Chair

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Landmark Bank Directors and Executive Officers

Name	Age	Years on the Board	Executive Committee	Audit & Risk Committee	Compensation Committee	Nominating & Corporate Governance Committee	Loan Committee	Asset & Liability Committee	Trust Committee	Independent Merger Committee
Charles C. Cantrell	62	20	✓		✓	✓	✓				Chairman of the Board, Executive Committee Chair, Nominating & Corporate Governance Committee Chair
Shon P. Aguero	37	—									EVP-Retail Banking Executive
Basil R. Bigbie	66	24					✓				Director
David A. Borgelt	56	1								✓	Director, Independent Merger Committee Chair
M. David Bryant	64	14			✓		✓				Director
Logan M. Dale	45	—									EVP-Commercial Banking Executive
Bradley G. Gentry	53	9		✓							Director
Kevin D. Gibbens	57	18	✓				✓	✓	✓		Director, President/CEO, Asset & Liability Committee Chair
Stephen E. Guthrie	59	—									EVP-Chief Financial Officer
Natalie R. Krawitz	70	23		✓				✓	✓		Director, Audit & Risk Committee Chair
Jennifer R. Landrum	40	12					✓		✓		Director, Trust Committee Chair
John B. Landrum	43	12	✓			✓	✓	✓			Director, Loan Committee Chair
Lara J. Landrum	37	12									Director
Sabrina B. McDonnell	51	—									EVP-Chief Administrative Executive
Richard A. Mendenhall	71	30	✓			✓	✓		✓		Director
David D. Montgomery	66	9		✓				✓			Director
David L. Nimmo	65	19	✓		✓	✓					Director, Compensation Committee Chair
Jon W. Stephenson	68	1								✓	Director
Jerome Taylor	69	13			✓			✓			Director

Biographical Information for Executive Officers and Directors

The following currently serve on the board of directors of The Landrum Company:

Daniel J. Stubler, 72 – Mr. Stubler is the retired President and Director of Toastmaster Inc. (NYSE), an appliance manufacturing company. He received his undergraduate degree from Gannon University and Masters of Science from the University of Massachusetts. He served on the Boards of Directors for Salton, Inc. (SALT), Association of Household Appliance Manufacturers, Boy Scouts of America, United Way, Chamber of Commerce, and was a Trustee for Columbia College and Gannon University. Mr. Stubler has served on the Board of The Landrum Company since 1998 and was elected Chairman in June 2012. He serves as Chair of The Landrum Company’s Board Executive Committee.

Kevin D. Gibbens, 57 – Mr. Gibbens is the President and Chief Executive Officer of Landmark Bank, a role he assumed in January 2010. He is also President and CEO of The Landrum Company and serves as a director for Landmark Bank and The Landrum Company. Prior to joining The Landrum Company in 1997, Mr. Gibbens was Credit Policy Executive for NationsBank. A native of Columbia, Missouri, he earned a degree in Finance from the University of Missouri and an MBA from Indiana University. Mr. Gibbens holds the Chartered Financial Analyst designation and has worked in the banking industry for more than 30 years. He serves as the Chair of Landmark Bank’s Asset & Liability Committee.

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Brenda Landrum Bingham, 74 – Ms. Bingham is the third generation of the Landrum family to hold a leadership role with The Landrum Company. Ms. Bingham lives in Cedar Grove, New Jersey where she continues to be an active volunteer for philanthropic causes as well as the arts. A graduate of Columbia University (New York), Ms. Bingham was a member of First National Bank’s Board of Directors from 1987 to 1995 and currently serves as a Director of The Landrum Company and as Co-Trustee of the Landrum Trusts.

David Bryant, 64 – Mr. Bryant is an attorney with Dykema in Dallas, Texas specializing in helping businesses reach a productive resolution following bankruptcy and/or reorganization. He is also involved in technology and real estate litigation. A fifth generation Grayson County, Texas resident, Mr. Bryant is a trustee for Austin College and the American Law Institute. Mr. Bryant obtained his Juris Doctorate from Harvard. A director for The Landrum Company and Landmark Bank, he serves as Chair of The Landrum Company’s Nominating and Corporate Governance Committee as well as the Compensation Committee.

Dale H. Creach, 74 – Mr. Creach retired as CEO of MFA Oil, Columbia, Missouri after 36 years with the company. A graduate of Drury University, Mr. Creach served as Board Chair for ABC Laboratories and was Trustee for Stephens College and University of Missouri Jefferson Club. He served on the First National Bank & Trust Board from 1986-1998, leaving to become a member of The Landrum Company Board, where he serves as Chair of the Audit & Risk Committee.

Yulia V. Guseva, 41 – Ms. Guseva graduated from the University of Missouri with an MBA. She was elected as a Director of The Landrum Company in February 2013 and also serves as a co-trustee of various trusts that hold Company common stock. Ms. Guseva is the widow of Marquis C. Landrum. A native of Russia, she has been living in the United States since 2008 and in 2014 was granted U.S. citizenship.

Jennifer R. Landrum, 40 – Ms. Landrum, an alumna of Wesleyan University in Connecticut, is part of the Landrum family’s fourth generation in banking. She is a resident of Haines, Alaska, although she spends significant time in Landmark Bank’s geographic footprint. Among other roles, Ms. Landrum has assisted with hosting several customer travel club excursions over the years. A director for The Landrum Company and Landmark Bank, she serves as Chair of Landmark Bank’s Trust Committee.

John B. Landrum, 43 – Mr. Landrum is part of the Landrum family’s fourth generation in banking. A resident of Columbia, Missouri, Mr. Landrum has worked in Landmark Bank’s loan and credit departments, among other roles. Mr. Landrum serves on the Boards of Directors of the Heart of Missouri United Way and the Arrow Rock Lyceum Theater. A director for The Landrum Company and Landmark Bank, he serves as Chair of Landmark Bank’s Loan Committee.

Edward J. Nicoll, 60 – A graduate of Yale Law School, Mr. Nicoll’s career includes co-founder of Waterhouse Securities, CEO and Chairman for Datek Online Holdings (Ameritrade), Island ECN, and Instinet Group, Inc. He is former Chairman of Global Op Financial Services and a former trustee of the Manhattan Institute for Policy Research. Mr. Nicoll currently serves on the board of Gerson Lehrman Group which offers one-on-one professional learning from industry experts.

Jon D. Smith, 62 – Mr. Smith is the owner of Smith Flooring in Mountain View, Missouri. Mr. Smith attended Missouri State University as well as the University of Missouri. He is board member for the National Wood Flooring Association and a trustee for the Nature Conservancy of Missouri, as well as past president of the National Oak Flooring Manufactures Association and the Missouri Forest Products Association. He also owns and operate the Viandel Vineyards in Mountain View.

John A. Wright, 39 – Mr. Wright is a Columbia, Missouri native who served as State Representative for Missouri’s 47th District. After completing a B.A. in Economics from Yale College and a law degree from Yale Law School, Mr. Wright founded and manages Rollins Capital, a partnership dedicated to investing in growth companies across a diverse set of industries. Active in public and community service, Mr. Wright founded Rollins Reading, a non-profit organization dedicated to promoting early childhood literacy. He serves as Chair of The Landrum Company’s Special Transaction Committee.

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The following currently serve on the Board of Directors of Landmark Bank:

Charles C. Cantrell, 62 – Mr. Cantrell is an attorney with a private practice in Mountain View, Missouri. He also serves as the City Attorney for West Plains and Mountain View. Mr. Cantrell is a graduate of Ouachita Baptist University, which included one year international study in Japan, and The University of Missouri-Columbia Law School. Mr. Cantrell is on the governing boards of Mercy-St. Francis Hospital in Mountain View and Good Samaritan Care Clinic, serves as Director and Officer for the Jack’s Fork Community Foundation, and as Trustee for Missouri Baptist University. Elected Chairman of Landmark Bank’s Board in 2014, Mr. Cantrell serves as Chair of Landmark Bank’s Executive and Nominating and Corporate Governance Committees.

Kevin D. Gibbens, 57 – Mr. Gibbens is the President and Chief Executive Officer of Landmark Bank, a role he assumed in January 2010. He is also President and CEO of The Landrum Company and serves as a director for Landmark Bank and The Landrum Company. Prior to joining The Landrum Company in 1997, Mr. Gibbens was Credit Policy Executive for NationsBank. A native of Columbia, Missouri, he earned a degree in Finance from the University of Missouri and an MBA from Indiana University. Mr. Gibbens holds the Chartered Financial Analyst designation and has worked in the banking industry for more than 30 years. He serves as the Chair of Landmark Bank’s Asset & Liability Committee.

Basil R. Bigbie, 66 – Mr. Bigbie retired from Landmark Bank in 2014. During more than 22 years with The Landrum Company, he served as Senior Banking Executive for the Texas and Oklahoma regions of Landmark Bank and, prior to that, as President, Chief Executive Officer, and director of the former Landmark Bank, N.A., Ada, Oklahoma (prior to the charter combination). A graduate of the University of Oklahoma, with an MBA from Southern Methodist, Mr. Bigbie has 42 years of experience in the industry.

David A. Borgelt, 56 – Mr. Borgelt owns and operates a business consulting practice that specializes in information management and strategy. A mid-Missouri native, he received a degree in Electrical Engineering from the University of Missouri and an MBA from the Goizueta Business School of Emory University. After spending ten years with a Fortune 50 firm, he has spent the past 25 years consulting with clients around the United States and in the United Kingdom. He serves as Chair of Landmark Bank’s Independent Merger Committee.

M. David Bryant, 64 – Mr. Bryant is an attorney with Dykema in Dallas, specializing in helping businesses reach a productive resolution following bankruptcy and/or reorganization. He is also involved in technology and real estate litigation. A fifth generation Grayson County, Texas resident, Mr. Bryant is a trustee for Austin College and the American Law Institute. Mr. Bryant obtained his Juris Doctorate from Harvard. A director for The Landrum Company and Landmark Bank, he serves as Chair of The Landrum Company’s Nominating and Corporate Governance Committee as well as the Compensation Committee.

Bradley G. Gentry, 53 – Mr. Gentry is publisher of The Houston Herald in Houston, Missouri. Mr. Gentry, a graduate of the Journalism School at the University of Missouri, has served as instructor at Missouri State University and frequently consults with other news outlets and industry groups about the Herald’s successful use of the internet as a news source. He is a fifth-generation Texas County resident and serves on the boards of Missouri Press Association and the Texas County Library Foundation.

Natalie (Nikki) R. Krawitz, 70 – Ms. Krawitz served as Vice President for Finance and Administration for the University of Missouri System until her retirement in 2013. She serves on the Stephens College Board of Trustees and the University of Missouri Trulaske College of Business School of Accountancy Advisory Board. Ms. Krawitz holds undergraduate degrees from Washington University (St. Louis) and Columbia University (New York), as well as a Masters of Accountancy from the University of Missouri. She serves as Chair of Landmark Bank’s Audit & Risk Committee.

Jennifer R. Landrum, 40 – Ms. Landrum an alumna of Wesleyan University in Connecticut, is part of the Landrum family’s fourth generation in banking. She is a resident of Haines, Alaska, although she spends significant time in Landmark Bank’s geographic footprint. Among other roles, Ms. Landrum has assisted with hosting several customer travel club excursions over the years. A director for The Landrum Company and Landmark Bank, she serves as Chair of Landmark Bank’s Trust Committee.

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John B. Landrum, 43 – Mr. Landrum is part of the Landrum family’s fourth generation in banking. A resident of Columbia, Missouri, Mr. Landrum has worked in Landmark Bank’s loan and credit departments, among other roles. Mr. Landrum serves on the Boards of Directors of the Heart of Missouri United Way and the Arrow Rock Lyceum Theater. A director for The Landrum Company and Landmark Bank, he serves as Chair of Landmark Bank’s Loan Committee.

Lara J. Landrum, 37 – Ms. Landrum is a part of the Landrum family’s fourth generation in banking. A graduate of Bard College, she holds a Master’s in Education from Harvard University and a Primary Montessori Diploma through the Association Montessori International. Ms. Landrum has been instrumental in growth of The Community Montessori, a not-for-profit organization with a focus on early childhood development where she serves on the board.

Richard A. Mendenhall, 71 – Mr. Mendenhall, owner of RE/MAX Boone Realty in Columbia, Missouri, is the fifth generation of his family in the real estate business in Boone County (since 1894). Mr. Mendenhall holds Bachelor and Master’s Degrees in Education from the University of Missouri. In 1968 he served as a Green Beret military advisor in Vietnam. Mr. Mendenhall has served as President for the National Association of Realtors® and Co-Chair of the International Consortium of Real Estate Association.

David D. Montgomery, 66 – Mr. Montgomery is the owner and operator of Coastal Energy Corporation, FMC Transport, and Fuel Marketing Corporation, headquartered in Willow Springs, Missouri. He holds a bachelor’s degree in Accounting from Missouri State University. In the Willow Springs community, Mr. Montgomery serves on the OMC Development Board for the West Plains hospital.

David L. Nimmo, 65 – Mr. Nimmo serves as the Chief Executive Officer and President at Chickasaw Nation Industries, Inc. (CNI), where he previously served as General Counsel, Chief Operating Officer, and Chief of Staff. An attorney from Ada, Oklahoma, he also served as Associate District Judge for Pontotoc County, Director of the State Chamber of Oklahoma and Member of the Economic Club of Oklahoma. Mr. Nimmo is a graduate of the University of Oklahoma and the University of Oklahoma School of Law. He serves as Chair of Landmark Bank’s Compensation Committee.

Jon W. Stephenson, 68 – Prior to his retirement in 2014, Mr. Stephenson worked as Senior Vice President and manager of the Texas region for Liberty Federal Savings Bank in Frisco, Texas. With 25 years of experience in the financial services industry, his previous positions included senior roles in retail banking and operations. Mr. Stephenson received a Master of Science in Accounting from Oklahoma State University, a Bachelor of Science from East Central University, and he is a Certified Public Accountant for the State of Oklahoma.

Jerome Taylor, 69– Mr. Taylor is the retired President and CEO of MFA Oil Company, headquartered in Columbia, Missouri. A native of Omaha, Nebraska, Mr. Taylor received a Bachelor of Science in Marketing from the University of Missouri. He has served as a board member for Mid America Biofuels, National Cooperative Refinery Association, In2Action, and Veterans United. In addition, Mr. Taylor was named by the White House as a 2011 Champion of Change for Renewable Energy and is a member of the Missouri Cooperatives Hall of Fame.

The following currently serve as executive officers of Landmark Bank and The Landrum Company:

Shon P. Aguero, 37 – Mr. Aguero, Executive Vice President and Retail Banking Executive for Landmark Bank, is responsible for retail strategy, branch network, real estate mortgage lending, and small business banking and business services. He joined Landmark Bank in 2005 and previously held the positions of President of Landmark Bank, Oklahoma, and President of the Durant, Oklahoma market. A graduate of Southeastern Oklahoma State University, Mr. Aguero holds an MBA from Walden University and a professional degree from Southern Methodist University - Cox School of Banking.

Logan M. Dale, 45 – Mr. Dale is Executive Vice President and Commercial Banking Executive at Landmark Bank, responsible for commercial relationship management as well as credit policy and administration. Since joining Landmark Bank in 1994, Mr. Dale has served in progressively responsible roles in lending and executive management, most recently as President of the Southern Missouri Banking Region. He holds an undergraduate degree from Missouri State University, an MBA from the University of Missouri, and he completed the Graduate School of Banking at Boulder, Colorado.

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Stephen E. Guthrie, 59 – Mr. Guthrie joined Landmark Bank in 2010 and is Executive Vice President and Chief Financial Officer. Previously, he held positions in audit and finance with Capmark Finance, Inc., Tyco Electronics, AT&T Corp., Pharmacia Corporation, and Monsanto Company. A native of Columbia, Missouri, he earned an accounting degree from the University of Missouri, an MBA from Washington University (St. Louis) and is a licensed CPA.

Sabrina B. McDonnell, 51 – Ms. McDonnell is Executive Vice President and Chief Administrative Executive of Landmark Bank, a role in which she oversees wealth management and private banking, marketing, operations, risk management, human resources, and technology. In her 30 years with The Landrum Company, she has held a variety of positions, most recently President and Chief Operating Officer of First National Bank & Trust, prior to the charter combination. She holds an undergraduate degree from Drury University and an MBA from the University of Missouri. In addition, she completed the Graduate School of Banking in Madison, Wisconsin.

Family Relationships

Ms. Guseva is the widow of the former Chairman of The Landrum Company, Marquis C. Landrum. Jennifer R. Landrum, John B. Landrum, and Lara J. Landrum are the children of Marquis C. Landrum, and Ms. Bingham is the sister of Marquis C. Landrum.

Compensation of Executive Officers

For the year ended December 31, 2015, compensation paid by The Landrum Company to the three most highly compensated executive officers, for all services rendered by such persons, regardless of capacity in which the services were rendered, was:

Officer	Cash Compensation		Non-Cash Compensation		Total Compensation
	Salary	Annual Incentive	Deferred Incentive	Other
Kevin D. Gibbens	$356,073	$147,781	$219,326	$18,679	$741,860	[39]
Stephen E. Guthrie	$210,400	$69,269	$148,966	$15,429	$444,064
J Andrew Beverley[40]	$230,189	$76,176	$124,905	$7,307	$438,556

Director Fees

The board of directors of The Landrum Company comprises ten outside (non-employee) members, plus one inside (executive officer of The Landrum Company) member. The inside director receives no additional compensation. Outside directors receive an annual retainer of $20,000, plus a payment of $1,500 for each board meeting attended and $1,000 per committee meeting attended. The Chairman of the Board receives an additional $30,000 annually and committee chairs receive an additional $6,000 annually. For the year ended December 31, 2015, the aggregate compensation paid to all 11 directors was $405,00041.

Landmark Bank directors receive an annual retainer of $20,000, plus a payment of $1,500 per board meeting attended and $1,000 per committee meeting attended. The Chairman of the Board receives an additional $25,000 annually; the Audit Committee chair receives an additional $8,000 annually; and the Compensation Committee chair and the Nominating and Corporate Governance Committee chair each receives an additional $6,000 annually. For the year ended December 31, 2015, the aggregate compensation paid to all 15 directors was $540,500.42

The members of the Landmark Bank independent merger committee each received a stipend of $1,000 per meeting, for serving on the committee. This amount was not dependent upon the outcome of the committee’s actions.

[39]	Mr. Gibbens compensation does not include $55,000 received in directors fees from The Landrum Company and Landmark Bank in 2015. Commencing in 2016 employees do not receive directors fees from The Landrum Company or Landmark Bank.
[40]	Mr. Beverley resigned as an executive officer of Landmark Bank early in the second quarter of 2016 and is no longer an employee.
[41]	This amount excludes Mr. Gibbens’ compensation as Chief Executive Officer of The Landrum Company and Landmark Bank, but includes $26,000 in director fees paid to Mr. Gibbens by The Landrum Company.
[4][2]	This amount excludes Mr. Gibbens’ compensation as Chief Executive Officer of The Landrum Company and Landmark Bank, but includes $29,000 in director fees paid to Mr. Gibbens by Landmark Bank.

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Competition

Landmark Bank encounters substantial competition for deposits and loans in the markets in which it competes. Landmark Bank’s principal competitors include other financial institutions such as banks, savings and loan institutions, and credit unions, and a number of other non-bank competitors such as insurance companies, small loan companies, finance companies, mortgage companies and other sources of funds. See “RISK FACTORS—Competition.”

Employees

As of April 30, 2016, Landmark Bank had 626 full-time employees and 104 part-time employees. None of these employees are subject to a collective bargaining agreement. Landmark Bank believes that its relationship with its employees is good.

Properties

Landmark Bank owns or leases the following real estate:

Address	City	State
Owned Branches

1100 Cradduck Rd.	Ada	Oklahoma
1616 E. Arlington St.	Ada	Oklahoma
2525 N. Commerce	Ardmore	Oklahoma
100 Highway FF	Birch Tree	Missouri
800 Ozark Ave.	Cabool	Missouri
100 E Woodland St	Collinsville	Texas
801 E. Broadway	Columbia	Missouri
10 N. Garth Ave.	Columbia	Missouri
1000 Kennesaw Ridge Rd.	Columbia	Missouri
3421 Grindstone Parkway	Columbia	Missouri
3100 Paris Rd.	Columbia	Missouri
109 E. Nifong Rd.	Columbia	Missouri
1900 S. Scott Blvd.	Columbia	Missouri
202 N. Stadium Blvd.	Columbia	Missouri
1300 E. Main St.	Davis	Oklahoma
2820 W. FM Road 120	Denison	Texas
2911 FM 691	Denison	Texas
2611 W. University Blvd.	Durant	Oklahoma
900 W. Main St.	Durant	Oklahoma
111 N. Grand Ave.	Gainesville	Texas
921 N. 8th St.	Gunter	Texas
1438 S. Sam Houston Blvd.	Houston	Missouri
701 Highway 70 E.	Kingston	Oklahoma
109 W. Highway 32	Licking	Missouri
1001 Pecan St.	Lindsay	Texas
128 Plaza	Madill	Oklahoma
105 W. 6th St.	Mountain View	Missouri
695 Farm Road 120 E	Pottsboro	Texas
720 E. Peyton St.	Sherman	Texas
111 W. Main St.	Tishomingo	Oklahoma
1189 W. Stephens	Van Alstyne	Texas
105 N. Choctaw	Wapanucka	Oklahoma
1599 Porter Wagoner Blvd.	West Plains	Missouri
700 N. Highway 377	Whitesboro	Texas
139 E Main St.	Whitesboro	Texas
925 E. Business 60-63	Willow Springs	Missouri
201 S. Dean A. McGee Ave.	Wynnewood	Oklahoma

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Address	City	State
Leased Branches

1904 E. Broadway	Columbia	Missouri
1902 W. 19th Street	Mountain Grove	Missouri
2601 W Broadway	Sulphur	Oklahoma
1802 State Route K	West Plains	Missouri

Loan Production Offices

1603 Chapel Hill, Suite 105	Columbia	Missouri
3219 Emerald Lane, Suite 600	Jefferson City	Missouri
1180 E. Prosper Point Trail	Prosper	Texas

Other Income Producing Properties

1631 E Beverly	Ada	Oklahoma
823 E. Broadway	Columbia	Missouri
514 Ward St.	Mountain View	Missouri
111 Center St.	Whitesboro	Texas

Other Owned Office Buildings

13 N 9th St.	Columbia	Missouri
16 N 8th St.	Columbia	Missouri
2 E Walnut	Columbia	Missouri
10 N Garth	Columbia	Missouri
1110 E California	Gainesville	Texas
502 N Elm St	Mountain View	Missouri

Off-Site ATMs and Drive-Throughs on Land Owned

1050 N. Rockford	Ardmore	Oklahoma
506 E Broadway	Ashland	Missouri
304 S. 9th St.	Columbia	Missouri
404 Keene St.	Columbia	Missouri
220 Business Loop 70 E	Columbia	Missouri
1201 Forum Blvd.	Columbia	Missouri
5780 E. St. Charles Rd.	Columbia	Missouri
1140 Woodland Springs Ct.	Columbia	Missouri
I-35 and Highway 7	Davis	Oklahoma
1102 S. First St.	Madill	Oklahoma
208 East Taliaferro	Madill	Oklahoma
Pine & U.S. Hwy. 60	Mountain View	Missouri
109 W. Main	Tishomingo	Oklahoma
1540 Bill Virdon Blvd	West Plains	Missouri
201 E Main St.	Whitesboro	Texas
220 S Dean A McGee	Wynnewood	Oklahoma

Vacant Land Owned

Cross Creek/Stadium & 63 S.	Columbia	Missouri
Hwy. 1417 & Taylor	Sherman	Texas

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Material Contracts and Benefit Plans

Employment Agreements. The Landrum Company and Landmark Bank have entered into Executive Employment Agreements with the following employees: Kevin D. Gibbens; Logan M. Dale; and Sabrina B. McDonnell. The agreements address the duties, term of employment, compensation, benefits, termination, change in control, confidentiality, noncompetition and nonsolicitation, and other general provisions related to employment agreements between Landmark Bank and employee.

Agreement with Mr. Gibbens

On August 24, 2010, Landmark Bank entered into an Executive Employment Agreement with Mr. Gibbens setting forth the terms of his employment. Pursuant to the agreement, Mr. Gibbens serves as President and Chief Executive Officer of Landmark Bank. The original term of the agreement was one year, with automatic renewals for successive one-year terms, unless either party terminates the agreement.

Mr. Gibbens is entitled to an annual base salary, currently set at $400,000, and to participate in any bonus compensation program instituted by Landmark Bank’s board of directors. Mr. Gibbens also receives health, dental, and life insurance, participation in Landmark Bank’s combined benefit plan and equity plans, four weeks of vacation per year, office space, administrative services, and reimbursement for all reasonable and necessary business expenses incurred in connection with his performance of his duties under the agreement, including travel expenses.

If (i) Landmark Bank terminates Mr. Gibbens’ employment without “Cause,” as defined in the agreement, or (ii) Mr. Gibbens voluntarily terminates his employment after Landmark Bank undergoes a change in control within two years of which Mr. Gibbens experiences a material diminution in his base compensation or duties, then Mr. Gibbens is entitled to receive a salary continuance equal to 1.5 times his annual base salary, paid out over the course of the 18 months following his termination. Mr. Gibbens is also entitled to receive an amount equal to the difference between the amount he would have received under Landmark Bank’s equity plan had he been fully vested at the time of termination, less the amount he is actually entitled to receive under the terms of the equity plan, up to an amount equal to six months’ base salary. If (x) Landmark Bank terminates Mr. Gibbens’ employment for “Cause,” or (y) he voluntarily terminates his employment without diminution in his base compensation or duties following a change of control, then Mr. Gibbens is entitled to receive his base salary up to the date of termination. Under any circumstances, upon termination of employment Mr. Gibbens is entitled to receive all accrued and unused vacation time as of the date of termination and any bonus amounts earned or authorized prior to the date of termination.

Agreement with Mr. Dale

On March 22, 2012, Landmark Bank entered into an Executive Employment Agreement with Mr. Dale setting forth the terms of his employment. Pursuant to the agreement, Mr. Dale serves as Regional President of Southern Missouri, but his position has been changed to that of Executive Vice President – Commercial Banking Executive. The original term of the agreement was one year, with automatic renewals for successive one-year terms, unless either party terminates the agreement.

Mr. Dale is entitled to an annual base salary, currently set at $236,250, and to participate in any bonus compensation program instituted by Landmark Bank’s board of directors. Mr. Dale also receives health, dental, and life insurance, participation in Landmark Bank’s combined benefit plan and equity plans, four weeks of vacation per year, office space, administrative services, and reimbursement for all reasonable and necessary business expenses incurred in connection with his performance of his duties under the agreement, including travel expenses.

If (i) Landmark Bank terminates Mr. Dale’s employment without “Cause,” as defined in the agreement, or (ii) he voluntarily terminates his employment after Landmark Bank undergoes a change in control within two years of which he experiences a material diminution in his base compensation or duties, then Mr. Dale is entitled to receive a salary continuance in an amount equal to 1.5 times his annual base salary, paid out over the course of the 18 months following termination. Mr. Dale is also entitled to receive an amount equal to the difference between the amount he would have received under Landmark Bank’s equity plan had he been fully vested at the time of termination, less the amount he is actually entitled to receive under the terms of the equity plan, up to an amount equal to six months’ base salary. If (x) Landmark Bank terminates Mr. Dale’s employment for “Cause,” or (y) he voluntarily terminates his employment without diminution in his base compensation or duties following a change of control, then Mr. Dale is entitled to receive his base salary up to the date of termination. Under any circumstances, upon termination of employment Mr. Dale is entitled to receive all accrued and unused vacation time as of the date of termination and any bonus amounts earned or authorized prior to the date of termination.

Agreement with Ms. McDonnell

On March 21, 2012, Landmark Bank entered into an Executive Employment Agreement with Ms. McDonnell setting forth the terms of her employment. Pursuant to the agreement, Ms. McDonnell serves as Executive Vice President – Chief Administrative Executive. The original term of the agreement was one year, with automatic renewals for successive one-year terms, unless either party terminates the agreement.

Ms. McDonnell is entitled to an annual base salary, currently set at $255,120, and to participate in any bonus compensation program instituted by Landmark Bank’s board of directors. Ms. McDonnell also receives health, dental, and life insurance, participation in Landmark Bank’s combined benefit plan and equity plans, four weeks of vacation per year, office space, administrative services, and reimbursement for all reasonable and necessary business expenses incurred in connection with her performance of her duties under the agreement, including travel expenses.

If (i) Landmark Bank terminates Ms. McDonnell’s employment without “Cause,” as defined in the agreement, or (ii) she voluntarily terminates her employment after Landmark Bank undergoes a change in control within two years of which she experiences a material diminution in her base compensation or duties, then she is entitled to receive a salary continuance in an amount equal to 1.5 times her annual base salary, paid out over the course of the 18 months following termination. Ms. McDonnell is also entitled to receive an amount equal to the difference between the amount she would have received under Landmark Bank’s equity plan had she been fully vested at the time of termination, less the amount she is actually entitled to receive under the terms of the equity plan, up to an amount equal to six months’ base salary. If (x) Landmark Bank terminates Ms. McDonnell’s employment for “Cause,” or (y) she voluntarily terminates her employment without diminution in her base compensation or duties following a change of control, then Ms. McDonnell is entitled to receive her base salary up to the date of termination. Under any circumstances, upon termination of employment Ms. McDonnell is entitled to receive all accrued and unused vacation time as of the date of termination and any bonus amounts earned or authorized prior to the date of termination.

Bank Stock Loan. In 2011 The Landrum Company entered into a borrowing relationship with an unrelated bank. Initially this relationship included three separate credit facilities; two term notes were subsequently combined into one term note. As such, the remaining two credit facilities consist of a term note and a $6,000,000 line of credit. As of April 30, 2016, the amount of principal outstanding on the term note was $8,153,652 and the line of credit had a $0 balance. With respect to the term note, The Landrum Company makes quarterly payments of principal and interest totaling $329,345. This note has a maturity date of April 12, 2021, with a balloon payment of $1,566,752, assuming the note is not extended prior to its due date. The line of credit has a maturity date of April 11, 2017. Both notes are secured by a pledge of all of the common stock of Landmark Bank owned by The Landrum Company.

Combined Benefits Plan. Employees of Landmark Bank participate in The Landrum Company Combined Benefits Plan (the “CBP”), which includes provisions for a profit sharing component and a 401(k) component. Employees are eligible to receive employer contributions under the profit sharing component after one year of service, 1,000 hours of service during a year, employment as of the end of the year, and attaining age 21. For the 401(k) component, employees are eligible to defer and to receive matching contributions into the plan immediately upon employment and attaining age 21.

Participants in the CBP vest in 20 percent of employer contributions after the first year of service and vest in additional 20 percent increments each year thereafter. Regardless of length of service, a participant automatically becomes 100 percent vested in his or her account balance upon death, disability, or normal retirement (attaining age 65). Participants in the 401(k) component vest immediately in their elective deferrals.

Landmark Bank’s matching contribution is discretionary and is currently 100 percent of the first 3 percent, and 50 percent of the next 2 percent, of the employee’s annual compensation contributed into the 401(k) component by the employee. Contributions to the profit sharing component are determined annually at the discretion of its board of directors. The Landrum Company provides liquidity to the CBP through periodic redemptions of shares of The Landrum Company held by the plan, with the purchase price at “fair market value” as determined by an independent appraiser. For 2015 and 2014 no contributions were made to the profit sharing component.

In 2015, The Landrum Company redeemed 51,869 shares of common stock from the profit sharing component of the CBP, for an aggregate purchase price of $17,773,635. In 2014, 6,803 shares of common stock were redeemed at an aggregate purchase price of $2,176,960. The proceeds from the redemption were used to provide liquidity to the CBP.

At December 31, 2015, the fair value of the 5,536 shares of Class A Voting Common Stock of The Landrum Company in the profit sharing component of the CBP was $2,103,680, based on a fair market value per share of $380. At December 31, 2015, the CBP profit sharing component held no shares of Class B Nonvoting Common Stock of The Landrum Company.

Employee Stock Ownership Plan. Effective January 1, 2002, The Landrum Company sponsored a leveraged employee stock ownership plan (the “ESOP”), which covers all employees of The Landrum Company and Landmark Bank who have one year of service, worked at least 1,000 hours during a year, are employed as of the

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end of the year, and have attained the age of 21. The Landrum Company shares held by the ESOP initially were pledged as collateral for the ESOP’s debt for which The Landrum Company also provided a guarantee. The debt was repaid in its entirety on June 30, 2012.

The Landrum Company provides liquidity to the ESOP through periodic redemptions of shares of The Landrum Company held by the ESOP. In 2015 The Landrum Company redeemed 25,622 share of The Landrum Company common stock from the ESOP for an aggregate purchase price of $8,818,430. Also in 2015, The Landrum Company made a cash contribution to the ESOP of $350,000. In 2014 The Landrum Company redeemed 2,263 shares of The Landrum Company common stock from the ESOP, for an aggregate purchase price of $733,710. In 2013, The Landrum Company redeemed 3,975 shares of common stock from the ESOP at a total cost of $1,008,105. There were no redemptions of shares during 2012. The Landrum Company receives annual valuations of “fair market value” of the shares held by the ESOP, as of year-end. The valuations are conducted by an independent appraiser. The Landrum Company is obligated to redeem shares held by the ESOP under certain circumstances (commonly referred to as a “put” right held by the ESOP). Landmark Bank shareholders who receive The Landrum Company stock issued as merger consideration will not have such a put right.

As of December 31, 2015, the fair value of the 37,634 shares of Class A Voting Common Stock and 7,961 shares of Class B Nonvoting Common Stock in the ESOP was $17,246,490 based on a fair value per share of $380 and $370, respectively.

The historical fair market values for the shares (including the “put”) are as follows:

	2015	2014	2013	2012	2011
Class A Voting Common	$380.00	$350.00	$315.00	$234.00	$183.00
Class B Nonvoting Common	$370.00	$345.00	$300.00	$225.00	$176.00

Equity Participation Plan. Messrs. Gibbens, Guthrie, and Beverley, along with 67 other participants, participate in The Landrum Company Equity Participation Plan (the “EPP”). The EPP involves the award of performance units to participants, with cash payments over a period of time following a termination date. Each participant in the EPP is required to enter into a non-competition and non-solicitation agreement with Landmark Bank. Under the initial structure of the EPP, the value of the performance units awarded to participants was calculated as the growth in core book value between the date of measurement and the date each performance unit was granted. Under revised provisions of the EPP adopted in 2012, the value of the performance units is equal to the difference of the value at the date of measurement over the core book value of the performance units at the initial date of award, with annual increases in value of the performance units based on an index determined by the board of directors at the end of each year (currently set at the prime rate). During 2015 and 2014, no new performance units were awarded under the EPP. Participant balances are subject to multi-year vesting and payments to participants are made over a multi-year schedule after separation from employment (resignation or retirement). A reserve for potential future payments under the EPP is provided for on a current basis, amounting to approximately $10.4 million and $10.5 million at December 31, 2015, and 2014, respectively. The reserve is included in other liabilities in the consolidated balance sheet.

Long-Term Incentive Plan. In 2013, Landmark Bank’s board of directors approved the implementation of a Long-Term Incentive Plan (the “LTIP”). Messrs. Gibbens, Guthrie, and Beverley participate in the LTIP, along with 26 other participants. The purpose of the LTIP is to advance the interests of Landmark Bank and its employees by focusing certain senior managers’ attention on long-term and strategic goals. The LTIP provides for the establishment of certain multi-year performance periods with incentive payouts tied to achievement of specified performance criteria. An initial four-year performance period concludes in 2016, with incentives tied to targets for net income and return on equity of Landmark Bank. A second four-year performance period extends from 2016 through 2019 with incentives tied to targets for The Landrum Company net income and return on equity. The incentive amount is accrued throughout the performance period and is paid in a single payment in the year following the end of the performance period. As of December 31, 2015, there was $3.5 million of compensation accrued under the LTIP.

In 2015 the LTIP was amended to make certain administrative changes: the calculation formula is now based upon actual average salary paid rather than average base salary; the proration of payout for separated participants is now based upon full quarters employed rather than full years; and the Plan document now incorporates forfeiture for violation of non-competition provisions, rather than using a separate agreement with the participant.

Bank Owned Life Insurance. In 2001, Landmark Bank purchased bank owned life insurance (“BOLI”) policies covering certain key employees. The earnings from these policies over time are to partially subsidize employee benefit programs.

The cash surrender value of these policies amounted to approximately $17.3 million and $16.7 million as of December 31, 2015 and 2014, respectively. Earnings on the BOLI policies are tax-exempt if the policies are not “cashed in” prior to the terms of the policies and are reported in other income on the consolidated statements of income.

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Under certain conditions prescribed by the BOLI policies, Landmark Bank has agreed to maintain the policies during the employees’ retirements to provide the employees with a death benefit based on the substantive agreement with the employee. Landmark Bank has recognized a liability for the postretirement benefit related to these endorsement split-dollar life insurance arrangements in the amount of $393,104 and $394,027 as of December 31, 2015 and 2014, respectively, which is included in other liabilities in the consolidated balance sheets.

The former Landmark Bank chairman passed away August 25, 2012. BOLI policies paid net death proceeds totaling approximately $9.7 million, and Landmark Bank recorded non-taxable, non-interest income of approximately $3.4 million. The $6.3 million difference reflects the policies’ cash surrender value; this build-up in the cash surrender value was recognized as income in the years during which the value increased.

Shareholders Agreements. Landmark Bank entered into a shareholders agreement with some but not all of the shareholders of Landmark Bank. Upon completion of the merger, the shareholders of Landmark Bank will no longer own any shares of Landmark Bank and these agreements will cease to be in effect. The shareholders agreements provide, generally, that: (i) in the event that The Landrum Company and/or members of the Marquis C. Landrum family and related trusts enter into one or a series of transactions resulting in the sale of 50 percent or more of The Landrum Company voting stock to unaffiliated parties (a “Third Party Control Sale”), parties to the shareholders agreement will have the right to sell their shares of Landmark Bank upon the same terms; (ii) in the event of a Third Party Control Sale, Landmark Bank may require parties to the shareholders agreements to sell their shares of Landmark Bank to the purchasers in the Third Party Control Sale, for the same type and amount of consideration, and generally upon the same terms; and (iii) Landmark Bank holds a right of first refusal for any intended transfer of Bank shares by parties to the shareholders agreements, except for transfers to immediate family members (as defined in the shareholders agreement). The Landrum Company does not anticipate entering into shareholders agreements with any of its shareholders and no shareholder of Landmark Bank will be a party to any shareholder agreement after the merger is effective.

Certain Relationships and Related Transactions

The Landrum Company has entered into an agreement to pay fees for various services provided by Landmark Bank. The fees are not necessarily the result of arms-length negotiations; however, Landmark Bank believes fees paid for these services were on terms that were substantially the same, or at least as favorable to Landmark Bank, as were available for similar transactions through non-affiliated companies. For services provided in 2015, The Landrum Company paid Landmark Bank approximately $292,000. Total fees paid by The Landrum Company to Landmark Bank in 2014 were approximately $264,000.

Landmark Bank periodically makes loans to employees and directors of The Landrum Company and Landmark Bank, the members of their immediate families, and companies with which they are affiliated. At December 31, 2015, the aggregate balance for such loans was approximately $8.0 million. These loans:

•	Were made in the ordinary course of business

•	Were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons

•	Did not involve more than the normal risk of collection or present other unfavorable features

Litigation

The Landrum Company and Landmark Bank are involved in litigation from time to time. This litigation has the potential to cause The Landrum Company or Landmark Bank, as the case may be, to incur unexpected losses, some of which may not be covered by insurance and which may materially adversely affect The Landrum Company’s financial condition.

A lawsuit has been filed naming Landmark Bank as a defendant, but Landmark Bank has not yet been serviced with process. The complaint alleges that software using QR codes to direct users to a website violates the plaintiff’s intellectual property. Landmark Bank has contacted the vendor of the software it is using with respect to QR codes regarding this lawsuit, but because Landmark Bank has not yet been served, it is unknown how or if the vendor will respond to any claims in the lawsuit. Due to the nature of these claims, The Landrum Company is unable to predict the eventual result or estimate any potential liability.

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THE LANDRUM COMPANY AND LANDMARK BANK

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presents management’s analysis of the financial condition of The Landrum Company at December 31, 2015, 2014, and 2013 and the results of operations for the years then ended. Because the principal asset of The Landrum Company is its controlling interest in Landmark Bank, this discussion will necessarily also entail consideration of Landmark Bank’s financial condition and results of operations. This review should be read in conjunction with the financial statements, notes to the financial statements, and other financial data of The Landrum Company and Landmark Bank presented in Annex G and Annex H. Unless otherwise stated, data is for The Landrum Company on a consolidated basis.

Accounting Policies

The accounting and reporting policies of The Landrum Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. Application of these principles requires management to make estimates or judgments that affect the amounts reported in the financial statements and the accompanying notes. These estimates are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates or judgments. Certain policies inherently have a greater reliance on the use of estimates, and as such have a greater possibility of producing results that could be materially different than originally reported.

Estimates or judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon future events. Carrying assets and liabilities at fair value results in more financial statement volatility. The fair values and the information used to record the valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal cash flow modeling techniques.

The most significant accounting policies for The Landrum Company are presented in Note 1 to the financial statements set forth in Annex G. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Management views critical accounting policies to be those that are highly dependent on subjective or complex judgments, estimates and assumptions, and where changes in those estimates and assumptions could have a significant effect on the financial statements. Management considers the accounting policies related to the allowance for loan and lease losses to be critical accounting policies.

Comparison of Operating Results for the Years Ended December 31, 2015 and 2014

General.

Net income for 2015 was $19.3 million, an increase of $2.3 million, or 13.4 percent, when compared to the $17.0 million earned during 2014. In 2015 The Landrum Company reported a $5.5 million increase in net interest income and a $66 thousand decrease in the provision expense for loan and lease losses. Non-interest income increased by $3.4 million and non-interest expense by $6.2 million. Earnings per share of common stock were $33.15 for 2015, compared with $29.23 for 2014, an increase of 13.4 percent.

For 2015 net charge-offs were $2.3 million compared to $1.1 million in 2014. Provision for loan losses was $3.0 million in 2015 compared with $3.1 million in 2014.

Non-interest income was $33.4 million for 2015, an increase of 11.3 percent from 2014, primarily due to an increase in secondary market loan sales. Non-interest expense was $80.5 million for 2015, an increase of 8.3 percent from 2014, primarily due to an increase in salaries and benefits expense, data processing costs, and regulatory assessments.

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Net Interest Income.

Net interest income is the principal source of earnings of The Landrum Company and represents the difference between interest earned on loans, securities, and other earning assets and interest paid on deposits and other interest-bearing liabilities. A number of factors, such as the volume and mix of earning assets and fund sources and the interest rate environment affect net interest income. The level of earning assets funded by interest-free funding sources (primarily noninterest bearing demand deposits and equity capital) also affects net interest income. Principal interest-earning assets are loans; Interest income from the securities portfolio, federal funds sold, and other short-term investments also contribute to interest income. The Landrum Company actively manages net interest income for revenue goals while balancing interest rate, credit, and liquidity risks. Net interest income totaled $79.1 million for the year ended December 31, 2015, an increase of $5.5 million, or 7.4 percent, from the year ended December 31, 2104, when net interest income totaled $73.6 million. Net interest income for the year ended December 31, 2014, increased $5.5 million, or 8.0 percent, from the prior year.

The average yield on loans in 2015 decreased 19 basis points to 4.79 percent compared to 2014, reflecting a continuing low interest rate environment as evidenced by the prime rate at 3.25 percent (the prime rate was increased to 3.50 percent in December, 2015). Loan interest income increased $2.9 million during 2015, due to volume increases that more than offset the lower average yield.

Average interest-earning assets for the year ended December 31, 2015, increased $247.7 million, or 13.2 percent, from the prior year. The increase reflects loan growth of $112.0 million, investment securities growth of $125.4 million, as well as a $10.3 million increase in short-term investments. More than half of the increase in interest-earning assets was funded by interest-bearing sources, as the increase in average interest-bearing liabilities for 2015 was $174.7 million over 2014. The average yield on interest-earning assets for the year ended December 31, 2105, was 4.05 percent, down from 4.26 percent for the year ended December 31, 2014, reflecting the effect of the lower interest rate environment.

Average interest-earning assets for 2014 increased $210.9 million, or 12.6 percent, over 2013. The increase reflects a $154.8 million increase in the investment securities portfolio, loan growth of $50.4 million, as well as a $5.7 million increase in short term investments in 2014. A significant part of the increase in interest-earning assets was funded by interest-bearing sources. The average yield on interest-earning assets for 2014 was 4.26 percent, down from 4.43 percent in 2013, reflecting the effect of the low interest rate environment.

Average interest-earning assets for 2013 increased $118.0 million, or 7.6 percent, over 2012. The increase reflects investment securities growth of $86.5 million, loan growth of $31.0 million, as well as a $500 thousand increase in short-term investments. About half of the increase in interest-earning assets was funded by interest-bearing sources. The average yield on interest-earning assets for 2013 was 4.43 percent, down from 4.76 percent in 2012.

The average rate on interest-bearing liabilities for the year ended December 31, 2015, was 0.43 percent, compared to 0.44 percent during the prior year. These figures are consistent with the interest rate trends noted above. Although interest rates paid on deposit products are set at the discretion of management, rates of competitors and market trends are weighed carefully by management when setting rates. Average interest-bearing sources increased $174.7 million, or 11.6 percent, and average demand deposits increased by $44.3 million, or 10.8 percent, during 2015 compared to 2014.

The average rate on interest-bearing liabilities for 2014 was 0.44 percent, an increase from 0.42 percent in 2013, consistent with the interest rate trends noted above. Average interest bearing sources increased $140.4 million, or 10.3 percent, over 2013. Average demand deposits for 2014 increased by $46.1 million, or 12.7 percent, over 2013.

The average rate on interest-bearing liabilities for 2013 was 0.42 percent, down from 0.54 percent during 2012. These figures are consistent with the interest rate trends noted above. Average interest bearing sources increased $55.7 million, or 4.6 percent, over 2012. Average demand deposits for 2013 increased by $39.3 million, or 12.1 percent, over 2012.

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The banking industry uses two key ratios to measure relative profitability of net interest revenue: (i) interest rate spread; and (ii) net interest margin. The interest rate spread measures the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities. The interest rate spread eliminates the effect of non-interest bearing deposits and other non-interest bearing funding sources and gives a direct perspective on the effect of market interest rate movements. The net interest margin is an indication of the profitability of a financial institution’s loans and investments and is defined as net interest revenue as a percentage of total average interest earning assets, which includes the positive effect of funding a portion of interest earning assets with non-interest bearing deposits and with shareholders equity.

For the years ended December 31, 2015, 2014, and 2013, The Landrum Company’s net interest spread was 3.62 percent, 3.82 percent, and 4.01 percent, respectively, while the net interest margin was 3.71 percent, 3.91 percent, and 4.08 percent, respectively. These decreases are a result of a low rate environment, higher allocation of assets in investments, and strong competition for loans.

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Table 1 show the relationship between interest revenue and interest expense and the average balances of interest earning assets and interest bearing liabilities.

	Table 1—Average Balance Sheets, Yields, and Rates for the Year Ended December 31, (dollars in thousands)
	2015			2014			2013
	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)
Interest-earning assets:
Loans[43],[44]	$1,382,328	$66,207	4.79%	$1,270,345	$63,243	4.98%	$1,219,989	$62,670	5.14%
Taxable securities	320,907	7,769	2.42%	291,884	6,931	2.37%	219,577	4,197	1.91%
Tax-exempt securities[45]	395,739	12,192	3.08%	299,353	10,028	3.35%	216,831	7,000	3.23%
Federal funds sold and short-term investments	29,784	47	0.15%	19,484	18	0.09%	13,760	38	0.28%

Total interest-earning assets	$2,128,758	$86,215	4.05%	$1,881,066	$80,220	4.26%	$1,670,157	$73,905	4.43%

Non-interest-earning assets:
Cash and due from banks	41,455			40,764			38,174
Premises and equipment	72,303			75,872			80,811
Allowance for loan losses	(23,005)			(20,455)			(21,198)
Other assets	65,290			58,259			70,981

Total non-interest-earning assets	156,043			154,440			168,768

Total assets	$2,284,801			$2,035,506			$1,838.925

Interest-bearing liabilities:
Deposits
NOW	$664,811	$867	0.13%	$602,426	$763	0.13%	$540,894	$768	0.14%
Savings	142,570	77	0.05%	125,719	56	0.04%	114,799	80	0.07%
Money market	191,249	255	0.13%	176,084	228	0.13%	160,905	255	0.16%
Time	492,819	3,757	0.76%	456,070	3,627	0.80%	448,675	3,104	0.69%

Total interest bearing deposits	$1,491,629	$4,956	0.33%	$1,360,299	$4,674	0.34%	$1,265,273	$4,207	0.33%

Federal Home Loan Bank advances	$99,687	$746	0.75%	$54,963	$394	0.72%	$8,963	$34	0.38%
Federal funds purchased and short-term borrowings	54,300	405	0.75%	55,696	515	0.92%	56,272	491	0.87%
Subordinated debt	34,794	1,044	3.00%	34,793	1,027	2.95%	34,794	1,036	2.98%

Total interest-bearing liabilities	$1,680,410	$7,151	0.43%	$1,505,751	$6,610	0.44%	$1,365,302	$5,768	0.42%

Noninterest-bearing liabilities:
Demand deposits	$453,370			$409,118			$362,970
Other liabilities	28,027			24,836			19,550
Total shareholders’ equity	122,994			95,801			91,103

Total liabilities and shareholders’ equity	$2,284,801			$2,035,506			$1,838,925

Net interest income		$79,064			$73,610			$68,137

Net interest spread[46]			3.62%			3.82%			4.01%
Net interest margin[47]			3.71%			3.91%			4.08%

[43]	Interest income on loans includes loan fees.
[44]	The balances include non-accrual loans.
[45]	Tax exempt income is not calculated on a tax equivalent basis.
[46]	The interest rate spread is calculated by subtracting weighted average interest rate cost from weighted average interest rate yield for the period indicated.
[47]	The net yield on weighted average interest-earning assets is calculated by dividing net interest income by the weighted average interest earning assets for the period indicated.

Proxy Statement/Offering Circular	Page 75

Table 2 is a detailed analysis of volume and rate changes in interest income and interest expense for the years ended December 31, 2015, 2014, and 2013.

Table 2—Analysis of Changes in Net Interest Income48

(in thousands)

	2015 Compared to 2014 increase (decrease) due to changes in			2014 Compared to 2013 increase (decrease) due to changes in
	Volume	Rate	Total	Volume	Rate	Total
Interest-earning assets:
Loans[49]	$5,575	$(2,611)	$2,964	$2,587	$(2,013)	$574
Taxable securities	689	149	838	1,382	1,352	2,734
Tax-exempt securities[50]	3,229	(1,064)	2,165	2,664	364	3,208
Federal funds sold and short-term investments	10	17	27	16	(36)	(20)

Total interest-earning assets	$9,503	$(3,509)	$5,994	$6,649	$(333)	$6,316

Interest-bearing liabilities:
Deposits
NOW	$79	$25	$104	$87	$(93)	$(6)
Savings	8	13	21	8	(31)	(23)
Money market	20	8	28	24	(51)	(27)
Time	292	(162)	130	51	472	523

Total interest bearing deposits	$399	$(116)	$283	$170	$297	$467

Federal Home Loan Bank advances	$321	$31	$352	$174	$185	$359

Federal funds purchased and short-term borrowings	(13)	(97)	(110)	(5)	29	24
Subordinated debt	—	15	15	—	(7)	(7)

Total interest-bearing liabilities	$707	$(167)	$540	$339	$504	$843

Net interest income	$8,796	$(3,342)	$5,454	$6,310	$(837)	$5,473

Provision for Loan and Lease Losses. The provision for loan and lease losses was $3.0 million in 2015, compared with $3.1 million in 2014, and $0.8 million in 2013. As a percentage of outstanding loans at year-end, the allowance for loan and lease losses was 1.57 percent on December 31, 2015, 1.67 percent on December 31, 2014, and 1.65 percent on December 31, 2013. The ratio of net loan charge-offs to average outstanding loans for 2015 was 0.10 percent, for 2014 was 0.01percent, and for 2013 was 0.08 percent.

The provision for loan and lease losses is based on management’s evaluation of inherent risks in the loan portfolio and the corresponding analysis of the allowance for loan and lease losses. Additional discussions on loan quality and the allowance for loan and lease losses are included in the subsection below titled “Asset Quality and Risk Elements.” See also Note 1 to The Landrum Company’s financial statements attached as Annex G, and the subsection above titled “Accounting Policies.”

Non-Interest Income. Non-interest income is generated primarily from fees on deposit accounts, income earned on trust accounts, brokerage income, mortgage banking activity, and card processing fees. Total non-interest income for the year ended December 31, 2015, was $33.4 million, for the year ended December 31, 2014, was $30 million and for the year ended December 31, 2013, was $30.3 million.

[48]	Any variance attributable to volume and rate changes is allocated to the volume and rate variance in proportion to the relationship of the absolute dollar amount of the change in each
[49]	The balances include nonaccrual loans.
[50]	Tax-exempt income or yield has not been presented on a tax equivalent basis.

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Table 3 details non-interest income by category for the years ended December 31, 2015, 2014, and 2013.

Table 3—Non-interest Income

(in thousands)

	For the Years Ended December 31,
	2015	2014	2013
Nonsufficient funds fees	$11,651	$12,222	$12,388
Gains on loans, investments, and other assets sold	5,887	2,217	2,919
Net card processing income	5,653	5,058	4,790
Trust income	3,317	3,090	2,695
Brokerage income	2,095	2,242	1,975
Service charges	1,384	1,526	1,681
Loan related fees	1,356	808	828
ATM income	680	642	628
BOLI – increase in cash surrender value	537	532	545
Other income	876	1,711	1,869

Total non-interest income	$33,436	$30,048	$30,318

Non-Interest Expense. Total non-interest expense for the year ended December 31, 2015, was $80.5 million, for the year ended December 31, 2014, was $74.3 million, and for the year ended December 31, 2013, was $70.7 million. The 2015 and 2014 increases in non-interest expenses were primarily due to increases in salaries and benefits expense, data processing costs, and regulatory assessments.

Table 4 details non-interest expense by category for the years ended December 31, 2015, 2014, and 2013.

Table 4—Non-Interest Expense

(in thousands)

	For the Years Ended December 31,
	2015	2014	2013
Salaries and benefits	$47,207	$43,320	$41,577
Occupancy and equipment	11,947	11,722	11,832
Data processing	3,854	3,443	2,793
Marketing and business development	3,106	3,035	2,560
Regulatory assessments	1,838	1,535	1,393
Loan and collection expenses	1,821	1,500	1,660
Postage, printing and supplies	1,719	1,623	1,631
Professional fees	1,428	1,384	994
Telephone and communications costs	1,371	1,240	1,045
Director’s fees	1,183	1,139	834
Retail deposit related expenses	1,146	1,068	947
Travel and training expense	1,000	919	806
Deposit premium amortization	470	470	572
Other non-interest expense	2,373	1,899	2,067

Total non-interest expense	$80,463	$74,297	$70,711

Proxy Statement/Offering Circular	Page 77

Comparison of Financial Condition as of December 31, 2015 and 2014

General. Total assets were $2.4 billion at December 31, 2015, and $2.2 billion at December 31, 2014, compared to $1.9 billion at December 31, 2013. This growth was due mostly to an increase in the loan and investment portfolios. Net loans were $1.4 billion at December 31, 2015, and $1.3 billion at December 31, 2014, compared to $1.2 billion at December 31, 2013. This represents an increase of $124 million, or 9.5 percent, in 2015 and an increase of $101 million, or 8.54 percent in 2014.

Total deposits increased by $216 million, or 11.9 percent, to $2.0 billion at December 31, 2015, from $1.8 billion at December 31, 2014. Total shareholders’ equity increased by $12.7 million, or 7.5 percent, to $181.4 million at December 31, 2015, from $168.7 million at December 31, 2014. This net increase in shareholders’ equity was primarily due to an increase in earnings, net of dividends paid.

Investment Securities. The composition of the investment securities portfolio reflects The Landrum Company’s investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of revenue. The securities portfolio also provides a balance to interest rate risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain public deposits.

Total investment securities at December 31, 2015, were $818.4 million, an increase of $134.7 million from the end of 2014. During the year ended December 31, 2015, Landmark Bank experienced a significant inflow of new deposits and proceeds thereof were invested in a variety of securities. In addition, Landmark Bank continued to purchase securities during the 2015 calendar year as part of a continuing effort to manage the interest rate sensitivity of the balance sheet, to increase net interest income in an effort to offset softening loan demand, and to replace maturing securities. At December 31, 2015, 2014, and 2013, total investment securities represented 34 percent, 32 percent, and 28 percent, respectively, of total assets. Tax equivalent weighted average yields of U.S. government agency, state and municipal obligations, and mortgage-backed securities at December 31, 2015, were 1.86 percent, 4.66 percent, and 1.98 percent, respectively, and at December 31, 2014, were 1.32 percent, 5.08 percent, and 1.96 percent, respectively, and at December 31, 2013, were 1.44 percent, 4.90 percent, , and 1.74 percent, respectively.

Investment securities that management has the ability and intent to hold to maturity are classified as “held-to-maturity” and are carried at cost, adjusted for amortization of premiums and accretion of discounts, using the interest method. Other investments are classified as “available-for-sale” and are carried at fair value. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair value is measured using independent pricing models or other model-based valuation techniques, such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in comprehensive income and shareholders’ equity, net of deferred income taxes. The unrealized gain at December 31, 2015, was $18.9 million, and $18.7 million at December 31, 2014.

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The following tables show the carrying value and maturity distribution of the Landrum Company’s investment securities (primarily owned at the Landmark Bank level).

Table 5a—Carrying Value of Investment Securities

(in thousands)

	December 31,
	2015	2014	2013
Securities Available for Sale:
U.S. government agencies	$118,936	$37,998	$5,749
State and municipal obligations	471,615	368,795	265,585
Mortgage-backed securities	214,350	262,849	259,370
Mutual funds	3,404	3,423	3,341

Totals	$808,305	$673,065	$534,045

Held-to-Maturity and Restricted Assets:
Mortgage-backed securities	—	$1,978	$4,095
Stock in Federal Reserve Bank	$1,607	1,607	1,607
Stock in Federal Home Loan Bank	8,371	6,789	4,458
Other	95	192	192

Totals	$10,073	$10,566	$10,352

Total Carrying Value of Investment Securities	$818,378	$683,631	$544,397

Table 5b—Carrying Value of Investment Securities by Maturity—December 31, 2015

(in thousands)

	Held–to-Maturity	Available-for-Sale	Total
Due in one year or less	—	$1,969	$1,969
Due from one to five years	—	112,308	112,308
Due from five to ten years	—	183,076	183,076
Due after ten years	—	293,198	293,198

Totals	—	$590,551	$590,551

Mortgage-backed securities	—	$214,350	$214,350
Stock in Federal Reserve Bank	$1,607	—	1,607
Stock in Federal Home Loan Bank	8,371	—	8,371
Other	95	—	95
Mutual Funds	—	3,404	3,404

Totals	$10,073	$808,305	$818,378

The investment securities portfolio consists primarily of U.S. government agency securities, state and municipal obligations, and mortgage-backed securities which are almost exclusively U.S. government agency sponsored. A mortgage-backed security relies on the underlying pools of mortgage loans to provide a cash flow of principal and interest. The actual maturities of these securities will differ from the contractual maturities because

Proxy Statement/Offering Circular	Page 79

the loans underlying the security may prepay without prepayment penalties. Decreases in long-term interest rates will generally cause an acceleration of prepayment levels. In a declining interest rate environment, proceeds may not be able to be reinvested in assets that have comparable yields.

Loans. Total loans averaged $1.4 billion during 2015, $1.3 billion during 2014, and $1.2 billion in 2013. At December 31, 2015, total loans were $1.5 billion, an increase of $125 million, or 9.4 percent, from December 31, 2014. This continued the trend from 2013 to 2014, which reflected a $103 million, or 8.4 percent, increase.

Table 6 details the loan portfolio by loan type as of the years indicated.

Table 6—Loan Portfolio

(in thousands)

	December 31,
	2015	2014	2013	2012	2011
Construction and development	$151,236	$128,890	$96,174	$95,749	$118,401
Secured by farmland	124,112	115,454	115,052	116,628	96,691
1-4 family residential	451,891	413,942	379,280	369,335	366,652
Commercial real estate/multi-family	415,742	402,979	383,006	390,214	334,891
Commercial and industrial	182,372	144,694	135,300	134,930	130,425
Installment and other credit	67,700	65,113	63,280	62,922	62,707
Other	59,234	56,269	51,895	43,521	37,032

Total loans	1,452,287	1,327,341	1,223,987	1,213,299	1,146,799
Allowance for loan and lease losses	(22,859)	(22,159)	(20,215)	(21,283)	(20,271)

Net loans	$1,429,428	$1,305,182	$1,203,772	$1,192,016	$1,126,528

Table 7 sets forth the maturity distribution of loans, including the interest rate structure for loans maturing after one year.

Table 7—Loan Portfolio Maturity – as of December 31, 2015

(in thousands)

	Maturity				Rate Structure for Loans Maturing Over One Year
	One Year or Less	One Through Five Years	Over Five Years	Total	Fixed Rate	Variable Rate
Construction and development	$95,075	$39,487	$16,674	$151,236	$23,029	$33,132
Secured by farmland	29,082	47,498	47,532	124,112	47,723	47,307
1-4 family residential	31,207	129,398	291,286	451,891	139,278	281,406
Commercial real estate/multi-family	37,189	233,752	144,801	415,742	204,515	174,038
Commercial and industrial	99,726	76,316	6,330	182,372	76,577	6,069
Installment and other credit	11,689	51,861	4,150	67,700	55,040	971
Other	25,624	14,948	18,662	59,234	29,367	4,243

Totals	$329,592	$593,260	$529,435	$1,452,287	$575,529	$547,166

Asset Quality and Risk Elements. The Landrum Company manages asset quality and controls credit risk through diversification of the loan portfolio and the application of policies designed to promote sound underwriting and loan monitoring practices. The Landrum Company’s credit function is charged with monitoring asset quality, establishing credit policies and procedures, and managing the consistent application of these policies and procedures.

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The provision for loan and lease losses is based on management’s judgment of the amount necessary to maintain the allowance for loan and lease losses at a level adequate to absorb probable losses. The amount of the provision each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and other credit quality trends, management’s assessment of loan portfolio quality, the value of collateral, and economic factors and trends.

Reviews of non-performing loans, past due loans, and larger credits are designed to identify potential charges to the allowance for loan and lease losses, as well as to determine the adequacy of the allowance, and are conducted on a regular basis during the year. These reviews are performed by the responsible lending officers as well as a separate loan review function with consideration of such factors as the customer’s financial position, prevailing and anticipated economic conditions, and other pertinent factors.

Allowance for Loan and Lease Losses. The allowance for loan and lease losses represents management’s estimate of probable credit losses inherent in the loan portfolio. Estimating the amount of the allowance for loan and lease losses requires significant judgment and the use of estimates related to the amount and timing of expected future cash flows on impaired loans, estimated losses on non-impaired loans based on historical loss experience, management’s evaluation of the current loan portfolio, and consideration of current economic trends and conditions. The loan portfolio also represents the largest asset type on The Landrum Company’s consolidated balance sheet. Loan and lease losses are charged against the allowance, while recoveries of amounts previously charged off are credited to the allowance. A provision for loan and lease losses is charged to operations based on management’s periodic evaluation of the factors previously mentioned, as well as other pertinent factors.

The allowance for loan and lease losses consists of a specific reserve component and a general reserve component. The components of the allowance for loan and lease losses represent an estimate pursuant to Accounting Standards Codification (“ASC”) 450-Contingencies and ASC 310-Receivables. The specific reserve component of the allowance for loan and lease losses reflects expected losses resulting from analyses developed through specific credit allocations for individual loans and historical loss experience for each loan category. The specific credit allocations for “Impaired Loans” are based on regular analyses of all loans over $50,000 where the internal credit rating is substandard or below and on non-accrual status or greater than 90 days delinquent. These analyses involve judgment in estimating the amount of loss associated with specific loans, including estimating the amount and timing of future cash flows and collateral values.

The general reserve portion of the allowance reflects management’s estimate of probable inherent but undetected losses within the portfolio due to uncertainties in economic conditions, delays in obtaining information, including unfavorable information about a borrower’s financial condition, the difficulty in identifying triggering events that correlate to subsequent loss rates, and risk factors that have not yet manifested themselves in loss allocation factors. Also, loss data representing a complete economic cycle is not available for all sectors. Uncertainty surrounding the strength and timing of economic cycles also affects estimates of loss. The historical loss element is determined using the average of actual losses incurred over the prior three years for each type of loan. The historical loss experience is adjusted for known changes in economic conditions and credit quality trends such as changes in the amount of past due and nonperforming loans. The resulting loss allocation factors are applied to the balance of each type of loan after removing the balance of impaired loans. The loss allocation factors are updated at least annually. The historical losses used in developing loss allocation factors may not be representative of actual unrealized losses inherent in the portfolio.

There are many factors affecting the allowance for loan and lease losses; some are quantitative while others require qualitative judgment. Although management believes its processes for determining the allowance adequately consider all the potential factors that could potentially result in credit losses, the process includes subjective elements and may be susceptible to significant change. To the extent actual outcomes differ from management estimates, additional provision for loan and lease losses could be required that could adversely affect earnings or financial position in future periods. The allowance for loan and lease losses is reviewed and approved by the board of directors on a quarterly basis.

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Table 8 details a summary of changes in the allowance for loan and lease losses for each of the past five years:

Table 8—Allowance for Loan and Lease Losses

(dollars in thousands)

	At or For The Years Ended December 31,
	2015	2014	2013	2012	2011
Balance at beginning of period	$22,159	$20,215	$21,283	$20,271	$19,576

Provision for loan losses	2,991	3,057	847	3,366	7,142

Charge-offs:
Construction and development	12	242	131	156	248
Secured by farmland	1	—	45	100	273
1-4 family residential	352	353	761	1,119	1,674
Commercial real estate/multi-family	2,145	370	492	560	740
Commercial and industrial	823	339	128	241	2,603
Installment and other credit	451	456	448	526	523
Other loans	1,947	2,213	2,080	1,960	34

Total loan charge-offs	5,731	3,973	4,085	4,662	6,095
Deposits and other	1,516	1,557	1,442	1,515	4,147

Total charge-offs	7,247	5,530	5,527	6,177	10,242

Recoveries:
Construction and development	21	1,100	120	111	52
Secured by farmland	12	11	28	35	7
1-4 family residential	105	179	27	149	214
Commercial real estate/multi-family	516	165	114	152	144
Commercial and industrial	1,599	208	602	647	207
Installment and other credit	138	183	174	115	92
Other loans	2,085	2,050	2,064	2,046	16

Total loan recoveries	4,476	3,896	3,129	3,255	732
Deposits and other	480	521	483	568	3,063

Total recoveries	4,956	4,417	3,612	3,823	3,795

Net charge-offs	2,291	1,113	1,915	2,354	6,447

Balance at end of period	$22,859	$22,159	$20,215	$21,283	$20,271

Total loans:
At year-end	$1,452,287	$1,327,342	$1,223,987	$1,213,299	$1,146,799
Average	$1,382,328	$1,270,345	$1,219,989	$1,189,030	$1,112,601

Allowance as a percentage of average loans	1.65%	1.74%	1.66%	1.79%	1.82%

As a percentage of average loans:
Net charge-offs—loans	0.10%	0.01%	0.08%	0.12%	0.48%
Net charge-offs—overdrafts	0.07%	0.08%	0.08%	0.08%	0.10%

Total net charge-offs	0.17%	0.09%	0.16%	0.20%	0.58%

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Net loan and deposit charge offs increased from $1.1 million in 2014 to $2.3 million in 2015. Net charge-offs on loans increased to 0.10 percent at December 31, 2015, and were 0.01 percent and 0.08 percent during 2014 and 2013, respectively.

Management believes that the allowance for loan and lease losses at December 31, 2015 and 2014, was adequate and appropriate to absorb losses inherent in the loan portfolio. This assessment involves subjective judgment; therefore, the adequacy of the allowance for loan and lease losses cannot be determined with precision and may be subject to change in future periods. In addition, bank regulatory authorities, as part of their periodic examination of Landmark Bank, may require additional charges to income to increase the allowance for loan losses in future periods if the results of their review warrant such additions. See the “Accounting Policies” subsection above for additional information on the allowance for loan and lease losses.

The allocation of the allowance for loan and lease losses is based on historical data, subjective judgment, and estimates and, therefore, is not necessarily indicative of the specific amounts or loan categories in which charge-offs may ultimately occur. Due to the imprecise nature of the loan loss estimation process and the effects of changing conditions, these risk attributes may not be adequately captured in the data related to the formula-based loan loss components used to determine allocations in the analysis of the adequacy of the allowance for loan and lease losses. Consequently, management believes that the general reserve allowance appropriately reflects probable inherent but undetected losses in the loan portfolio.

The following Table 9 summarizes the allocation of the allowance for loan and lease losses at December 31, 2015.

Table 9 – Allocation of Allowance for Loan and Lease Losses—December 31, 2015

	Amount (in thousands)	Percent of total allowance
Construction and development	$4,539	20%
Secured by farmland	1,120	5%
1-4 family residential	2,151	9%
Commercial real estate/multi-family	4,271	19%
Commercial and industrial	7,669	34%
Installment and other credit	2,168	9%
Other loans	914	4%
Overdrafts/other	27	0%

	$22,859	100%

A troubled debt restructuring (“TDR”) occurs when two conditions are present: (a) the borrower is experiencing financial difficulty; and (b) the creditor grants a concession it would not otherwise consider but for the borrower’s financial difficulties. TDRs totaled $10.2 million at December 31, 2015. Of this amount, approximately $8.9 million was on accrual status. TDRs totaled $8.6 million at December 31, 2014. Of this amount, approximately $7.5 million was on accrual status. There were no charge-offs on loans restructured as TDR during 2015 or 2014. There were no commitments to lend additional funds on these modified loans at December 31, 2015 or 2014.

Non-performing Assets. Non-performing loans, which include non-accrual loans, restructured loans still accruing, and accruing loans past due over 90 days, totaled $23.3 million at December 31, 2015, compared with $21.2 million at December 31, 2014 and $12.8 million at year-end 2013. At December 31, 2015, 2014, and 2013, the percentage of non-performing loans to total loans was 1.6 percent, 1.6 percent, and 1.1 percent, respectively. Non-performing assets, which include non-performing loans, foreclosed real estate, and other repossessed assets, totaled $25.0 million at December 31, 2015, $24.0 million at December 31, 2014, and $16.0 million at December 31, 2013.

Loans are placed on non-accrual status when, in the opinion of management, the principal and interest on a loan is not likely to be repaid in accordance with the loan terms or when the loan becomes 90 days past due and is

Proxy Statement/Offering Circular	Page 83

not both well secured and in the process of collection. When a loan is placed on non-accrual status, interest previously accrued but not collected is reversed against current interest revenue. Generally, interest revenue on a non-accrual loan is recognized on a cash basis as payments are received until the loan is retired and/or credit factors improve and the loan can be placed back on accrual status.

Table 10 summarizes non-performing assets at year-end for the last five years.

Table 10—Non-Performing Assets

(dollars in thousands)

	December 31,
	2015	2014	2013	2012	2011
Non-accrual loans	$14,441	$13,683	$5,378	$7,738	$7,363
Restructured loans still accruing	8,863	7,483	7,443	5,631	2,422
Loans past due 90 days or more and still accruing	—	—	—	—	—

Total non-performing loans	23,304	21,166	12,821	13,369	9,785

Other real estate owned/repossessed property	1,718	2,830	3,168	5,373	8,548

Total non-performing assets	$25,022	$23,996	$15,989	$18,742	$18,333

Total non-performing loans as a percentage of total loans	1.60%	1.59%	1.05%	1.10%	0.85%
Total non-performing assets as a percentage of total assets	1.03%	1.11%	0.83%	1.07%	1.09%

At December 31, 2015, there were $22 million in loans classified as impaired under the definition outlined in applicable accounting guidance (ASC 310). At December 31, 2014, there were $18 million in impaired loans, and at December 31, 2013, there were $12 million in impaired loans. Specific reserves allocated to these impaired loans totaled $2 million at December 31, 2015, and $2 million at December 31, 2014, and $508 thousand at December 31, 2013.

Loan diversity is an important risk component. Table 11 is a comparison of the percentage of concentration by type of loan as of the indicated dates.

Table 11—Loan Portfolio

	December 31,
	2015	2014	2013	2012	2011
Construction and development	10%	10%	8%	8%	10%
Secured by farmland	9%	9%	9%	10%	8%
1-4 family residential	31%	31%	31%	30%	33%
Commercial real estate/multi-family	29%	30%	32%	32%	30%
Commercial and industrial	12%	11%	11%	11%	11%
Installment and other credit	5%	5%	5%	5%	5%
Other	4%	4%	4%	4%	3%

Net loans	100%	100%	100%	100%	100%

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Deposits. For the year ended December 31, 2015, total average deposits were $1.9 billion, an increase of $176 million, or 9.9 percent, from the year ended December 31, 2014, when total average deposits were $1.8 billion, an increase of $14 million or 8.7 percent from the year ended December 31, 2013.

For the year ended December 31, 2015, average non-interest bearing deposits were $453 million, an increase of $44 million, or 10.8%, from the year ended December 31, 2014, when average non-interest bearing deposits were $409 million, an increase of $46 million, or 12.7 percent, from the year ended December 31, 2013.

For the year ended December 31, 2015, average NOW accounts were $665 million, an increase of $62 million, or 10.4 percent over the year ended December 31, 2014, when average NOW accounts were $602 million, an increase of $62 million, or 11.4 percent, from the year ended December 31, 2013, when average NOW accounts were $540 million.

For the year ended December 31, 2015 average time deposits accounts were $493 million, an increase of $37 million, or 8.1 percent, from the year ended December 31, 2014. For the year ended December 31, 2014 average time deposits accounts were $456 million, an increase of $7 million, or 1.6 percent, from the year ended December 31, 2013, when average time deposit accounts were $449 million.

Brokered time deposits are used as an alternative source of cost-effective funding. Average brokered time deposits outstanding in 2015, 2014, and 2013 were $127.4 million, $81.3 million and $81.2 million, respectively. The average rate paid on brokered time deposits in 2015, 2014, and 2013 was 1.74 percent, 2.23 percent, and 1.27 percent, respectively. The balance of brokered deposits increased in 2015, providing additional funding at favorable market rates. At December 31, 2015, approximately $49.9 million of the brokered time deposits had a put option, meaning Landmark Bank can choose to repay the liability prior to the maturity date. The remaining brokered time deposits have maturities of five years or less. Brokered money market deposits also continue to be used, with average balances outstanding of $6.5 million, $6.3 million, and $6.6 million in 2015, 2014, and 2013, respectively. The average rate paid on brokered money market deposits was 0.34 percent, 0.30 percent, and 0.33 percent in 2015, 2014, and 2013, respectively. Landmark Bank has, by internal policy, limited brokered deposits to 15 percent of total assets. At December 31, 2015, Landmark Bank had the capacity to increase brokered deposits by $218 million and still remain within this policy limit.

Time deposits of $100,000 and greater were $228.1 million at December 31, 2015, representing a decrease of $50.1 million, or 18.0 percent, from $278 million on at December 31, 2014, compared with an increase of $52.0 million, or 23.0 percent, from December 31, 2013 to 2014. The drop in volume in 2015 reflects the extended low rate environment and the related migration to shorter-term maturities. Total interest expense on time deposits of $100,000 and greater during 2015 was $2.6 million, compared with $2.7 million at December 31, 2014. For the year ended December 31, 2013, total interest expense on time deposits of $100,000 and greater was $2.0 million.

Table 12 sets forth the maturity schedule for time deposits of $100,000 or more as of December 31, 2015, and includes brokered time deposits.

Table 12—Time Deposits of $100,000 or More

(in thousands)

December 31, 2015
Three months or less	$65,282
Over three months through six months	36,135
Over six months through twelve months	34,798
Over twelve months	91,849

Total	$228,064

Proxy Statement/Offering Circular	Page 85

Wholesale Funding. Landmark Bank is a shareholder in the Federal Home Loan Bank of Des Moines (“FHLB”). Through this affiliation, secured advances totaled $110.7 million at December 31, 2015, and at December 31, 2014. Landmark Bank anticipates continued utilization of this short- and long-term source of funds to minimize interest rate risk and to meet liquidity needs. The FHLB advances outstanding at December 31, 2015, had interest rates ranging from 0.34 percent to 3.41 percent. The FHLB advances outstanding at December 31, 2014, had interest rates ranging from 0.25 percent to 3.41 percent. Additional information regarding FHLB advances, including scheduled maturities, is provided in Table 14 (Contractual Obligations).

Liquidity Management. Liquidity is defined as the ability of a bank to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining the ability to meet the daily cash flow requirements of customers, both depositors and borrowers. The primary objectives of asset/liability management are to provide for adequate liquidity in order to meet the needs of customers and to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities as market interest rates change. Daily monitoring of the sources and uses of funds is necessary to manage the asset/liability position. The primary objective of liquidity management is to provide sufficient funding, at reasonable cost, to meet ongoing operational cash needs. While the desired level of liquidity will vary depending on a number of factors, the primary goal is to maintain a sufficient level of liquidity in reasonably foreseeable economic environments.

The asset portion of the balance sheet provides liquidity primarily through loan principal repayments and the maturities or principal payments of securities. Most loans are currently pledged as collateral to either the FHLB or the Federal Reserve Bank of St. Louis to secure borrowing capacity with each. Asset sales are also a possible source of liquidity. The Landrum Company can convert securities or other short-term investments into cash to meet liquidity needs.

The liability section of the balance sheet provides liquidity through depositors’ interest-bearing and non-interest-bearing accounts. Federal funds purchased, FHLB advances (short- and long-term), and brokered deposits represent the primary sources of Landmark Bank’s incremental borrowing capacity. These sources of liquidity are used as necessary to fund asset growth and meet other short-term liquidity needs.

Page 86	Proxy Statement/Offering Circular

Table 13 presents a summary of The Landrum Company’s consolidated short-term borrowings over the last three years.

Table 13 – Short Term Borrowings

(dollars in thousands)

	Year-end balance	Year-end weighted- average interest rate	Maximum outstanding at any month-end	Average amounts outstanding during the year	Weighted- average rate for the year
December 31, 2015
Enterprise Bank, term note	$7,631	4.00%	$8,517	$8,074	4.00%
Enterprise Bank, term note	$833	4.00%	$1,167	$1,000	4.00%
Enterprise Bank, revolving LOC[51]	—	4.00%	—	—	—
Discount window borrowing	—	1.00%	—	$5	1.10%
Federal funds purchased	$33,200	0.34%	$47,500	$10,281	0.31%
FHLB advances	—	0.00%	$25,000	$479	0.23%

December 31, 2014
Enterprise Bank, revolving LOC1	—	4.00%	$2,100	$1,298	4.63%
Federal funds purchased	—	—	$30,300	$9,181	0.29%
FHLB advances	$25,000	0.25%	$25,000	$3,277	0.14%
Discount window borrowing	—	0.75%	—	$4	1.38%

December 31, 2013
Enterprise Bank, revolving LOC1	$2,100	4.50%	$2,900	$1,808	4.50%
Federal funds purchased	—	—	$53,900	$10,938	0.32%
FHLB advances	$55,000	0.22%	$57,500	$3,632	0.32%
Discount window borrowing	—	0.98%	—	$8	1.11%

At December 31, 2015, 2014, and 2013, Landmark Bank had unused and available borrowing capacity with the FHLB of $227.7 million, $271.0 million, and $272.2 million, respectively. Outstanding advances, commitments, and letters of credit with the FHLB were $220.6 million at December 31, 2015, $145.6 million at December 31, 2014, and $111.0 million at December 31, 2013. Letters of credit represent much of the use of the borrowing capacity with the FHLB; those letters of credit are pledged as collateral for public entity customer deposits. In addition to these funding sources, Landmark Bank has the ability to attract retail deposits at any time by competing more aggressively on pricing.

The $111 million in FHLB advances reported at December 31, 2015, were made in the normal course of business for liquidity at the market rate cost of funds.

Landmark Bank pledged collateral and executed necessary agreements to allow for access to the Discount Window of the Federal Reserve Bank of St. Louis, and had unused and available borrowing capacity of $242.4 million at December 31, 2015, $215.2 million at December 31, 2014, and $203.6 million at December 31, 2013.

[51]	Maximum borrowing on revolving line of credit is $6,000,000

Proxy Statement/Offering Circular	Page 87

At both December 31, 2015, and 2014, the available unsecured federal funds lines of credit with unaffiliated financial institutions totaled $53.0 million that can be utilized to the extent that a material adverse effect on the business prospects or financial condition or any other event of default has not occurred. At December 31, 2015 and 2014, there was no amount outstanding on those lines.

At December 31, 2015, The Landrum Company had $6,000,000 available on its $6,000,000 line of credit with Enterprise Bank.

The Landrum Company maintains and annually reviews a contingency funding plan. The plan requires monthly reporting to the Landmark Bank Asset and Liability Committee on key metrics and various scenario analyses. The plan also requires routine testing of all funding sources on a quarterly basis.

Contractual Obligations and Loan Commitments. Table 14 is a summary of contractual obligations as of December 31, 2015.

Table 14 – Contractual Obligations—December 31, 2015

(in thousands)

	Payments Due by Period
	Less Than 1 Year Total	1-3 Years	3-5 Years	After 5 Years	Total
The Landrum Company
Enterprise Bank, term note	$7,631	—	—	—	$7,631
Enterprise Bank, term note	833	—	—	—	$833
Enterprise Bank, revolving LOC ($6,000,000)	—	—	—	—	—
Subordinated debentures	—	—	—	$34,794	$34,794

Landmark Bank
Federal Home Loan Bank advances	110,015	$31	$33	628	$110,707
Federal funds purchased	33,200	—	—	—	$33,200

Bank Subsidiary
Sovereign Properties Holdco, Senior Note	—	—	—	3,000	$3,000
Sovereign Properties Holdco, Junior Note	—	—	—	6,408	$6,408

	$151,679	$31	$33	$44,830	$196,573

Bank Stock Loan. At December 31, 2015, The Landrum Company had three related credit facilities payable to Enterprise Bank. The loans consisted of two term notes and one line of credit made in 2011. As of December 31, 2015, the principal amounts outstanding on the two term notes were $833,340 and $7,631,067, and the $6,000,000 line of credit had a $0 balance. With respect to the first term note, The Landrum Company made principal payments of $83,333 quarterly plus any outstanding interest. As of April 2016, the two notes were combined into a single note with a maturity of April 12, 2021, in the principal sum of $8,153,651, with quarterly principal and interest payments of $329,345. The line of credit has a maturity date of April 2017. The notes and the line of credit are secured by a pledge of all of the common stock of Landmark Bank owned by The Landrum Company.

In December 2006 The Landrum Company formed the Landrum Statutory Trust III and Landco Partners II, L.P. and in March 2007 formed the Landrum Statutory Trust IV, each with the sole purpose of issuing 30-year preferred securities totaling $34,793,500. The proceeds from the sale of the preferred securities were loaned to The Landrum Company under 30-year subordinated debentures issued to the subsidiaries. The Landrum Company’s obligations under the debentures are subordinated to all senior indebtedness of The Landrum Company, as defined by the underlying agreements. The Landrum Statutory Trusts III and IV make quarterly interest payments at a rate of 1.85 percent over the three-month LIBOR. $252,500 of the Landco Partners II, L.P. securities pay interest at a floating rate equal to the prime rate minus 1.10 percent, while the remaining $5,674,000 are at a fixed rate of 7.25 percent through December 31, 2016, at which time they convert to a floating rate equal to prime rate minus 1.10 percent.

Page 88	Proxy Statement/Offering Circular

Table 15 is a summary of loan commitments as of the indicated dates.

Table 15—Loan Commitments

(in thousands)

	December 31,
	2015	2014	2013	2012	2011
Commitments to extend credit	$300,817	$258,191	$233,245	$216,212	$203,789
Standby letters of credit	7,241	10,206	10,674	9,064	12,528

Total	$308,058	$268,397	$243,919	$225,276	$216,317

Return on Equity and Assets. Table 16 is a summary of performance ratios for The Landrum Company (on a consolidated basis) for the years ended as of the indicated dates.

Table 16—Performance Ratios

	December 31,
	2015	2014	2013	2012	2011
Return on average asset[52]	0.84%	0.83%	0.83%	0.87%	0.65%
Return on average total equity[53]	11.00%	12.10%	17.63%	15.67%	12.98%
Return on average common equity[54]	13.25%	14.84%	18.78%	19.44%	15.89%
Common stock dividend payout ratio[55]	22.60%	17.88%	0.00%	18.92%	11.00%
Average shareholders’ equity to average assets[56]	7.64%	6.87%	6.58%	7.22%	6.70%

Capital Management. Capital adequacy in the banking industry currently is evaluated primarily by a leverage ratio and three ratios that measure capital against assets that are weighted based on their risk characteristics. The capital ratios of The Landrum Company are presented in Table 17a and the capital ratios of Landmark Bank are presented in Table 17b.

Common Equity Tier 1 capital primarily includes shareholders’ equity for common stock and 10 percent of mortgage servicing rights, but excludes accumulated other comprehensive income. Also included in Common Equity Tier 1 capital (in holding companies) is minority-held interests of a banking subsidiary (if that interest is Common Equity Tier 1 capital at the bank level). In the case of Landmark Bank, the Common Equity Tier 1 minority interest at December 31, 2015, amounted to $31.1 million of The Landrum Company’s Common Equity Tier 1 capital.

All Tier 1 capital includes not only Common Equity Tier 1, but also Additional Tier 1 capital, including certain qualifying non-cumulative preferred stock and minority-held similar capital in subsidiaries. Tier 2 capital is all capital of a bank or holding company that is not Tier 1 capital, and Total capital is Tier 1 and Tier 2 capital in the aggregate, including the allowance for loan and lease losses (up to 1.25 percent of risk-weighted assets).

The Tier 1 leverage ratio is equal to all Tier 1 capital divided by average assets. The Common equity tier 1 risk-based capital is Common equity tier 1 capital divided by risk-weighted assets. The Tier 1 risk-based capital ratio is all of Tier 1 capital divided by risk-weighted assets. The Total risk-based capital ratio consists of Total capital divided by risk-weighted assets.

[52]	Net income divided by average total assets.
[53]	Net income divided by average total shareholders’ equity.
[54]	Net income divided by average common shareholders’ equity.
[55]	Common dividends per common share divided by diluted earnings per common share.
[56]	Average total shareholders’ equity divided by average total assets.

Proxy Statement/Offering Circular	Page 89

The capital ratios of The Landrum Company currently exceed the minimums set by the Federal Reserve for a well-capitalized holding company and the capital ratios of Landmark Bank currently exceed the minimums set by the OCC for being a well-capitalized bank, both for Prompt Corrective Action purposes.

Table 17a is a summary of The Landrum Company’s capital ratios at December 31, 2015, 2014, and 2013, respectively.

Table 17a — Regulatory Capital Ratios (percent) for The Landrum Company

	December 31, 2015	December 31, 2014	December 31, 2013	Amount required to be deemed well capitalized[57]
Tier 1 Leverage	8.65%	9.04%	8.52%	5.00%
Common Equity Tier 1 Risk-Based Ratio	10.39%	—	—	6.50%
Tier 1 Capital Risk-Based Ratio	12.52%	13.33%	11.11%	8.00%
Total Risk-Based Capital	13.78%	14.58%	12.37%	10.00%

Table 17b is a summary of Landmark Bank’s capital ratios at December 31, 2015, 2014, and 2013.

Table 17b — Regulatory Capital Ratios (percent) for Landmark Bank

	December 31, 2015	December 31, 2014	December 31, 2013	Amount required to be deemed well capitalized[1]
Tier 1 Leverage	8.65%	8.33%	8.48%	5.00%
Common Equity Tier 1 Risk-based Ratio	11.32%	—	—	6.50
Tier 1 Capital Risk-Based Capital	12.55%	12.20%	12.18%	8.00%
Total Risk-Based Capital	13.81%	13.45%	13.43%	10.00%

The Landrum Company total shareholders’ equity at December 31, 2015, was $150.3 million. The Landrum Company’s total shareholders’ equity at December 31, 2014 was $140.4 million. Total shareholders’ equity at December 31, 2013 was $88.5 million. These changes were a result of the activity summarized in Table 17c, including the 2013 redemption of $20 million in preferred stock previously issued in the Small Business Lending Fund program, and the sale of common stock in 2014 and 2015, as well as redemptions from the Employee Stock Ownership Plan and the Combined Benefits Plan in those years.

[57]	The banking regulators changed some requirements for being well capitalized, starting in 2015; the ratios shown in this column reflect the new ratios. Common Equity Tier 1 became a measure of capital on January 1, 2015.

Page 90	Proxy Statement/Offering Circular

Table 17c—Changes in Shareholder Equity

(in thousands)

	December 31,
	2015	2014	2013	2012	2011
Beginning shareholders’ equity	$140,400	$88,535	$106,705	$96,781	$77,272
Net income	19,256	16,983	16,388	16,216	11,235
Change in unrealized gains/(losses) on available for sale securities	83	12,912	(11,867)	2,611	5,754
Common shares issued	22,451	30,000	—	—	—
Preferred shares issued	—	—	—	—	4,250
Capital stock issuance costs capitalized	(922)	(2,082)	—	—	—
Other	—	—	—	310	667

	$40,868	$57,813	$4,521	$19,137	$21,906

Equity returned to shareholders
Preferred shares redeemed	—	—	(20,000)	—	—
Common shares redeemed	(26,592)	(2,911)	(2,408)	(4,496)	—
Preferred dividends paid	—	—	(283)	(1,000)	(890)
Common dividends paid	(4,351)	(3,037)	—	(3,717)	(1,507)

Total equity returned to shareholders	(30,943)	(5,948)	(22,691)	(9,213)	(2,397)

Ending shareholders’ equity	$150,325	$140,400	$88,535	$106,705	$96,781

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Neither The Landrum Company nor Landmark Bank has had changes in or disagreements with accountants on accounting and financial disclosure during the three most recent years.

Proxy Statement/Offering Circular	Page 91

THE LANDRUM COMPANY

DIVIDEND AND REDEMPTION HISTORY AND POLICY

Generally, the payment of dividends by The Landrum Company is within the discretion of the board of directors, which will consider The Landrum Company’s financing agreements, earnings, financial condition, regulatory requirements, and other relevant factors in making determinations regarding future dividends on its shares of common stock, if any. The Landrum Company’s ability to pay dividends on its shares of stock is subject to certain regulatory constraints (see “SUPERVISION AND REGULATION”). There is no assurance that The Landrum Company can or will make dividend payments, nor can there be any assurance that changes to banking laws and regulations will not further restrict The Landrum Company’s ability to pay dividends.

The following table sets forth cash dividends paid by The Landrum Company, as well as the cash paid by The Landrum Company to redeem shares of common stock for the periods indicated. No shares of Series E Preferred Stock were outstanding during the periods covered by this table (a different series of preferred stock was outstanding until the third quarter of 2013).

		Aggregate Dividends Paid on Common Stock[1]	Per Share Dividends Paid on Common Stock	Aggregate Common Stock Redemptions
2016	Second Quarter	$1,074,695	$1.85	—
	First Quarter	$1,074,695	$1.85	—

2015	Fourth Quarter	$1,074,695	$1.85	—
	Third Quarter	$1,074,695	$1.85	—
	Second Quarter	$1,074,695	$1.85	$18,352,505
	First Quarter	$1,127,357	$1.85	$8,239,560

2014	Fourth Quarter	$1,074,732	$1.85	—
	Third Quarter	$1,088,174	$1.85	$2,910,670
	Second Quarter	$873,851	$1.85	—
	First Quarter	—	—	—

2013	Fourth Quarter	—	—	—
	Third Quarter	—	—	$1,008,105
	Second Quarter	—	—	$1,399,798
	First Quarter	—	—	—

2012	Fourth Quarter	$601,861	$1.20	$4,496,267
	Third Quarter	$604,995	$1.20	—
	Second Quarter	$1,003,061	$1.99	—
	First Quarter	$1,507,112	$2.99	—

2011	Fourth Quarter	$1,507,111	$2.99	—
	Third Quarter	—	—	—
	Second Quarter	—	—	—
	First Quarter	—	—	—

2010	Fourth Quarter	—	—	—
	Third Quarter	—	—	—
	Second Quarter	—	—	—
	First Quarter	—	—	—

[1]	The Landrum Company has two classes of common stock (Class A Common Voting Stock and Class B Common Nonvoting Stock). These two classes of common stock share ratably in all common dividends paid. The amounts shown are the aggregate dividends for both classes of common stock for the quarter indicated.

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In addition to the payment of dividends and redemptions of common stock, on occasion The Landrum Company cashed-out certain options held by the former Chairman of The Landrum Company (there are no outstanding options as of the date hereof). In 2012, $1,691,597 was paid to cash-out outstanding options. In 2011, $296,147 was paid to cash-out outstanding options.

The board of directors of The Landrum Company has previously expressed its understanding of the preference of shareholders is to receive a return on their investment in the common stock or preferred stock of The Landrum Company in the form of a regular dividend. It is further understood by the board of directors that those Landmark Bank shareholders electing to receive Landrum Company common stock as merger consideration may expect to receive dividends substantially similar to those received as shareholders of Landmark Bank. It is the goal of the board of directors to maintain payment of a regular quarterly dividend begun in 2014, assuming all regulatory requirements are satisfied and with the appropriate consideration to the quality of earnings and financial condition of The Landrum Company. In light of regulatory constraints (see “SUPERVISION AND REGULATION”) and the inability to predict the future performance and condition of The Landrum Company, there can be no assurance that The Landrum Company can or will make dividend payments, or the amount of any dividends that are paid.

There is no market for shares of stock in The Landrum Company and none is expected to develop in the foreseeable future. The Landrum Company periodically redeems shares of its common stock from benefit plans it has established. In addition, as a part of the administration of the estate of Marquis C. Landrum, deceased, there have been some transactions between holders of shares of common stock of The Landrum Company. The Landrum Company is aware of no transactions in shares of common stock among unrelated parties for at least the last several years.

Proxy Statement/Offering Circular	Page 93

PRICE RANGE OF LANDMARK BANK COMMON STOCK AND DIVIDEND HISTORY

There is no established public trading market for shares of common stock for Landmark Bank, which is sparsely traded in private transactions. Therefore, reliable information is not available about the prices at which shares of common stock have been bought and sold. As of April 30, 2016, 584,573 shares of common stock of Landmark Bank were held by approximately 345 beneficial holders.

Generally, the payment of dividends by Landmark Bank is within the discretion of the board of directors, which will consider Landmark Bank’s financing agreements, earnings, financial condition, regulatory requirements, and other relevant factors in making determinations regarding future dividends on its shares of common stock, if any. Landmark Bank’s ability to pay dividends on its shares of stock is subject to certain regulatory constraints (see “SUPERVISION AND REGULATION”). There is no assurance that Landmark Bank can or will make dividend payments, nor can there be any assurance that changes to banking laws and regulations will not further restrict Landmark Bank’s ability to pay dividends.

The following table sets forth cash dividends paid by Landmark Bank on its common stock, as well as the aggregate dividends paid on preferred stock outstanding during the periods covered by this table.

		Aggregate Dividends Paid on Common Stock	Per Share Dividends Paid on Common Stock	Aggregate Preferred Stock Dividends
2016	Second Quarter	$1,473,124	$2.52	$250,000
	First Quarter	$1,473,124	$2.52	$250,000

2015	Fourth Quarter	$1,473,124	$2.52	$250,000
	Third Quarter	$1,473,124	$2.52	$191,667
	Second Quarter	$1,473,124	$2.52	$125,000
	First Quarter	$1,473,124	$2.52	$125,000

2014	Fourth Quarter	$1,473,124	$2.52	$125,000
	Third Quarter	$1,473,124	$2.52	$125,000
	Second Quarter	$1,473,124	$2.52	$125,000
	First Quarter	$1,473,124	$2.52	$125,000

2013	Fourth Quarter	$1,473,124	$2.52	$125,000
	Third Quarter	$1,473,124	$2.52	$125,000
	Second Quarter	$1,473,124	$2.52	$136,667
	First Quarter	$1,473,124	$2.52	$250,000

2012	Fourth Quarter	$1,338,672	$2.29	$250,000
	Third Quarter	$1,338,672	$2.29	$250,000
	Second Quarter	$1,338,672	$2.29	$250,000
	First Quarter	$1,338,672	$2.29	$250,000

2011	Fourth Quarter	$1,338,672	$2.29	$204,375
	Third Quarter	$1,338,672	$2.29	$204,375
	Second Quarter	$1,338,672	$2.29	$231,222
	First Quarter	$1,338,672	$2.29	$250,000

2010	Fourth Quarter	$1,338,672	$2.29	$306,562
	Third Quarter	$1,338,672	$2.29	$204,375
	Second Quarter	$1,338,672	$2.29	$204,375
	First Quarter	$1,338,672	$2.29	$204,375

Page 94	Proxy Statement/Offering Circular

THE LANDRUM COMPANY

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of The Landrum Company’s outstanding common stock as of the date of this Proxy Statement/Offering Circular (i) by each person who beneficially owns more than five percent of the Class A Voting Common Stock of The Landrum Company, (ii) by each of The Landrum Company’s directors and executive officers, and (iii) by all current directors and executive officers as a group:

Name of Beneficial Owner	The Landrum Company Class A Common Shares Beneficially Owned[1]	Percent of Class A2	Landmark Bank Common Shares Beneficially Owned[1]	Percent of Shares[3]
Shon P. Aguero	200	0.04%	—	0.00%
Brenda L. Bingham[4],[5]	322,080	57.91%	1,255	0.21%
M. David Bryant	800	0.14%	—	0.00%
Dale H. Creach	400	0.07%	777	0.13%
Logan M. Dale	400	0.07%	75	0.01%
Kevin D. Gibbens	700	0.13%	575	0.10%
Yulia V. Guseva[5],[6]	163,801	29.45%	1,061	0.18%
Stephen E. Guthrie	1,200	0.22%	—	0.00%
The Landrum Company ESOP	37,634	6.77%	—	0.00%
Jennifer R. Landrum[7]	52,767	9.49%	—	0.00%
John B. Landrum[8]	53,139	9.55%	—	0.00%
Lara J. Landrum[9]	52,373	9.42%	—	0.00%
Sabrina B. McDonnell	200	0.04%	155	0.03%
Edward J. Nicoll	42,000	7.55%	—	0.00%
Jon D. Smith	—	0.00%	80	0.01%
Daniel J. Stubler	1,600	0.29%	—	0.00%
John A. Wright	40,000	7.19%	1,250	0.21%
Total Beneficial Owners	447,214	80.41%	4,167	0.71%
All Directors and Officers (17)	409,580	73.64%	4,167	0.71%

[1]	Beneficial ownership includes shares held directly by the named individual, as well as shares owned jointly with the individual’s spouse, shares owned only by the individual’s spouse, shares held in trust or a spouse’s trust, and shares owned by an individual or a spouse’s IRA account.
[2]	Percentages are calculated based upon 556,189 shares of Class A Common Voting Stock outstanding as of the date hereof. Twenty shares of Class A Common Voting Stock are held as director qualifying shares, but are not deemed to be beneficially owned by any person because the holder is subject to an agreement with The Landrum Company pursuant to which the incidents of ownership belong to The Landrum Company. There are no outstanding rights to acquire beneficial ownership of any shares of The Landrum Company.
[3]	Percentages are calculated based upon 584,573 shares of Landmark Bank common stock outstanding as of the date hereof.
[4]	Ms. Bingham as trustee of certain trusts shares voting and investment power with respect to: 163,801 Class A common shares with Yulia Guseva and Landmark Bank; with respect to 52,767 Class A common shares and 4,226 Class B common shares with Jennifer R. Landrum and Landmark Bank; with respect to 53,139 Class A common shares and 4,980 Class B common shares with John B. Landrum and Landmark Bank; and with respect to 52,373 Class A common shares and 3,358 Class B common shares with Lara J. Landrum and Landmark Bank.
[5]	The indicated beneficial owner maintains a business address at 801 East Broadway, Columbia, Missouri 65201.
[6]	Ms. Guseva as trustee of certain trusts shares voting and investment power with respect to these shares with Brenda Bingham and Landmark Bank.
[7]	Ms. Landrum as trustee of a trust shares voting and investment power with Brenda Bingham and Landmark Bank.
[8]	Mr. Landrum as trustee of a trust shares voting and investment power with Brenda Bingham and Landmark Bank.
[9]	Ms. Landrum as trustee of a trust shares voting and investment power with Brenda Bingham and Landmark Bank.

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SUPERVISION AND REGULATION

General

Both The Landrum Company and Landmark Bank are extensively regulated under Federal law. These laws and regulations are intended primarily to protect depositors, federal deposit insurance funds, and the banking system as a whole, rather than shareholders or creditors. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the businesses and prospects of The Landrum Company. The operations of The Landrum Company may be affected by legislative changes and by the policies of various regulatory authorities. The Landrum Company is unable to predict the nature or the extent of the effects that fiscal or monetary policies, economic control, or new federal or state legislation and/or regulations may have in the future on the business and earnings of The Landrum Company.

Regulation of The Landrum Company and Landmark Bank

The Landrum Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). As such, The Landrum Company is subject to regulation, supervision, and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Landmark Bank, National Association is a national bank within the meaning of the National Bank Act, and, as such, is subject to regulation, supervision, and examination by the United States Office of the Comptroller of the Currency (the “OCC”). The OCC may prohibit Landmark Bank from engaging in activities it believes constitute unsafe or unsound banking practices.

The following describe the regulations applicable to certain of the activities of The Landrum Company and Landmark Bank.

Acquisitions of Banks or Bank Holding Companies. The National Bank Act and the BHC Act require that national banks and bank holding companies, respectively, obtain prior approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, the acquiring bank holding company would own or control more than five percent of such shares (unless it already owns or controls the majority of such shares); or (2) acquiring all or substantially all of the assets of another bank or bank holding company. The OCC and the Federal Reserve consider capital adequacy and other financial and managerial factors in reviewing acquisitions or mergers.

Non-Banking Activities. With certain exceptions, the BHC Act also prohibits a bank holding company from acquiring or retaining direct or indirect ownership or control of more than five percent of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing, or controlling banks, or providing services for its subsidiaries. The principal exceptions to this prohibition apply to certain non-bank activities of bank holding companies that qualify as “financial holding companies” within the meaning of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), or which, by statute, Federal Reserve regulation, or order, have been identified as activities closely related to the business of banking or of managing or controlling banks. In making this determination, the Federal Reserve considers whether the performance of such activities by a bank holding company can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency in resources, which can be expected to outweigh the risks of possible adverse effects such as decreased or unfair competition, conflicts of interest, or unsound banking practices.

The GLB Act, which became effective on March 11, 2000, eliminated many legal barriers between banks and bank holding companies, on the one hand, and securities firms, insurance companies, and other financial services providers, on the other. Among other things, the GLB Act authorized national banks and their operating subsidiaries to engage in activities deemed to be closely related to or incidental to banking (including the brokerage of insurance), repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the BHC Act to permit bank holding companies that qualify as “financial holding companies” to engage in activities, and acquire companies engaged in activities, that are financial in nature, incidental to financial activities,

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or complementary to financial activities, if the Federal Reserve determines that such activities pose no substantial risk to the safety or soundness of depository institutions or the financial system in general. The GLB Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market making, and merchant banking activities as “financial in nature” for this purpose. The Federal Reserve, in consultation with the Secretary of the Department of Treasury, may add to this list.

The GLB Act not only permits bank holding companies to acquire securities and insurance firms, but also allows such firms to acquire banks and bank holding companies. A bank holding company may become a financial holding company only if all of its depository institution subsidiaries are well capitalized and well managed, and the bank holding company files with the Federal Reserve a declaration that the holding company has elected to be a financial holding company. A bank holding company generally may not commence any new activity or acquire any additional company as a financial holding company if any of its depository institution subsidiaries has received a rating of less than “satisfactory” in its most recent examination under the Community Reinvestment Act of 1977.

Limitations on Dividends. The Landrum Company is dependent upon dividends from Landmark Bank to provide virtually all receipts of The Landrum Company. Various federal statutory provisions limit the amount of dividends Landmark Bank may pay without regulatory approval. The payment of dividends by Landmark Bank may also be affected by other factors, such as the need to maintain adequate capital for Landmark Bank. See also the description concerning limitations on dividends in the Section hereof titled “RISK FACTORS.” The Landrum Company is also restricted in its ability to pay dividends under applicable regulatory provisions.

The Federal Reserve and the OCC have issued policy statements that recommend that bank holding companies and banks generally should pay dividends only to the extent net income is sufficient to cover cash dividends while supporting (through the retention of net income) increased capital consistent with the organization’s needs. The Federal Reserve’s policy also provides that dividends paid by bank holding companies should be consistent with the bank holding company serving as a source of strength to its banks.

Under the new capital requirements known as “Basel III,” restrictions on the payment of dividends (and certain other discretionary distributions) by banks and bank holding companies are being phased-in from 2015 to 2019. Financial institutions are subject to limitations on the amount of dividends and other distributions that may be made, in the event that the institution’s Capital Conservation Buffer is 2.5 percent or less (lower thresholds apply prior to the full phase-in in 2019). The Capital Conservation Buffer is the least amount by which the institution’s three risk-based capital ratios exceed being adequately capitalized. So, for instance, should an institution’s Common Equity Tier 1, Tier 1, and Total Capital risk-weighted asset ratios exceed being adequately capitalized, respectively, by 2.3, 3.0, and 2.8 percent, the Capital Conservation Buffer for that institution would be 2.3 percent; meaning that the institution would be subject to restrictions on its payment of dividends and other distributions.

For those financial institutions subject to restrictions on dividend and other distributions under the Capital Conservation Buffer rules, the rules have a sliding scale of distributions allowed, expressed as a percentage of what is called “Eligible Retained Income.” Eligible Retained Income is equal to the sum of the four prior quarters’ net income, less dividends and other distributions paid by the institution during that four-quarter period. When fully phased-in in 2019, financial institutions with a Capital Conservation Buffer of 0.625 percent or less will not be allowed to make any dividend payments or other distributions. At December 31, 2015, each of The Landrum Company’s and Landmark Bank’s Capital Conservation Buffer was in excess of the 2.5 percent necessary to permit dividends without limitation under the Basel III rules.

Interest Rates. There are several state and federal statutes that set maximum legal rates of interest for various kinds of loans. The maximum legal rate of interest which Landmark Bank may charge on a particular loan depends on a variety of factors, such as the type of borrower, the purpose of the loan, the amount of the loan, and the date the loan is made. Notwithstanding the foregoing, because Landmark Bank is a national bank, it may “export” the interest rates of its home state (Missouri) when making loans in other states.

The Community Reinvestment Act of 1977. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their jurisdictions, banking regulators evaluate the record of Landmark Bank in meeting the credit needs of its local communities, including low and moderate income neighborhoods, in a manner consistent with the safe and sound operations of Landmark Bank. These factors must also be considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Following the

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most recent Community Investment Act performance evaluation dated November 26, 2012, Landmark Bank received an overall “Satisfactory” rating from the OCC. The overall rating of Landmark Bank’s performance was based upon “Satisfactory” ratings in each of the three states in which Landmark Bank operates (Missouri, Oklahoma, and Texas).

Extensions of Credit to Affiliates. Landmark Bank is subject to certain regulations and restrictions imposed by the Federal Reserve Act of 1913, as amended (the “Federal Reserve Act”), on extensions of credit to The Landrum Company or its subsidiaries, on investments in their securities, and on the use of their securities as collateral for loans to any borrower.

Landmark Bank is also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, and principal shareholders of Landmark Bank, and any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with non-affiliated persons, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Landmark Bank is subject to certain lending limits and restrictions on overdrafts to affiliated persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties, the imposition of a cease and desist order, or other regulatory sanctions on Landmark Bank and/or any officer, director, employee, agent, or other person participating in the conduct of the affairs of Landmark Bank.

Anti-Tying Prohibition. Under the BHC Act and certain regulations of the Federal Reserve, The Landrum Company, Landmark Bank, and their subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services. For example, Landmark Bank may not condition the extension of credit upon a customer purchasing other services from Landmark Bank.

Capital Adequacy. The Federal Reserve and the OCC have issued standards for measuring capital adequacy for bank holding companies and national banks, respectively. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions. In general, these risk-related standards require holding companies and national banks to maintain capital based on “risk adjusted” assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories of assets with lower credit risk. In addition, national banks are required to maintain capital to support off-balance sheet activities, such as loan commitments.

Prior risk-related standards classified a financial institution’s capital into tiers, referred to as Tier 1 and Tier 2 capital. Tier 1 capital, or “core” capital, included common shareholders’ equity, retained earnings, certain non-cumulative and cumulative perpetual preferred shares and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets, and certain other assets. Tier 2 capital, or “supplementary” capital, included perpetual preferred shares not included in Tier 1 capital, qualifying trust preferred securities, to the extent not included in Tier 1 capital, qualifying mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

In July 2013 all U.S. federal bank regulators adopted common rules establishing new capital requirements for banks and holding companies, commonly referred to as the “Basel III” rules. The Basel III rules became effective as of January 1, 2015, with certain portions of the rules phased-in over a number of years. Among the changes in the capital rules effected by Basel III are: a new measurement of capital (“Common Equity Tier 1”—which consists primarily of common stock and retained earnings, with certain adjustments); a new risk-based measure of capital (Common Equity Tier 1/risk-based assets); certain slight modifications to the definitions of Tier 1 capital and Tier 2 capital; an increase in the percentages of Tier 1/risk-based assets necessary to be adequately capitalized and well capitalized; and the creation of the Capital Conservation Buffer (see “Limitations on Dividends” above).

The Basel III rules set forth certain changes in the methods of calculating certain risk-weighted assets, which in turn affect the calculation of risk-based ratios. Under the Basel III rules, higher or more sensitive risk weights are assigned to various categories of assets, including certain credit facilities to finance the acquisition, development, or construction of real estate projects and certain exposures that are 90 days or more past due or on non-accrual.

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FDIC Insurance

Deposit Insurance Assessments. The FDIC insures the deposits of Landmark Bank up to regulatory limits (raised permanently by the Dodd-Frank Act to $250,000 for most deposit accounts). Landmark Bank is subject to FDIC deposit insurance assessments to maintain the Deposit Insurance Fund administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on the bank’s capitalization and supervisory evaluations provided to the FDIC by the bank’s primary federal regulator. Each insured bank’s insurance assessment rate is then determined by the risk category in which it is classified by the FDIC. The annual insurance premiums (based upon bank assets) vary for banks based upon classification for capital and supervisory evaluation categories.

Depositor Preference. The Federal Deposit Insurance Act provides that, in the event of the liquidation or other resolution of an insured depository institution, the claims of depositors of the institution (including the claims of the FDIC as subrogee of insured depositors and for administrative expenses for serving as a receiver) will have priority over other general unsecured claims against the institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

Liability of Commonly Controlled Institutions. A depository institution insured by the FDIC may be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of any other depository institution with which it is under common control or (ii) any assistance provided by the FDIC to a depository institution with which it is under common control and which is in danger of default. Holding companies for any depository institution that defaults or received FDIC assistance are also liable to the FDIC for any losses incurred. “Default” means the appointment of a conservator or receiver and “in danger of default” means the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) identifies five capital categories for insured depository institutions (“well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized”). FDICIA requires federal banking regulators to evaluate an insured depository institution’s capital categorization and take corrective actions, as described below, based on such evaluations. Failure to meet the capital guidelines could subject a banking institution to capital raising requirements. In addition, FDICIA requires the federal banking agencies to prescribe non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation, and permits regulatory action against financial institutions that do not meet such standards.

An institution that fails to meet the minimum level for any relevant capital measure (an “undercapitalized institution”) may be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching, and new lines of businesses. The capital restoration plan must include a guarantee by the institution’s holding company (under which the holding company would be liable up to the lesser of 5% of the institution’s total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan) that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters. An undercapitalized bank may not accept, renew, or roll-over deposits obtained through a deposit broker, may not solicit deposits by offering interest rates that are significantly higher than market rates, and cannot provide pass-through insurance on certain collective deposits. Banks that are “adequately capitalized” but are not “well capitalized” are required to obtain a waiver from the FDIC in order to accept, renew, or roll over brokered deposits, and may not pay interest on deposits that significantly exceeds market rates for deposits of similar maturity, or provide pass-through insurance.

As of December 31, 2015, Landmark Bank was well-capitalized, based upon the guidelines described above. However, Landmark Bank’s capital categories were determined solely for the purpose of applying the FDICIA corrective action regulations, and may not constitute an accurate representation of Landmark Bank’s overall financial condition or prospects for other purposes.

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Incentive Compensation

In June 2010 the banking regulators promulgated final comprehensive guidance on incentive compensation policies designed to avoid the risk that compensation might undermine the safety and soundness of a financial institution by encouraging excessively risky behavior. The guidance covers all employees who have the ability to materially affect the risk profile of a financial institution, either individually or as part of a group. The guidance is based upon the key principles that a financial institution’s incentive compensation arrangements should: provide incentives that do not encourage risk-taking beyond the institution’s ability to effectively identify and manage risks; be compatible with effective internal controls and risk management; and be supported by strong corporate governance, including an active and effective board of directors.

Other Regulatory Matters

Interstate Banking. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the ability of a bank to acquire a bank or establish a branch in a state in which the bank was not then operating was greatly liberalized. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 further opened up interstate banking. Banks may now establish a de novo branch in any state, so long as a locally-chartered bank would be permitted to establish a branch in the location.

Fiscal and Monetary Policies. Landmark Bank’s business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. Landmark Bank is particularly affected by the policies of the Federal Reserve, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve are (a) conducting open market operations in United States government securities, (b) changing the discount rates of borrowings of depository institutions, (c) imposing or changing reserve requirements against depository institutions’ deposits, and (d) imposing or changing reserve requirements against certain borrowing by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. As a result, the policies of the Federal Reserve can have a material effect on the financial condition or results of operations of Landmark Bank. For several years the Federal Reserve engaged in programs of “quantitative easing” in which the Federal Reserve regularly purchased large quantities of long-term U.S. Treasury Securities. It is widely believed this quantitative easing lowered interest rates. In late 2013 the Federal Reserve announced that it would begin to “taper” its quantitative easing program. Subsequently the quantitative easing program was slowly unwound. In December 2015 the Federal Reserve began to increase interest rates (from near zero) by 25 basis points (one quarter of one percent), and has announced its intention to continue to slowly increase interest rates over a long period of time, subject to its observation of various economic indicators.

Privacy Provisions Under the GLB Act. Under the GLB Act, federal banking regulators are required to adopt rules regarding the disclosure by banks and other financial institutions of non-public information about consumers to affiliated and nonaffiliated third parties. Under the GLB Act, financial institutions must make disclosure of their privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to a nonaffiliated third party. Federal banking regulators issued final privacy rules on May 10, 2000. The rules became effective November 13, 2000, and compliance became mandatory on July 1, 2001. The privacy provisions of the GLB Act have affected how consumer information is transmitted through diversified financial companies and conveyed to outside vendors. Landmark Bank has adopted a privacy policy that provides that Landmark Bank will not share with non-affiliated third parties any nonpublic personal information about Landmark Bank’s customers, except as permitted by law. Landmark Bank may share nonpublic personal information with affiliated companies or other financial institutions with which Landmark Bank has joint marketing agreements, as permitted by law. In addition, Landmark Bank has appointed a privacy manager and a security officer, provides to its customers privacy policy notices, provides to its employees privacy training, requires its employees to agree to its privacy policy, and completes an annual audit to verify overall compliance with its privacy policy.

Classification of Consumer Loans. In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy establishes uniform guidelines for the charge-off of loans to delinquent, bankrupt, and deceased borrowers, for charge-off of fraudulent accounts, and for rearranging, extending, deferring, or rewriting delinquent accounts.

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Concentrated Commercial Real Estate Lending Regulation. The federal banking agencies have promulgated guidance governing financial institutions with concentrations in commercial real estate lending. If a concentration is present, management must employ heightened risk management practices that address the following key elements: board and management oversight and strategic planning; portfolio management; development of underwriting standards; risk assessment and monitoring through market analysis and stress testing; and maintenance of increased capital levels as needed to support the level of commercial real estate lending.

UDAP and UDAAP. In recent years the banking regulatory agencies have increasingly applied a general consumer protection statute to address what they deem to be “unethical” or otherwise “bad” business practices that may not necessarily directly fall within the confines of any specific banking or consumer finance statute or regulation. The regulators have frequently chosen to pursue such matters under Section 5 of the Federal Trade Commission Act (the “FTC Act”). The FTC Act generally prohibits unfair or deceptive acts or practices, commonly referred to as “UDAP,” and unfair methods of competition in or affecting commerce. “Unjustified consumer injury” is the principal focus of the FTC Act. Prior to the Dodd-Frank Act there was little formal guidance to provide insight as to the parameters of UDAP laws and regulations. The Dodd-Frank Act expanded UDAP concepts to “unfair, deceptive, or abusive acts or practices,” commonly referred to as “UDAAP.” Under the Dodd-Frank Act, the Consumer Financial Protection Bureau is authorized to regulate UDAAP and enforce its regulations, including with respect to financial institutions.

USA Patriot Act. The terrorist attacks of September 2001 led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”). Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (“IMLAFATA”).

IMLAFATA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

Among its other provisions, IMLAFATA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures, and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country.

In addition, IMLAFATA contains a provision encouraging cooperation among financial institutions, regulatory authorities, and law enforcement authorities with respect to individuals, entities, and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLAFATA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLAFATA also amended the BHC Act and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing an application under these acts.

Emergency Economic Stabilization Act. On October 3, 2008, President Bush signed into law the EESA. Pursuant to EESA, the U.S. Treasury was granted authority to, among other things, invest in financial institutions and purchase mortgages, mortgage-backed securities and certain other financial instruments from financial institutions, in an aggregate amount up to $700 billion, for the purpose of stabilizing and providing liquidity to the U.S. financial markets.

On October 14, 2008, in connection with the Troubled Asset Relief Program Capital Purchase Program, established as part of the EESA, the U.S. Treasury announced its TARP plan to invest up to $350 billion in certain eligible financial institutions (“TARP”). The Landrum Company participated in TARP, but has subsequently redeemed all shares and warrants issued to the U.S. Treasury. As such, The Landrum Company is no longer a participant in this program.

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Small Business Jobs Act. On September 27, 2010, President Obama signed into law the Small Business Jobs Act of 2010, which created the Small Business Lending Fund (“SBLF”). The SBLF, administered by the U.S. Treasury, purchased preferred stock of banks or bank holding companies, and tied the dividend rate of those securities to certain small business lending activities of the issuers. The Landrum Company participated in the SBLF, using proceeds from the sale of SBLF securities to redeem outstanding TARP securities. The Landrum Company has subsequently redeemed all SBLF securities. As such, The Landrum Company is no longer a participant in this program.

Dodd-Frank Act. On July 21, 2010, the President signed into law the Dodd-Frank Act. The Dodd-Frank Act comprehensively changed the regulation of financial institutions. Among other things, the Dodd-Frank Act:

•	Created the Consumer Financial Protection Bureau, with wide-ranging authority to regulate financial products and services, and financial institutions

•	Created a Financial Stability Oversight Council, with authority to recommend strict rules for capital, leverage, liquidity, risk management, and other matters

•	Provided for an increase in FDIC deposit insurance premiums for institutions with assets of $10 billion or more, required an increase in the minimum reserve ratio for the deposit insurance fund from 1.15 percent to 1.35 percent, and changed the basis for calculating premiums from deposits to assets

•	Permanently increased deposit insurance coverage to $250,000 per depositor account

•	Created unlimited deposit insurance coverage for non-interest bearing demand deposit accounts through December 31, 2012

•	Repealed the prohibition on payment of interest for demand deposit accounts

•	Restricted the ability of bank holding companies to engage in proprietary trading (the so-called “Volcker Rule”)

•	Eliminated trust preferred securities as a form of holding company Tier 1 capital for those holding companies with more than $15 billion in assets, phasing-in over a three-year period beginning January 1, 2013

•	Directed the Federal Reserve to issue rules to limit debit-card interchange fees

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COMPARISON OF THE RIGHTS OF SHAREHOLDERS

Landmark Bank is incorporated under the National Bank Act as a national bank. Upon completion of the merger, the former shareholders of Landmark Bank will become holders of The Landrum Company common stock or preferred stock, or cash (or, in some cases, some combination of stock and cash).

The following chart summarized the differences in the rights of shareholders of Landmark Bank common stock and shareholders of The Landrum Company common stock and The Landrum Company preferred stock. This discussion is qualified in its entirety to the texts of the Landmark Bank Second Amended and Restated Articles of Association attached hereto as Annex B and the Landmark Bank Second Amended and Restated Bylaws attached hereto as Annex C, as well as The Landrum Company Amended and Restated Articles of Incorporation attached hereto as Annex I and The Landrum Company Amended and Restated Bylaws attached hereto as Annex J.

	Landmark Bank Common Stock	The Landrum Company
		Common Stock	Preferred Stock
Authorized Capital Stock; Preemptive Rights	The authorized capital stock of Landmark Bank consists of (a) 1,000,000 shares of common stock, $20.00 par value per share, and (b) 50,000 shares of undesignated preferred stock, $1,000.00 par value per share. No shareholder is afforded preemptive rights.

The authorized capital stock of The Landrum Company consists of (a) 3,000,000 shares of Class A Common Voting Stock, $0.01 par value per share, (b) 1,000,000 shares of Class B Common Nonvoting Stock, $0.01 par value per share, and (c) 100,000 shares of undesignated preferred stock, no par value. No shareholder is afforded preemptive rights.

Holders of shares of the preferred stock have the following rights:
			•	$1,000 liquidation preference (the “liquidation value”)
			•	Preferred non-cumulative dividends (payable quarterly), at 6.75 percent per annum of the liquidation value,
			•	Voting rights to protect preferences (described in detail below)
			•	Not subject to call (redemption) by The Landrum Company for five years from issuance

Holders do not have preemptive rights, nor a sinking fund, nor a right to convert the shares, nor a right to require a redemption.

Any time five years or more after issuance, The Landrum Company may, in whole or in part, on one or more occasions, require the redemption of the shares at liquidation value plus any declared dividend.

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	Landmark Bank Common Stock	The Landrum Company
		Common Stock	Preferred Stock
Board of Directors

Size; Qualifications; Election

The board of directors consists of not less than five and not more than 25 persons, unless the Comptroller of the Currency exempts Landmark Bank from the 25-member limit. The exact number is to be fixed and determined from time to time by a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof.

The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; or (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more.

Each director must own capital stock of Landmark Bank or The Landrum Company, with either an aggregate par, fair market, or equity value of $1,000.

The number of directors to constitute the board of directors is currently 11. The board of directors has power to change the number of directors by adoption of an appropriate resolution.

A director need not be a shareholder, citizen of the United States, or a resident of the State of Missouri unless required by law.

Holders of the Class A Voting Stock are the only holders entitled to elect directors.

Holders of preferred stock do not participate in the election of directors.

Term	The board of directors is elected at each annual meeting of the shareholders and holds office until the next succeeding annual meeting.

Vacancies	Any vacancy in the board of directors may be filled by action of a majority of the remaining directors.

Board Quorum	A majority of the directors constitutes a quorum.

Shareholder Meetings

Special Meetings	Called by the board of directors or holders of not less than 25% of the common stock.	Called by the Chairman of the Board (if any), the President, the board of directors, or the holders of a majority of the outstanding shares of any class entitled to vote at such meeting on the basis of its subject matter.

Voting Rights; Cumulative Voting	Each shareholder is entitled to one vote per share. Cumulative voting is not allowed.	Each holder of Class A Common Voting Stock is entitled to one vote per share. Cumulative voting is used to determine the election of directors. Holders of Class B Common Nonvoting Stock have no voting rights, except as required by law.	Holders of preferred stock do not have any voting rights except to vote as a separate class with respect to the following matters:
			•	To authorize a more senior series of shares
			•	With respect to an amendment of the Articles of Incorporation adversely affecting the holders of preferred stock
			•	Any consummation of a binding share exchange, reclassification, merger, or consolidation, unless holders of the preferred shares retain their preferences and rights
			•	As otherwise required by law

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	Landmark Bank Common Stock	The Landrum Company
		Common Stock	Preferred Stock
Record Date	The record date for determining shareholders entitled to notice of and to vote at any meeting is a date determined by the board of directors that is in reasonable proximity to the date of giving notice to shareholders of the meeting.	The record date for determining shareholders entitled to notice of and to vote at any meeting is a date determined by the board of directors, which date cannot exceed 70 days preceding the meeting.

Actions by Written Consent	Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken are signed by the holders of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to a vote were present and voted.	Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may also be taken without a meeting if a consent, transmitted in the same manner as notices are provided for in the Bylaws and setting forth the action to be taken, is given by all of the shareholders entitled to vote on the matter. Only holders of Class A Common Voting Stock generally have the right to vote on matters.

Advance Notice of Shareholder Nominations for Directors	Nominations for election to the board of directors may be made by the board of directors or by any shareholder of Landmark Bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the board of directors shall be made in writing and be delivered or mailed to the President of Landmark Bank no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations must be mailed or delivered to the President of Landmark Bank no later than the close of business on the seventh day following the day on which notice of the meeting was mailed.	Nominations for election to the board of directors may be made by the board of directors or by any holder of The Landrum Company Class A Common Voting Stock. Nominations other than those made by or on behalf of the board of directors must be made in writing and be delivered to, or mailed and received by, the Secretary of The Landrum Company not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of the shareholders.	Holders of preferred stock do not participate in the election of directors.

Proxy Statement/Offering Circular	Page 105

	Landmark Bank Common Stock	The Landrum Company
		Common Stock	Preferred Stock
Amendments to Articles of Association	The Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of common stock, unless the vote of the holders of a higher percentage is required by law, and in that case by the vote of the holders of the greater amount.	The Articles of Incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares entitled to vote on such matters, unless the vote of the holders of a higher percentage is required by law, and in that case by the vote of the holders of the greater amount. Unless otherwise required by law or to the extent the amendment adversely affects the holders of preferred stock, only holders of Class A Common Voting Stock are entitled to vote on an amendment to the Articles of Incorporation.

Amendments to Bylaws	The Bylaws may be repealed, amended, or altered by a majority of the full board of directors.	The Bylaws may be repealed, amended, or altered by (a) the holders of a majority of the issued and outstanding shares of stock entitled to vote generally in an election of directors (the Class A Common Voting Stock), or (b) a majority of the full board of directors.	Holders of preferred stock are not entitled to vote on any amendment, alteration, or repeal to the Bylaws.

Indemnification of Officers and Directors

Landmark Bank may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. §1828(k) and the implementing regulations thereunder.

Landmark Bank may indemnify an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the Delaware General Corporation Law, Del. Code Ann. Tit. 8 (1991, as amended from time to time), provided such payments are consistent with safe and sound banking practices.

The Landrum Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent (or a comparable position) of another corporation, partnership, limited liability company, joint venture, trust, or other entity, against expenses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation

The Landrum Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, or agent (or a comparable position) of another corporation, partnership, limited liability company, joint venture, trust, or other entity against expenses, including attorneys’ fees and amounts paid in

Page 106	Proxy Statement/Offering Circular

Landmark Bank Common Stock	The Landrum Company
	Common Stock	Preferred Stock
The regulations promulgated pursuant to 12 U.S.C. 1831(u) provide in part that a bank or a bank holding company may make or agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the institution’s board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the institution; (ii) the board of directors determines that the payment will not materially affect the institution’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse the institution, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

settlement, actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of The Landrum Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to The Landrum Company (unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper).

To the extent that a director, officer, employee, or agent of The Landrum Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter described therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, proceeding, claim, issue, or matter.

Expenses incurred in defending any proceeding may be paid by The Landrum Company in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the person in whose favor indemnification is permitted herein to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by The Landrum Company.

The Landrum Company may give further indemnity, in addition to the indemnity authorized or contemplated under the various sections of the Bylaws. The Landrum Company may purchase and maintain insurance or make other arrangements on behalf of any person in whose favor indemnification is permitted against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status or actions as such, whether or not The Landrum Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws

Proxy Statement/Offering Circular	Page 107

WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information contained in this Proxy Statement/Offering Circular in considering how to vote your shares. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Proxy Statement/Offering Circular nor the issuance of The Landrum Company common stock in the merger shall create any implication to the contrary. If you require additional information, please contact: Kevin D, Gibbens, President and Chief Executive Officer, 801 East Broadway, Columbia, Missouri 65201, 573-499-7363, MergerQuestions@LandmarkBank.com; or Stephen E. Guthrie, Executive Vice President and Chief Financial Officer, 801 East Broadway, Columbia, Missouri 65201, 573-499-7363, MergerQuestions@LandmarkBank.com.

Page 108	Proxy Statement/Offering Circular

EXPERTS

The consolidated financial statements of The Landrum Company as of December 31, 2015 and 2014, and for the years then ended, as set forth in Annex G are included in this Proxy Statement/Offering Circular in reliance upon the report of Williams-Keepers LLC, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Landmark Bank as of December 31, 2015 and 2014, and for the years then ended, as set forth in Annex H included in this Proxy Statement/Offering Circular in reliance upon the report of Williams-Keepers LLC, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The opinion of Hovde Group, LLC, dated January 28, 2016, is included in this Proxy Statement/Offering Circular as Annex D, in reliance upon a consent from Hovde Group, LLC.

The Opinion of Mercer Capital Management, Inc., dated January 29, 2016, is included in this Proxy Statement/Offering Circular as Annex E, in reliance upon a consent of Mercer Capital Management, Inc.

Proxy Statement/Offering Circular	Page 109

ANNEX A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

This Merger Agreement is made and entered into as of the date last below written by and among The Landrum Company, a Missouri corporation (“Bancshares”), Landmark Bank, National Association, a national bank (“Bank”), and LMB Interim Bank, N.A., a national bank (“Interim”), all of which are sometimes collectively referred to as the “Constituent Corporations.”

WHEREAS, Bank has for a number of years operated as a national bank with its main banking house in Columbia, Missouri; and

WHEREAS, Interim will be a national interim bank that is expected to be formed in the relatively near future with its situs in Columbia, Missouri; and

WHEREAS, the merger of Bank into Interim (both of which are collectively referred to as the “Merging Banks”) will provide a means whereby all of the shares of the surviving banking corporation can be owned by Bancshares and whereby shareholders of the Bank can receive the consideration provided for herein in exchange for their shares of Bank, thereby allowing the resulting organization to avail itself of the advantages of bank holding company/wholly-owned operating bank subsidiary structure, as well as other advantages; and

WHEREAS, the Board of Directors of each of the Constituent Corporations has determined that proceeding as aforesaid to cause the merger of Bank into Interim in a manner that the surviving banking corporation will be a wholly-owned subsidiary of Bancshares is in the best interests of each of the Constituent Corporations and its shareholders;

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and promises herein contained, it is hereby agreed by and among the Constituent Corporations as follows:

1.     Present Status of Constituent Corporations

Each of the Constituent Corporations represents to the others that the information set forth below accurately reflects the status of its capital structure and of the other matters represented.

Bank was duly incorporated pursuant to the banking laws of the United States. Its present authorized capital stock includes 1,000,000 shares of Common stock, $20 par value per share (the “Bank Common Shares”); and the number of Bank Common Shares that are currently issued and outstanding is 584,573, making the total stated Common capital shown on Bank’s books $11,691,460. Bank’s authorized capital also includes 50,000 shares, $1,000 par value per share, of Preferred stock (the “Bank Preferred Shares”); and the Bank Preferred Shares that have been designated by the Bank’s Board of Directors consists of 10,000 Series B Preferred shares, par value $1,000 per share, and 10,000 Series C Preferred shares, par value $1,000 per share, all of which are presently issued and outstanding, making the Bank’s total stated Preferred capital shown on the Bank’s books $20,000,000. Bank’s capital surplus was $31,863,093 as of December 31, 2015; and its retained earnings were $141,477,918 as of December 31, 2015. Bank is validly existing and in good standing under the laws of the United States. It operates a main banking house at 801 East Broadway, Columbia, Missouri 65205. There are not any options in force granting any person or entity the right to purchase shares of the Bank.

Agreement and Plan of Merger	Page 1

Interim is expected to be incorporated pursuant to the banking laws of the United States in the relatively near future. Its initial authorized capital stock is expected to consist of 1,000 shares, $20 par value per share (the “Interim Common Shares”), for a total authorized capital of $20,000; and the number of said shares expected to be issued and outstanding after the formation of Interim is 1,000, making the total stated capital expected to be shown on Interim’s books $20,000. Interim’s capital surplus is expected to be $0; and the amount of its retained earnings is expected to be $0. After the Effective Time (defined below; and when the Articles of Association of Interim are amended pursuant to the provisions of this Merger Agreement to be the same as the Articles of Association of Bank immediately prior to the Effective Time), Interim as the Surviving Bank (defined below) will also have the authority to issue up to 50,000 shares of $1,000 par value per share Preferred stock. Interim is expected to be, after its formation, validly existing and in good standing under the laws of the United States. The address of Interim will be 801 East Broadway, Columbia, Missouri 65205.

Bancshares was incorporated pursuant to the general corporation laws of the State of Missouri. Its presently authorized capital comprises: 3,000,000 shares of Class A Common Voting stock, par value $0.01 per share (the “Class A Common Shares”) and 1,000,000 shares of Class B Nonvoting stock, par value $0.01 per share (the “Class B Common Shares”; and together with the Class A Shares the “Bancshares Common Shares”). Of its presently authorized shares, 556,189 Class A Common Shares and 24,757 Class B Common Shares are currently issued and outstanding. Bancshares’ authorized capital also includes 100,000 No Par Preferred Shares, the rights and preferences of which are currently undesignated; and none of said shares are issued or outstanding. Bancshares is validly existing and in good standing under the laws of the United States. The address of Bancshares is 801 East Broadway, Columbia, Missouri 65205.

2.     Actions After Execution of Merger Agreement

As promptly as practicable after the execution of this Merger Agreement, the Constituent Corporations shall commence to take such actions as are reasonable and necessary to fulfill the undertakings and conditions of this Merger Agreement. Each agrees to continue to diligently pursue these objectives until such time as the conditions precedent are fulfilled and the transactions contemplated hereunder are consummated or until such time as it is reasonably determined that any of the conditions precedent set forth herein cannot be fulfilled and will not be waived by the party entitled to the benefit thereof or this Merger Agreement is otherwise terminated as provided herein.

3.     The Merger

Subject to the terms and conditions of this Merger Agreement, and upon the meeting of all conditions precedent set forth herein, Bank shall be merged with and into Interim (the “Merger”) in accordance with the provisions of 12 USC §215a of the National Bank Act (the “Banking Act”), and the separate corporate existence of Bank shall cease upon consummation of the Merger.

Agreement and Plan of Merger	Page 2

4.     The Surviving Bank

Interim shall be the receiving bank and the “Surviving Bank” in the Merger with Bank.

The charter of the Surviving Bank shall be amended (pursuant to the provisions of this Merger Agreement and without any further action of the shareholders of the Surviving Bank) to be the same as the charter of Bank immediately prior to the Effective Time (as defined below), unless and until amended by further proper action of the shareholders of the Surviving Bank. The Certificates of Designation of the Bank Series B Preferred shares and of the Bank Series C Preferred shares as in effect immediately prior to the Effective Time shall become the designations, respectively, of the Series B Preferred shares and the Series C Preferred shares of the Surviving Bank (pursuant to the provisions of this Merger Agreement and without any further action of the Board of Directors of the Surviving Bank). The name of the Surviving Bank shall be changed to “Landmark Bank, National Association” and the Surviving Bank shall elect to continue to operate under the original charter number of Bank, (all pursuant to this Merger Agreement and without any further action of the shareholders or the Board of Directors of the Surviving Bank), effective immediately after the Effective Time.

The Bylaws of the Surviving Bank after the Effective Time shall be the same as the Bylaws of Bank immediately prior to the Effective Time (pursuant to this Merger Agreement and without any further action of the shareholders or the Board of Directors of the Surviving Bank), unless and until altered and amended by further proper action of the Board of Directors of Surviving Bank.

The officers of the Surviving Bank after the Effective Time shall be the same as the officers of Bank immediately prior to the Effective Time (pursuant to the provisions of this Merger Agreement and without any further action of the Board of Directors of the Surviving Bank). The directors of the Surviving Bank after the Effective Time shall be the same as the directors of Bank immediately prior to the Effective Time, and will be as follows:

Basil R. Bigbie	John B. Landrum
M. David Bryant, Jr.	Lara J. Landrum
David A. Borgelt	Richard A. Mendenhall
Charles C. Cantrell	David D. Montgomery
Bradley G. Gentry	David L. Nimmo
Kevin D. Gibbens	Jon W. Stephenson
Natalie R. Krawitz	Jerome Taylor
Jennifer R. Landrum

5.     Effect of the Merger

As of the Effective Time, the Surviving Bank shall succeed to, without other transfer, all and singular of the rights, privileges and franchises, and the rights, title, and interests in and to all property of whatsoever kind, whether real, personal, or mixed, and things in action, and every right, privilege, interest, or asset of conceivable value or benefit then existing to which either of the Merging Banks is entitled at law or in equity, and all of the foregoing shall be fully and finally and without any right of reversion transferred to and vested in the Surviving Bank without further act or deed. The Surviving Bank shall have and hold the same in its own corporate right as fully as the same was possessed and held by either of the Merging Banks from which the rights were transferred by operation of the applicable provisions of the Banking Act.

Agreement and Plan of Merger	Page 3

The rights, obligations, and relations of either of the Merging Banks in respect to any person, creditor, or depositor shall remain unimpaired; and the Surviving Bank shall, as of the Effective Time, succeed to all such relations, obligations, powers, and liabilities, and shall execute and perform all duties in relation thereof in the same manner as though it had itself assumed or been clothed with the relation, or had itself incurred the obligation or liability; and the liabilities and obligations to creditors of any of the Merging Banks shall not be impaired by the Merger; nor shall any obligation or liability of any shareholder of any of the Constituent Corporations be affected by the Merger, but their obligations and liabilities shall continue as fully and to the same extent as existed before the Merger.

The Surviving Bank shall be considered the same business and corporate entity as both of Bank and Interim. Any reference to either Bank or Interim in any writing, whether executed or taking effect before or after the Effective Time, shall be deemed a reference to the Surviving Bank if not inconsistent with the other provisions of such writing.

6.     Merger Consideration for Bank Common Shares

The manner in which the Merger hereunder shall be effected as respects the Bank shareholders is as follows:

All Bank Common Shares outstanding at the Effective Time shall be deemed cancelled as of the Effective Time.

All Bank Common Shares deemed cancelled as of the Effective Time shall have no further rights to participate in any manner as a shareholder of the Surviving Bank, including specifically, no right to participate in any dividend payments made by the Surviving Bank after the Effective Time.

Each Bank Common share held by Bancshares at the Effective Time shall be converted into that number of Surviving Bank Common shares as is equal to: (i) the number of Bank Common shares Bancshares owned immediately prior to the Effective Time times (ii) the total number of issued and outstanding Bank Common shares issued and outstanding immediately prior to the Effective Time divided by (iii) the number of Bank Common shares owned by Bancshares immediately prior to the Effective Time (pursuant to the provisions of this Merger Agreement and without further action of the Board of Directors of the Surviving Bank). Bancshares will be the sole holder of Surviving Bank Common shares after the Effective Time.

Each Bank Preferred Share (all of which are held by Bancshares) shall remain issued and outstanding as a preferred share of the Surviving Bank, with the same rights and privileges as the Bank Series B Preferred and the Bank Series C Preferred shares, respectively, that are issued and outstanding immediately prior to the Effective Time (pursuant to the provisions of this Merger Agreement and without any further action of the Board of Directors of the Surviving Bank).

Each holder of record of the Bank Common Shares at the Effective Time other than Bancshares shall be entitled to elect to receive as merger consideration (for each one Bank

Agreement and Plan of Merger	Page 4

Common Share held immediately prior to the Effective Time and cancelled pursuant to the Merger) one of the following:

(a)	1.270 newly issued Bancshares Class A Common Voting Shares, each of which shall be deemed validly issued and fully paid for, subject to the limitations on distribution of such shares to former Bank Common shareholders who are not accredited investors (described below); or

(b)	0.460 newly issued Bancshares No Par Preferred shares, which shall be designated Series E (the “Bancshares Series E Preferred Shares”), each of which shall be validly issued and fully paid for, subject to the limitations on distribution of such shares to former Bank Common shareholders who are not accredited investors (described below); or

(c)	A cash payment of $460.00, subject to (i) the limitation on the aggregate cash payments to Bank Common shareholders and (ii) the limitation on distribution of such shares to former Bank Common shareholders who are not accredited, both of which are described below.

Certificates formerly representing such Bank Common Shares shall, at and after the Effective Time, no longer represent shares of Bank Common stock, but instead represent the right to receive the merger consideration provided for herein.

No fractional shares for less than one whole Bancshares Class A Common Share or for less than one whole Bancshares Series E Preferred Share will be issued as merger consideration. Any shareholder of Bank who would otherwise be entitled to receive a fractional share for less than one whole Bancshares Class A Common Share as merger consideration shall receive, in lieu thereof, an amount of cash equal to the product of (w) the fractional share of a Bancshares Class A Common Share such Bank shareholder would otherwise be entitled to receive, times (x) $362.20. Any shareholder of Bank who would otherwise be entitled to receive a fractional share for less than one whole Bancshares Series E Preferred Share as merger consideration shall receive, in lieu thereof, an amount of cash equal to the product of (y) the fractional share of a Bancshares Series E Preferred share such Bank shareholder would otherwise be entitled to receive times (z) $1,000.00. Any Bank shareholder not entitled to receive at least one full Bancshares Class A Common Share or at least one full Bancshares Series E Preferred Share will not become a shareholder of Bancshares.

Notwithstanding an election by a Bank Common shareholder to receive (a) Bancshares Common Shares or (b) Bancshares Series E Preferred Shares, if the Bank Common shareholder is not an accredited investor (as defined by the United States Securities and Exchange Commission (the “SEC”)), pursuant to SEC Rule 501 (12 CFR §230.501), the exchange price of non-cash consideration deliverable by Bancshares to that Bank Common shareholder may not exceed the following limitations: (i) if the shareholder is a natural person, the greater of 10 percent of the shareholder’s annual income or net worth; or (ii), if the shareholder is not a natural person, the greater of 10 percent of the shareholder’s revenue or net assets. All determinations respecting the foregoing limitations will be made in accordance with SEC regulations and rules applicable at the Effective Time. To the extent the amount of non-cash consideration deliverable to a former Bank Common shareholder who is not an accredited investor is so limited, the

Agreement and Plan of Merger	Page 5

balance of the exchange price due to the shareholder shall be paid by Bancshares in cash. For purposes of the foregoing limitations, the exchange price of one Bancshares Class A Common share will be deemed to be $362.20 and the exchange price of one Bancshares Series E Preferred Share will be deemed to be $1,000.00.

If the aggregate amount due to all Bank Common shareholders who elected to receive a cash payment for their shares pursuant to subparagraph (c) above exceeds $3.5 million, Bancshares shall have the option to determine how much cash (the amount of which must be at least $3.5 million) it will pay to all electing Bank Common shareholders (the “Aggregate Elected Cash Amount”). In that case, the Aggregate Elected Cash Amount determined by Bancshares will be prorated among and paid to the Bank Common shareholders who elected to receive a cash payment pursuant to subparagraph (c) above. Any amount due in excess of the Aggregate Elected Cash Amount shall be paid by delivering Bancshares Class A Common Shares valued at $362.20 per share, in lieu of cash, subject, however, to the provision that no Bancshares fractional shares will be issued (meaning that the consideration for what would have been Bancshares fractional Class A Common Shares shall also be paid in cash). It is understood and agreed that the $3.5 million cash amount mentioned above in this paragraph will not be diminished by the amount of any cash or its equivalent paid by Bancshares (i) in lieu of fractional shares, (ii) to dissenting shareholders of Bank, or (iii) to non-accredited investors for any cash paid in accordance with the limitation on non-cash consideration pursuant to SEC Rule 501 as described above.

Each Bank Common shareholder who does not make a timely election as to the desired form of consideration (per the alternatives described in subparagraph (a), (b), and (c) above) and who does not effectively exercise dissenters’ rights will be deemed to have elected to receive Bancshares Class A Common Shares as merger consideration pursuant to subparagraph (a) above. Each Bank Common shareholder will have a period of 30 days after written notice of the consummation of the Merger is sent by Bancshares to make an election as to the desired form of consideration before the deemed election described above will be effective.

Each newly issued Bancshares Class A Common Share shall have the same rights, privileges, and limitations as each currently issued and outstanding Bancshares Class A Common Share. Neither the currently issued nor the newly issued Bancshares Class A Common Shares have or will have preemptive rights to purchase additional shares.

The newly issued Bancshares Series E Preferred Shares will be designated by the Board of Directors of Bancshares prior to the Effective Time pursuant to a Certificate of Designation substantially in the form of Exhibit B attached hereto. The characteristics of the Series E Preferred Shares will include the following:

(a)	The shares will be without par value, but will have a liquidation preference of $1,000 per share.

(b)	The dividend period will be quarterly and dividends will be noncumulative, but these shares will have a preference over any dividends payable with respect to Bancshares Class A Common Shares and Bancshares Class B Common Shares.

Agreement and Plan of Merger	Page 6

(c)	The dividend preference will be 6.750 percent of the liquidation preference per annum (1.6875 percent per calendar quarter).

(d)	The shares will not be callable by Bancshares at any time within the first five years after issuance. After five years, the shares may be called by Bancshares, at its discretion at a call price of $1,000.00 per share, plus any declared but unpaid dividends for the quarter in which the shares are redeemed.

(e)	The shares will be preferred over the Bancshares Class A Common Shares and the Bancshares Class B Common Shares, in case of liquidation, in the amount of the per share liquidation preference.

7.     Dissenters’ Rights

Dissenting shareholders of the Bank shall have the dissenters’ rights accorded to them under the Banking Act (12 USC §215a (b) - (d)). All amounts that are finally determined to be due to holders of issued and outstanding Bank Common Shares pursuant to statutory dissenters’ rights effectively exercised by them shall be paid by Bancshares. Bancshares, as the current holder of approximately 85 percent of the Bank Common Shares, hereby irrevocably waives its right to exercise any statutory dissenters’ rights with respect to all of the Bank Common Shares held by it.

The holders of Bank Common Shares shall be advised of their statutory dissenters’ rights and provided a copy of the above-referenced provisions of the Banking Act prior to voting on the Merger.

In the event that any dissenters’ rights proceedings are not prosecuted to a conclusion, or are dismissed for any other reason—all without payment or any other action required to be taken by any of the Constituent Corporations—then, and in that event, any holder of Bank Common Shares initially exercising dissenters’ rights, will be deemed to have elected (pursuant to subparagraph (a) of the section hereof titled “Merger Consideration for Bank Common Shares”) to receive Bancshares Class A Common Shares as the form of Merger consideration.

8.     Accounting Matters

The assets and liabilities of the Merging Banks as of the Effective Time shall be taken up on the books of the Surviving Bank at the amounts at which they are carried at that time on the books of the respective Merging Banks. The authorized capital stock of the Surviving Bank (i.e., Interim) after the Merger shall consist of the following:

(a)	1,000,000 Common shares, each of $20 par value

(b)	50,000 Preferred shares, each of $1,000 par value, with 10,000 of such shares designated as Series B Preferred shares and 10,000 of such shares designated as Series C Preferred shares

There shall be added to the capital surplus account of the Surviving Bank an amount equal to the capital account of Interim.

Agreement and Plan of Merger	Page 7

The undivided profits of the Surviving Bank after the Merger shall be available to be used for any legal purpose for which undivided profits may be used.

A pro forma balance sheet of the Surviving Bank after the Merger, including the amount of capital, surplus, and undivided profits, and classes and number of shares and par value of each share, and based on December 31, 2015 actual, unaudited amounts, is attached hereto as Exhibit A.

9.     Effective Time of the Merger

The Merger shall be deemed effected when there are filed with the Office of the Comptroller of the Currency (the “OCC”) those documents and certificates required pursuant to the Banking Act and a Certificate of Merger has been issued by the OCC. The time when the Merger is deemed effected shall be the “Effective Time” for purposes of this Merger Agreement.

At the Effective Time, the separate corporate existence of Bank shall cease and Bank shall be merged with and into Interim, which shall be deemed the “receiving bank” in the Merger and which is otherwise referred to herein as the “Surviving Bank.”

10.     Representations and Warranties

Each of the Constituent Corporations represents and warrants to the others, as of the date of this Merger Agreement and as of the Effective Time, as follows:

(a)	There is no suit, action, or legal or administrative proceeding pending or threatened against it which, to its knowledge, if adversely determined would materially adversely affect its operations, properties, financial condition, or ability to consummate the transactions contemplated by this Merger Agreement.

(b)	It is not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment.

(c)	As of the Effective Time, the consummation of the transactions contemplated hereunder will not result in the breach of any term or provision of, cause acceleration of, or constitute a default under any indenture, mortgage, deed of trust, other material agreement, or instrument of which it is a party.

(d)	There are no restrictions in its charter or bylaws that would be violated by consummation of the transactions contemplated hereunder.

(e)	All tax returns required to be filed by it have been filed or an extension of such filing date has been obtained.

(f)	Each and all of the representations made hereunder by the respective parties shall be true and correct as of the Effective Time, the same as they are true and correct as of the date of execution of this Merger Agreement.

Agreement and Plan of Merger	Page 8

11.     Conduct of Businesses Pending the Merger

All of the Constituent Corporations agree to operate in the normal course of their present businesses pending the Merger, and to exercise their best efforts to preserve the business of Bank for the benefit of the Surviving Bank and Bancshares through and after the Merger and the other transactions contemplated hereby.

12.     Additional Agreements

Each of the Constituent Corporations hereby covenants and agrees that prior to the Effective Time it shall not issue any additional shares of its capital stock, any debt convertible into any of its capital stock, or any rights to purchase any of its capital stock, nor shall it redeem any shares of its capital stock, provided, however, that Bancshares may redeem deminimis numbers of its Common shares to accommodate its obligations with respect to its employee benefit plans.

The Constituent Corporations hereby agree that each shall give to the other and the other’s accountants, counsel, and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, and records, and that each shall furnish the other during each period with such information concerning its affairs as such other party may reasonably request.

The Constituent Corporations agree that in the event of the termination of this Merger Agreement each party shall deliver to the other all documents, workpapers, and other material obtained from the other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not theretofore made public kept confidential.

Upon termination of this Merger Agreement without consummation of the transactions provided for herein, each party shall pay all costs and expenses of its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses, and disbursements. Additionally, Bancshares shall promptly thereafter pay to Bank an amount equal to the total of the foregoing costs and expenses paid by Bank.

If at any time it shall be determined by the Surviving Bank or Bancshares that it considers it advisable that any further assignment or assurance or any other action is necessary or desirable to vest, confirm of record, or otherwise perfect, in the Surviving Bank the title to any property or rights of Bank or Interim acquired or to be acquired as a result of the Merger, then the proper officers and directors of Interim, Bancshares, and the Surviving Bank, respectively, shall be and they are hereby severally and fully authorized to execute and deliver such proper deeds, assignments, and assurances, and to take such other actions as may be necessary or proper in the name of Bank or the Surviving Bank to vest, perfect, or confirm title to such property or rights in the Surviving Bank and otherwise carry out the purposes of this Merger Agreement.

Agreement and Plan of Merger	Page 9

13.    Conditions Precedent

The fulfillment of all of the conditions set forth below (or if modified, then fulfillment as modified) or the waiver thereof (in the manner provided in the section hereof titled “Waivers, Modifications”) shall be required before any of the parties to this Merger Agreement shall be bound to consummate the transactions contemplated herein.

(a)	The approval of this Merger Agreement has been certified by the OCC, and the Merging Banks shall have been authorized to proceed to submit the same to their respective shareholders/incorporators for approval.

(b)	The Special Transaction Committee of independent directors appointed by the Board of Directors of Bank and the Board of Directors of Bank have approved this Merger Agreement and the transaction described therein.

(c)	The SEC has notified Bancshares that its Offering Statement is qualified for use to offer its Bancshares Class A Common Shares and its Bancshares Series E Preferred Shares to the holders of Bank Common shares pursuant to SEC Regulation A.

(d)	Upon proper notice and otherwise in accordance with law and with the charter and bylaws of each Merging Bank: (i) the shareholders of the Bank shall, at a duly called and conducted meeting by at least a two-thirds vote, approve the Merger Agreement and authorize the Bank to proceed in accordance therewith; (ii) the shareholders of Interim, at a duly called and conducted meeting at which there is a two-thirds affirmative vote, or by unanimous written consent, approve the Merger Agreement and authorize Interim to proceed in accordance therewith; and (iii) a majority of the Bank Common Shares owned by Bank Common shareholders other than Bancshares are voted to approve the Merger at the meeting of Bank Common shareholders called to consider the Merger.

(e)	Any and all registrations, qualifications, permits, and/or licenses required under state and federal securities laws (to the extent applicable) in connection with the issuance of securities of Bancshares (if any) have been duly obtained.

(f)	Any and all other actions, consents, or approvals, governmental or otherwise, which in the opinion of counsel for the Bancshares are necessary in the circumstances (including, without limitation, those things necessary to permit or enable the Surviving Bank upon or after the Merger to conduct any part or all of its business and activities in the manner in which such activities and business have been conducted by Bank up until the time of the Merger) have been duly obtained.

(g)	The representations and warranties of the Constituent Corporations herein contained are true as of the date hereof and at the Effective Time (with the same effect as though again made at that time).

Agreement and Plan of Merger	Page 10

(h)	Each of the Constituent Corporations has performed all obligations and complied with all covenants required by this Merger Agreement to be performed or complied with by it prior to the Effective Time.

(i)	No material change in the corporate status, business, operations, or financial conditions of the Constituent Corporations has occurred (other than changes in the ordinary course of business or changes generally affecting the financial services industry, and other than losses covered by insurance) which is materially adverse to the transactions contemplated herein, taken as a whole; and no event or condition of any character has occurred or arisen since the date of execution hereof which materially and adversely affects the corporate status, businesses, operations, or financial conditions of the Constituent Corporations, taken as a whole.

14.    Waivers, Modifications

Any of the terms or conditions of this Merger Agreement, unless specifically provided otherwise herein, may be modified or waived at any time before the Effective Time by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party; provided that any such modifications or waiver does not, in the judgment of the Board of Directors of the party making it, substantially affect in a material or adverse way the benefits of such party or its shareholders intended under this Merger Agreement.

15.    Termination

This Merger Agreement and the transactions contemplated herein may be terminated prior to the Effective Time in any of the following manners:

(a)	By mutual consent of the Boards of Directors of all of the Constituent Corporations.

(b)	By the Board of Directors of any of the Constituent Corporations if the merger and other transactions contemplated hereunder has not been consummated by September 30, 2016, unless such failure of consummation is due to the default of the party seeking to terminate; but no termination by any party in accordance with this subparagraph will relieve any other party of any liability by reason of any default hereunder, or any misrepresentation or breach of any warranty made herein, or pursuant hereto.

(c)	By the Board of Directors of Bank or the Board of Directors of Bancshares if either or both reasonably concludes that it is more likely than not that claims for dissenters’ and similar rights of stockholders of Bank will be asserted in respect of the Merger by holders of more than ten percent of the Bank Common Shares outstanding immediately prior to the Effective Time and owned by shareholders other than Bancshares.

(d)	By any party to this Merger Agreement giving notice in writing to the other parties: (i) in the event that another party is deemed in Actual Default under this

Agreement and Plan of Merger	Page 11

Merger Agreement (as defined in the section hereof titled “Actual Default”); (ii) in the event of the institution or threat of institution of any action, suit, proceeding, or claim relating in a material way to the Merger; or (iii) for any other material reason based upon an analysis of the facts and circumstances at hand. The foregoing determinations shall be made by the Board of Directors of the party giving notice.

16.    Examination Expenses

The Constituent Corporations agree that each shall pay such examination expenses as are assessed against it in connection with the Merger, whether or not the Merger Agreement is approved or the Merger is consummated.

17.    Actual Default

In the event that any party hereto considers any other party to be in default or to have breached any of the terms of this Merger Agreement, notice stating with particularity the manner in which such default is claimed shall be given in writing to the other alleged defaulting or breaching party. In such event, the alleged defaulting or breaching party shall have 20 days to cure such default or breach before being deemed in Actual Default under this Merger Agreement. The giving of any such notice shall not prevent the alleged defaulting party from establishing that, in fact, no default did occur.

18.    Notices

Any notice required or permitted in connection with this Merger Agreement shall be in writing. Any such notice may be transmitted by mailing the same by certified or registered mail, postage prepaid, and shall be deemed given on the day following the day deposited in the United States mail, postage prepaid. Such notices shall be addressed to:

Bank, at 801 East Broadway, Columbia, Missouri 65201 (Attention: President), or such other place as its principal office may later be located;

Interim at 801 East Broadway, Columbia, Missouri 65201 (Attention: President), or such other place as its principal office may later be located;

Bancshares, at 801 East Broadway, Columbia, Missouri 65201 (Attention: President), or such other place as its principal office may later be located.

Any such notice may also be given by personal delivery to the Chairman of the Board or the President of any party; and in such event, notice shall be deemed to have been given at the time of personal delivery.

19.    General Provisions

Any and all representations, warranties, covenants, and agreements contained herein shall survive as of the Effective Time.

Agreement and Plan of Merger	Page 12

This Merger Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

This Merger Agreement shall be governed by and in accordance with the internal laws of the State of Delaware, without reference to conflict of laws principles.

This Merger Agreement is the entire and only statement of the agreements and understandings of the parties. It supersedes any and all existing agreements and understandings. It shall not be amended by the parties except pursuant to a subsequent writing.

The section titles appearing herein are for convenience of reference only and shall not be construed to modify, limit, or define the text of this Merger Agreement.

This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute but one and the same agreement.

20.    Execution by LMB Interim Bank

As of the time this Merger Agreement is executed by Bancshares and Bank, LMB Interim Bank will not have been formed. Bancshares, which will be the sole shareholder of LMB Interim Bank, hereby agrees to cause LMB Interim Bank to be formed as soon as reasonably practicable following the date hereof and to approve, date, and execute this Merger Agreement promptly following its formation. This Merger Agreement shall be binding upon Bancshares and Bank immediately upon its execution by Bancshares and Bank; and after this Merger Agreement is also executed by LMB Interim Bank, this Merger Agreement shall be binding upon all three parties, absent prior termination in accordance with the terms hereof.

[Signatures are on the following page.]

Agreement and Plan of Merger	Page 13

IN WITNESS WHEREOF, Bank and Bancshares have caused this Merger Agreement to be executed by their duly authorized officers as of the 29th day of January, 2016.

BANK:	LANDMARK BANK, NATIONAL ASSOCIATION

	By	/s/ Charles C. Cantrell
Charles C. Cantrell, Chairman

BANCSHARES:	THE LANDRUM COMPANY

	By	/s/ Kevin D. Gibbens
Kevin D. Gibbens, President

IN WITNESS WHEREOF, Interim has caused this Merger Agreement to be executed by its duly authorized officer as of the 27th day of June, 2016.

INTERIM:	LMB INTERIM BANK, N.A.

	By	/s/ Kevin D. Gibbens

Kevin D. Gibbens
Print Name

President
Title

Agreement and Plan of Merger	Page 14

STATE OF MISSOURI	)
) SS.
COUNTY OF BOONE	)

On this 29th day of January, 2016, before me personally appeared Charles C. Cantrell, who, being first duly sworn, did say that he is the Chairman of the Board of Landmark Bank, National Association, a banking corporation of the United States, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that said person acknowledged said instrument to be the free act and deed of said banking corporation.

IN TESTIMONY WHEREOF, I have hereunto met my hand and affixed my official seal in the County and State aforesaid, on the date and year first above written.

/s/ Jolene J. Kirchhoff
Notary Public

My commission expires:

STATE OF MISSOURI	)
) SS.
COUNTY OF BOONE	)

On this 27th day of June, 2016, before me personally appeared Kevin D. Gibbens, who, being first duly sworn, did say that he or she is the President of LMB Interim Bank, N.A., a banking corporation of the United States, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that said person acknowledged said instrument to be the free act and deed of said banking corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, on the date and year first above written.

/s/ Jolene J. Kirchhoff
Notary Public

My commission expires:

Agreement and Plan of Merger	Page 15

STATE OF MISSOURI	)
) SS.
COUNTY OF BOONE	)

On this 29th day of January, 2016, before me personally appeared Kevin D. Gibbens, who, being first duly sworn, did say that he is the President of The Landrum Company, a general business corporation of the State of Missouri, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that said person acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, on the date and year first above written.

/s/ Jolene J. Kirchoff
Notary Public

My commission expires:

Agreement and Plan of Merger	Page 16

EXHIBIT A

Surviving Bank Pro Forma Balance

Sheet After the Merger

The following pro forma balance sheet was prepared based upon the unaudited balance sheet of Bank as of December 31, 2015, and the balance sheet Interim is expected to have after it was initially capitalized.

[The pro forma Balance Sheet follows this page.]

Agreement and Plan of Merger	Page 17

Landmark Bank, N.A.

ProForma Balance Sheet as of December 31, 2015

Assuming Triangular Merger

	Landmark Bank, NA	Interim Bank	Surviving Bank
Assets
Cash & Due from Banks	44,549,833	20,000	44,569,833
Investment Securities	818,353,159	—	818,353,159
Temporary Investments	2,556,717	—	2,556,717
Loans	1,452,287,529	—	1,452,287,529
Allowance for Loan Losses	(22,859,091)	—	(22,859,091)
Miscellaneous Other Assets	127,580,057	—	127,580,057

Total Assets	2,422,468,204	20,000	2,422,488,204

Liabilities
Deposits	2,032,784,667	—	2,032,784,667
Borrowings	143,906,639	—	143,906,639
Miscellaneous Other Liabilities	28,287,321	—	28,287,321

Total Liabilities	2,204,978,627	—	2,204,978,627

Equity
Common Stock	11,691,460	20,000	11,711,460
Preferred Stock	20,000,000	—	20,000,000
Additional Paid in Capital	31,863,093	—	31,863,093
Unrealized G/L AFS Sec-FAS 115	12,457,106	—	12,457,106
Retained Earnings
Retained Earnings	124,118,957	—	124,118,957
Common Stock Dividends Paid	(5,892,496)	—	(5,892,496)
Preferred Stock Dividends Paid	(691,667)	—	(691,667)
Current Year Earnings	23,943,123	—	23,943,123

Total Retained Earnings	141,477,918	20,000	141,497,918

Total Equity	217,489,577	20,000	217,509,577

Total Liabilities & Equity	2,422,468,204	20,000	2,422,488,204

Agreement and Plan of Merger	Page 19

EXHIBIT B

Form of Certificate of Designation

of Bancshares Series E Preferred Shares

Prior to the Effective Time, the Board of Directors of Bancshares will designate a sufficient number of Bancshares No Par Preferred Shares as Series E Preferred Shares to fulfill the requests of Bank Common Shareholders to convert their Bank Common shares into Bancshares Series E Preferred Shares. The form of the Certificate of Designation will be substantially as shown in the following, attached form.

[The form of the Certificate of Designation follows this page.]

Agreement and Plan of Merger	Page 19

CERTIFICATE OF DESIGNATION OF

SERIES E PREFERRED SHARES OF

THE LANDRUM COMPANY

The Landrum Company, a Missouri corporation (the “Issuer”), in accordance with the General and Business Corporation Law of Missouri, does hereby certify:

The Board of Directors of the Issuer (the “Board of Directors”) or an authorized committee of the Board of Directors, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Issuer and applicable law, by resolution adopted on January 29, 2016, created a series of No Par Preferred Stock of the Issuer, liquidation value $1,000 per share, designated as “Series E Preferred Shares,” as follows:

1. Designation and Number of Shares. There is hereby created out of the authorized, unissued, and currently undesignated No Par Preferred Stock of the Issuer a series of preferred shares designated as the “Series E Preferred Shares” (the “Designated Preferred Shares”). The authorized number of Designated Preferred Shares is 30,000.

2. Designation Provisions. The Designation Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designation to the same extent as if such provisions had been set forth in full herein.

3. Definitions. The following terms are used in this Certificate of Designation (including the Designation Provisions in Schedule A hereto) and are defined below:

(a)	“Common Shares” means the Class A Common shares and the Class B Common shares of the Issuer, par value of $0.01 per share.

(b)	“Junior Shares” means the Common Shares and any other class or series of shares of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution, or winding up of the Issuer.

(c)	“Liquidation Amount” means $1,000 per share of Designated Preferred Shares.

(d)	“Parity Shares” means any class or series of shares of the Issuer (other than Common Shares or Designated Preferred Shares) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or are non-cumulative).

(e)	“Redemption Amount” means $1,000 per share of Designated Preferred Shares.

(f)	“Undesignated Preferred Shares” means the undesignated preferred shares of the Issuer, which the Board of Directors is authorized to issue in one or more series

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page 1

with such powers, preferences and relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions, as may be determined in the Board of Director’s sole discretion without further authorization by the shareholders.

4. Certain Voting Matters. Holders of Designated Preferred Shares will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Shares are entitled to vote, including any action by written consent.

IN WITNESS WHEREOF, The Landrum Company has caused this Certificate of Designation to be executed by its duly authorized officer as of the 1st day of February, 2016.

THE LANDRUM COMPANY

By

Print Name

Print Title

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page 2

SCHEDULE A

Designation Provisions

1. General Matters. Each share of Designated Preferred Shares shall be identical in all respects to every other share of Designated Preferred Shares. The Designated Preferred Shares shall be perpetual, subject to the provisions of the Section of these Designation Provisions titled “Redemption.” The Designated Preferred Shares shall rank equally with Parity Shares and shall rank senior to Junior Shares with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation, or winding up of the Issuer.

2. Definitions. As used herein, the definitions set forth in the Certificate of Designations to which this Schedule A is attached and the following definitions shall apply with respect to Designated Preferred Shares:

(a)	“Applicable Dividend Rate” means 6.75 percent per annum.

(b)	“Business Combination” means a merger, consolidation, statutory share exchange, or similar transaction that requires the approval of the Issuer’s shareholders.

(c)	“Business Day” means any day except Saturday, Sunday, and any day on which banking institutions in the State of Missouri generally are authorized or required by law or other governmental actions to close.

(d)	“Bylaws” means the bylaws of the Issuer, as amended from time to time.

(e)	“Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Shares, of which these Designation Provisions form a part, as it may be amended from time to time.

(f)	“Charter” means the Issuer’s Amended and Restated Articles of Incorporation or similar organizational document, as amended from time to time.

(g)	“Designation Provisions” mean these Designation Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Shares.

(h)	“Dividend Period” has the meaning set forth in the subsection of these Designation Provisions titled “Rate.”

(i)	“Dividend Record Date” has the meaning set forth in the subsection of these Designation Provisions titled “Rate.”

(j)	“Liquidation Preference” has the meaning set forth in the subsection of these Designation Provisions titled “Voluntary or Involuntary Liquidation” of the Section titled “Liquidation Rights.”

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page A-1

(k)	“Original Issue Date” means the date on which Designated Preferred Shares are first issued.

(l)	“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, or trust.

(m)	“Preferred Shares” means any and all series of preferred shares of the Issuer, including the Designated Preferred Shares.

(n)	“Voting Parity Shares” means, with regard to any matter as to which the holders of Designated Preferred Shares are entitled to vote as specified in the subsection of these Designation Provisions titled “General” of the Section titled “Voting Rights,” any and all series of Parity Shares upon which like voting rights have been conferred and are exercisable with respect to such matter.

3. Dividends.

(a) Rate. Holders of Designated Preferred Shares shall be entitled to receive, on each share of Designated Preferred Shares if, as, and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of net income or retained earnings, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Amount per share of Designated Preferred Shares. Such dividends shall be payable annually in one or more installments as may be determined by the Board of Directors in its sole discretion. Each calendar year shall be a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date through and including December 31 of that year.

For purposes of proration, dividends that are payable on Designated Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are declared will be payable to holders of record of Designated Preferred Shares as they appear on the stock register of the Issuer on the applicable record date or, if no date is fixed by the Board of Directors, the date on which the Board of Directors acted to declare the dividend (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Shares will not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Shares as specified in this Section of these Designation Provisions (subject to the other provisions of the Certificate of Designation).

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page A-2

(b) Non-Cumulative. Dividends on Designated Preferred Shares are non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Shares in respect of any Dividend Period, the holders of Designated Preferred Shares will have no right to receive any dividend for such Dividend Period, and the Issuer will have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Shares.

(c) Priority of Dividends. Subject to the provisions of the immediately following paragraph, so long as any share of Designated Preferred Shares remains outstanding, no dividend or distribution shall be declared or paid on the Common Shares or any other Junior Shares (other than dividends payable solely in Common Shares) or Parity Shares, subject to the immediately following paragraph in the case of Parity Shares, and no Common Shares, Junior Shares, or Parity Shares shall be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all dividends on all outstanding Designated Preferred Shares for the current Dividend Period have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of Designated Preferred Shares on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases, or other acquisitions of Common Shares or other Junior Shares in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Shares or Parity Shares for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Shares for or into other Junior Shares or of Parity Shares for or into other Parity Shares (with the same or lesser aggregate liquidation amount) or Junior Shares, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Original Issue Date or any subsequent agreement for the accelerated exercise, settlement, or exchange thereof for Common Shares.

Notwithstanding the provisions of the immediately preceding paragraph, dividends on Junior Shares may be paid to the holders thereof even if the entire annual dividends on the Designated Preferred Shares for a Dividend Period have not been declared and paid, subject to the limitations set forth in this paragraph. If the holders of the Designated Preferred Shares have received from the Issuer for the Dividend Period the per share dividend amounts indicated in the table set forth immediately below, up to and including the indicated calendar quarters within the Dividend Period, then the Board of Directors may declare and the Issuer may pay dividends on all Junior Shares, in the aggregate, up to the funds legally available for such payment. For the initial Dividend Period, the percentages in the table below shall be pro-rated in the manner provided for in the subsection of these Designation Provisions titled “Rate” above.

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page A-3

Calendar Quarter within the Dividend Period	Aggregate Percentage of Liquidation Amount Paid as Dividends on Designated Preferred Shares, per Share, for the Dividend Period
January 1 to March 31	1.6875 percent of the Liquidation Amount

April 1 to June 30	3.375 percent of the Liquidation Amount

July 1 to September 30	5.0625 percent of the Liquidation Amount

October 1 to December 31	6.750 percent of the Liquidation Amount

For the avoidance of doubt, the following example illustrates the provisions of the immediately preceding paragraph and accompanying table. Assume the Issuer declares and pays a $10.00 per share dividend on January 15, and a $25.00 per share dividend on April 10, on each share of Designated Preferred Shares, and declares no other dividends on the Designated Preferred Shares during the Dividend Period. Under these circumstances, during the period January 1 through March 31 no dividends may be declared or paid on the Junior Shares because the dividends paid on the Designated Preferred Shares for that calendar quarter amount to only 1.00 percent of the Liquidation Amount. As of April 10, the aggregate dividends paid on the Designated Preferred Shares for the Dividend Period amount to 3.50 percent per share, so for the period of April 10 through June 30 the Issuer may declare and pay on the Junior Shares an aggregate dividend up to the funds legally available for such payment. From July 1 through December 31 no additional dividends on the Junior Shares may be declared or paid because the aggregate dividends declared and paid on the Designated Preferred Shares for the Dividend Period equal only 3.50 percent of the Liquidation Amount.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the Designated Preferred Shares and any Parity Shares, all dividends on the Designated Preferred Shares and all such Parity Shares shall be declared pro-rata so that the respective aggregate amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends on the Designated Preferred Shares and all Parity Shares in a Dividend Period, in the aggregate, bear to each other (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Shares that bear cumulative dividends, all accrued but unpaid dividends).

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities, or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Shares and other Junior Shares, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Shares shall not be entitled to participate in any such dividends.

Notwithstanding the foregoing, in the event that (i) the Issuer is a party to a merger or consolidation with another corporation, and (ii) the terms of the plan of merger or consolidation

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page A-4

provide that Junior Shares will be exchanged for consideration other than shares of the Issuer, and (iii) the merger or consolidation is approved by the affirmative vote or consent of holders of at least a majority of the Designated Preferred Shares at the time outstanding, voting as a separate class, then in those circumstances the exchange for Junior Shares may occur even if (a) some or all of the consideration is for cash or other non-share consideration, and (b) some or all of the dividends on all outstanding Designated Preferred Shares for the current Dividend Period have not been declared and paid in full.

(d) Limitations on Dividend Payments. The Holders of the Designated Preferred Shares shall not be entitled to receive dividends to the extent that the declaration of and/or payment of such dividends is prohibited by applicable law or regulation.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution, insolvency, receivership, or other winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Shares shall be entitled to receive for each share of Designated Preferred Shares, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Shares and any other shares of the Issuer ranking junior to Designated Preferred Shares as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any declared and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in the above subsection titled “Voluntary or Involuntary Liquidation” the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding Designated Preferred Shares and the corresponding amounts payable with respect of any other shares of the Issuer ranking equally with Designated Preferred Shares as to such distribution, holders of Designated Preferred Shares and the holders of such other shares shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Shares and the corresponding amounts payable with respect of any other shares of the Issuer ranking equally with Designated Preferred Shares as to such distribution has been paid in full, the holders of other shares of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation, and Sale of Assets Not Liquidation. For purposes of this Section, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Shares receive cash, securities, or other property for their shares, or the sale, lease, or exchange (for cash, securities, or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution, or winding up of the Issuer.

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(e) Subordination to Creditors. Any distributions to the Holders of the Designated Preferred Shares as payment, in whole or in part, of the Liquidation Preference shall be subordinated to the payment in full of the claims of general creditors and subordinated debt holders of the Issuer.

5. Redemption.

(a) Optional Redemption. The Issuer, at its option, subject to any required regulatory approvals including, but not limited to, any required prior approval of the Board of Governors of the Federal Reserve System, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the Designated Preferred Shares at the time outstanding, upon notice given as provided in the subsection of this Section titled “Notice of Redemption,” at a redemption price equal to the sum of (i) the Redemption Amount per share and (ii) the amount equal to any declared and unpaid dividends plus any dividends payable but unpaid for the then current Dividend Period to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period).

Notwithstanding the foregoing, no redemption of the Designated Preferred Shares may occur prior to the fifth anniversary of the Original Issue Date, provided, however, that if the Designated Preferred Securities no longer constitute additional tier 1 capital of the Issuer, then redemption of the Designated Preferred Shares may be made at any time, but in all cases subject to any required prior approval of the Board of Governors of the Federal Reserve System.

For purposes of this Section, the determination of dividends that are payable as of the effective date of any redemption shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month, for the period extending from and including the first day of the Dividend Period through, but excluding, the date fixed for redemption.

The redemption price for any Designated Preferred Shares shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable to holders of record as of the Dividend Record Date that is prior to the redemption date shall be paid to the holder of record of the redeemed shares on such Dividend Record Date.

(b) No Sinking Fund; No Guarantees; No Mandatory Redemptions. The Designated Preferred Shares will not be subject to any mandatory redemption, sinking fund, or other similar provisions. The Issuer shall not guarantee or otherwise secure or enhance any of the rights or preferences of the holders of Designated Preferred Shares beyond those rights and privileges created in this Certificate of Designation. Holders of Designated Preferred Shares will have no right to require redemption or repurchase of any Designated Preferred Shares.

(c) Notice of Redemption. Notice of every redemption of Designated Preferred Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.

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Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Designated Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Designated Preferred Shares. Notwithstanding the foregoing, if Designated Preferred Shares are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Shares at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of Designated Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the Designated Preferred Shares at the time outstanding, the shares to be redeemed shall be selected either pro-rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which Designated Preferred Shares shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro-rata benefit of the holders of the shares called for redemption, with a federally insured depository institution, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Shares that are redeemed, repurchased, or otherwise acquired by the Issuer shall revert to authorized but unissued No Par Preferred Shares (provided that any such cancelled Designated Preferred Shares may be reissued only as shares of any series of Undesignated Preferred Shares other than the Designated Preferred Shares).

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6. Conversion. Holders of Designated Preferred Shares shall have no right to exchange or convert such shares into any other securities.

7. Voting Rights.

(a) General. The holders of Designated Preferred Shares shall not have any voting rights except as set forth herein or as otherwise from time to time required by law.

(b) Class Voting Rights as to Particular Matters. So long as any Designated Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the vote or consent of the holders of at least a majority of the Designated Preferred Shares at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Shares or the Charter to authorize, or create, or increase the authorized amount of, or designate any new class of shares or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Shares. Any amendment, alteration, or repeal of any provision of the Certificate of Designation for the Designated Preferred Shares or the Charter (including, unless no vote on such merger or consolidation is required by the subsection of these Designation Provisions titled “Share Exchanges, Reclassifications, Mergers, and Consolidations,” any amendment, alteration or repeal by means of a merger, consolidation, or otherwise) so as to adversely affect the rights, preferences, privileges, or voting powers of the Designated Preferred Shares; or

(iii) Share Exchanges, Reclassifications, Mergers, and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Shares, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the Designated Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of Designated Preferred Shares immediately prior to such consummation, taken as a whole;

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provided, however, that for all purposes of this subsection, any increase in the amount of the authorized Preferred Shares, including any increase in the authorized amount of Designated Preferred Shares necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Original Issue Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Shares, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Shares, ranking equally with and/or junior to Designated Preferred Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution, or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges, or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Shares.

(c) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Shares will be required pursuant to the subsection hereof titled “Class Voting Rights as to Particular Matters” of this Section if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsection, all outstanding shares of the Designated Preferred Shares have been redeemed, or have been called for redemption upon proper notice and sufficient funds have been deposited in trust for such redemption.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which Designated Preferred Shares are listed or traded at the time.

8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Shares may deem and treat the record holder of any share of Designated Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Designated Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Charter, the Bylaws, or by applicable law. Notwithstanding the foregoing, if Designated Preferred Shares are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Shares in any manner permitted by such facility.

10. No Preemptive Rights. No share of Designated Preferred Shares shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights, or options, may be designated, issued, or granted.

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11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen, or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen, or lost, together with any indemnity that may be reasonably required by the Issuer.

12. Other Rights. The Designated Preferred Shares shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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ANNEX B

Landmark Bank

Second Amended and Restated Articles of Association

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

LANDMARK BANK, NATIONAL ASSOCIATION

CHARTER NO. 1467

ARTICLE ONE

The title of the association shall be Landmark Bank, National Association (the “Association”).

ARTICLE TWO

The main office of the Association shall be located in the City of Columbia, County of Boone, and State of Missouri. The general business of the Association shall be conducted at its main office and its branches.

ARTICLE THREE

A. The Board of Directors of this Association shall consist of not less than five and not more than 25 persons, unless the OCC exempts the Association from the 25-member limit. The exact number is to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own Common Shares or capital stock of the Association’s holding company, with an aggregate par, fair market, or equity value of $1,000. Determination of these values may be based as of either (i) the date of purchase or (ii) the date the person became a director, whichever value is greater; provided, that any combination of capital stock of the Association and/or its holding company may be used.

B. Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which:

(1) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; or

(2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the Association from the 25-member limit.

C. Each director shall be elected for a one-year term, and each director shall continue to serve until (i) his or her successor is elected and qualifies, or (ii) until there is a decrease in the number of directors and his or her position is eliminated. Terms of directors, including terms of directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless they resign or are removed from office.

D. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies, or until there is a decrease in the number of directors and his or her position is eliminated.

E. Honorary or advisory directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of the shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum for any Board action, and shall not be required to own qualifying shares.

ARTICLE FOUR

A. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. The annual meeting shall be held at the main office of the Association or any other convenient place the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the main office of the Association is located, on the next following banking day. If no election is held on the date fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, then on a date fixed by shareholders representing two-thirds of the issued and outstanding Common Shares. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first-class mail.

B. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association no later than the close of business on the seventh day following the day on which notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee.

(2)	The principal occupation of each proposed nominee.

(3)	The total number of Common Shares that are expected to be voted for each proposed nominee.

(4)	The name and residence address of the notifying shareholder.

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(5)	The number of Common Shares owned by the notifying shareholder.

The chairperson of the meeting may, at his or her discretion, disregard nominations not made in accordance herewith. The vote tellers may disregard all votes cast for each such nominee. No Bylaw may unreasonably restrict the nomination of directors by shareholders.

C. A director may resign at any time by delivering written notice to the Board of Directors, its Chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

D. A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting states that the purpose or one of the purposes is to remove him or her, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

ARTICLE FIVE

A. (1) Number of Shares. The total number of shares of capital stock which the Association shall have the authority to issue is 1,050,000 shares, of which (a) 1,000,000 shares shall be common shares, par value $20.00 per share (the “Common Shares”) and (b) 50,000 shares shall be preferred stock, par value $1,000 per share (the “Undesignated Preferred Shares”). The number and other characteristics of the Common Shares may be increased or decreased or changed from time to time in accordance with the provisions of the laws of the United States. The Board of Directors is authorized from time to time to establish and designate one or more series of Undesignated Preferred Shares, to fix and determine the variations in the relative rights and preferences a:) between the different series of Undesignated Preferred Shares in the manner hereinafter (as set forth in this Article, and to fix or alter the number of shares comprising any such seri1 s and the designation thereof to the extent permitted by law.

(2) General The voting powers, full, or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof for each class or series of stock shall be determined in accordance with, or shall be as set forth in the following subsections.

(3) Common Share. Subject to all of the rights, powers and preferences of the Common Shares and that Undesignated Preferred Shares as (i) otherwise specified in these Articles of Association (or in any certificate of designation of any series of Undesignated Preferred Shares), (ii) required by law, or (iii) authorized by the Board of Directors pursuant to this Article:

(a) Dividends may be declared and paid or set apart for payment upon the Common Shares out of any assets or funds of the Association legally available for the payment of dividends, but only when and as declared by the Board of Directors; and

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(b) Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Association, the net assets of the Association, after the payment or distribution of assets in satisfaction of any preference amounts . due with respect to a:1y issued and outstanding preferred shares, shall be distributed pro rata to the holders of the Common Shares in accordance with their respective rights and interests.

(4) Undesignated Preferred Shares. Subject to any limitations prescribed by law, the Board of Directors authorized to provide for the issuance of shares of Undesignated Preferred Shares in one or more series of such stock, and by adoption of a resolution or resolutions providing therefor and establishing or changing the number of shares to be included in t:ach such series, and fixing the voting powers, full, or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of the shares of each series. Such adopted resolution shall be deemed incorporated by reference in this Article. Any action by the Board of Directors under this Section shall require the affirmative vote of a majority of the directors then in office. The Board of Directors shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Shares to the extent permitted by law:

(a) The distinctive serial designation and the number of shares constituting such series (e.g., “Series A Preferred Shares” or “Series [year] Convertible Preferred Shares;

(b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of the shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which and the terms and conditions on which, such shares may be redeemed;

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(e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Association;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if 30 entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Association and, if so convertible or exchangeable: the conversion price or prices, or the rate or rates of exchange, and that adjustn1ents thereof, if any, at which such conversion or exchange may he made , and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued;

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Shares (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

(j) Such other powers, preferences, rights, qualifications, limitations, and restrictions as the Board of Directors may deem advisable.

B. No holder of any class of shares shall have any preemptive or preferential right of subscription to any shares, whether now or hereafter authorized, or to any obligations convetible into shares, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

C. Unless otherwise specified in the Articles of Association or required by law, (i) shareholders owning a majority of the Common Shares may approve all matters requiring shareholder action, including amendments to the Articles of Association; and (ii) each shareholder shall be entitled to one vote per share; and (iii) shareholders shall not be entitled to cumulate votes for any purpose.

D. Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all classes or series so affected must vote together as a single voting group on the proposed amendment.

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E. Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

F. If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (i) issue fractional shares; (ii) in lieu of the issuance of fractional shares, issue script, or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (iii) if there is an established and active market in the Association’s capital stock, make reasonable arrangements to allow the shareholder to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (iv) remit the cash equivalent of the fraction to the shareholder; or (v) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights, unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

G. The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

ARTICLE SIX

A. The Board of Directors shall appoint one of its members President of the Association and one of its members Chairperson of the Board, and shall have the power to appoint one or more Vice Presidents, a Secretary who shall keep minutes of the directors and shareholders meetings and be responsible for authenticating the records of the Association, and such other officers and

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employees as may be required to transact the business of the Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors according to the Bylaws.

B. The Board of Directors shall have the power to:

(1)	Define the duties of the officers, employees, and agents of the Association.

(2)	Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

(3)	Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)	Dismiss officers and employees.

(5)	Require bonds from officers and employees and to fix the penalty thereof.

(6)	Ratify written policies authorized by the Association’s management or committees of the Board.

(7)	Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association according to law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8)	Manage and administer the business and affairs of the Association.

(9)	Amend or repeal the Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(10)	Make contracts.

(11)	Generally perform all acts that are legal for a Board of Directors to perform.

ARTICLE SEVEN

The Board of Directors shall have the power to change the location of the main office to any authorized branch within the city limits of Columbia, Missouri without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the Common Shares for a

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relocation outside such limits and upon receipt of a certificate of approval from the Office of the Comptroller of the Currency (the “OCC”), to any other location within or outside the city limits of Columbia, Missouri, but not more than 30 miles beyond such limits. The Board of Directors shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without approval of shareholders but subject to approval by the OCC.

ARTICLE EIGHT

The corporate existence of this Association shall continue until termination according to the laws of the United States.

ARTICLE NINE

The Board of Directors of the Association, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the Common Shares, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, waived by all shareholders, or waived by the OCC if it determines that an emergency exists, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his, her, or its address as shown upon the books of the Association. Unless otherwise provided by the Bylaws or the Articles of Association, any action requiring approval of shareholders must be effected at an annual or special meeting. If action requiring approval of the shareholders is effected at an annual or special meeting, the meeting must be duly called.

ARTICLE TEN

The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. §1828(k) and the implementing regulations thereunder.

The Association may indemnify an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended from time to time), provided such payments are consistent with safe and sound banking practices.

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ARTICLE ELEVEN

These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the Common Shares, unless the vote of the holders of a higher percentage is required by law, and in that case by the vote of the holders of such greater amount. The Association’s Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

ARTICLE TWELVE

To the fullest extent (a) that the General Corporation Law of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, but (b) not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, no director of the Association shall be liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director.

Any repeal or modification of this Article by either of (i) the shareholders of the Association or (ii) an amendment to the General Corporation law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any act or omission occurring before such repeal or modification by any person serving as a director during the time the above provisions of this Article were in effect.

This Article may not be amended or deleted except upon the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares entitled to vote upon amendments to these Articles of Association.

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ANNEX C

Landmark Bank

Second Amended and Restated Bylaws

SECOND AMENDED AND RESTATED BYLAWS OF LANDMARK

BANK, NATIONAL ASSOCIATION

(Formerly known as First National Bank and Trust Company)

Article One

Meetings of Shareholders

Section 1.1. Annual Meeting. The annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association or such other place as the Board of Directors may designate, on a day in the months of February or March each year designated by the Board of Directors. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Association. If the Board of Directors fails to fix the date of the annual meeting of the shareholders, then it shall be held on a date and at a time chosen by shareholders representing two-thirds of the issued and outstanding shares entitled to vote for the election of Directors, in which case at least 10 days notice must be given by first-class mail, postage prepaid, to the shareholders.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than 25 percent of the issued and outstanding shares entitled to vote on each matter to which the meeting pertains. Every such special meeting, unless otherwise provided by law, waived by all shareholders, or waived by the Office of the Comptroller of the Currency (the “OCC”) if it determines that an emergency exists, shall be called by mailing, first class mail, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting of the shareholders, which shall be in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

Section 1.3. Adjourned Meetings. If an annual or special meeting of the shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting

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before adjournment, unless any additional items of business are to be considered or the Association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, a meeting to elect the directors is adjourned before the election takes place, at least 10 days notice of the new election must be given to the shareholders by first-class mail, postage prepaid.

Section 1.4. Nominations of Directors. Nominations for election of Directors may be made by the Board of Directors or by any shareholder of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the Board of Directors shall be made in writing and be delivered or mailed to the Chairperson of the Board of the Association no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Chairperson of the Board of the Association no later than the close of business on the seventh day following the day on which notice of the meeting was mailed. Such writing shall contain the following information to the extent known to the notifying shareholder:

(a)	The name and address of each proposed nominee.

(b)	The principal occupation of each proposed nominee.

(c)	The total number of issued and outstanding shares entitled to vote for the election of directors that are expected to be voted for each proposed nominee.

(d)	The name and residence address of the notifying shareholder.

(e)	The number of issued and outstanding shares entitled to vote for the election of directors owned by the notifying shareholder.

The Chairperson of the meeting may, in his or her discretion, disregard nominations not made in accordance herewith. The vote tellers may disregard all votes cast for each such nominee.

Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

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Section 1.6. Quorum. A majority of the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice, except as otherwise specifically required in these Bylaws. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Section 1.7. Action Without a Meeting. Any action required or which may be taken at any annual or special meeting of the shareholders may be taken without prior notice or a vote, if consent(s) in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to a vote thereon were present and voted and shall be delivered to the Association at its principal place of business, or to the Chairperson of the Board, the President, or the Secretary of the Association. Delivery made to the Association’s principal place of business shall be by hand or by certified mail, return receipt requested. Such written consent(s) shall be filed with the minutes of the proceedings of the shareholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Article Two

Directors

Section 2.1. Board of Directors. The Board of Directors shall have the power to manage, supervise, and administer the business and affairs of the Association including general policy, strategy, and organizational structure. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors.

Section 2.2. Number. The Board of Directors shall consist of not less than five and not more than 25 persons, unless the OCC exempts the Association from the 25- member limit. The exact number of directors is to be fixed and determined from time to time by resolution of a majority in number of the full Board of Directors or by resolution of a majority of the votes cast with respect to shares entitled to vote at any annual or special meeting of the shareholders.

Section 2.3. Notification of Election. The Secretary, upon receiving the certificate of the judges of the result of any election, shall notify each director-elect of his or her election and of the time and place at which he or she is required to meet to

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organize the new Board of Directors and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election of directors or as soon thereafter as practicable, and in any event within 30 days thereafter. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting from time to time until a quorum is obtained.

Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places (including the main office of the Association) as shall from time to time be fixed by resolution adopted by a majority in number of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting, communicated in writing to all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted at nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called at the request of at least one-third in number of the full Board of Directors or the Chairperson of the Board. Each member of the Board of Directors shall be given notice stating the time and place by telegram, first class mail, postage prepaid, or in person, of each special meeting. Neither the business to be transacted at nor the purpose need be specified in any notice or waiver of notice of any special meeting of the Board of Directors.

Section 2.6. Quorum. A majority in number of the full Board of Directors shall constitute a quorum at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at any meeting is reduced below the number that would constitute a quorum, no business may be transacted thereafter.

Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board of Directors may appoint a director to fill such vacancy at any regular meeting of the Board of Directors or at a special meeting called for that purpose at which a quorum is present, by the affirmative vote of a majority of all the directors remaining in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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Section 2.8. Advisory Directors. The Board of Directors of the Association may establish one or more advisory boards to which it may appoint one or more advisory directors from time to time, whose function shall be to provide advice and counsel to the members of the Association’s Board of Directors and/or management on matters brought to the attention of the advisory directors. The Board of Directors may designate one or more areas in which an advisory board is requested to provide such advice and counsel. No advisory director shall have any vote on any matter to be decided by the Board of Directors, and no advisory director shall have any responsibility to the Association or its shareholders to take or not to take any action on behalf of the Association. Notwithstanding the foregoing, each advisory director shall be entitled to the same indemnification against claims and losses as is provided for regular members of the Association’s Board of Directors pursuant to other provisions of these Bylaws.

Article Three Committees

of the Board

The Board of Directors has power over and is solely responsible for the management, supervision, and administration of the Association. The Board of Directors may delegate its power, but none of its responsibilities, to such persons or committees as the Board of Directors may determine.

The Board of Directors must formally ratify written policies authorized by committees of the Board of Directors before they become effective. Each committee must have one or more members, who serve at the pleasure of the Board of Directors. Provisions of the Articles of Association and Bylaws (each as amended from time to time) governing place of meetings, notice of meeting, quorum, and voting requirements of the Board of Directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the Board of Directors.

Section 3.1. Loan Committee. There shall be a Loan Committee comprising at least three directors, appointed by the Board of Directors annually or more often. The Loan Committee, on behalf of the Association, shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, to exercise authority regarding and approve (consistent with the Association’s investment policy, as may be applicable) combined loan and investment transactions, which power and authority may otherwise be exercised by the Investment Committee but for this Section, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors that may be delegated lawfully. The Loan Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be

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entered in the minutes of the Board of Directors. The Loan Committee may delegate authority to take the foregoing actions to management personnel and establish reasonable limits concerning the exercise of such authority, and may, whenever it determines is appropriate, require such management personnel to seek advice and counsel from a specific advisory board when exercising the delegated authority. The Committee shall meet during each year at such times and places as it deems necessary to fulfill its responsibilities.

Section 3.2. Investment Committee. There shall be an Investment Committee comprising at least three directors, appointed by the Board of Directors annually or more often. Except for those powers reserved in the Association’s Bylaws to the Loan Committee, the Investment Committee, on behalf of the Association, shall have the power to monitor adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings. Such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. The Investment Committee may delegate authority to take the foregoing actions to management personnel and establish reasonable limits concerning the exercise of such authority, and may, whenever it determines is appropriate, require such management personnel to seek advice and counsel from a specific advisory board when exercising the delegated authority. The Committee shall meet during each year at such times and places as it deems necessary to fulfill its responsibilities.

Section 3.3. Audit Committee. There shall be an Audit Committee comprising at least three directors, exclusive of any active officers, appointed by the Board of Directors annually or more often. The duty of the Audit Committee shall be to examine at least once during each calendar year and within 15 months of the last regulatory examination of the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board of Directors. Such report shall state whether the Association is in a sound condition and whether adequate internal controls and procedures are being maintained, and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the Association as may be deemed advisable.

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Section 3.4. Other Committees. The Board of Directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine. However, any such committee may not:

(a)	Authorize distributions of assets or dividends.

(b)	Approve any action that the shareholders must approve.

(c)	Fill vacancies on the Board of Directors or any of its committees.

(d)	Adopt, amend, or repeal the Bylaws.

(e)	Authorize or approve the issuance or sale, or contract for sale, or determine the designation and relative rights, preferences, and limitations of any class or series of capital stock of the Association.

Article Four

Officers and Employees

Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be the Chairperson of the Board of Directors to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall:

(a)	Supervise the carrying out of the policies adopted or approved by the Board of Directors.

(b)	Have such executive powers as are normally appurtenant to such office, as well as the specific powers conferred by these Bylaws.

(c)	Have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 4.2. Vice Chairperson of the Board. The Board of Directors may appoint one or more of its members to the position of Vice Chairperson of the Board to serve at its pleasure. In the absence of the Chairperson of the Board, the Vice Chairperson (and if there are more than one, in the order of seniority designated by the Board of Directors) shall preside at any meeting of the Board of Directors.

Section 4.3. President. The Board of Directors shall appoint one of its members to be the President of the Association. In the absence of the Chairperson and any Vice

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Chairperson, the President shall preside at any meeting of the Board of Directors. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, practice, or normally assigned to the office of President or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as may from time to time be conferred or assigned by the Board of Directors.

Section 4.4. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. The Board of Directors shall determine the authority and scope of responsibility of each Vice President and shall designate one Vice President, in the absence of the President, to perform all of the duties of the President.

Section 4.5. Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board of Directors and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall:

(a)	Attend to the giving of all notices required by these Bylaws.

(b)	Be custodian of the corporate seal, records, documents, and papers of the Association.

(c)	Provide for the keeping of proper records of all transactions of the Association.

(d)	Have and may exercise any and all other powers and duties pertaining by law, regulation, practice, or normally assigned to the office of Secretary, or imposed by these Bylaws.

(e)	Perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.6. Other Officers. The Board of Directors may appoint one or more Branch Presidents, Assistant Vice Presidents, one or more Assistant Secretaries, one or more Trust Officers, one or more Cashiers and Assistant Cashiers, one or more Managers and Assistant Managers of branches, and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as normally pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board of Directors, or the President. The Board of Directors may authorize an officer to appoint one or more of the other officers or assistant officers mentioned in this Section.

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Section 4.7. Term of Office. The Chairperson of the Board, any Vice Chairperson of the Board, the President and all other officers shall hold office for the current year for which the Board of Directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of Chairperson of the Board or President shall be filled promptly by the Board of Directors. In the event what would otherwise be the term of office of an officer has expired, but the officer has not resigned, become disqualified, or been removed, and no successor has been appointed, his or her term of office shall be extended until such time as the Board of Directors acts with respect to the appointment of a person to fill such office.

Section 4.8. Resignation. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies later effective date.

Article Five

Fiduciary Activities

Section 5.1. Trust Audit Committee. At least once during each calendar year, the Association shall arrange for a suitable audit (by internal or external auditors) of all significant fiduciary activities under the direction of its Trust Audit Committee. The Association shall note the results of the audit (including significant actions taken as a result of the audit) in the minutes of the Board of Directors. In lieu of annual audits, the Association may adopt a continuous audit system in accordance with 12 C.F.R. §9.9(b).

The Board of Directors shall appoint a Trust Audit Committee comprising at least three directors, which Committee:

(a)	Shall not include any officers of the Association or an affiliate who participate significantly in the administration of the Association’s fiduciary activities.

(b)	Shall consist of a majority of members who are not also members of any committee to which the Board of Directors has delegated power to manage and control the fiduciary activities of the Association.

Section 5.2. Fiduciary Files. There shall be maintained by the Association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5.3. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and applicable law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.

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Article Six

Capital Stock and Stock Certificates

Section 6.1. Transfers. Capital stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of capital stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his, her, or its shares of capital stock, succeed to all rights of the prior holder of such capital stock. The Board of Directors may impose conditions upon the transfer of the capital stock reasonably calculated to facilitate the work of the Association for capital stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

Section 6.2. Stock Certificates. Stock certificates shall bear the signature of the Chairperson of the Board of Directors or the President (which may be engraved, printed, or impressed), shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the capital stock represented thereby is transferable only upon the books of the Association properly endorsed or accompanied by an appropriate duly executed stock power.

The Board of Directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The Association may establish a procedure through which the beneficial owner of capital stock that is registered in the name of a nominee may be recognized by the Association as the shareholder. The procedure may set forth:

(a)	The types of nominees to which it applies.

(b)	The rights or privileges that the Association recognizes in a beneficial owner.

(c)	How the nominee may request the Association to recognize the beneficial owner as the shareholder.

(d)	The information that must be provided when the procedure is selected.

(e)	The period over which the Association will continue to recognize the beneficial owner as the shareholder.

(f)	Other aspects of the rights and duties created.

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Article Seven

Corporate Seal

The Chairperson of the Board, the President, the Cashier, the Secretary, or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same.

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Article Eight

General Provisions

Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the Board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section are supplementary to any other provision of these Bylaws.

Section 8.3. Records. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

Section 8.4. Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, the corporate governance procedures of Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991), as from time to time amended, shall be followed.

Section 8.5. Indemnification. The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. §1828(k) and its implementing regulations.

The Association may indemnify an institution-affiliated party, as defined at 12 U.S.C. §1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991), as from time to time amended, provided such payments are consistent with safe and sound banking practices.

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Section 8.6. Inspection of Records. A shareholder, if such shareholder is entitled to and demands to inspect the records of the Association pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Association. In order to exercise this right of examination, a shareholder must make written demand upon the Association, stating with particularity the records sought to be examined and the purpose therefore. A shareholder may delegate this right of inspection to such shareholder’s representative on the condition that, if the representative is not an attorney, the shareholder and representative agree with the Association to furnish to the Association, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment (competitively or otherwise) of the Association, nor shall any shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Association.

The Association may, as a condition precedent to any shareholder’s inspection of the records of the Association, require the shareholder to indemnify the Association against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder or any representative or financial advisor of the shareholder of information obtained in the course of such inspection. The Association may, as a further condition precedent to any shareholder’s inspection of the records of the Association, also require the shareholder to execute and deliver to the Association a confidentiality agreement in which the shareholder: (i) acknowledges that the Association is engaged in a highly competitive economic environment, that the nonpublic records of the Association are secret and confidential, and that the Association would suffer material adverse financial consequences if competitors or other entities with which the Association does business should gain access to nonpublic information contained in the records of the Association; (ii) agrees that the shareholder will not, directly or indirectly, without the Association’s prior written consent, disclose any nonpublic information obtained from the records of the Association to any party other than the shareholder’s representative or personal financial advisor; and (iii) agrees to instruct any such representative and/or any such personal financial advisor not to disclose, directly or indirectly, without the Association’s prior written consent, any such nonpublic information received and that no applicable professional client privileges shall be waived. The Association may also require any representative or personal financial advisor of a shareholder to sign a confidentiality agreement containing substantially the provisions described above as a condition precedent to inspection of the records of the Association. As used herein, “nonpublic” information is all information other than: (i) what the Association has filed with a governmental agency and which (a) was not designated as confidential, secret, proprietary, or the like and (b) is generally open to public inspection in accordance with applicable laws, rules, and regulations; and (ii) what the Association has released to the press or other media for general publication.

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Article Nine

Bylaws

Section 9.1. Inspection. A copy of the Bylaws, and all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and may be inspected by all shareholders during regular banking hours.

Section 9.2. Amendments. The Bylaws may be amended, altered, or repealed, at any regular meeting of the Board of Directors, by a vote of a majority in number of the full Board of Directors.

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CERTIFICATION OF AMENDMENTS

TO SECOND AMENDED AND RESTATED BYLAWS

OF

LANDMARK BANK, NATIONAL ASSOCIATION

The undersigned hereby certifies that the following Resolutions amending the Second Amended and Restated Bylaws of Landmark Bank, National Association (the “Bank”) were duly adopted by the Board of Directors of the Bank at its meeting on February 18, 2014. The effective date of these amendments is February 18, 2014.

Loan Committee—Article Three, Section 3.1

BE IT RESOLVED that Article Three, Section 3.1, of the Second Amended and Restated Bylaws of the Bank is hereby deleted in its entirety and replaced with the following:

Section 3.1. Loan Committee. There shall be a Loan Committee comprising at least three directors, appointed by the Board of Directors annually or more often. The Loan Committee, on behalf of the Association, shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, to exercise authority regarding and approve (consistent with the Association’s investment policy, as may be applicable) combined loan and investment transactions, which power and authority may otherwise be exercised by the Investment Committee but for this Section, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors that may be delegated lawfully. The Loan Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. The Loan Committee may delegate authority to take the foregoing actions to management personnel and establish reasonable limits concerning the exercise of such authority, and may, whenever it determines is appropriate, require such management personnel to seek advice and counsel from a specific advisory board when exercising the delegated authority. The Committee shall meet during each year at such times and places as it deems necessary to fulfill its responsibilities.

Certificate of Amendment	Page 1

Asset and Liability (Investment) Committee—Article Three, Section 3.2

BE IT RESOLVED that Article Three, Section 3.2, of the Second Amended and Restated Bylaws of the Bank is hereby deleted in its entirety and replaced with the following:

Section 3.2. Investment Committee. There shall be an Investment Committee comprising at least three directors, appointed by the Board of Directors annually or more often. Except for those powers reserved in the Association’s Bylaws to the Loan Committee, the Investment Committee, on behalf of the Association, shall have the power to monitor adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings. Such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. The Investment Committee may delegate authority to take the foregoing actions to management personnel and establish reasonable limits concerning the exercise of such authority, and may, whenever it determines is appropriate, require such management personnel to seek advice and counsel from a specific advisory board when exercising the delegated authority. The Committee shall meet during each year at such times and places as it deems necessary to fulfill its responsibilities.

IN WITNESS WHEREOF, this Certificate has been executed on the 26th day of February, 2014.

Signature

Laura A. Ruggiero
Print Name

Corporate Secretary
Title

Certificate of Amendment	Page 2

ANNEX D

Opinion of Hovde Group, LLC

January 28, 2016

Board of Directors

Attn: Special Transaction Committee of Board of Directors

Landmark Bank, N.A.

8001 East Broadway

Columbia, MO 65201

Dear Members of the Board:

Hovde Group, LLC (“we” or “Hovde”) understand that The Landrum Company, a Missouri corporation (“Bancshares”), Landmark Bank, National Association, a national bank (the “Bank”), and LMB Interim Bank, N.A., a national bank (“Interim”), are about to enter into an Agreement and Plan of Merger, to be dated on or about January 28, 2016 (the “Agreement”). Pursuant to the Agreement, Bank shall be merged with and into Interim (the “Merger”) in accordance with the provisions of 12 USC §215a of the National Bank Act (the “Banking Act”), and the separate corporate existence of Bank shall cease upon consummation of the Merger, and Interim shall be the surviving bank (the “Surviving Bank”) in the Merger, and its name shall be changed to “Landmark Bank, National Association” after the Effective Time. We note that the merger of the Bank into Interim (both of which are collectively referred to as the “Merging Banks”) will provide a means whereby all of the shares of the surviving banking corporation can be owned by Bancshares and whereby shareholders of the Bank, other than Bancshares, can receive the consideration provided for in the Agreement in exchange for their shares of the Bank.

Pursuant to the Agreement, and, except as otherwise set forth therein, each holder of record of the Bank Common Shares at the Effective Time other than Bancshares shall be entitled to elect to receive as merger consideration (for each one Bank Common Share held immediately prior to the Effective Time and cancelled pursuant to the Merger) one of the following:

(a)	1.270 newly issued Bancshares Class A Common Voting Shares, each of which shall be deemed validly issued and fully paid for, subject to the limitations on distribution of such shares to former Bank Common shareholders who are not accredited investors (described below); or

(b)	0.460 newly issued Bancshares No Par Preferred shares, which shall be designated Series E (the “Bancshares Series E Preferred Shares”), each of which shall be validly issued and fully paid for, subject to the limitations on distribution of such shares to former Bank Common shareholders who are not accredited investors (described below); or

(c)	A cash payment of $460.00, subject to (i) the limitation on the aggregate cash payments to Bank Common shareholders and (ii) the limitation on distribution of such shares to former Bank Common shareholders who are not accredited, both of which are described below.

Board of Directors

Landmark Bank, N.A.

Certificates fonnerly representing such Bank Common Shares shall, at and after the Effective Time, no longer represent shares of Bank Common stock, but instead represent the right to receive the merger consideration provided for herein.

We note that, notwithstanding an election by a Bank Common shareholder to receive (a) Bancshares Common Shares or (b) Bancshares Series E Preferred Shares, if the Bank Common shareholder is not an accredited investor (as defined by the United States Securities and Exchange Commission (the “SEC”)), pursuant to SEC Rule 501 (12 CFR §230.50l), the exchange price of non-cash consideration deliverable by Bancshares to that Bank Common shareholder may not exceed the following limitations: (i) if the shareholder is a natural person, the greater of 10 percent of the shareholder’s annual income or net worth; or (ii), if the shareholder is not a natural person, the greater of 10 percent of the shareholder’s revenue or net assets. All determinations respecting the foregoing limitations will be made in accordance with SEC regulations and rules applicable at the Effective Time. To the extent the amount of non-cash consideration deliverable to a former Bank Common shareholder who is not an accredited investor is so limited, the balance of the exchange price due to the shareholder shall be paid by Bancshares in cash. For purposes of the foregoing limitations, the exchange price of one Bancshares Class A Common share will be deemed to be $362.20 and the exchange price of one Bancshares Series E Preferred Share will be deemed to be $1,000.00.

We further note that if the aggregate amount due to all Bank Common shareholders who elected to receive a cash payment for their shares pursuant to subparagraph (c) above exceeds $3.5 million, Bancshares shall have the option to determine how much cash (the amount of which must be at least $3.5 million) it will pay to all electing Bank Common shareholders (the “Aggregate Elected Cash Amount”). In that case, the Aggregate Elected Cash Amount determined by Bancshares will be prorated among and paid to the Bank Common shareholders who elected to receive a cash payment pursuant to subparagraph (c) above. Any amount due in excess of the Aggregate Elected Cash Amount shall be paid by delivering Bancshares Class A Common Shares valued at $362.20 per share, in lieu of cash, subject, however, to the provision that no Bancshares fractional shares will be issued (meaning that the consideration for what would have been Bancshares fractional Class A Common Shares shall also be paid in cash). Under the Agreement, the $3.5 million cash amount mentioned above in this paragraph will not be diminished by the amount of any cash or its equivalent paid by Bancshares (i) in lieu of fractional shares, (ii) to dissenting shareholders of the Bank, or (iii) to non-accredited investors for any cash paid in accordance with the limitation on non-cash consideration pursuant to SEC Rule 501 as described above.

Additionally, no fractional shares for less than one whole Bancshares Class A Common Share or for less than one whole Bancshares Series E Preferred Share will be issued as merger consideration. Any shareholder of Bank who would otherwise be entitled to receive a fractional share for less than one whole Bancshares Class A Common Share as merger consideration shall receive, in lieu thereof, an amount of cash equal to the product of (w) the fractional share of a Bancshares Class A Common Share such Bank shareholder would otherwise be entitled to receive, times (x) $362.20. Any shareholder of the Bank who would otherwise be entitled to receive a fractional share for less than one whole Bancshares Series E Preferred Share as merger consideration shall receive, in lieu thereof, an amount of cash equal to the product of (y) the fractional share of a Bancshares Series E Preferred share such Bank shareholder would otherwise be entitled to receive times (z) $1,000.00. Any Bank shareholder not entitled to receive at least one full Bancshares Class A Common Share or at least one full Bancshares Series E Preferred Share will not become a shareholder of Bancshares.

Board of Directors

Landmark Bank, N.A.

In connection with our analysis and opinion, you have instructed us to use the financial information of the Bank and Bancshares, as of, and for the period ending September 30, 2015, which is the date of the financial information used by the Bank’s Special Transaction Committee in negotiating the merger consideration to be paid in connection with the Merger between the Bank and Bancshares. Accordingly, our opinion is limited only to providing an opinion and analysis of the merger consideration based on the financial information of the Bank and Bancshares as of that date, and we have assumed without investigation that there have been no material changes in the financial condition and results of operations of the Bank and Bancshares since that date. Based on the foregoing, and with your consent, we have assumed for purposes of our opinion that each holder of record of the Bank Common Shares at the Effective Time (other than Bancshares) will be entitled to elect to receive (for each one Bank Common Share held immediately prior to the Effective Time and cancelled pursuant to the Merger), merger consideration with a value of $460 per share (the “Per Share Merger Consideration”). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the shareholders of the Bank (other than Bancshares).

The foregoing descriptions of the Per Share Merger Consideration and the Agreement, are qualified in their entirety by reference to the Agreement. Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement. In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the shareholders of the Bank (other than Bancshares). This opinion addresses only the fairness of the value of the Per Share Merger Consideration to be received by the holders of Bank Common Shares (other than Bancshares), and we are not opining on the individual components or different forms of the Per Share Merger Consideration to be paid in connection with the Merger.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement dated January 25, 2016, as provided to Hovde by the Bank;

(ii)	reviewed certain historical annual reports of Bancshares, including audited annual reports for Bancshares for the year ended December 31, 2014;

(iii)	reviewed certain historical publicly available business and financial information concerning Bancshares and the Bank for the periods up to and including the year ended December 31, 2014, and the nine months ended September 30, 2015;

(iv)	reviewed certain internal financial statements and other financial and operating data concerning Bancshares and the Bank, including, without limitation, internal financial analyses, projections and forecasts prepared by management of Bancshares and the Bank;

Board of Directors

Landmark Bank, N.A.

(v)	analyzed financial projections prepared by certain members of senior management of the Bank;

(vi)	assumed, at the instruction of the Special Transaction Committee of the Bank, a ten percent (10.0%) marketability discount to the value of the shares of the Bank as of September 30,2015;

(vii)	discussed with certain members of senior management of Bancshares and the Bank, the business, financial condition, results of operations and future prospects of Bancshares and the Bank; the history and past and current operations of Bancshares and the Bank; Bancshares’ and the Bank’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)	reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(ix)	assessed the general economic, market and financial conditions;

(x)	taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xi)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without independent verification, that the representations as well as the financial and other information provided to us by the Bank and Bancshares or included in the Agreement, which has formed a substantial basis for this opinion, are true and complete. Hovde has relied upon the management of the Bank and Bancshares as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by the Bank and Bancshares, and Hovde assumed such forecasts and projections have been reasonably prepared by the Bank and Bancshares on a basis reflecting the best currently available information and the Bank’s and Bancshares’ judgments and estimates. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review. We have relied on these forecasts without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof.

We assumed that the financial performance reflected in all projections and estimates used by us in our analyses would be achieved. We express no opinion as to such financial projections or estimates or the assumptions on which they are based.

We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for the Bank and Bancshares are, in the aggregate, adequate to cover such losses. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Bank or Bancshares, the collateral securing any such assets or liabilities, or the collectability of any such assets and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of the Bank or Bancshares.

Board of Directors

Landmark Bank, N.A.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by the Bank, Bancshares, or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger has been, and will be, conducted in compliance with all laws and regulations that are applicable to the Bank and Bancshares. The Bank and Bancshares have advised us that there are no factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on the Bank and Bancshares or that would have a material adverse effect on the contemplated benefits of the Merger.

Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on the Bank, Bancshares, or their respective shareholders; (ii) any advice or opinions provided by any other advisor to the Board or the Bank or Bancshares; or (iii) any other strategic alternatives that might be available to the Bank or Bancshares; or (iv) whether Bancshares has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Per Share Merger Consideration.

Our opinion does not constitute a recommendation to the Bank or Bancshares as to whether or not the Bank or Bancshares should enter into the Agreement or to any shareholders of the Bank or Bancshares as to how such shareholders should vote at any meetings of shareholders called to consider and vote upon the Merger. Our opinion neither addresses the underlying business decision to proceed with the Merger nor the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of the Bank, or class of such persons, relative to the amount of the Per Share Merger Consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the Per Share Merger Consideration to be paid in connection with the Merger is necessarily the highest or best price that could be obtained in the Merger or in a sale, merger, combination or other corporate transaction with a third party. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement and/or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Bank or Bancshares.

This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the board of directors of the Bank and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of the Bank’s common stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Our opinion is based solely upon the information available to us, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that

Board of Directors

Landmark Bank, N.A.

becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

In arriving at this opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. Hovde was retained by the Bank to render this opinion letter in connection with the Merger.

In connection with our services, we will receive from the Bank, a fairness opinion fee that is contingent upon the issuance of this opinion letter. The Bank has agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement. We, or our affiliates, may presently or in the future, seek or receive compensation from the Bank or Bancshares in connection with future transactions, or in connection with potential future advisory services and corporate transactions, although to our knowledge none are expected at this time. Except for the foregoing, during the past two years there have not been, and there are no mutual understandings contemplating in the future, any material relationships between Hovde and the Bank or Bancshares.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that based on the September 30, 2015 financial condition of the Bank and Bancshares, the Per Share Merger Consideration to be paid by Bancshares in connection with the Merger is fair to the shareholders of the Bank (other than Bancshares) from a financial point of view.

Sincerely,

HOVDE GROUP, LLC

ANNEX E

Opinion of Mercer Capital Management, Inc.

January 29, 2016

Board of Directors

The Landrum Company

801 East Broadway

Columbia, Missouri 65201

Dear Board Members:

The Special Committee of The Landrum Company’s Board of Directors has retained Mercer Capital Management, Inc. (“Mercer Capital”) as an independent financial advisor to provide its opinion as to the fairness of the Transaction (“Transaction”) described below from a financial point of view to the shareholders of The Landrum Company (“TLC” or the “Company”).

Mercer Capital, as part of its financial advisory and general valuation business, is engaged to assist financial institutions and businesses in merging with and acquiring other entities and to analyze businesses and their securities in connection with mergers and acquisitions, private placements, corporate reorganizations, employee stock ownership plans, income and estate tax matters, and other corporate financial planning and advisory activities.

Mercer Capital has no ownership interest in any security issued by the Company or Landmark Bank, NA (“Landmark” or “LMB”). Mercer Capital has provided valuation services regarding Landmark Bank, N.A. and its primary shareholder, The Landrum Company, within the prior three years. Mercer Capital previously prepared appraisals of The Landrum Company’s common stock as of December 31, 2012, 2013, and 2014 and as of March 2, 2015; fairness opinions as of March 2, 2015 and April 2, 2015 regarding certain transactions conducted by its Employee Stock Ownership Plan and Combined Benefits Plan; and take-down letters as of November 16, 2012; May 31, 2013; August 14, 2014; and April 2, 2015, which were prepared on behalf of the Trustee of the Landrum Company’s Employee Stock Ownership Plan and/or the Combined Benefits Plan. Additional appraisals were prepared for estate tax compliance purposes as of August 25, 2012 and December 31, 2014; to facilitate the exercise of stock options as of September 30, 2012; and for trust administration as of December 1, 2014. Mercer Capital has prepared appraisals of Landmark Bank, N.A., the Company’s primary asset, as of December 1, 2014.

MERCER CAPITAL	5100 Poplar Avenue, Suite 2600	901.685.2120 (P)	www.mercercapital.com
	Memphis, Tennessee 38137	901.685.2199 (F)

The Board of Directors of The Landrum Company

January 29, 2016

Page two

OVERVIEW OF THE TRANSACTION

It is our understanding that the Company expects to undertake a reverse triangular merger through an integrated series of transactions that will result in The Landrum Company owning 100% of the common stock of Landmark Bank, NA. As structured presently, the transaction involves the following components:

•	TLC will form a national interim bank to be known as LMB Interim Bank, N.A. (“Interim”). LMB will merge with and into Interim, with Interim as the surviving bank. Each share of LMB common stock held by TLC will be converted into a number of Interim shares equal to (a) the number of LMB shares owned by TLC prior to the merger times (b) the number of LMB shares outstanding prior to the merger, divided by (c) the number of LMB shares owned by TLC prior to the merger. This calculation is expected to result in TLC owning 584,573 shares of Interim common stock.

•	Each LMB shareholder other than TLC will be given the option of receiving one of the following forms of consideration per LMB common share that is cancelled:[1]

•	1.270 shares of TLC Class A voting common stock; or,

•	0.460 share of TLC Series E preferred stock; or,

•	A cash payment of $460 per LMB share, with cash payments in the aggregate not to exceed $3.5 million. However, cash payments attributable to (a) fractional shares redeemed for cash, (b) dissenters’ shares, and (c) shares held by non-accredited investors are not deducted from the $3.5 million cash amount.

•	The TLC Series E preferred stock has the following terms:

•	A liquidation value of $1,000 per share

•	A fixed dividend rate of 6.75%, payable quarterly

•	The shares are not convertible into TLC common stock

•	TLC may redeem the shares five years after the issuance date for $1,000 per share, plus accrued dividends

•	The LMB common shares of each LMB shareholder who does not make a timely election as to the desired form of consideration and who does not effectively exercise dissenters’ rights will be deemed to have elected to receive TLC Class A common shares.

[1]	Shareholders may not elect a mix of the three forms of consideration.

The Board of Directors of The Landrum Company

January 29, 2016

Page three

•	The existing shares of LMB Series B preferred stock and Series C preferred stock will remain issued and outstanding.

The preceding description of the Transaction is qualified in its entirety to the Agreement and Plan of Merger between TLC, LMB, and Interim. Mercer Capital has been asked to opine as to the fairness of the Transaction from a financial point of view to existing holders of the Company’s common stock (the “Fairness Opinion”).

MATERIALS EXAMINED & DUE DILIGENCE PERFORMED

As part of our analysis, Mercer Capital visited with Company management to gain insight into the Company’s historical financial performance, prospective performance, and factors leading to the Board’s decision to pursue the Transaction.

Documents reviewed include:

1.	Consolidated and parent-only financial statements for the Company filed with the Federal Reserve on Forms FR Y-9C or FR Y-9LP for fiscal 2009 to 2014 and for the year-to-date period ended September 30, 2015;

2.	Call Reports for Landmark Bank, the Company’s majority-owned subsidiary, for fiscal 2009 through 2014 and for the year-to-date period ended September 30, 2015;

3.	The Company’s audited financial statements for fiscal 2014, as well as internal financial statements as of December 31, 2015 for Landmark Bank, The Landrum Company consolidated, and The Landrum Company on a parent company basis;

4.	The Agreement and Plan of Merger between TLC, LMB, and Interim;

5.	2016 budget for Landmark Bank and The Landrum Company;

6.	Forecast and projections regarding certain financial metrics for Landmark Bank prepared by management;

7.	Various internal schedules provided by management regarding the Bank’s asset quality, including, among other documents, classified loan lists and OREO listings; and,

8.	Certain other materials provided by management or otherwise obtained by Mercer Capital deemed relevant to prepare this opinion.

The Board of Directors of The Landrum Company

January 29, 2016

Page four

In all cases, we relied upon the referenced information without independent verification. This opinion is, therefore, dependent upon the information provided. A material change in critical information relied upon in this opinion and the underlying analysis performed would necessitate a reassessment to determine the effect, if any, upon our opinion. We have not examined the loan portfolio or the adequacy of the loan loss reserve of the Company. Direct examination is beyond the scope of this engagement.

We have furthermore assumed that the forecast financial data provided to us reflect a reasonable assessment of the Company’s future operating and financial performance. Mercer Capital does not express an opinion as to the assumptions underlying such forecasts, nor do we represent or warrant that the projections will be achieved.

OPINION OF FAIRNESS

Consistent with Mercer Capital’s engagement letter with you, Mercer Capital is providing this fairness opinion in connection with the Transaction and will receive a fee for such services, which is not contingent upon the opinion rendered.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based upon such matters as we considered relevant, it is our opinion as of the date hereof that the Transaction is fair, from a financial point of view, to the Company’s common shareholders. Mercer Capital has not expressed an opinion as to the price at which any security may trade in the future. The opinion is necessarily based upon economic, market, financial, and other conditions as they exist, and the information made available to us, as of the date of this letter.

Sincerely,

MERCER CAPITAL

/s/ Andrew K. Gibbs

Andrew K. Gibbs Senior Vice President

ANNEX F

Appraisal Rights

12 U.S.C. §215a(b)-(d)

(b)	Dissenting shareholders

If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)	Valuation of shares

The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d)	Application to shareholders of merging associations; appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

ANNEX G

The Landrum Company

2015 and 2014 Audited Financial Statements

REPORT OF

THE LANDRUM COMPANY

AND SUBSIDIARY

DECEMBER 31, 2015 AND 2014

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS	2005 West Broadway, Suite 100, Columbia, MO 65203
OFFICE (573) 442-6171 FAX (573) 777-7800
3220 West Edgewood, Suite E, Jefferson City, MO 65109
OFFICE (573) 635-6196 FAX (573) 644-7240
www.williamskeepers.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

The Landrum Company

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of The Landrum Company and its subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

American Institute of Certified Public Accountants
Missouri Society of Certified Public Accountants
PKF North America	Superior service. Creative solutions. Exceptional clients.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Landrum Company and its subsidiary as of December 31, 2015 and 2014, and the results of their consolidated operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

February 22, 2016

2

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS
Cash and due from banks	$44,549,832	$40,731,119
Investment securities, net (Note 2)	818,378,159	683,630,527
Federal funds sold and other temporary investments	2,556,717	5,718,768
Loans, net (Note 3)	1,429,428,438	1,305,182,462
Property and equipment, net (Note 4)	71,765,775	74,415,384
Accrued interest receivable	10,689,391	9,046,697
Cash surrender value of life insurance (Note 13)	17,252,513	16,715,771
Deferred income tax asset, net (Note 8)	2,329,231	1,329,325
Other real estate owned	1,658,370	2,738,088
Other assets (Note 5)	28,872,372	16,331,170

Total assets	$2,427,480,798	$2,155,839,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand, non-interest bearing	$480,710,231	$414,943,849
Demand and savings, interest bearing (Note 6)	1,085,517,893	928,566,427
Time deposits (Note 6)	459,628,869	466,572,980

Total deposits	2,025,856,993	1,810,083,256
Federal funds purchased	33,200,000	—
Other borrowed funds (Note 7)	163,372,739	155,198,461
Other liabilities	23,623,964	21,829,434

Total liabilities	2,246,053,696	1,987,111,151

Stockholders’ equity (Note 9)
Common stock
Class A	5,829	5,829
Class B	389	389
Additional paid-in capital	34,942,281	40,004,534
Retained earnings	114,641,263	99,736,371
Unrealized gain (loss) on securities available-for-sale, net (Note 2)	10,550,308	10,467,477

Total stockholders’ equity before treasury stock and minority interest	160, 140,070	150,214,600
Treasury stock (Note 9)	(9,814,840)	(9,814,840)

Total stockholders’ equity	150,325,230	140,399,760
Minority interest in subsidiary (Note 17)	31,101,872	28,328,400

Total equity	181,427,102	168,728,160

Total liabilities and stockholders’ equity	$2,427,480,798	$2,155,839,311

The accompanying notes are an integral part of these consolidated financial statements.

3

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2015 and 2014

	2015	2014
INTEREST INCOME
Interest and fees on loans	$66,207,444	$63,243,317
Interest on investment securities	20,007,059	16,976,874

Total interest income	86,214,503	80,220,191

INTEREST EXPENSE
Interest on deposits	4,955,658	4,674,736
Interest on fed funds purchased and other borrowed funds	2,194,898	1,935,701

Total interest expense	7,150,556	6,610,437

Net interest income	79,063,947	73,609,754

PROVISION FOR LOAN LOSSES (Note 3)	2,990,745	3,056,573

Net interest income after provision for loan losses	76,073,202	70,553,181

OTHER INCOME
Service charges (Note 11)	13,034,754	13,748,525
Other (Note 12)	20,400,910	16,299,442

Total other income	33,435,664	30,047,967

OTHER EXPENSE
Salaries and employee benefit expense	47,207,453	43,320,209
Occupancy and equipment expense	11,947,067	11,722,359
Other (Note 12)	21,308,305	19,253,976

Total other expense	80,462,825	74,296,544

Income before income taxes and minority interest in net income of subsidiary	29,046,041	26,304,604

PROVISION FOR INCOME TAXES (Note 8)	6,125,217	5,990,586

Income before minority interest in net income of subsidiary	22,920,824	20,314,018

MINORITY INTEREST IN NET INCOME OF SUBSIDIARY (Note 17)	3,664,495	3,330,740

Net income	$19,256,329	$16,983,278

The accompanying notes are an integral part of these consolidated financial statements.

4

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2015 and 2014

	2015	2014
NET INCOME BEFORE MINORITY INTEREST IN NET INCOME OF SUBSIDIARY	$22,920,824	$20,314,018

OTHER COMPREHENSIVE INCOME, NET OF DEFERRED INCOME TAXES
Change in unrealized gain (loss) on securities available-for-sale, net	97,800	15,245,437

Comprehensive income	23,018,624	35,559,455
Comprehensive income attributable to minority interest	3,679,464	5,664,345

Comprehensive income attributable to The Landrum Company	$19,339,160	$29,895,110

The accompanying notes are an integral part of these consolidated financial statements.

5

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2015 and 2014

					Unrealized Gain (Loss) on
	Common Stock		Additional Paid-In	Retained	Securities Available-for		Treasury	Minority
	Class A	Class B	Capital	Earnings	Sale, Net	Subtotal	Stock	Interest	Total
Balance, December 31, 2013	$4,652	$389	$12,088,347	$85,789,739	$(2,444,355)	$95,438,772	$(6,904,170)	$23,566,013	$112,100,615
Change in unrealized gain (loss) on securities available-for-sale, net	—	—	—	—	12,911,832	12,911,832	—	2,333,605	15,245,437
Issuance of common stock - Series A	1,177	—	27,916,187	—	—	27,917,364	—	—	27,917,364
Repurchase of common stock - Series A	—	—	—	—	—	—	(620,750)	—	(620,750)
Repurchase of common stock - Series B	—	—	—	—	—	—	(2,289,920)	—	(2,289,920)
Common stock dividends	—	—	—	(3,036,646)	—	(3,036,646)	—	—	(3,036,646)
Subsidiary dividends paid to minority interest	—	—	—	—	—	—	—	(901,958)	(901,958)
Net income	—	—	—	16,983,278	—	16,983,278	—	3,330,740	20,314,018

Balance, December 31, 2014	5,829	389	40,004,534	99,736,371	10,467,477	150,214,600	(9,814,840)	28,328,400	168,728,160
Change in unrealized gain (loss) on securities available-for-sale, net	—	—	—	—	82,831	82,831	—	14,969	97,800
Redemption of common stock	(733)	(42)	(26,591,290)	—	—	(26,592,065)	—	—	(26,592,065)
Reissuance of common stock	733	42	22,450,455	—	—	22,451,230	—	—	22,451,230
Common stock dividends	—	—	—	(4,351,437)	—	(4,351,437)	—	—	(4,351,437)
Cost of raising capital	—	—	(899,095)	—	—	(899,095)	—	—	(899,095)
Capitalized preferred stock issuance costs of subsidiary	—	—	(22,323)	—	—	(22,323)	—	(4,034)	(26,357)
Subsidiary dividends paid to minority interest	—	—	—	—	—	—	—	(901,958)	(901,958)
Net income	—	—	—	19,256,329	—	19,256,329	—	3,664,495	22,920,824

Balance, December 31, 2015	$5,829	$389	$34,942,281	$114,641,263	$10,550,308	$160,140,070	$(9,814,840)	$31,101,872	$181,427,102

The accompanying notes are an integral part of these consolidated financial statements.

6

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2015 and 2014

	2015	2014
OPERATING ACTIVITIES
Net income	$22,920,824	$20,314,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,004,067	7,802,202
Provision for loan losses	2,990,745	3,056,573
Investment securities amortization (net of accretion)	7,238,282	6,699,792
Write-down of other real estate owned	224,192	614,015
(Gains) on sale of investment securities	(809,300)	(198,691)
Deferred income tax provision (benefit)	(1,050,288)	(1,580,008)
(Gains) on sale of loans and other assets, net	(5,314,841)	(2,652,921)
(Increase) in value of bank-owned life insurance	(536,742)	(531,823)
Adjustments for (increases) decreases in operating assets and increases (decreases) in operating liabilities:
Accrued interest receivable	(1,642,694)	(959,541)
Other assets	(569,324)	(435,490)
Other liabilities	1,794,528	1,803,606
Mortgage servicing rights	(12,121)	145,492

Net cash provided by operating activities	33,237,328	34,077,224

INVESTING ACTIVITIES
Purchase of investment securities:
Available-for-sale	(216,263,453)	(211,973,614)
Maturity of investment securities:
Held-to-maturity	500,751	925,050
Available-for-sale	61,726,737	51,091,947
Sale of investment securities:
Held-to-maturity	2,161,273	1,244,346
Available-for-sale	12,381,367	38,407,772
FHLB and Federal Reserve stock (purchases), net	(1,535,105)	(2,330,800)
Proceeds from sale of other real estate owned	2,233,909	2,072,697
Net decrease in federal funds sold and other temporary investments	3,162,051	1,875,289
Loans originated, net	(123,422,508)	(103,266,079)
Proceeds from sale of property and equipment	191,114	235,772
Purchase of property and equipment	(3,761,662)	(3,399,545)
Advances on subsidiary notes receivable	(12,998,000)	—
Purchase of investment in other entities	(623,422)	(3,979,891)

Net cash (used) by investing activities	(276,246,948)	(229,097,056)

FINANCING ACTIVITIES
Increase in deposits, net	215,773,737	117,742,778
Net increase in federal funds purchased and other borrowed funds	41,374,278	50,286,377
Subsidiary dividends paid to minority interest	(901,958)	(901,958)
Dividends paid on common stock	(4,351,437)	(3,036,646)
Issuance of common stock	22,451,230	27,917,364
Redemption of common stock	(26,592,065)	—
Capitalized preferred stock issuance costs of subsidiary	(26,357)	—
Cost of raising capital	(899,095)	—
Purchase of treasury stock	—	(2,910,670)

Net cash provided by financing activities	246,828,333	189,097,245

Net increase (decrease) in cash and cash equivalents	3,818,713	(5,922,587)
Cash and cash equivalents at beginning of year	40,731,119	46,653,706

Cash and cash equivalents at end of year	$44,549,832	$40,731,119

The accompanying notes are an integral part of these consolidated financial statements.

7

THE LANDRUM COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations: The Landrum Company (the Company) is the parent holding company of Landmark Bank, National Association and subsidiary (the Bank), a full service bank located in central Missouri, southern Missouri, southern Oklahoma, and northern Texas. The Bank offers a variety of financial related products including commercial, consumer, agricultural, and real estate lending, and trust and brokerage services. The Bank’s primary funding is through demand, interest bearing demand and savings, and time deposit products, as well as various short and long-term borrowing agreements. The Company and the Bank have the ability to borrow funds through agreements with unrelated financial institutions. The Bank also has the ability to borrow funds from the Federal Home Loan Bank of Des Moines.

Principles of consolidation: The consolidated financial statements include the accounts of The Landrum Company and its majority-owned subsidiary, Landmark Bank, National Association and subsidiary, as of December 31, 2015 and 2014, after elimination of all significant inter-company accounts and transactions.

Use of estimates: Accounting estimates are an integral part of the consolidated financial statements prepared by management and are based upon management’s current judgments. Certain accounting estimates may be particularly sensitive because of their significance to the consolidated financial statements and because of the possibility that future events may differ markedly from management’s current judgments. The most significant estimates management makes are with regard to the adequacy of the allowance for loan losses, the fair value disclosures for financial instruments, the valuation of mortgage servicing rights, the reserve for the partially self-insured medical insurance plan, the valuation of other real estate, and the estimated lives of property and equipment.

Supplemental cash flow disclosures: The Company paid interest in the amount of $7,129,940 and $6,589,760 during the years ended December 31, 2015 and 2014, respectively. The Company paid income taxes in the amount of $5,785,901 and $8,050,650 during the years ended December 31,2015 and 2014, respectively. The Bank transferred loans to other real estate owned in the amount of $1,292,942 and $1,218,443 during the years ended December 31, 2015 and 2014, respectively. The Bank transferred $197,688 from other real estate owned to property and equipment during the year ended December 31, 2015 and transferred $899,103 from property and equipment to other real estate owned during the year ended December 31, 2014.

Cash and cash equivalents: For the purpose of the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption “cash and due from banks.”

Investment securities: Investment securities that management has the ability and intent to hold to maturity may be classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders’ equity, net of deferred income taxes. The cost of securities sold is recognized using the specific identification method. Fair value of investment securities is discussed in Note 15.

Other temporary investments: The Company invests excess funds in short-term, high-quality, liquid investments including federal funds sold.

8

Loans and allowance for loan losses: Loans are stated at the amount of unpaid principal, adjusted by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluation of the collectability of loans, prior loan loss experience or when the net present value of estimated future cash flows on the loan or fair value of collateral is less than the recorded value of the loan (computed on a loan by loan basis). The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Cash received for interest is applied as principal payments until the impaired loan is retired or credit factors improve and the loan is no longer considered impaired.

Loans held for sale: Loans held for sale are carried at the lower of cost or estimated market value. The amount by which cost exceeds fair value is accounted for by a valuation allowance. Changes in the valuation allowance are included in the determination of net income for the period in which the change occurs. Gains and losses on the sales of loans are included in the consolidated statements of income as other income.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using primarily straight-line methods for book purposes and accelerated methods for tax purposes over the estimated useful lives of the depreciable assets.

Other real estate owned: Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of its initial recorded amount or fair value less cost to sell. Revenue and expenses from operations and changes in the value of the property are included in consolidated statements of income as other income or expense.

Mortgage servicing rights: Mortgage servicing rights are amortized on a straight-line basis over the period of estimated servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market rate of interest.

Intangible assets: Intangible assets are classified into two categories: intangible assets with definite lives subject to amortization and intangible assets with indefinite lives not subject to amortization. Intangible assets with definite lives consist of acquisition premiums related to customer relationships purchased through the acquisition of banks. These assets are amortized on a straight-line basis over their estimated useful lives, which have been estimated at seven years. Intangible assets with indefinite lives not subject to amortization relate to goodwill recorded as part of bank acquisitions. The indefinite-lived intangibles are evaluated annually for impairment.

Treatment of loan fees: The Company reviews all loan fees greater than $3,000 with a contracted maturity date of greater than one year to determine if the fees should be amortized over an estimated loan life or should be included immediately as interest income. If amortized over the loan life, the fees are taken into income using an effective interest method of amortization.

Advertising costs: The Company expenses advertising costs as they are incurred.

9

Income taxes: The Company files a consolidated income tax return with its subsidiary bank. Deferred income tax assets and liabilities are determined using the liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. The Company’s consolidated income tax return is subject to examination by the Internal Revenue Service. Open tax years subject to examination include 2014 and 2015. Any interest or penalties incurred related to income tax filings are included in other expense in the consolidated statements of income.

Comprehensive income: Accounting principles generally require that recognized revenues, expenses, gains and losses be included in net income. Although certain changes in net assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

The Company has elected to report its comprehensive income in the consolidated statements of comprehensive income. The only element of other comprehensive income the Company has is unrealized gains (losses) on available-for-sale securities.

New accounting and reporting standards: The Company routinely evaluates emerging accounting and reporting standards prior to their effective date to determine the impact of the implementation on the Bank’s consolidated financial statements.

Subsequent events: Events that have occurred subsequent to December 31, 2015 have been evaluated through February 22, 2016, which represents the date the Company’s consolidated financial statements were approved by management and, therefore, were available to be issued.

10

2.	INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities at December 31 are as follows:

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
2015
Available-for-Sale
U.S. government and federal agencies	$119,418,087	$159,072	$(640,734)	$118,936,425
State and political subdivisions	454,159,655	18,147,917	(693,108)	471,614,464
Agency mortgage-backed securities	212,603,164	2,607,069	(859,904)	214,350,329
Mutual funds	3,250,000	154,091	—	3,404,091

Total available-for-sale	789,430,906	21,068,149	(2,193,746)	808,305,309

Restricted Stock
Stock in Federal Reserve Bank	1,607,400	—	—	1,607,400
Stock in Federal Home Loan Bank	8,370,400	—	—	8,370,400
Other stock	95,050	—	—	95,050

Total restricted stock	10,072,850	—	—	10,072,850

Total investment securities	$799,503,756	$21,068,149	$(2,193,746)	$818,378,159

Carrying Value
Available-for-sale		$808,305,309
Restricted stock		10,072,850

Total investment securities		$818,378,159

Unrealized Gains (Losses) on Securities Available-for-Sale
Gross unrealized gains		$21,068,149
Gross unrealized (losses)		(2,193,746)

Net unrealized gain		18,874,403
Deferred tax liability		(6,417,297)

Net unrealized gain after taxes		12,457,106
Minority interest		(1,906,798)

Net unrealized gain after taxes and minority interest		$10,550,308

11

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
2014
Available-for-Sale
U.S. government and federal agencies	$37,972,765	$79,809	$(54,477)	$37,998,097
State and political subdivisions	353,004,672	16,597,093	(806,638)	368,795,127
Agency mortgage-backed securities	259,206,637	3,717,380	(993,271)	261,930,746
Private label mortgage-backed securities	905,086	13,163	—	918,249
Mutual funds	3,250,000	173,162	—	3,423,162

Total available-for-sale	654,339,160	20,580,607	(1,854,386)	673,065,381

Held-to-Maturity
Private label mortgage-backed securities	1,977,401	876,033	—	2,853,434

Total held-to-maturity	1,977,401	876,033	—	2,853,434

Restricted Stock
Stock in Federal Reserve Bank	1,607,400	—	—	1,607,400
Stock in Federal Home Loan Bank	6,788,400	—	—	6,788,400
Other stock	191,945	—	—	191,945

Total restricted stock	8,587,745	—	—	8,587,745

Total investment securities	$664,904,306	$21,456,640	$(1,854,386)	$684,506,560

Carrying Value
Available-for-sale		$673,065,381
Held-to-maturity		1,977,401
Restricted stock		8,587,745

Total investment securities		$683,630,527

Unrealized Gains (Losses) on Securities Available-for-Sale
Gross unrealized gains		$20,580,607
Gross unrealized (losses)		(1,854,386)

Net unrealized gain		18,726,221
Deferred tax (liability)		(6,366,915)

Net unrealized gain after taxes		12,359,306
Minority interest		(1,891,829)

Net unrealized gain after taxes and minority interest		$10,467,477

12

The following tables show the gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2015 and 2014:

	Less than 12 Months		More than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
2015
U.S. government and federal agencies	$86,264,587	$(640,734)	$—	$—	$86,264,587	$(640,734)
State and political subdivisions	74,443,529	(520,411)	9,822,357	(172,697)	84,265,886	(693,108)
Agency mortgage-backed securities	48,139,296	(410,770)	31,246,681	(449,134)	79,385,977	(859,904)

Total	$208,847,412	$(1,571,915)	$41,069,038	$(621,831)	$249,916,450	$(2,193,746)

	Less than 12 Months		More than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
2014
U.S. government and federal agencies	$10,188,387	$(38,058)	$2,707,436	$(16,419)	$12,895,823	$(54,477)
State and political subdivisions	46,133,158	(336,893)	33,921,559	(469,745)	80,054,717	(806,638)
Agency mortgage-backed securities	34,643,509	(242,678)	51,658,827	(750,593)	86,302,336	(993,271)
Private label mortgage-backed securities	—	—	—	—	—	—

Total	$90,965,054	$(617,629)	$88,287,822	$(1,236,757)	$179,252,876	$(1,854,386)

The above tables represent 198 and 224 securities where the current fair value is less than the related amortized cost as of December 31, 2015 and 2014, respectively. The Bank evaluates its individual investment securities holdings for other-than-temporary impairment on a monthly basis, or more frequently if events or changes in circumstances indicate that these investments may be temporarily impaired.

To determine which individual securities may be at risk for other-than-temporary impairment, the Bank considers various characteristics of each security including, but not limited to, credit rating and related outlook or status, underlying type of collateral, duration and amount of unrealized loss, and any credit enhancements or insurance. The relative importance of this information varies based on the facts and circumstances surrounding each security, as well as the economic environment at the time of assessment. As a result of this security-level review, the Bank may identify individual securities believed to be at risk for other-than-temporary impairment, which are evaluated further by analyzing the performance of the security. Securities with weaker performance measures are evaluated by estimating projected returns and associated cash flows based on the structure of the security and certain assumptions, such as prepayments, default rates and loss severity, to determine whether the Bank expects to receive a return and associated cash flows consistent with what was expected at time of purchase.

13

Based on the Bank’s impairment analysis as of December 31, 2015, none of the Bank’s investment securities were determined to have an other-than-temporary impairment. Based on the Bank’s impairment analysis as of December 31, 2014, three of the Bank’s investment securities were determined to have an other-than-temporary impairment of approximately $43,000. The write-down for these impairments was recorded as an expense against the realized gains on investment securities sold, which is included in other income in the consolidated statements of income. While the Bank has experienced unrealized losses and decreases in fair value due to interest rate volatility, illiquidity in the marketplace, and credit deterioration in the U.S. mortgage markets, these declines in fair value are considered temporary as the Bank expects to receive a return and associated cash flows consistent with what was expected at the time of purchase and the Bank has the ability and intent to hold these investments for a period of time sufficient to allow for any anticipated recovery in fair value.

The aggregate cost of the Company’s restricted cost method investments totaled $10,072,850 and $8,587,745 at December 31, 2015 and 2014, respectively. These investments were not evaluated for impairment because the Company was not required to estimate the fair value of these investments in accordance with generally accepted accounting principles, and the Company did not identify any events or changes in circumstances that may have a significant adverse effect on the fair value of these investments.

The amortized cost and estimated fair value of investment securities held-to-maturity and available-for-sale at December 31, 2015, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because securities may have the right to call or prepay with or without call or prepayment penalties.

	Held-to-Maturity
	and Restricted Stock		Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amount maturing in:
One year or less	$—	$—	$1,961,635	$1,968,989
After one through five years	—	—	111,815,501	112,307,926
After five through ten years	—	—	179,345,988	183,075,599
After ten years	—	—	280,454,618	293,198,375

	—	—	573,577,742	590,550,889
Agency mortgage-backed securities	—	—	212,603,164	214,350,329
Private label mortgage-backed securities	—	—	—	—
Stock in Federal Reserve Bank	1,607,400	1,607,400	—	—
Stock in Federal Home Loan Bank	8,370,400	8,370,400	—	—
Other stock	95,050	95,050	—	—
Mutual funds	—	—	3,250,000	3,404,091

	$10,072,850	$10,072,850	$789,430,906	$808,305,309

Realized gains on sales of investment securities were $613,083 and $241,334 during 2015 and 2014, respectively. During 2015, the Bank identified possible future credit impairment on $1,558,000 in held-to-maturity private label securities. The Bank chose to sell these securities upon identification of the impairment, receiving proceeds on the sale of $2,161,000 for a realized gain of $603,000.

Investment securities with a carrying value of approximately $477,209,000 and $411,133,000 were pledged at December 31, 2015 and 2014, respectively, to secure public deposits and for other purposes required or permitted by law.

14

The investments in stock of the Federal Reserve Bank and the Federal Home Loan Bank are recorded at cost, and are considered restricted assets. From time to time, the Federal Home Loan Bank will repurchase excess activity-based stock and the Bank will purchase additional stock, based on levels of borrowings.

For the years ended December 31, activity in Federal Home Loan Bank (FHLB), Federal Reserve Bank (FRB), and other restricted stock was as follows:

	2015	2014
Repurchased by FHLB	$21,033,400	$23,075,900
Purchased by the Bank - FHLB stock	(22,615,400)	(25,406,700)
Sale of other stock	46,895	—

FHLB, FRB and other stock (purchases) repurchases, net	$(1,535,105)	$(2,330,800)

3.	LOANS

Major classifications of loans, by collateral type, at December 31 are as follows:

	2015	2014
Construction/development	$151,235,759	$128,890,285
Secured by farmland	124,111,630	115,453,720
1-4 family residential	451,890,532	413,941,533
Commercial real estate/multi-family	415,741,608	402,978,722
Commercial/industrial	182,372,317	144,694,225
Installment/other credit	67,700,297	65,112,593
Other	59,235,386	56,270,723

Loans, gross	1,452,287,529	1,327,341,801
Allowance for loan losses	(22,859,091)	(22,159,339)

Loans, net	$1,429,428,438	$1,305,182,462

Loans shown above are net of participation loans sold. Other loans include loans to mortgage companies, agriculture production loans, overdrafts and other loans.

Loans held-for-sale (included in 1-4 family residential loans above) at December 31, 2015 and 2014, totaled $3,632,815 and $3,147,026, respectively, and consist of various adjustable rate and fixed rate real estate loans carried at the lower of cost or estimated fair value. There are no significant valuation allowances required for these loans at December 31, 2015 and 2014.

At December 31, 2015 and 2014, loans to certain directors, officers, and businesses in which they have interest total $8,014,790 and $8,843,910, respectively.

15

Allowance for Loan Losses

Changes in the allowance for loan losses for the years ended December 31 were as follows:

	2015	2014
Balance, beginning of year	$22,159,339	$20,215,363
Provision charged to operations	2,990,745	3,056,573
Charge-offs	(7,247,352)	(5,529,801)
Recoveries	4,956,359	4,417,204

Balance, end of year	$22,859,091	$22,159,339

The provision for loan losses decreased $65,828, or 2%, to $2,990,745 in 2015, compared to $3,056,573 for 2014, after increasing $2,209,109, or 261%, in 2014 compared to 2013.

Generally, the Bank’s asset quality remained consistent with 2014. Non-performing loans increased slightly from 2014 while net loan and deposit charge-offs as a percent of average loans increased 8 basis points in 2015 as compared to the prior year. Over prior periods, the general economic conditions have continued to strengthen. However, potential weaknesses exist in certain areas of the economy, such as recessionary conditions in Europe, a slowing economy in China, weakened oil prices, and the strengthening U.S. dollar, which could slow or reverse recent positive trends in asset quality.

The allowance for loan losses increased $699,752, or 3.16%, to a ratio of 1.57% of total loans at December 31, 2015. The reserve ratio was 1.67% and 1.65% at December 31, 2014 and 2013, respectively.

Some of the risk characteristics considered by Bank management in estimating the allowance for loan losses, by major loan classification, are as follows:

Construction/development: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values, and the local economies in the Bank’s market areas.

Secured by farmland: Loans secured by farmland are usually based on the underlying value of the farmland securing these loans and include independent appraisal reviews and a financial analysis of the farm operation or other alternative repayment source of the borrower. Sources of repayment are generally derived from the cash flow from the farming operation or of a borrower’s principal business operation. Additionally, repayment of these loans is often dependent on the personal income and credit rating of the borrower. Credit risk in these loans can be impacted by general economic conditions and fluctuation in commodity prices.

1-4 family residential: Residential real estate loans are generally secured by owner and non-owner occupied residential residences. Loans of this type cover a wide range of purposes including purchase financing, cash-out home equity and home improvement, pledging equity to secure loans for a borrower’s commercial borrowing needs, etc. Sources of repayment are generally dependent on the personal income and credit rating of the borrower. Additionally, repayment may be derived from the cash flow from a borrower’s principal business operation or rental income. Credit risk in these loans can be impacted by general economic conditions within the Bank’s market areas that might impact property values, or performance of the borrowers personal or business operation income.

Commercial real estate/multi-family: Commercial real estate loans typically involve larger principal loan amounts secured by owner and non-owner occupied commercial real estate and multi-family commercial real estate properties. Repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business operation conducted on the property securing the loan. Credit risk in these loans may be impacted by general economic conditions, creditworthiness of the borrower or the borrower’s business operation, fluctuations in property values, and local economic issues in the Bank’s market areas.

Commercial /industrial: The commercial and industrial portfolio includes loans to commercial borrowers for use in financing the working capital needs, equipment purchases, and general business expansion. The Bank places a strong emphasis on loans secured by tangible collateral, but unsecured lending is also a utilized which is potentially a higher risk type of lending. The loans of this type are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the general economic conditions that impact the cash flow stability from business operations.

Installment/other credit: Consumer installment loans and other extensions of credit are generally secured by automobiles or other durable consumer goods such as boats, motorcycles, RV’s, ATV’s, trailers, etc. The Bank places a strong emphasis on loans secured by tangible collateral, but unsecured lending and credit card lending products are included in the portfolio. Sources of repayment are generally dependent on the personal income and credit rating of the borrower. Credit risk in these loans can be impacted by general economic conditions within the Bank’s market areas.

The allowance for loan losses is available to absorb possible loan losses regardless of the category of loan to be charged off. The allowance for loan losses consists of loan-specific reserves and reserves based on the expected loss estimates.

The loan-specific component applies to loans evaluated individually for impairment and is based on management’s best estimate of proceeds from liquidating collateral. The actual timing and amount of repayments and the ultimate realizable value of the collateral may differ from management’s estimate.

The expected loss component is determined by applying loss percentages to pools of loans using two methods: (1) by loan type and (2) by loan risk rating. These percentages are determined by historical loss percentages, adjusted for current economic conditions and changes in the loan portfolio. These expected loss estimates are sensitive to changes in delinquency status, realizable value of collateral and other risk factors.

The underlying assumptions, estimates and assessments used by management to determine these components are periodically evaluated and updated to reflect management’s current view of overall economic conditions and relevant factors impacting credit quality and inherent losses. Changes in such estimates could significantly impact the allowance and provision for loan losses. The Bank could experience credit losses that are different from the current estimates made by management.

The Bank has recorded a reserve for secondary market off-balance sheet credit risk in other liabilities on the balance sheets and records the current year provision related to these items in other expense in the consolidated statements of income.

16

The following schedule reconciles the provision for loan losses and total allowance for loan losses as of and for the years ended December 31:

	2015	2014
Provision for loan loss reserve	$2,990,745	$3,056,573
Provision for off-balance sheet credit exposure (Note 14)	—	—

Overall current year provision	$2,990,745	$3,056,573

	2015	2014
Allowance for loan losses	$22,859,091	$22,159,339
Allowance for off-balance sheet credit exposure /sold loans	534,000	534,000

Overall allowance for loan losses	$23,393,091	$22,693,339

The following tables summarize activity in the allowance for loan losses as of and for the years ended December 31:

2015	Allowance for Loan Losses Beginning Balance	Charge-Offs	Recoveries	Provision	Allowance for Loan Losses Ending Balance	Total Loans at December 31, 2014	Loan Balance Individually Evaluated for Impairment	Loan Balance Collectively Evaluated for Impairment
Construction/development	$4,324,768	$(12,191)	$20,506	$205,973	$4,539,056	$151,235,759	$—	$151,235,759
Secured by farmland	1,066,493	(1,089)	11,789	43,061	1,120,254	124,111,630	583,296	123,528,334
1-4 family residential	1,680,921	(351,709)	104,742	716,605	2,150,559	451,890,532	2,705,496	449,185,036
Commercial real estate/multi-family	5,529,698	(2,144,835)	515,555	370,821	4,271,239	415,741,608	12,135,237	403,606,371
Commercial/industrial	6,649,045	(823,363)	1,598,821	244,856	7,669,359	182,372,317	5,998,675	176,373,642
Installment/other credit	2,067,821	(451,324)	138,416	412,829	2,167,742	67,700,297	—	67,700,297
Other loans	706,920	(1,947,381)	2,086,725	68,020	914,284	59,235,386	115,056	59,120,330
Deposits/other	133,673	(1,515,460)	479,805	928,580	26,598	—	—	—

Total	$22,159,339	$(7,247,352)	$4,956,359	$2,990,745	$22,859,091	$1,452,287,529	$21,537,760	$1,430,749,769

2014	Allowance for Loan Losses Beginning Balance	Charge-Offs	Recoveries	Provision	Allowance for Loan Losses Ending Balance	Total Loans at December 31, 2014	Loan Balance Individually Evaluated for Impairment	Loan Balance Collectively Evaluated for Impairment
Construction/development	$3,466,735	$(242,046)	$1,100,079	$—	$4,324,768	$128,890,285	$—	$128,890,285
Secured by farmland	1,055,381		11,112	—	1,066,493	115,453,720	714,352	114,739,368
1-4 family residential	1,855,069	(353,353)	179,205	—	1,680,921	413,941,533	1,818,664	412,122,869
Commercial real estate/multi-family	3,734,596	(370,305)	165,407	2,000,000	5,529,698	402,978,722	13,474,236	389,504,486
Commercial/industrial	6,779,429	(338,870)	208,486	—	6,649,045	144,694,225	1,981,309	142,712,916
Installment/other credit	2,340,843	(455,748)	182,726	—	2,067,821	65,112,593	170,524	64,942,069
Other loans	869,468	(2,212,668)	2,050,120	—	706,920	56,270,723	294,567	55,976,156
Deposits/other	113,842	(1,556,811)	520,069	1,056,573	133,673	—	—	—

Total	$20,215,363	$(5,529,801)	$4,417,204	$3,056,573	$22,159,339	$1,327,341,801	$18,453,652	$1,308,888,149

As shown in the table above, the Bank had loan and deposit charge-offs of $7,247,302 during 2015 compared to $5,529,801 in 2014.

17

Non-Performing Loans and Modified Loans

Non-performing loans, defined as loans on nonaccrual status, troubled debt restructurings, and loans 90 days or more past due and still accruing, as of and for the years ended December 31 are as follows:

	2015	2014
Non-performing loans:
Construction/development	$5,469	$9,612
Secured by farmland	583,295	986,985
1-4 family residential	3,946,163	3,589,696
Commercial real estate/multi-family	12,145,823	14,030,995
Commercial/industrial	6,374,080	2,022,292
Installment/other credit	123,375	231,623
Other	125,625	294,567

	$23,303,830	$21,165,770

Total nonaccrual loans at December 31, 2015, increased by $757,502 or 6%, from 2014. Loans on which the accrual of interest has been discontinued or reduced at December 31, 2015 and 2014 totaled $14,440,895 and $13,683,393, respectively.

At December 31, 2015, loans classified as troubled debt restructuring (TDR’s) totaled $10,243,095. Of this amount, $8,862,812 was on accrual status. The remaining $1,380,283 was on non-accrual status. New TDR’s in 2015 totaled $3,372,590, up from the 2014 total of $2,083,566. There were no payment defaults, defined as 90 days or more past due, on loans restructured as TDR’s during 2015. The Bank had no commitments to lend additional funds on these modified loans at December 31, 2015. In general, troubled debt restructured loans are loans in which the borrower is experiencing a financial difficulty and the bank has granted a concession that it would not otherwise consider as a result of the borrower’s financial difficulty. Often, the concession is in the form of a change in payment terms or change in interest rate.

The following tables summarize information regarding new troubled debt restructurings by class as of December 31:

		Pre-Modification		Post-Modification
		Outstanding		Outstanding
	Number of	Recorded	Amount	Recorded
	Loans	Investment	Charged-Off	Investment
2015
Commercial real estate/multi-family	1	$868,203	$—	$868,203
Commercial/industrial	2	2,504,387	—	2,504,387

	3	$3,372,590	$—	$3,372,590

		Pre-Modification		Post-Modification
		Outstanding		Outstanding
	Number of	Recorded	Amount	Recorded
	Loans	Investment	Charged-Off	Investment
2014
1-4 family residential	7	$805,866	$—	$805,866
Commercial real estate/multi-family	2	955,657	—	955,657
Commercial/industrial	1	322,043	—	322,043

	10	$2,083,566	$—	$2,083,566

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The following presents the troubled debt restructurings by type of modification:

	Interest			Total
	Rate	Term	Combination	Modification
2015
Commercial real estate/multi-family	$—	$—	$868,203	$868,203
Commercial/industrial	—	—	2,504,387	2,504,387

	$—	$—	$3,372,590	$3,372,590

	Interest			Total
	Rate	Term	Combination	Modification
2014
1-4 family residential	$—	$516,934	$288,932	$805,866
Commercial real estate/multi-family	—	664,612	291,045	955,657
Commercial/industrial	—	322,043	—	322,043

	$—	$1,503,589	$579,977	$2,083,566

Past Due Loans

The following is a summary of past due loans as of December 31:

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater	Total Past Due Loans	Current Loans	Total Loans
2015
Construction/development	$—	$—	$—	$—	$151,235,759	$151,235,759
Secured by farmland	317,658	—	—	317,658	123,793,972	124,111,630
1-4 family residential	2,864,728	600,819	8	3,465,555	448,424,977	451,890,532
Commercial real estate/multi-family	2,595,368	—	—	2,595,368	413,146,240	415,741,608
Commercial/industrial	192,121	—	123,283	315,404	182,056,913	182,372,317
Installment/other credit	368,475	7,587	—	376,062	67,324,235	67,700,297
Other	2,976	—	—	2,976	59,232,410	59,235,386

	$6,341,326	$608,406	$123,291	$7,073,023	$1,445,214,506	$1,452,287,529

	30-59 Days	60-89 Days	90 Days	Total Past	Current	Total
	Past Due	Past Due	and Greater	Due Loans	Loans	Loans
2014
Construction/development	$172,154	$—	$—	$172,154	$128,718,131	$128,890,285
Secured by farmland	484,796	—	—	484,796	114,968,924	115,453,720
1-4 family residential	2,020,258	577,060	107,106	2,704,424	411,237,109	413,941,533
Commercial real estate/multi-family	232,534	—	—	232,534	402,746,188	402,978,722
Commercial/industrial	476,417	12,392	—	488,809	144,205,416	144,694,225
Installment/other credit	187,794	5,743	—	193,537	64,919,056	65,112,593
Other	2,028	—	—	2,028	56,268,695	56,270,723

	$3,575,981	$595,195	$107,106	$4,278,282	$1,323,063,519	$1,327,341,801

Total loans past due at December 31, 2015 increased by $2,794,741, or 65%, from 2014. The ratio of past due loans to total loans at December 31, 2015 was .49%, versus .32% at December 31, 2014.

There were no loans greater than 90 days past due and still accruing interest as of December 31, 2015 and 2014.

19

Impaired Loans

A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The following tables represent impaired loans as of December 31:

		Unpaid	Related	Interest
	Recorded	Principal	Allowance for	Income
	Investment	Balance	Loan Losses	Recognized
2015
Loans with a specific allowance:
Secured by farmland	$369,269	$369,269	$44,482	$9,992
1-4 family residential	249,069	249,069	41,869	—
Commercial real estate/multi-family	6,850,551	7,080,551	1,368,519	105,854
Commercial/industrial	2,707,064	2,707,064	351,288	125,043

	10,175,953	10,405,953	l,806,158	240,889

Loans with no specific allowance:
Secured by farmland	214,026	214,026	—	—
1-4 family residential	2,456,427	2,746,741	—	7,628
Commercial real estate/multi-family	5,284,687	5,564,132	—	57,834
Commercial/industrial	3,291,611	3,544,954	—	71,100
Other	115,056	115,056	—	10,202

	11,361,807	12,184,909	—	146,764

Total impaired loans	$21,537,760	$22,590,862	$1,806,158	$387,653

		Unpaid	Related	Interest
	Recorded	Principal	Allowance for	Income
	Investment	Balance	Loan Losses	Recognized
2014
Loans with a specific allowance:
Secured by farmland	$208,013	$208,013	$39,638	$10,646
Commercial real estate/multi-family	8,441,527	8,622,953	2,315,578	112,432
Commercial/industrial	533,023	730,846	4,847	23,127

	9,182,563	9,561,812	2,360,063	146,205

Loans with no specific allowance:
Secured by farmland	506,339	506,339	—	9,695
1-4 family residential	1,818,664	1,973,587	—	7,868
Commercial real estate/multi-family	5,032,709	5,338,654	—	100,130
Commercial/industrial	1,448,286	1,448,286	—	75,022
Installment/other credit	170,524	170,524	—	—
Other	294,567	294,567	—	11,237

	9,271,089	9,731,957	—	203,952

Total impaired loans	$18,453,652	$19,293,769	$2,360,063	$350,157

20

The average impaired balance of loans for the year ended December 31 is as follows:

	2015	2014
Loans with a specific allowance	$9,679,258	$6,361,042
Loans with no specific allowance	10,316,448	8,624,489

Total average impaired balance	$19,995,706	$14,985,531

The net carrying value of impaired loans is generally based on the fair values of collateral obtained through independent appraisals or internal evaluations. Once the impairment amount is calculated, a specific reserve allocation is recorded. At December 31, 2015, $1,806,158 of the Bank’s allowance for loan losses was allocated to impaired loans with an outstanding balance of $10,175,953.

It is the Bank’s policy to discontinue the accrual of interest income on loans when management believes the borrower’s financial condition, after consideration of business conditions and collection efforts, is such that the collection of interest is doubtful, or upon which principal or interest has been in default for a period of 90 days or more and the asset is not both well secured and in the process of collection. Subsequent interest payments received on such loans are applied to principal if any doubt exists as to the collectability of such principal; otherwise, such receipts are recorded as interest income on a cash basis. Interest income of $387,653 and $350,157 was recognized on impaired loans for the years ended December 31, 2015 and 2014, respectively.

Credit Quality of Loan Portfolio

The following table provides information about the credit quality of the loan portfolio as of December 31, using the Bank’s internal rating system reflecting management’s risk assessment.

	Pass	Watch	Substandard	Total
2015
Construction/development	$143,879,304	$6,740,492	$615,963	$151,235,759
Secured by farmland	118,983,520	2,280,424	2,847,686	124,111,630
1-4 family residential	438,731,586	4,789,404	8,369,542	451,890,532
Commercial real estate/multi-family	363,749,920	18,441,046	33,550,642	415,741,608
Commercial/industrial	163,092,874	4,443,141	14,836,302	182,372,317
Installment/other credit	67,330,877	17,269	352,151	67,700,297
Other	59,126,821	78,736	29,829	59,235,386

	$1,354,894,902	$36,790,512	$60,602,115	$1,452,287,529

	Pass	Watch	Substandard	Total
2014
Construction/development	$122,866,616	$5,432,326	$591,343	$128,890,285
Secured by farmland	108,829,822	3,103,032	3,520,866	115,453,720
1-4 family residential	401,763,254	6,585,519	5,592,760	413,941,533
Commercial real estate/multi-family	358,535,027	14,539,698	29,903,997	402,978,722
Commercial/industrial	132,394,548	3,533,346	8,766,331	144,694,225
Installment/other credit	64,835,511	21,515	255,567	65,112,593
Other	55,163,141	207,621	899,961	56,270,723

	$1,244,387,919	$33,423,057	$49,530,825	$1,327,341,801

21

Loans are placed on watch status when: (1) one or more weaknesses which could jeopardize timely liquidation exist, or (2) the margin of liquidity of an asset is sufficiently narrow that adverse trends could result in a collection problem. Loans classified as substandard are inadequately protected by the credit worthiness and paying capacity of the borrower or of the collateral pledged, if any. Loans classified as substandard may have a well-defined weakness or weaknesses that jeopardize the repayment of the debt. Such loans are characterized by the distinct possibility that the Bank may sustain some loss if the deficiencies are not corrected. Loans are placed on nonaccrual status when: (1) deterioration in the financial condition of the borrower exists for which payment of full principal and interest is not expected, or (2) principal or interest has been in default for a period of 90 days or more and the asset is not both well-secured and in the process of collection.

Pledged Loans

The Bank has signed a Blanket Pledge agreement with the Federal Home Loan Bank of Des Moines (FHLB) under which it can draw advances of unspecified amounts from the FHLB. The Bank must hold an unencumbered portfolio of eligible one-to-four family residential mortgages, one-to-four family residential second mortgages, commercial real estate loans, multi-family real estate loans, agri-business loans, agricultural real estate loans, home equity lines of credit, and certain investment securities with minimum book value between 116% and 154% of the indebtedness. At December 31, 2015, based on collateral pledged under the Blanket Pledge agreement, the Bank had a total of $448 million in borrowing capacity with FHLB. Of that amount, $144 million has been used to secure advances and $77 million to secure letters of credit issued by the FHLB on the Bank’s behalf. At December 31, 2015 and 2014, the available borrowing capacity was $227 million and $271 million, respectively.

The Bank has granted a security interest in certain bank assets to the Federal Reserve Bank of St. Louis (FRB) under which it can draw advances of unspecified amounts from the FRB discount window. The Bank must hold an unencumbered portfolio of eligible commercial and construction real estate loans, and secured and unsecured consumer lines with minimum book values between 111% and 144% of the indebtedness. At December 31, 2015 and 2014, based on total amount pledged, the Bank had a total unused borrowing capacity with FRB of $242 million and $215 million, respectively.

Serviced Loans

Loans serviced for others are not included in the accompanying consolidated balance sheets. The number and amount of unpaid principal balances of loans serviced by the Bank at December 31 are as follows:

	Number of Loans		Dollars of Loans
	2015	2014	2015	2014
Loans owned by Bank	22,884	22,931	$1,452,287,529	$1,327,341,801
Loans serviced for others	1,215	1,242	130,096,926	129,536,676

Total loans	24,099	24,173	$1,582,384,455	$1,456,878,477

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4.	PROPERTY AND EQUIPMENT

Major classifications of property and equipment at December 31 are as follows:

	2015	2014
Land	$12,220,474	$12,057,760
Land improvements	12,796,531	12,620,389
Buildings	63,930,769	64,317,970
Furniture, fixtures and equipment	35,525,814	36,173,874
Leasehold improvements	280,621	275,583
Computer software	3,723,418	3,680,050
Construction in progress	1,515,314	195,642

Total property and equipment, at cost	129,992,941	129,321,268
Accumulated depreciation	(58,227,166)	(54,905,884)

Total property and equipment, net	$71,765,775	$74,415,384

Depreciation and amortization expense related to property and equipment for the years ended December 31	$6,351,197	$6,285,570

5.	OTHER ASSETS

Other assets and other liabilities at December 31 consist of:

	2015	2014
Company and Bank
Investments in limited partnerships and investment company	$4,838,134	$5,403,232
Other prepaid expenses	3,451,745	3,352,562
Artwork	2,045,555	2,039,555
Acquisition premium, net of accumulated amortization of $2,110,661 and $1,640,747, respectively	1,178,737	1,648,651
Goodwill	455,581	455,581
Investments in other entities (Note 16)	1,053,000	1,053,000
Other	1,950,298	2,378,589
Bank subsidiary
Loans receivable	12,998,000	—
Capitalized fees, net of $3,231 in amortization	901,322	—

Total other assets	$28,872,372	$16,331,170

In 2009, the Bank invested $4,865,000 in a limited partnership. In exchange for this investment, the Bank will receive low-income housing tax credits over a 10-year period. At the end of the 10-year period, the investment will be deemed to have no value. Therefore, the asset is being written off over the 10-year period based on the credits received. The amount written off was $488,523 for each of the years ended December 31, 2015 and 2014, and the remaining investment balance was $1,501,806 and $1,990,329 as of December 31, 2015 and 2014, respectively.

23

In 2014, the Bank invested $3,499,891 in a limited partnership as an investor member. An additional investment of $128,422 was made in 2015. In exchange for these investments, the Bank will receive low-income housing tax credits over a 5-year period. At the end of the 5-year period, the investment will be deemed to have no value. Therefore, the asset is being written off over the 5-year period based on the credits received. The amount written off was $699,997 and $566,988 for the years ended December 31, 2015 and 2014, and the remaining investment balance was $2,361,328 and $2,932,903 as of December 31, 2015 and 2014. In addition, the Bank loaned funds to the company, which is guaranteed by the managing member and its owners, with an outstanding balance of $6,797,158 and $7,011,529 as of December 31, 2015 and 2014.

In 2014, the Bank also invested $480,000 in a small business investment company, and received dividend income totaling $41,544 for the year. In 2015, an additional $495,000 investment was made and dividend income totaled $53,519 for the year. Under the terms of the agreement, the Bank has remaining capital commitments of $2,025,000. This investment is recorded at cost since the Bank does not exert significant influence over this entity.

As described in Note 17, during 2015 the Bank made an equity investment in a newly formed, wholly owned subsidiary, Cradduck LMB Investment Fund, LLC (the Fund). The Fund, in turn, owns a 99.9% interest in REI Subsidiary CDE, LLC (the CDE). The CDE advanced funds to Cradduck Mississippi Development, LLC (Borrower) under three notes receivable totaling $12,998,000, the proceeds of which were used by the Borrower to develop commercial office buildings in Ada, Oklahoma. The first note has a balance of $3,000,000, and pays interest only through the date of its maturity in December, 2022. Principal is paid at maturity. The second note has a balance of $6,408,193 and the third note has a balance of $3,589,807. They both pay interest only through December, 2022, and then principal and interest payments through the date of their maturity in December, 2045. All three notes earn interest at a rate of 1.5344% and are secured by a mortgage security agreement and assignment of leases. In addition, the Fund and the CDE incurred fees of $904,553 related to this transaction, which are being amortized over seven years.

The Bank paid a premium for the acquisition of core deposits from another bank in 2011 and again in 2012, which are capitalized in other assets and are being amortized over the estimated useful life of 7 years. Amortization expense, including losses from impairment, was $469,914 for the years ended December 31, 2015 and 2014, respectively.

6.	DEPOSITS

Interest bearing demand and savings deposits at December 31 consist of:

	2015	2014
Demand deposit accounts, interest bearing	$755,655,413	$618,704,611
Money market savings accounts	180,730,228	168,961,979
Savings accounts	145,521,358	133,254,516
Brokered demand and money market accounts	3,610,894	7,645,321

Total demand and savings deposits, interest bearing	$1,085,517,893	$928,566,427

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Time deposits as of December 31 consist of:

	2015	2014
Retail time deposits, $100,000 and over	$179,166,404	$226,992,748
Retail time deposits, less than $100,000	127,649,796	136,915,597
CDARS reciprocal time deposits	89,198,099	38,566,030
Brokered time deposits	48,898,000	51,130,000
Bank purchased CDARs	14,716,570	12,968,605

Total time deposits	$459,628,869	$466,572,980

Maturities of the above time deposits for the years ending December 31 are as follows:

2016	$294,498,593
2017	70,731,244
2018	31,180,122
2019	8,611,423
2020	5,673,733
Thereafter	48,933,754

Total time deposits	$459,628,869

Overdraft balances totaling $1,155,360 and $1,831,343 at December 31, 2015 and 2014, respectively, were reclassified as loan balances and included in other loans.

Related parties, including certain directors and officers and businesses in which they had an interest, had deposit accounts at the Bank totaling $4,507,205 and $3,221,267 as of December 31, 2015 and 2014, respectively. The Landrum Company, holding company of the Bank, had deposit accounts at the Bank totaling $6,928,000 and $23,054,000 at December 31, 2015 and 2014, respectively.

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7.	OTHER BORROWED FUNDS

Other borrowed funds at December 31 consist of:

	2015	2014
The Landrum Company
Term note to Enterprise Bank & Trust, interest rate of 4.00%. Principal payments of $83,333 and interest are due quarterly with outstanding principal due April 12, 2016. Secured by Landmark Bank stock.	$833,340	$1,166,672
Term note to Enterprise Bank & Trust, interest rate of 4.00%. Principal and interest payments in the amount of $304,556 are due quarterly with outstanding principal due April 12, 2016. Secured by Landmark Bank stock.	7,631,067	8,517,349
Subordinated debentures to non-consolidated subsidiaries. See Note 16.	34,793,500	34,793,500

Landmark Bank
Short-term advance from the Federal Home Loan Bank of Des Moines, interest due at maturity on February 2, 2015. Interest accrues at a fixed rate of 0.25%.	—	25,000,000
Long-term advances from the Federal Home Loan Bank of Des Moines, interest due monthly and principal due on various dates ranging from June 15, 2016 through August 21, 2031. Interest accrues at fixed rates ranging from 0.67% to 3.41%. The Bank has the option of prepayment, subject to prepayment fees.	110,706,639	85,720,940

Bank Subsidiary
Senior note payable by subsidiary investment fund to Sovereign Properties Holdco, fixed rate interest of 4.49% due monthly. Principal due at maturity on December 31, 2022. This note is secured by all interests in REI Subsidiary CDE 4, LLC.	3,000,000	—
Junior note payable by subsidiary investment fund to Sovereign Properties Holdco, fixed rate interest of 1.00% due monthly. Principal due at maturity on December 31, 2045. This note is secured by all interests in REI Subsidiary CDE 4, LLC.	6,408,193	—

Total other borrowed funds	$163,372,739	$155,198,461

The Company also has a $6,000,000 revolving line of credit with Enterprise Bank & Trust. The line bears interest at LIBOR plus 2.6% but no less than 3.5%, matures on June 30, 2016, and has a $0 outstanding balance at December 31, 2015 and 2014. Both the revolving credit and term notes with Enterprise have certain financial and other covenants. The Bank was in compliance with those requirements at December 31, 2015.

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Aggregate future principal payments of other borrowed debt for the years ending December 31 are as follows:

2016	$110,014,796
2017	8,479,716
2018	15,839
2019	16,388
2020	16,956
Thereafter	44,829,044

Total other borrowed funds	$163,372,739

8.	INCOME TAXES

The deferred income taxes result from temporary differences between book and tax reporting, relating primarily to loan loss reserves, loan loss impairment, fixed asset accounting, non-accrual interest receivable, self-funded insurance prepayments, mortgage servicing rights, securities available-for-sale, and employee benefit plan accruals. At December 31, 2015 and 2014, there is no valuation allowance needed for deferred taxes. The deferred income taxes shown in the consolidated balance sheets at December 31 consist of:

	2015	2014
Deferred tax assets:
Reserve for loan losses	$7,953,651	$7,715,735
Equity participation plan	3,539,113	3,056,033
Long-term incentive plan	1,204,541	803,000
Non-accrual interest	406,407	331,824
Other	1,887,550	1,779,924

	14,991,262	13,686,516

Deferred tax liabilities:
Net unrealized gain on available-for-sale securities	(6,417,297)	(6,366,915)
Property and equipment	(4,391,854)	(4,726,201)
Prepaid expenses	(1,152,226)	(1,124,578)
Other	(700,654)	(139,497)

	(12,662,031)	(12,357,191)

Deferred income tax asset, net	$2,329,231	$1,329,325

The provision for income taxes for the years ended December 31 consists of:

	2015	2014
Current provision	$7,175,505	$7,570,594
Deferred (benefit)	(1,050,288)	(1,580,008)

Provision for income taxes	$6,125,217	$5,990,586

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The current portion of the provision includes the following:

	2015	2014
Federal income tax	$5,639,368	$6,178,358
State income tax and bank tax	1,536,137	1,392,236

Current provision for income taxes	$7,175,505	$7,570,594

The provision for income taxes differs from the amount computed by applying the statutory U.S. Federal income tax rate of 35% to net income before taxes as follows:

	2015	2014
Income taxes at Federal statutory rate	$10,166,114	$9,206,611
State income and bank taxes	1,262,546	1,084,516
Tax-free interest on municipal bonds	(4,267,309)	(3,509,655)
Low income housing tax credits	(1,022,585)	(925,144)
Tax-free interest on government loans	(207,089)	(202,705)
Other permanent and temporary differences	193,540	(336,963)

Provision for income taxes	$6,125,217	$5,990,586

The Company and the Bank file consolidated income tax returns. Taxable income is reduced by interest income that is exempt on either the Federal or State income tax return. The Company has entered into an income tax allocation agreement with the Bank that provides for the Bank to pay over to the parent holding company a sum equal to the full income tax liability which would have been payable by the Bank if separate income tax returns had been filed.

9.	COMMON AND PREFERRED STOCK

The common and preferred stock, along with related treasury stock, at December 31 are as follows:

	Common Stock		Preferred Stock
	Class A	Class B	Series B	Series C
Dividend rate	N/A	N/A	5.0%	9.0%
Cumulative dividends	N/A	N/A	Yes	Yes
Par value	$0.01	$0.01	$1,000	$1,000
Liquidation amount	N/A	N/A	$1,000	$1,000
Authorized shares	3,000,000	1,000,000	100,000	100,000
Issued shares:
December 31, 2015	582,875	38,856	—	—
December 31, 2014	582,865	38,856	—	—
Outstanding shares:
December 31, 2015	556,189	24,757	—	—
December 31, 2014	556,179	24,757	—	—
Conversion rights	N/A	N/A	No	No
Redemption rights	N/A	N/A	Yes	Yes
Voting rights	Yes	No	No	No

Treasury stock
Shares:
December 31, 2015	26,686	14,099	—	—
December 31, 2014	26,686	14,099	—	—
Carried at cost:
December 31, 2015	$6,008,583	$3,806,257	—	—
December 31, 2014	$6,008,583	$3,806,257	—	—

In 2015, the Company closed on two capital campaigns in which 73,259 shares of Class A and 4,232 shares of Class B common stock were sold to 19 subscribers at a price of $290 and $285, respectively. The gross proceeds from the campaigns totaled $22,451,230.

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In 2014, the Company closed on a capital campaign in which 117,650 shares of Class A common voting stock were sold to approximately 235 subscribers at a price of $255 per share. The gross proceeds from the campaign totaled $30,000,750.

10.	REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total, Tier 1, and Common Equity Tier 1 capital (as defined in the regulations) to Risk-Weighted Assets (as defined), and of Tier 1 capital to Average Assets (as defined).

At December 31, 2015 and 2014, the Bank met all capital requirements to which it was subject.

	Actual		Minimum Capital Requirements
	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2015:
Total Capital (to Risk Weighted Assets)
Consolidated	$169,518	13.85%	$129,751	8.00%
Landmark Bank	$223,690	13.81%	$115,127	8.00%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$204,312	12.60%	$97,313	6.00%
Landmark Bank	$203,398	12.55%	$57,564	6.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$204,312	10.45%	$72,985	4.50%
Landmark Bank	$183,398	11.32%	$84,291	4.50%
Leverage Ratio (Tier 1 Capital to Average Assets)
Consolidated	$204,312	8.66%	$94,390	4.00%
Landmark Bank	$203,398	8.65%	$94,051	4.00%

As of December 31, 2014:
Total Capital (to Risk Weighted Assets)
Consolidated	$210,164	14.58%	$115,277	8.00%
Landmark Bank	$193,617	13.45%	$115,127	8.00%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$192,094	13.33%	$79,253	5.50%
Landmark Bank	$175,571	12.20%	$57,564	5.50%
Leverage Ratio (Tier 1 Capital to Average Assets)
Consolidated	$192,094	9.04%	$84,987	4.00%
Landmark Bank	$175,571	8.33%	$84,291	4.00%

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11.	SERVICE CHARGES

Service charges income consists of the following for the years ended December 31:

	2015	2014
NSF and overdraft charges	$11,651,201	$12,222,190
Service charges on deposit accounts	1,383,553	1,526,335

Total service charges income	$13,034,754	$13,748,525

12.	OTHER INCOME AND EXPENSES

Other income and expenses for the years ended December 31 were as follows:

	2015	2014
Other income
Debit and credit card income	$5,653,037	$5,058,199
Trust department	3,316,930	3,089,932
Investment center income	2,094,980	2,241,834
Gains on loans, investments, and other assets sold, net	5,887,177	2,217,479
Loan related fees	1,356,315	807,932
ATM surcharge	679,539	642,080
Increase in cash surrender value of life insurance	536,742	531,823
Other	876,190	1,710,163

Total other income	$20,400,910	$16,299,442

Other expenses
Data processing	$3,853,575	$3,442,849
Marketing and business development	3,106,324	3,034,942
Postage, printing and supplies	1,719,216	1,622,653
Regulatory assessments	1,838,426	1,534,959
Loan and collection costs	1,821,431	1,499,583
Professional fees	1,427,929	1,384,084
Telephone and communications costs	1,370,750	1,240,433
Directors’ fees	1,183,400	1,138,584
Retail deposit expense	1,146,278	1,067,739
Training and travel	999,838	919,412
Deposit premium amortization	469,914	469,914
Other	2,371,224	1,898,824

Total other expense	$21,308,305	$19,253,976

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Gains on loans, investments, and other assets sold, net, for the years ended December 31 were as follows:

	2015	2014
Gains on loans sold	$5,107,155	$2,419,544
Realized gains (losses) on investment securities sold	613,080	198,691
Mortgage servicing rights capitalized	204,175	86,161
(Losses) on other real estate and foreclosed assets	(37,233)	(486,917)

Gains on loans, investments and other assets sold, net	$5,887,177	$2,217,479

Gains (losses) on investment securities include both realized gains on investment sales and write-downs for other-than-temporary impairment on investment securities.

13.	EMPLOYEE BENEFITS

Combined plan: Employees of the Bank participate in The Landrum Company Combined Benefits Plan, which includes provisions for a profit sharing component and 401(k) component. Employees are eligible to receive employer contributions under the profit sharing component after one year of service, 1,000 hours of service during a year, employment as of the end of the year and attainment of age 21. For the 401(k) component, employees are eligible to defer and to receive matching contributions into the plan immediately upon employment and attainment of age 21.

Participants in the profit sharing component of the combined benefit plan vest in 20% of employer contributions after the first year of service, as defined in the plan document. An additional 20% vests each year thereafter with 100% vesting after the fifth year of service. Regardless of length of service, a participant automatically becomes 100% vested in his or her account balance upon death, disability, or normal retirement (attainment of age 65). Participants in the 401(k) component vest immediately.

The Company’s and the Bank’s matching contribution is discretionary. For the period January 1, 2014, to June 30, 2014, the 401(k) match was $0.50 for every $1 put into the 401(k) component by the employee, limited to 2 1/2% of the employee’s annual compensation. Effective July 1, 2014, the Company match was increased to 50% of the first 6% contributed, which raised the limit to 3% of the employee’s annual compensation. The match was increased again January 1, 2015, to 100% of the first 3% and 50% of the next 2% contributed, for a total potential match of 4%.

Each entity’s contribution to the profit sharing component is determined annually at the discretion of its Board of Directors. For 2015 and 2014, no contributions were made to the profit sharing component of the plan.

Shares of Company stock held by the combined plan at December 31, 2015 and 2014, consisted of 5,536 and 57,405 Class A shares of common stock, respectively. In 2015, The Landrum Company redeemed 51,869 shares of common stock from the profit sharing component at a total cost of $17,773,635. In 2014, The Landrum Company redeemed 6,803 shares of common stock from the profit sharing component at a total cost of $2,176,960. The funds were used to provide liquidity to the plan.

Employee stock ownership plan: Effective January 1, 2002, The Landrum Company sponsored an employee stock ownership plan (ESOP) that covers all employees of The Landrum Company and the Bank who have one year of service, worked at least 1,000 hours during a year, are employed as of the end of the year and have attained the age of 21. The Bank and The Landrum Company may make annual discretionary contributions to the ESOP. The Landrum Company did not make any contributions to the ESOP in 2015 or 2014. The Bank made cash contributions to the ESOP of $350,000 and $0 in 2015 and 2014, respectively.

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Shares of Company stock held by the ESOP at December 31, 2015 consisted of 37,634 Class A shares of common stock and 7,961 Class B shares of common stock. Shares held by the ESOP at December 31, 2014 consisted of 59,024 Class A shares of common stock and 12,193 Class B shares of common stock. In 2015 the Company redeemed 25,622 shares of common stock from the ESOP at a total cost of $8,818,430. Also, in 2015, the Company made a cash contribution totaling $350,000. In 2014, the Company redeemed 2,263 shares of common stock from the ESOP at a total cost of $733,710. The funds were used to provide liquidity to the plan.

Equity participation plan: The Company and the Bank have an equity participation plan to enable them to attract and retain persons of outstanding competence, and to promote shareholder-type interests among key employees of the Company and the Bank. Under the plan, certain employees are awarded performance units with the basic characteristics of phantom stock. During 2015 and 2014, no units were awarded under this plan. The plan provides for the cash payment over a period of time following a termination date equal to the value of the performance units at date of termination over the core book value of the performance units at the date of award. The annual increase in value of the performance units is based on an index determined by the Board of Directors at the end of each year. A reserve for potential future payments under this plan is being provided for on a current basis amounting to $10,409,166 and $10,513,687 at December 31, 2015 and 2014, respectively, and is included in other liabilities on the consolidated balance sheets.

Long-term incentive plan: Effective January 1, 2013, the Bank’s Board of Directors approved the implementation of the Long-Term Incentive Plan (LTIP). The purpose of the LTIP is to advance the interests of the Bank and its employees by focusing certain senior managers’ attention on long-term and strategic goals. The plan provides for the establishment of certain multi-year performance periods with incentive payouts tied to achievement of specified performance criteria. An initial four-year performance period ends December 31, 2016, with incentives tied to targets for the Bank’s net income and return on equity. A second four-year performance period begins January 1, 2016 and ends December 31,2019, with incentives tied to targets for The Landrum Company net income and return on equity. There was $3,542,769 and $2,361,765 of compensation accrued under this plan as of December 31, 2015 and 2014, respectively, included in other liabilities in the consolidated balance sheets.

Plan expenses under these plans for the years ended December 31 were as follows:

	2015	2014
Long-term incentive plan	$1,181,004	$1,136,765
Equity participation plan	613,357	787,423
401(k) plan	1,208,462	714,101
Employee stock ownership plan	350,000	—

	$3,352,823	$2,638,289

Bank-owned life insurance: In 2001, the Bank purchased bank-owned life insurance policies covering certain key employees. The earnings from these policies over time are to partially subsidize employee benefit programs.

The cash surrender value of these policies amounted to $17,252,513 and $16,715,771 as of December 31, 2015 and 2014, respectively. Earnings on these policies are tax-exempt if the policies are not “cashed in” prior to the terms of the policies, and are reported in other income on the consolidated statements of income.

Under certain conditions prescribed by the bank-owned life insurance policies, the Bank has agreed to maintain the policies during the employees’ retirements to provide the employees with a death benefit based on the substantive agreement with the employee. The Bank has recognized a liability for the postretirement

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benefit related to these endorsement split-dollar life insurance arrangements in the amount of $393,104 and $394,027 as of December 31, 2014 and 2013, respectively, which is included in other liabilities in the consolidated balance sheets.

Medical insurance: The Company has entered into an agreement that provides for a partially self-funded health care plan administered by the Bank and Blue Cross/Blue Shield.

The coverage provides basically for:

1)	All claims of more than $175,000 per employee or dependent per plan year will be paid by Blue Cross/Blue Shield under the Individual Participant Specific Stop-Loss agreement.

2)	All claims paid in excess of the Aggregate Contract Year Stop-Loss Attachment Point of $3,398,565 will be paid by Blue Cross/Blue Shield.

A loss reserve in the amount of $583,753 and $678,799 at December 31, 2015 and 2014, respectively, has been accrued by the Bank and is included in other liabilities in the consolidated balance sheets. The Bank recognized expenses relating to this plan of $1,950,530 and $1,721,953 in 2015 and 2014, respectively.

14.	COMMITMENTS, CONTINGENT LIABILITIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Company, through its bank subsidiary, makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, standby letters of credit, and potential litigation against the Company and its subsidiary. At December 31, the commitments consist of:

	2015	2014
Commitments to extend credit	$300,817,000	$258,190,000
Standby letters of credit	7,241,000	10,206,000

Total	$308,058,000	$268,396,000

The Company is periodically a party to financial instruments with off-balance-sheet risk. Those instruments are entered into during the normal course of business to meet the financing needs of customers and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

The Company’s exposure to market loss in the event of future changes in market prices rendering these financial instruments less valuable is represented by the contractual amount of the instruments.

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The Company’s exposure to accounting Joss on these financial instruments is a combination of the credit and market risk described above.

The Company has operating leases for land at its various locations. The total lease and rental expense was $413,744 and $356,902 in 2015 and 2014, respectively. Future minimum lease payments under non-cancellable leases having remaining terms in excess of one year at December 31, 2015, are as follows:

2016	$333,953
2017	227,642
2018	201,442
2019	139,644
2020	98,642
Thereafter	331,530

Total future minimum lease payments	$1,332,853

15.	FAIR VALUES OF FINANCIAL INSTRUMENTS

U.S. generally accepted accounting principles (GAAP) emphasize that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy as prescribed by GAAP is as follows:

Level 1	Valuation is based upon quoted prices (unadjusted) in active markets for identical assets or liabilities that the banks have the ability to access.

Leve1 2	Valuation is based upon quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption based on unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

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The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Securities available-for-sale: Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets, and money market funds. Level 2 securities may include mortgage-backed securities, municipal bonds and corporate debt securities. Securities classified as Level 3 may include mortgage-backed securities or other securities in less liquid markets.

Loans, net: The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with GAAP. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2015, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. In accordance with GAAP, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3.

Loans held for sale are carried at the lower of cost or fair value. For loans with a contract for sale, the fair value is equal to the contract. The fair value of all other loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, the Bank classifies loans subjected to nonrecurring fair value adjustments as Level 2. At December 31, 2015 and 2014, loans held for sale were recorded at cost, as it was deemed lower than fair value.

Foreclosed assets: Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the foreclosed asset as nonrecurring Level 3.

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The Company’s assets measured at fair value on a recurring basis as of December 31, 2015 and 2014, aggregated by the level in the fair value hierarchy within which those measurements fall are as follows:

	Level 1	Level 2	Level 3	Total
2015
Investment securities available-for-sale:
U.S. government and federal agencies	$—	$118,936,425	$—	$118,936,425
State and local governments	—	471,614,464	—	471,614,464
Agency mortgage-backed securities	—	214,350,329	—	214,350,329
Mutual funds	3,404,091	—	—	3,404,091

	$3,404,091	$804,901,218	$—	$808,305,309

2014
Investment securities available-for-sale:
U.S. government and federal agencies	$—	$37,998,097	$—	$37,998,097
State and local governments	—	368,795,127	—	368,795,127
Agency mortgage-backed securities	—	261,930,746	—	261,930,746
Private label mortgage-backed securities	—	918,249	—	918,249
Mutual funds	3,423,162	—	—	3,423,162

	$3,423,162	$669,642,219	$—	$673,065,381

Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies, or similar techniques in which one or more significant inputs or assumptions are unobservable. As of December 31, 2015 and 2014, no securities owned by the Company were considered Level 3.

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market that were recognized at fair value on a nonrecurring basis as of December 31, 2015 and 2014, aggregated by the level in the fair value hierarchy within which those measurements fall, and are as follows:

	Level 1	Level 2	Level 3	Total
2015
Loans, net	$—	$8,369,795	$—	$8,369,795
Other real estate owned	—	1,658,370	—	1,658,370

	$—	$10,028,165	$—	$10,028,165

2014
Loans, net	$—	$6,822,500	$—	$6,822,500
Other real estate owned	—	2,738,088	—	2,738,088

	$—	$9,560,588	$—	$9,560,588

36

Management believes the carrying amount is a reasonable estimate of fair value for the following:

•	Cash and due from banks

•	Federal funds sold

•	Accrued interest receivable

•	Cash surrender value of life insurance

•	Checking and escrow accounts

•	Money market savings

•	Federal funds purchased

Loans: Fair value of loans receivable is estimated by discounting the estimated future cash flows using current rates on loans with similar credit risks and terms. It is assumed that no prepayments would occur.

Time deposits: Fair value is based on the discounted value of contractual cash flows using the rates offered for deposits of similar remaining maturities at the reporting dates.

Other borrowed funds: Fair value is based on the discounted value of contractual cash flows using the rates offered for borrowings of similar remaining maturities at the reporting dates from the Federal Home Loan Bank of Des Moines.

Investments in other entities: Fair value is based on original cost, net of any applicable amortization, and any identified permanent impairment as these investments do not have a readily determinable fair value.

37

The fair value estimates presented are based on pertinent information available to management as of December 31:

	2015		2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and due from banks	$44,549,832	$44,549,832	$40,731,119	$40,731,119
Investment securities Available-for-sale	808,305,309	808,305,309	673,065,381	673,065,381
Held-to-maturity	—	—	1,977,401	2,853,434
Restricted assets	10,072,850	10,072,850	8,587,745	8,587,745
Federal funds sold and other temporary investments	2,556,717	2,556,717	5,718,768	5,718,768
Loans
Commercial	366,550,090	363,984,766	305,289,453	302,948,874
Secured by commercial real estate	541,176,253	539,988,232	519,053,192	524,586,710
Secured by consumer real estate	451,618,550	438,428,912	414,118,523	419,543,841
Personal	65,273,463	63,346,702	62,556,962	61,126,338
Other	27,669,172	27,354,788	26,323,671	26,630,725

Loans, gross	1,452,287,529	1,433,103,400	1,327,341,801	1,334,836,488
Allowance for loan losses	(22,859,091)	(22,859,091)	(22,159,338)	(22,159,338)

Loans, net	1,429,428,438	1,410,244,310	1,305,182,463	1,312,677,150
Accrued interest receivable	10,689,391	10,689,391	9,046,697	9,046,697
Cash surrender value of life insurance	17,252,513	17,252,513	16,715,771	16,715,771
Other assets
Investments in other entities	5,891,134	5,891,134	6,456,232	6,456,232
Loans receivable	12,998,000	6,134,285	—	—
Financial Liabilities
Deposits
Demand, non-interest bearing	$480,710,231	$480,710,231	$414,943,849	$414,943,849
Demand and savings, interest bearing	1,085,517,893	1,085,517,893	928,566,427	928,566,427
Time deposits	459,628,869	460,162,816	466,572,980	469,865,797

Total deposits	2,025,856,993	2,026,390,940	1,810,083,256	1,813,376,073
Federal funds purchased	33,200,000	33,200,000	—	—
Other borrowed funds	163,372,739	158,999,685	155,198,461	155,128,846

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16.	SUBORDINATED DEBENTURES

Subordinated debentures to non-consolidated subsidiaries and the related investments (included in other assets) consist of the following as of December 31, 2015 and 2014:

	Debentures	Investment
Landrum Statutory Trust IV	$25,774,000	$774,000
Landrum Statutory Trust III	3,093,000	93,000
Landco Partners II, L.P.	5,926,500	186,000

	$34,793,500	$1,053,000

Landrum Statutory Trust IV

In March 2007, the Company formed the Landrum Statutory Trust IV (“Trust IV”) with a duration of 35 years, unless earlier dissolved, for the sole purpose of issuing $25 million in 30-year Trust Preferred Securities to a pooling vehicle and $774,000 in Common Securities to the Company. The Common Securities possess most of the voting rights while the holder of the Trust Preferred Securities will have limited voting rights. Landrum Statutory Trust IV refinanced the trust preferred securities and debentures of Landrum Statutory Trust II.

The proceeds from the sale of the Trust Preferred Securities were loaned to the Company under 30-year deeply subordinated debentures (the “Debentures”) issued to Trust IV which are callable in 5 years. Holders of the Trust Preferred Securities are entitled to receive cumulative cash distributions quarterly. $8,274,680 of the Trust Preferred Securities earned interest at a fixed rate of 6.675% for five years and then variable thereafter at 1.85% over the three-month LIBOR and the remaining $17,526,320 are at a floating rate at approximately 1.85% over the three-month LIBOR, which coincides with the interest rate and payment dates on the Debentures. Blended rates were 2.362% and 2.090% at December 31, 2015 and 2014, respectively. Interest payments on the Debentures (and the corresponding distributions on the Trust Preferred Securities) may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods (5 years). There is no limitation on the number of extension periods the Company may elect. Interest on the Debentures (and the corresponding distributions on the Trust Preferred Securities) will accrue during the extension period and all accrued principal and interest must be paid at the end of each extension period. During an extension period, the Company is prohibited from certain stock and debt transactions as defined by the underlying agreements.

The Company has guaranteed the payment of distributions by Trust IV to the pooling vehicle pursuant to a Guarantee Agreement. Furthermore, the Company is responsible to pay taxes, duties, assessments or governmental charges of any kind incurred by Trust IV. The Company’s obligations under the Debentures are subordinated to all senior indebtedness, as defined by the underlying agreements, of the Company.

Landrum Statutory Trust III

In December 2006, the Company formed the Landrum Statutory Trust III (“Trust III”) with a duration of 35 years, unless earlier dissolved, for the sole purpose of issuing $3 million in 30-year Trust Preferred Securities to a pooling vehicle and $93,000 in Common Securities to the Company. The Common Securities possess most of the voting rights while the holders of the Trust Preferred Securities will have limited voting rights.

The proceeds from the sale of the Trust Preferred Securities were loaned to the Company under 30-year deeply subordinated debentures (the “Debentures”) issued to Trust III. Holders of the Trust Preferred Securities are entitled to receive cumulative cash distributions quarterly beginning March 15,2007 at a fixed rate of 6.675% for 5 years, and then variable thereafter at 1.85% over the three-month LIBOR, which coincides with the interest rate and payment dates on the Debentures. Interest rates were 2.362% and 2.090% at December 31,2015 and 2014,

39

respectively. Interest payments on the Debentures (and the corresponding distributions on the Trust Preferred Securities) may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods (5 years). There is no limitation on the number of extension periods the Company may elect. Interest on the Debentures (and the corresponding distributions on the Trust Preferred Securities) will accrue during the extension period and all accrued principal and interest must be paid at the end of each extension period. During an extension period, the Company is prohibited from certain stock and debt transactions as defined by the underlying agreements.

The Company has guaranteed the payment of distributions by Trust III to the pooling vehicle pursuant to a Guarantee Agreement. Furthermore, the Company is responsible to pay taxes, duties, assessments or governmental charges of any kind incurred by Trust III. The Company’s obligations under the Debentures are subordinated to all senior indebtedness, as defined by the underlying agreements, of the Company.

The Trust Preferred Securities and Debentures are redeemable at any time commencing in 2011 at par and may be redeemed earlier following the occurrence of a special event as defined by the underlying agreements.

Landco Partners II, L.P.

From September through December 2006, Landco Partners II, L.P. (“Landco II”) issued $5,926,500 in Preferred Securities, of which $186,000 are owned by the Company. The securities were issued in two layers: $5,674,000 issued at a fixed rate of 7.25% for 10 years, floating thereafter at prime minus 110 basis points; and $252,500 issued at the floating rate of prime minus 110 basis points. Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions (the “Distributions”) at the annual rate of 7.25% through December 31, 2016, accruing from the date of original issuance and payable quarterly. Thereafter, the annual rate will be at the prime rate as published in the Wall Street Journal as of the last day of the quarter just ended less 110 basis points. Accrued but unpaid Distributions will cumulate.

The Preferred Securities offered represent undivided limited partnership interests in the assets of Landco II. The Company is the general partner of Landco II. Landco II was formed for the sole purpose of issuing the Preferred Securities and investing the proceeds from this offering in Subordinated Debentures of the Company in an amount equivalent to Landco II’s principal assets and the proceeds from this offering. The Subordinated Debentures are an unsecured obligation of the Company. They are subordinated to all senior indebtedness of the Company. The Subordinated Debentures bear interest at the same rate as the Preferred Securities and will mature on December 31, 2036; provided the maturity date may be: (i) shortened (a) to a date which is later than 30 years from the date of issuance, or (b) due to the occurrence of certain events defined in the Private Placement Memorandum; or (ii) extended to a date not later than 50 years from the date of issuance, subject to certain conditions related to the solvency of the Company and the payment of amounts due on the Subordinated Debentures and the Preferred Securities.

The Company has guaranteed the payment of distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by Landco II. Furthermore, the Company has the right at any time to terminate Landco II and cause the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of Landco II.

The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. The holders of the Preferred Securities have no voting rights with respect to the operation of the Company and have voting rights with respect to Landco II only in limited circumstances.

40

17.	INVESTMENT IN SUBSIDIARY ENTITIES AND MINORITY INTEREST

Minority interest in the consolidated subsidiary bank as of and for the years ended December 31 are as follows:

	Common Stockholders’ Equity	Approximate Minority Interest Percentage	Minority Interest in Equity of Subsidiary	Minority Interest in Net Income of Subsidiary
2015
Landmark Bank, National Association	$207,486,386	15.31%	$31,101,872	$3,664,495
2014
Landmark Bank, National Association	$180,059,214	15.31%	$28,328,400	$3,330,740

During 2015, the Bank made an equity investment totaling $4,494,360 in a newly formed, wholly owned subsidiary, Cradduck LMB Investment Fund, LLC (the Fund). The Fund has been consolidated into the Bank’s financial statements. In return, and as part of the larger transaction outlined below, the Bank will receive $5,226,000 in Federal new market tax credits. The Fund used the investment received from the Bank, along with two leveraged loans from Soverign Properties Holdco, LLC (SPH), an unrelated party, totaling $9,408,193 to make a 99.90% ownership investment of $13,400,000 in REI Subsidiary CDE, LLC (the CDE). The CDE, in turn, loaned $12,998,000 to Cradduck Mississippi Development, LLC (the Developer), a qualified low-income community business, the proceeds of which will be used to develop commercial office buildings in Ada, Oklahoma. In addition, the Bank made a $3,000,000 loan (included in the Bank’s loan portfolio) to SPH, who used those proceeds to also loan $3,000,000 to the Developer for the project. This project qualified for the Federal new market tax credit program. Once the building is complete, the Developer will use rent and lease payments to repay its loans to the CDE. The CDE, in turn, will make distributions to the Fund, who will then use those distributions to repay its debt to SPH.

In connection with the loans, the Bank entered into a put/call agreement with SPH, the entity that provided the original funding of the loans. The put/call agreement gives the Bank the right to put its interest in the investment fund to SPH at the end of the seven year period upon payment of $1,000. If the Bank does not put its interest, SPH has the right to call (purchase) the Bank’s interest at a purchase price equal to the greater of the fair market value of such interest or $1,000.

18.	SUBSEQUENT EVENTS

In January 2016, the Landmark Bank and The Landrum Company Boards of Directors approved a transaction that will provide an opportunity for Landmark Bank shareholders to become shareholders of The Landrum Company or to receive cash for their Landmark Bank shares. The transaction through which this will occur is subject to regulatory review and approval, which is now being pursued.

The transaction is also subject to approval of the Landmark Bank shareholders at a special meeting to be held in 2016. Prior to that meeting, the Landmark Bank shareholders will receive a Proxy Statement and Offering Circular that will provide detailed information concerning the transaction. It will not be necessary for shareholders of The Landrum Company to vote regarding the transaction.

The end result of the transaction, if approved, will be that The Landrum Company will own all of the issued and outstanding shares of Landmark Bank, and Landmark Bank shareholders who desire to do so will become shareholders of The Landrum Company.

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SUPPLEMENTARY INFORMATION

2005 West Broadway, Suite 100, Columbia, MO 65203 OFFICE (573) 442-6171 FAX (573) 777-7800 3220 West Edgewood, Suite E, Jefferson City, MO 65109 OFFICE (573) 635-6196 FAX (573) 644-7240
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
www.williamskeepers.com

INDEPENDENT AUDITORS’ REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors of

The Landrum Company

We have audited the consolidated financial statements of The Landrum Company and subsidiary as of and for the years ended December 31, 2015 and 2014, and our report thereon dated February 17, 2015, which expressed an unmodified opinion on those consolidated financial statements, appears on page 1. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying consolidating balance sheets as of December 31, 2015 and 2014, and the related consolidating statements of income for the years then ended are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with U.S. generally accepted auditing standards. In our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

February 22, 2016

American Institute of Certified Public Accountants Missouri Society of Certified Public Accountants PKF North America	Superior service. Creative solutions. Exceptional clients.

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATING BALANCE SHEET

December 31, 2015

	The Landrum Company	Landmark Bank and Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and due from banks	$6,927,671	$44,549,833	$(6,927,672)	$44,549,832
Investment securities, net	25,000	818,353,159	—	818,378,159
Federal funds sold and other temporary investments	—	2,556,717	—	2,556,717
Loans, net	—	1,429,428,438	—	1,429,428,438
Property and equipment, net	—	72,038,399	(272,624)	71,765,775
Accrued interest receivable	—	10,689,391	—	10,689,391
Cash surrender value of life insurance	—	17,252,513	—	17,252,513
Deferred income tax asset, net	509,063	1,820,168	—	2,329,231
Investment in subsidiary, at equity	186,384,515	—	(186,384,515)	—
Other real estate owned	—	1,658,370	—	1,658,370
Other assets	1,662,614	27,459,758	(250,000)	28,872,372

Total assets	$195,508,863	$2,425,806,746	$(193,834,811)	$2,427,480,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand, non-interest bearing	$—	$480,759,879	$(49,648)	$480,710,231
Demand and savings, interest bearing	—	1,092,395,918	(6,878,025)	1,085,517,893
Time deposits	—	459,628,869	—	459,628,869

Total deposits	—	2,032,784,666	(6,927,673)	2,025,856,993
Federal funds purchased	—	33,200,000	—	33,200,000
Other borrowed funds	43,257,907	120,114,832	—	163,372,739
Other liabilities	1,653,102	22,220,862	(250,000)	23,623,964

Total liabilities	44,911,009	2,208,320,360	(7,177,673)	2,246,053,696

Stockholders’ equity
Preferred stock
Series B	—	10,000,000	(10,000,000)	—
Series C	—	10,000,000	(10,000,000)	—
Common stock
Class A	5,829	11,691,460	(11,691,460)	5,829
Class B	389	—	—	389
Additional paid-in capital	34,942,281	31,863,093	(31,863,093)	34,942,281
Retained earnings	114,913,887	141,474,727	(141,747,351)	114,641,263
Unrealized gain on securities available-for-sale	10,550,308	12,457,106	(12,457,106)	10,550,308

	160,412,694	217,486,386	(217,759,010)	160,140,070
Treasury stock	(9,814,840)	—	—	(9,814,840)

Total stockholders’ equity	150,597,854	217,486,386	(217,759,010)	150,325,230
Minority interest in subsidiary	—	—	31,101,872	31,101,872

Total equity	150,597,854	217,486,386	(186,657,138)	181,427,102

Total liabilities and stockholders’ equity	$195,508,863	$2,425,806,746	$(193,834,811)	$2,427,480,798

43

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATING BALANCE SHEET

December 31, 2014

	The Landrum Company	Landmark Bank and Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and due from banks	$23,054,050	$40,731,119	$(23,054,050)	$40,731,119
Investment securities, net	75,000	683,555,527	—	683,630,527
Federal funds sold and other temporary investments	—	5,718,768	—	5,718,768
Loans, net	—	1,305,182,462	—	1,305,182,462
Property and equipment, net	—	74,696,804	(281,420)	74,415,384
Accrued interest receivable	—	9,046,697	—	9,046,697
Cash surrender value of life insurance	—	16,715,771	—	16,715,771
Deferred income tax asset, net	535,616	793,709	—	1,329,325
Investment in subsidiary, at equity	161,730,773	—	(161,730,773)	—
Other real estate owned	—	2,738,088	—	2,738,088
Other assets	1,492,710	14,963,460	(125,000)	16,331,170

Total assets	$186,888,149	$2,154,142,405	$(185,191,243)	$2,155,839,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand, non-interest bearing	$—	$415,043,849	$(100,000)	$414,943,849
Demand and savings, interest bearing	—	951,520,477	(22,954,050)	928,566,427
Time deposits	—	466,572,980	—	466,572,980

Total deposits	—	1,833,137,306	(23,054,050)	1,810,083,256
Other borrowed funds	44,477,521	110,720,940	—	155,198,461
Other liabilities	1,729,489	20,224,945	(125,000)	21,829,434

Total liabilities	46,207,010	1,964,083,191	(23, 179,050)	1,987,111,151

Stockholders’ equity
Preferred stock
Series B	—	10,000,000	(10,000,000)	—
Common stock
Class A	5,829	11,691,460	(11,691,460)	5,829
Class B	389	—	—	389
Additional paid-in capital	40,004,534	31,889,450	(31,889,450)	40,004,534
Retained earnings	100,017,750	124,118,998	(124,400,377)	99,736,371
Unrealized (loss) on securities available-for-sale	10,467,477	12,359,306	(12,359,306)	10,467,477

	150,495,979	190,059,214	(190,340,593)	150,214,600
Treasury stock	(9,814,840)	—	—	(9,814,840)

Total stockholders’ equity	140,681,139	190,059,214	(190,340,593)	140,399,760
Minority interest in subsidiary	—	—	28,328,400	28,328,400

Total equity	140,681,139	190,059,214	(162,012,193)	168,728,160

Total liabilities and stockholders’ equity	$186,888,149	$2,154,142,405	$(185,191,243)	$2,155,839,311

44

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2015

	The Landrum Company	Landmark Bank and Subsidiaries	Eliminations	Consolidated
INTEREST INCOME
Interest and fees on loans	$—	$66,207,444	$—	$66,207,444
Interest on investment securities	540,978	19,488,538	(22,457)	20,007,059

Total interest income	540,978	85,695,982	(22,457)	86,214,503

INTEREST EXPENSE
Interest on deposits	—	4,978,115	(22,457)	4,955,658
Interest on fed funds purchased and other borrowed funds	1,416,988	777,910	—	2,194,898

Total interest expense	1,416,988	5,756,025	(22,457)	7,150,556

Net interest income (expense)	(876,010)	79,939,957	—	79,063,947
PROVISION FOR LOAN LOSSES	—	2,990,745	—	2,990,745

Net interest income (expense) after provision for loan losses	(876,010)	76,949,212	—	76,073,202

OTHER INCOME
Service charges	—	13,034,754	—	13,034,754
Other	196,220	20,496,686	(291,996)	20,400,910

Total other income	196,220	33,531,440	(291,996)	33,435,664

OTHER EXPENSE
Salaries and employee benefit expense	—	47,207,453	—	47,207,453
Occupancy and equipment expense	—	11,955,861	(8,794)	11,947,067
Other	997,297	20,603,004	(291,996)	21,308,305

Total other expense	997,297	79,766,318	(300,790)	80,462,825

EQUITY IN INCOME OF SUBSIDIARY	20,275,438	—	(20,275,438)	—

Income before taxes and minority interest in net income of subsidiary	18,598,351	30,714,334	(20,266,644)	29,046,041
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(649,225)	6,774,442	—	6, 125,217

Income before minority interest in net income of subsidiary	19,247,576	23,939,892	(20,266,644)	22,920,824
MINORITY INTEREST IN NET INCOME OF SUBSIDIARY	—	—	3,664,495	3,664,495

Net income	$19,247,576	$23,939,892	$(23,931,139)	$19,256,329

45

THE LANDRUM COMPANY AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2014

	The Landrum Company	Landmark Bank and Subsidiaries	Eliminations	Consolidated
INTEREST INCOME
Interest and fees on loans	$—	$63,243,317	$—	$63,243,317
Interest on investment securities	105,713	16,886,463	(15,302)	16,976,874

Total interest income	105,713	80,129,780	(15,302)	80,220,191

INTEREST EXPENSE
Interest on deposits	—	4,690,038	(15,302)	4,674,736
Interest on fed funds purchased and other borrowed funds	1,514,589	421,112	—	1,935,701

Total interest expense	1,514,589	5,111,150	(15,302)	6,610,437

Net interest income (expense)	(1,408,876)	75,018,630	—	73,609,754
PROVISION FOR LOAN LOSSES	—	3,056,573	—	3,056,573

Net interest income (expense) after provision for loan losses	(1,408,876)	71,962,057	—	70,553,181

OTHER INCOME
Service charges	—	13,748,525	—	13,748,525
Other	—	16,558,613	(259,171)	16,299,442

Total other income	—	30,307,138	(259,171)	30,047,967

OTHER EXPENSE
Salaries and employee benefit expense	—	43,320,209	—	43,320,209
Occupancy and equipment expense	—	11,731,152	(8,793)	11,722,359
Other	914,366	18,614,385	(274,775)	19,253,976

Total other expense	914,366	73,665,746	(283,568)	74,296,544

EQUITY IN INCOME OF SUBSIDIARY	18,444,592	—	(18,444,592)	—

Income before taxes and minority interest in net income of subsidiary	16,121,350	28,603,449	(18,420,195)	26,304,604
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(853,094)	6,843,680	—	5,990,586

Income before minority interest in net income of subsidiary	16,974,444	21,759,769	(18,420,195)	20,314,018
MINORITY INTEREST IN NET INCOME OF SUBSIDIARY	—	—	3,330,740	3,330,740

Net income	$16,974,444	$21,759,769	$(21,750,935)	$16,983,278

46

ANNEX H

Landmark Bank

2015 and 2014 Audited Financial Statements

REPORT OF

LANDMARK BANK, NATIONAL ASSOCIATION

AND SUBSIDIARIES

DECEMBER 31, 2015 AND 2014

2005 West Broadway, Suite 100, Columbia, MO 65203 OFFICE (573) 442-6171 FAX (573) 777-7800 3220 West Edgewood, Suite E, Jefferson City, MO 65109 OFFICE (573) 635-6196 FAX (573) 644-7240
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
www.williamskeepers.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Landmark Bank, National Association and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Landmark Bank, National Association and subsidiaries (the Bank), which comprise the consolidated balance sheets as of December 31, 2015 and 2014; the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended; and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Bank’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

American Institute of Certified Public Accountants
Missouri Society of Certified Public Accountants PKF North America	Superior service. Creative solutions. Exceptional clients.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Landmark Bank, National Association and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Report on Internal Control

We also have audited, in accordance with attestation standards established by the American Institute of Certified Public Accountants, the Bank’s internal control over financial reporting as of December 31, 2015, based on criteria described in 2013 Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 22, 2016, expressed an unmodified opinion.

February 22, 2016

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS
Cash and due from banks	$44,549,833	$40,731,119
Investment securities (Note 2)	818,353,159	683,555,527
Federal funds sold and other temporary investments	2,556,717	5,718,768
Loans, net (Note 3)	1,429,428,438	1,305,182,462
Property and equipment, net (Note 4)	72,038,399	74,696,804
Accrued interest receivable	10,689,391	9,046,697
Cash surrender value of life insurance (Note 13)	17,252,513	16,715,771
Deferred income tax asset, net (Note 8)	1,820,168	793,709
Other real estate owned	1,658,370	2,738,088
Other assets (Note 5)	27,459,758	14,963,460

Total assets	$2,425,806,746	$2,154,142,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand, non-interest bearing	$480,759,879	$415,043,849
Demand and savings, interest bearing (Note 6)	1,092,395,918	951,520,477
Time deposits (Note 6)	459,628,869	466,572,980

Total deposits	2,032,784,666	1,833,137,306
Federal funds purchased	33,200,000	—
Other borrowed funds (Note 7)	120,114,832	110,720,940
Other liabilities	22,220,862	20,224,945

Total liabilities	2,208,320,360	1,964,083,191

Stockholders’ equity
Preferred stock (Note 9)	20,000,000	10,000,000
Common stock (Note 9)	11,691,460	11,691,460
Additional paid-in capital	31,863,093	31,889,450
Retained earnings	141,474,727	124,118,998

Total stockholders’ equity before unrealized gain (loss) on securities available-for-sale	205,029,280	177,699,908
Unrealized gain (loss) on securities available-for-sale, net of deferred income taxes (Note 2)	12,457,106	12,359,306

Total stockholders’ equity	217,486,386	190,059,214

Total liabilities and stockholders’ equity	$2,425,806,746	$2,154,142,405

The notes to consolidated financial statements are an integral part of these statements.

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2015 and 2014

	2015	2014
INTEREST INCOME
Interest and fees on loans	$66,207,444	$63,243,317
Interest on investment securities	19,488,538	16,886,463

Total interest income	85,695,982	80,129,780

INTEREST EXPENSE
Interest on deposits	4,978,115	4,690,038
Interest on fed funds purchased and other borrowed funds	777,910	421,112

Total interest expense	5,756,025	5,111,150

Net interest income	79,939,957	75,018,630
PROVISION FOR LOAN LOSSES (Note 3)	2,990,745	3,056,573

Net interest income after provision for loan losses	76,949,212	71,962,057

OTHER INCOME
Service charges (Note 11)	13,034,754	13,748,525
Other (Note 12)	20,496,686	16,558,613

Total other income	33,531,440	30,307,138

OTHER EXPENSE
Salaries and employee benefits	47,207,453	43,320,209
Occupancy and equipment expense	11,955,861	11,731,152
Other (Note 12)	20,603,004	18,614,385

Total other expense	79,766,318	73,665,746

Income before income taxes	30,714,334	28,603,449
PROVISION FOR INCOME TAXES (Note 8)	6,774,442	6,843,680

Net income	$23,939,892	$21,759,769

The notes to consolidated financial statements are an integral part of these statements.

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2015 and 2014

	2015	2014
NET INCOME	$23,939,892	$21,759,769
OTHER COMPREHENSIVE INCOME, NET OF DEFERRED INCOME TAXES
Change in unrealized gain on securities available-for-sale, net	97,800	15,245,439

COMPREHENSIVE INCOME	$24,037,692	$37,005,208

The notes to the consolidated financial statements are an integral part of these statements.

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2015 and 2014

	Preferred Stock	Common Stock		Additional Paid-In Capital	Retained Earnings	Subtotal	Unrealized Gain (Loss) on Securities Available-for Sale	Total
		Shares	Par Value
Balance, December 31, 2013	$10,000,000	584,573	$11,691,460	$31,889,450	$108,751,725	$162,332,635	$(2,886,133)	$159,446,502
Preferred stock dividends	—	—	—	—	(500,000)	(500,000)	—	(500,000)
Common stock dividends	—	—	—	—	(5,892,496)	(5,892,496)	—	(5,892,496)
Net income	—	—	—	—	21,759,769	21,759,769	—	21,759,769
Change in unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	—	—	—	—	—	—	15,245,439	15,245,439

Balance, December 31, 2014	10,000,000	584,573	11,691,460	31,889,450	124,118,998	177,699,908	12,359,306	190,059,214
Issuance of preferred stock - Series C	10,000,000	—	—	(26,357)	—	9,973,643	—	9,973,643
Preferred stock dividends	—	—	—	—	(691,667)	(691,667)	—	(691,667)
Common stock dividends	—	—	—	—	(5,892,496)	(5,892,496)	—	(5,892,496)
Net income	—	—	—	—	23,939,892	23,939,892	—	23,939,892
Change in unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	—	—	—	—	—	—	97,800	97,800

Balance, December 31, 2015	$20,000,000	584,573	$11,691,460	$31,863,093	$141,474,727	$205,029,280	$12,457,106	$217,486,386

The notes to consolidated financial statements are an integral part of these statements.

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2015 and 2014

	2015	2014
OPERATING ACTIVITIES
Net income	$23,939,892	$21,759,769
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	2,990,745	3,056,573
Investment securities amortization, net	7,238,282	6,699,792
(Gains) on investment securities	(613,083)	(198,691)
Write-down of other real estate owned	224,192	614,015
Depreciation and amortization	8,012,862	7,810,996
(Gains) on loans sold	(5, 107, 155)	(2,419,544)
(Gains) on sale of property and other real estate, net	(207,686)	(233,377)
(Increase) in value of bank-owned life insurance	(536,742)	(531,823)
Deferred income tax (benefit)	(1,076,841)	(1,607,852)
Adjustments for (increases) decreases in operating assets and increases (decreases) in operating liabilities:
Accrued interest receivable	(1,642,694)	(959,541)
Mortgage servicing rights	(12,121)	145,492
Other assets	(518,420)	(126,725)
Other liabilities	1,995,917	1,821,472

Net cash provided by operating activities	34,687,148	35,830,556

INVESTING ACTIVITIES
Purchase of investment securities:
Available-for-sale	(216,263,452)	(211,973,614)
Maturity of investment securities:
Held-to-maturity	500,751	925,050
Available-for-sale	61,726,737	51,091,947
Sale of investment securities:
Held-to-maturity	2,161,273	1,244,346
Available-for-sale	12,135,147	38,407,772
FHLB and Federal Reserve stock (purchases), net	(1,535, 105)	(2,330,800)
Net decrease in federal funds sold and other temporary investments	3,162,051	1,875,289
Loans originated, net	(123,422,508)	(103,266,079)
Purchase of property and equipment	(3,767,661)	(3,399,545)
Proceeds from sale of property and equipment	191,114	235,772
Proceeds from sale of other real estate	2,233,909	2,072,697
Advances on subsidiary notes receivable	(12,998,000)	—
Purchase of investments in other entities	(623,422)	(3,979,891)

Net cash (used) by investing activities	(276,499,166)	(229,097,056)

FINANCING ACTIVITIES
Net increase in deposits	199,647,360	140,165,469
Net increase in federal funds purchased and other borrowed funds	42,593,892	53,570,940
Proceeds from issuance of preferred stock - Series C	9,973,643	—
Dividends paid on preferred stock	(691,667)	(500,000)
Dividends paid on common stock	(5,892,496)	(5,892,496)

Net cash provided by financing activities	245,630,732	187,343,913

Net increase (decrease) in cash and cash equivalents	3,818,714	(5,922,587)
Cash and cash equivalents at beginning of year	40,731,119	46,653,706

Cash and cash equivalents at end of year	$44,549,833	$40,731,119

The notes to consolidated financial statements are an integral part of these statements.

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LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations: Landmark Bank, National Association (the Bank) is a full service bank located in central Missouri, southern Missouri, southern Oklahoma and northern Texas. The Bank offers a variety of financial related products including commercial, consumer, agricultural, and real estate lending, and trust and brokerage services. The Bank’s primary funding is through demand, interest bearing demand and savings, and time deposit products, as well as various short and long term borrowing agreements. The Bank also has the ability to borrow funds from the Federal Home Loan Bank of Des Moines.

Principles of consolidation: The consolidated financial statements include the accounts of Landmark Bank, National Association and its wholly owned subsidiaries, First Insurance Services, Inc. (FISI), Landmark Agency, Inc. (in Oklahoma), and Landmark Agency, Inc. (in Texas) as of December 31, 2015 and 2014, and Cradduck LMB Investment Fund LLC and subsidiary (Investment Fund) as of December 31, 2015, after elimination of all significant inter-company accounts and transactions. Certain subsidiaries operated agencies that sold insurance products through the Bank’s various locations. During the year ended December 31, 2006, FISI ceased offering insurance services to the Bank’s customers. During the year ended December 31, 2007, both Landmark Agency, Inc.’s ceased offering insurance services to the Bank’s customers. During the year ended December 31, 2015, the Bank purchased 100% of the Investment Fund, which in turn owns 99.9% of REI Subsidiary CDE 4, LLC (REI CDE) related to a development project that will generate Federal tax credits for the Bank.

Use of estimates: Accounting estimates are an integral part of the consolidated financial statements prepared by management and are based upon management’s current judgments. Certain accounting estimates may be particularly sensitive because of their significance to the consolidated financial statements and because of the possibility that future events may differ markedly from management’s current judgments. The most significant estimates management makes are with regard to the adequacy of the allowance for loan losses, the fair value disclosures for financial instruments, the valuation of mortgage servicing rights, the reserve for the partially self-insured medical insurance plan, the valuation of other real estate, and the estimated lives of property and equipment.

Supplemental cash flow disclosures: The Bank paid interest in the amount of $5,028,665 and $5,092,123 during the years ended December 31, 2015 and 2014, respectively. The Bank paid income taxes in the amount of $6,811,827 and $7,315,693 during the years ended December 31, 2015 and 2014, respectively. The Bank transferred loans to other real estate owned in the amount of $1,292,942 and $1,218,443 during the years ended December 31, 2015 and 2014, respectively. The Bank transferred $197,688 from other real estate owned to property and equipment during the year ended December 31, 2015 and transferred $899,103 from property and equipment to other real estate owned during the year ended December 31, 2014.

Cash and cash equivalents: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks included in the caption “cash and due from banks”.

Investment securities: Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in comprehensive income and stockholders’ equity, net of deferred income taxes. The cost of securities sold is recognized using the specific identification method. Fair value of investment securities is discussed in Note 16.

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Other temporary investments: The Bank invests excess funds in short-term, high-quality, liquid investments including federal funds sold.

Loans and allowance for loan losses: Loans are stated at the amount of unpaid principal, adjusted by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluation of the collectability of loans, prior loan loss experience or when the net present value of estimated future cash flows on the loan or fair value of collateral is less than the recorded value of the loan (computed on a loan by loan basis). The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Cash received for interest is applied as principal payments until the impaired loan is retired or credit factors improve and the loan is no longer considered impaired.

Loans held for sale: Loans held for sale are carried at the lower of cost or fair value. The amount by which cost exceeds fair value is accounted for by a valuation allowance. Changes in the valuation allowance are included in the determination of net income for the period in which the change occurs. Gains and losses on the sales of loans are included in the consolidated statements of income as other income.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using primarily straight-line methods for book purposes and accelerated methods for tax purposes over the estimated useful lives of the depreciable assets.

Other real estate owned: Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of its initial recorded amount or fair value less cost to sell. Revenue and expenses from operations and changes in the value of the property are included in consolidated statements of income as other income or expense.

Mortgage servicing rights: Mortgage servicing rights are amortized on a straight-line basis over the period of estimated servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market rate of interest.

Intangible assets: Intangible assets are classified into two categories: intangible assets with definite lives subject to amortization and intangible assets with indefinite lives not subject to amortization. Intangible assets with definite lives consist of acquisition premiums related to customer relationships purchased through the acquisition of banks. These assets are amortized on a straight-line basis over their estimated useful lives, which have been estimated at seven years. Intangible assets with indefinite lives not subject to amortization relate to goodwill recorded as part of bank acquisitions. The indefinite-lived intangibles are evaluated annually for impairment.

Treatment of loan fees: The Bank reviews all loan fees greater than $3,000 with a contracted maturity date of greater than one year to determine if the fees should be amortized over an estimated loan life or should be included immediately as interest income. If amortized over the loan life, the fees are taken into income using an effective interest method of amortization.

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Advertising costs: The Bank expenses advertising costs as they are incurred.

Income taxes: The Bank files a consolidated income tax return with its holding company, The Landrum Company, and its subsidiaries. Deferred income tax assets and liabilities are determined using the liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. The Landrum Company’s consolidated income tax return is subject to examination by the Internal Revenue Service. Open tax years subject to examination include 2014 and 2015. Any interest or penalties incurred related to income tax filings are included in other expense in the consolidated statements of income.

Comprehensive income: Accounting principles generally require that recognized revenues, expenses, gains and losses be included in net income. Although certain changes in net assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

The only element of other comprehensive income the Bank has is unrealized gains (losses) on available-for-sale securities.

New accounting and reporting standards: The Bank routinely evaluates emerging accounting and reporting standards prior to their effective date to determine the impact of the implementation on the Bank’s consolidated financial statements.

Subsequent events: Events that have occurred subsequent to December 31, 2015 have been evaluated through February 22, 2016, which represents the date the Bank’s consolidated financial statements were approved by management and, therefore, were available to be issued.

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2.	INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities at December 31 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2015
Available-for-Sa/e
U.S. government and federal agencies	$119,418,087	$159,072	$(640,734)	$118,936,425
State and local governments	454,159,655	18,147,917	(693,108)	471,614,464
Agency mortgage-backed securities	212,603,164	2,607,069	(859,904)	214,350,329
Mutual funds	3,250,000	154,091	—	3,404,091

Total available-for-sale	789,430,906	21,068,149	(2,193,746)	808,305,309

Restricted Stock
Stock in Federal Reserve Bank	1,607,400	—	—	1,607,400
Stock in Federal Home Loan Bank	8,370,400	—	—	8,370,400
Other stock	70,050	—	—	70,050

Total restricted stock	10,0472850	—	—	10,047,850

Total investment securities	$799,478,756	$21,068,149	$(2,193,746)	$818,353,159

Carrying Value
Available-for-sale		$808,305,309
Restricted stock		10,047,850

Total investment securities		$818,353,159

Unrealized Gains (Losses) on Securities
Available-for-Sale
Gross unrealized gains		$21,068,149
Gross unrealized (losses)		(2,1932746)

Net unrealized gain		18,874,403
Deferred tax (liability)		(6,417 ,297)

Net unrealized gain after taxes		$12,457,106

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	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses		Fair Value
2014
Available-for-Sale
U.S. government and federal agencies	$37,972,765	$79,809		$(54,477)	$37,998,097
State and local governments	353,004,672	16,597,093		(806,638)	368,795,127
Agency mortgage-backed securities	259,206,637	3,717,380		(993,271)	261,930,746
Private label mortgage-backed securities	905,086	13,163		—	918,249
Mutual funds	3,250,000	173,162		—	3,423,162

Total available-for-sale	654,339,160	20,580,607		(1,854,386)	673,065,381

Held-to-Maturity
Private label mortgage-backed securities	1,977,401	876,033		—	2,853,434

Total held-to-maturity	1,977,401	876,033		—	2,853,434

Restricted Stock
Stock in Federal Reserve Bank	1,607,400	—		—	1,607,400
Stock in Federal Home Loan Bank	6,788,400	—		—	6,788,400
Other stock	116,945	—		—	116,945

Total restricted stock	8,512,745	—		—	8,512,745

Total investment securities	$664,829,306	$21,456,640	$	(l,854,386)	$684,431,560

Carrying Value
Available-for-sale		$673,065,381
Held-to-maturity		1,977,401
Restricted stock		8,512,745

Total investment securities		$683,555,527

Unrealized Gains (Losses) on Securities
Available-for-Sale
Gross unrealized gains		$20,580,607
Gross unrealized (losses)		(1,854,386)

Net unrealized gain		18,726,221
Deferred tax (liability)		(62 366,915)

Net unrealized gain after taxes		$12,359,306

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The following table shows the gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2015 and 2014:

	Less than 12 Months		More than 12 Months		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
2015
U.S. government and federal agencies	$86,264,587	$(640,734)	$—	$—	$86,264,587	$(640,734)
State and local governments	74,443,529	(520,411)	9,822,357	(172,697)	84,265,886	(693,108)
Agency mortgage-backed securities	48,139,296	(410,770)	31,246,681	(449,134)	79,385,977	(859,904)

Total	$208,847,412	$ (l,571,915)	$41,069,038	$(621,831)	$249,916,450	$(2,193,746)

	Less than 12 Months		More than 12 Months		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
2014
U.S. government and federal agencies	$10, 188,387	$(38,058)	$2,707,436	$(16,419)	$12,895,823	$(54,477)
State and local governments	46,133,158	(336,893)	33,921,559	(469,745)	80,054,717	(806,638)
Agency mortgage-backed securities	34,643,509	(242,678)	51,658,827	(750,593)	86,302,336	(993,27l )

Total	$90,965,054	$(617,629)	$88,287,822	$(1,236,757)	$179,252,876	$ (l,854,386)

The above tables represent 198 and 224 securities where the current fair value is less than the related amortized cost as of December 31, 2015 and 2014, respectively. The Bank evaluates its individual investment securities holdings for other-than-temporary impairment on a monthly basis, or more frequently if events or changes in circumstances indicate that these investments may be temporarily impaired.

To determine which individual securities may be at risk for other-than-temporary impairment, the Bank considers various characteristics of each security including, but not limited to, credit rating and related outlook or status, underlying type of collateral, duration and amount of unrealized loss, and any credit enhancements or insurance. The relative importance of this information varies based on the facts and circumstances surrounding each security, as well as the economic environment at the time of assessment. As a result of this security-level review, the Bank may identify individual securities believed to be at risk for other-than-temporary impairment, which are evaluated further by analyzing the performance of the security. Securities with weaker performance measures are evaluated by estimating projected returns and associated cash flows based on the structure of the security and certain assumptions, such as prepayments, default rates and loss severity, to determine whether the Bank expects to receive a return and associated cash flows consistent with what was expected at time of purchase.

Based on the Bank’s impairment analysis as of December 31,2015, none of the Bank’s investment securities were determined to have an other-than-temporary impairment. Based on the Bank’s impairment analysis as of December 31, 2014, three of the Bank’s investment securities were determined to have an other-than-temporary impairment of approximately $43,000. The write-down for these impairments was recorded as an expense against the realized gains on investment securities sold, which is included in other income in the consolidated statements of income. While the Bank has experienced unrealized losses and decreases in fair value due to interest rate volatility, illiquidity in the marketplace, and credit deterioration in the U.S. mortgage

13

markets, these declines in fair value are considered temporary as the Bank expects to receive a return and associated cash flows consistent with what was expected at the time of purchase and the Bank has the ability and intent to hold these investments for a period of time sufficient to allow for any anticipated recovery in fair value.

The aggregate cost of the Bank’s restricted cost method investments totaled $10,047,850 and $8,512,745 at December 31, 2015 and 2014, respectively. These investments were not evaluated for impairment because the Bank was not required to estimate the fair value of these investments in accordance with generally accepted accounting principles, and the Bank did not identify any events or changes in circumstances that may have a significant adverse effect on the fair value of these investments.

The amortized cost and estimated fair value of investment securities held-to-maturity and available-for-sale at December 31, 2015, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because securities may have the right to call or prepay with or without call or prepayment penalties.

	Held-to-Maturity and Restricted Stock		Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amount maturing in:

One year or less	$—	$—	$1,961,635	$1,968,989
After one through five years	—	—	111,815,501	112,307,926
After five through ten years	—	—	179,345,988	183,075,599
After ten years	—	—	280,454,618	293,198,375

	—	—	573,577,742	590,550,889
Agency mortgage-backed securities	—	—	212,603,164	214,350,329
Stock in Federal Reserve Bank	1,607,400	1,607,400	—	—
Stock in Federal Home Loan Bank	8,370,400	8,370,400	—	—
Other stock	70,050	70,050	—	—
Mutual funds	—	—	3,250,000	3,404,091

	$10,047,850	$10,047,850	$789,430,906	$808,305,309

Realized gains on sales of investment securities were $613,083 and $241,334 during 2015 and 2014, respectively. During 2015, the Bank identified possible future credit impairment on $1,558,000 in held-to-maturity private label securities. The Bank chose to sell these securities upon identification of the impairment, receiving proceeds on the sale of $2,161,000 for a realized gain of $603,000.

Investment securities with a carrying value of approximately $477,209,000 and $411,133,000 were pledged at December 31, 2015 and 2014, respectively, to secure public deposits and for other purposes required or permitted by law.

The investments in stock of the Federal Reserve Bank and the Federal Home Loan Bank are recorded at cost, and are considered restricted assets. From time to time, the Federal Home Loan Bank will repurchase excess activity-based stock and the Bank will purchase additional stock, based on levels of borrowings.

14

For the years ended December 31, activity in Federal Home Loan Bank (FHLB), Federal Reserve Bank (FRB) and other restricted stock was as follows:

	2015	2014
Repurchased by FHLB	$21,033,400	$23,075,900
Purchased by the Bank - FHLB stock	(22,615,400)	(25,406,700)
Sale of other stock	46,895	—

FHLB, FRB and other stock (purchases) repurchases, net	$(1,535,105)	$(2,330,800)

3.	LOANS

Major classifications of loans, by collateral type, at December 31 are as follows:

	2015	2014
Construction/development	$151,235,759	$128,890,285
Secured by farmland	124,111,630	115,453,720
1-4 family residential	451,890,532	413,941,533
Commercial real estate/multi-family	415,741,608	402,978,722
Commercial/industrial	182,372,317	144,694,225
Installment/other credit	67,700,297	65,112,593
Other	59,235,386	56,270,723

Loans, gross	1,452,287,529	1,327,341,801
Allowance for loan losses	(22,859,091)	(22,159,339)

Loans, net	$1,429,428,438	$1,305,182,462

Loans shown above are net of participation loans sold. Other loans include loans to mortgage companies, agriculture production loans, overdrafts and other loans.

Loans held-for-sale (included in 1-4 family residential loans above) at December 31, 2015 and 2014, totaled $3,632,815 and $3,147,026, respectively, and consist of various adjustable rate and fixed rate real estate loans carried at the lower of cost or estimated fair value. There are no significant valuation allowances required for these loans at December 31, 2015 and 2014.

At December 31, 2015 and 2014, loans to certain directors, officers, and businesses in which they have interest total $8,014,790 and $8,843,910, respectively.

15

Allowance for Loan Losses

Changes in the allowance for loan losses for the years ended December 31 were as follows:

	2015	2014
Balance, beginning of year	$22,159,339	$20,215,363
Provision charged to operations	2,990,745	3,056,573
Charge-offs	(7,247,352)	(5,529,801)
Recoveries	4,956,359	4,417,204

Balance, end of year	$22,859,091	$22,159,339

The provision for loan losses decreased $65,828, or 2%, to $2,990,745 in 2015, compared to $3,056,573 for 2014, after increasing $2,209,109, or 261%, in 2014 compared to 2013.

Generally, the Bank’s asset quality remained consistent with 2014. Non-performing loans increased slightly from 2014 while net loan and deposit charge-offs as a percent of average loans increased 8 basis points in 2015 as compared to the prior year. Over prior periods, the general economic conditions have continued to strengthen. However, potential weaknesses exist in certain areas of the economy, such as recessionary conditions in Europe, a slowing economy in China, weakened oil prices, and the strengthening U.S. dollar, which could slow or reverse recent positive trends in asset quality.

The allowance for loan losses increased $699,752, or 3%, to a ratio of 1.57% of total loans at December 31, 2015. The reserve ratio was 1.67% and 1.65% at December 31,2014 and 2013, respectively.

Some of the risk characteristics considered by Bank management in estimating the allowance for loan losses, by major loan classification, are as follows:

Construction/development: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values, and the local economies in the Bank’s market areas.

Secured by farmland: Loans secured by farmland are usually based on the underlying value of the farmland securing these loans and include independent appraisal reviews and a financial analysis of the farm operation or other alternative repayment source of the borrower. Sources of repayment are generally derived from the cash flow from the farming operation or of a borrower’s principal business operation. Additionally, repayment of these loans is often dependent on the personal income and credit rating of the borrower. Credit risk in these loans can be impacted by general economic conditions and fluctuation in commodity prices.

1-4 family residential: Residential real estate loans are generally secured by owner and non-owner occupied residential residences. Loans of this type cover a wide range of purposes including purchase financing, cash-out home equity and home improvement, pledging equity to secure loans for a borrower’s commercial borrowing needs, etc. Sources of repayment are generally dependent on the personal income and credit rating of the borrower. Additionally, repayment may be derived from the cash flow from a borrower’s principal business operation or rental income. Credit risk in these loans can be impacted by general economic conditions within the Bank’s market areas that might impact property values, or performance of the borrowers personal or business operation income.

Commercial real estate/multi-family: Commercial real estate loans typically involve larger principal loan amounts secured by owner and non-owner occupied commercial real estate and multi-family commercial real estate properties. Repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business operation conducted on the property securing the loan. Credit risk in these loans may be impacted by general economic conditions, creditworthiness of the borrower or the borrower’s business operation, fluctuations in property values, and local economic issues in the Bank’s market areas.

Commercial /industrial: The commercial and industrial portfolio includes loans to commercial borrowers for use in financing the working capital needs, equipment purchases, and general business expansion. The Bank places a strong emphasis on loans secured by tangible collateral, but unsecured lending is also a utilized which is potentially a higher risk type of lending. The loans of this type are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the general economic conditions that impact the cash flow stability from business operations.

Installment/other credit: Consumer installment loans and other extensions of credit are generally secured by automobiles or other durable consumer goods such as boats, motorcycles, RV’s, ATV’s, trailers, etc. The Bank places a strong emphasis on loans secured by tangible collateral, but unsecured lending and credit card lending products are included in the portfolio. Sources of repayment are generally dependent on the personal income and credit rating of the borrower. Credit risk in these loans can be impacted by general economic conditions within the Bank’s market areas.

The allowance for loan losses is available to absorb possible loan losses regardless of the category of loan to be charged off. The allowance for loan losses consists of loan-specific reserves and reserves based on the expected loss estimates.

The loan-specific component applies to loans evaluated individually for impairment and is based on management’s best estimate of proceeds from liquidating collateral. The actual timing and amount of repayments and the ultimate realizable value of the collateral may differ from management’s estimate.

The expected loss component is determined by applying loss percentages to pools of loans using two methods: (1) by loan type and (2) by loan risk rating. These percentages are determined by historical loss percentages, adjusted for current economic conditions and changes in the loan portfolio. These expected loss estimates are sensitive to changes in delinquency status, realizable value of collateral and other risk factors.

The underlying assumptions, estimates and assessments used by management to determine these components are periodically evaluated and updated to reflect management’s current view of overall economic conditions and relevant factors impacting credit quality and inherent losses. Changes in such estimates could significantly impact the allowance and provision for loan losses. The Bank could experience credit losses that are different from the current estimates made by management.

16

The Bank has recorded a reserve for secondary market off-balance sheet credit risk in other liabilities on the balance sheets and records the current year provision related to these items in other expense in the consolidated statements of income. The following schedule reconciles the provision for loan losses and total allowance for loan losses as of and for the years ended December 31:

	2015	2014
Provision for loan loss reserve	$2,990,745	$3,056,573
Provision for off-balance sheet credit exposure (Note 15)	—	—

Overall current year provision	$2,990,745	$3,056,573

	2015	2014
Allowance for loan losses	$22,859,091	$22,159,339
Allowance for off-balance sheet credit exposure/sold loans	534,000	534,000

Overall allowance for loan losses	$23,393,091	$22,693,339

The following table summarizes activity in the allowance for loan losses as of and for the years ended December 31:

2015	Allowance for Loan Losses Beginning Balance	Charge-Offs	Recoveries	Provision	Allowance for Loan Losses Ending Balance	Total Loans at December 31, 2015	Loan Balance Individually Evaluated for Impairment	Loan Balance Collectively Evaluated for Impairment
Construction/development	$4,324,768	$(12,191)	$20,506	$205,973	$4,539,056	$151,235,759	$—	$151,235,759
Secured by farmland	1,066,493	(1,089)	11,789	43,061	1,120,254	124,111,630	583,296	123,528,334
1-4 family residential	1,680,921	(351,709)	104,742	716,605	2,150,559	451,890,532	2,705,496	449,185,036
Commercial real estate/multi-family	5,529,698	(2,144,835)	515,555	370,821	4,271,239	415,741,608	12,135,237	403,606,371
Commercial/industrial	6,649,045	(823,363)	1,598,821	244,856	7,669,359	182,372,317	5,998,675	176,373,642
Installment/other credit	2,067,821	(451,324)	138,416	412,829	2,167,742	67,700,297	—	67,700,297
Other loans	706,920	(1,947,381)	2,086,725	68,020	914,284	59,235,386	115,056	59,120,330
Deposits/other	133,673	(1,515,460)	479,805	928,580	26,598	—	—	—

Total	$22,159,339	$(7,247,352)	$4,956,359	$2,990,745	$22,859,091	$1,452,287,529	$21,537,760	$1,430,749,769

2014	Allowance for Loan Losses Beginning Balance	Charge-Offs	Recoveries	Provision	Allowance for Loan Losses Ending Balance	Total Loans at December 31, 2014	Loan Balance Individually Evaluated for Impairment	Loan Balance Collectively Evaluated for Impairment
Construction/development	$3,466,735	$(242,046)	$1,100,079	$—	$4,324,768	$128,890,285	$—	$128,890,285
Secured by farmland	1,055,381	—	11,112	—	1,066,493	115,453,720	714,352	114,739,368
1-4 family residential	1,855,069	(353,353)	179,205	—	1,680,921	413,941,533	1,818,664	412,122,869
Commercial real estate/multi-family	3,734,596	(370,305)	165,407	2,000,000	5,529,698	402,978,722	13,474,236	389,504,486
Commercial/industrial	6,779,429	(338,870)	208,486	—	6,649,045	144,694,225	1,981,309	142,712,916
Installment/other credit	2,340,843	(455,748)	182,726	—	2,067,821	65,112,593	170,524	64,942,069
Other loans	869,468	(2,212,668)	2,050,120	—	706,920	56,270,723	294,567	55,976,156
Deposits/other	113,842	(1,556,811)	520,069	1,056,573	133,673	—	—	—

Total	$20,215,363	$(5,529,801)	$4,417,204	$3,056,573	$22,159,339	$1,327,341,801	$18,453,652	$1,308,888,149

As shown in the table above, the Bank had loan and deposit charge-offs of $7,247,352 during 2015 compared to $5,529,801 in 2014.

17

Non-performing Loans and Modified Loans

Non-performing loans, defined as loans on nonaccrual status, troubled debt restructurings, and loans 90 days or more past due and still accruing, as of and for the years ended December 31 are as follows:

	2015	2014
Construction/development	$5,469	$9,612
Secured by farmland	583,295	986,985
l-4 family residential	3,946,163	3,589,696
Commercial real estate/multi-family	12,145,823	14,030,995
Commercial/industrial	6,374,080	2,022,292
Installment/other credit	123,375	231,623
Other	125,625	294,567

	$23,303,830	$21,165,770

Total nonaccrual loans at December 31, 2015, increased by $757,502 or 6%, from 2014. Loans on which the accrual of interest has been discontinued or reduced at December 31, 2015 and 2014 totaled $14,440,895 and $13,683,393, respectively.

At December 31, 2015, loans classified as troubled debt restructuring (TDR’s) totaled $10,243,095. Of this amount, $8,862,812 was on accrual status. The remaining $1,380,283 was on non-accrual status. New TDR’s in 2015 totaled $3,372,590, up from the 2014 total of $2,083,566. There were no payment defaults, defined as 90 days or more past due, on loans restructured as TDR’s during 2015. The Bank had no commitments to lend additional funds on these modified loans at December 31, 2015. In general, troubled debt restructured loans are loans in which the borrower is experiencing a financial difficulty and the bank has granted a concession that it would not otherwise consider as a result of the borrower’s financial difficulty. Often, the concession is in the form of a change in payment terms or change in-interest rate.

The following tables summarize information regarding new troubled debt restructurings by class as of December 31:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Amount Charged-Off	Post-Modification Outstanding Recorded Investment
2015
Commercial real estate/multi-family	1	$868,203	$—	$868,203
Commercial/industrial	2	2,504,387	—	2,504,387

	3	$3,372,590	$—	$3,372,590

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Amount Charged-Off	Post-Modification Outstanding Recorded Investment
2014
1-4 family residential	7	$805,866	$—	$805,866
Commercial real estate/multi-family	2	955,657	—	955,657
Commercial/industrial	1	322,043	—	322,043

	10	$2,083,566	$—	$2,083,566

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The following presents the troubled debt restructurings by type of modification:

	Interest Rate	Term	Combination	Total Modification
2015
Commercial real estate/multi-family	$—	$—	$868,203	$868,203
Commercial/industrial	—	—	2,504,387	2,504,387

	$—	$—	$3,372,590	$3,372,590

	Interest Rate	Term	Combination	Total Modification
2014
1-4 family residential	$—	$516,934	$288,932	$805,866
Commercial real estate/multi-family	—	664,612	291,045	955,657
Commercial/industrial	—	322,043	—	322,043

	$—	$1,503,589	$579,977	$2,083,566

Past Due Loans

The following is a summary of past due loans as of December 31:

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater	Total Past Due Loans	Current Loans	Total Loans
2015
Construction/development	$—	$—	$—	$—	$151,235,759	$151,235,759
Secured by farmland	317,658	—	—	317,658	123,793,972	124,111,630
1-4 family residential	2,864,728	600,819	8	3,465,555	448,424,977	451,890,532
Commercial real estate/multi-family	2,595,368	—	—	2,595,368	413,146,240	415,741,608
Commercial/industrial	192,121	—	123,283	315,404	182,056,913	182,372,317
Installment/other credit	368,475	7,587	—	376,062	67,324,235	67,700,297
Other	2,976	—	—	2,976	59,232,410	59,235,386

	$6,341,326	$608,406	$123,291	$7,073,023	$1,445,214,506	$1,452,287,529

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater	Total Past Due Loans	Current Loans	Total Loans
2014
Construction/development	$172,154	$—	$—	$172,154	$128,718,131	$128,890,285
Secured by farmland	484,796	—	—	484,796	114,968,924	115,453,720
1-4 family residential	2,020,258	577,060	107,106	2,704,424	411,237,109	413,941,533
Commercial real estate/multi-family	232,534	—	—	232,534	402,746,188	402,978,722
Commercial/industrial	476,417	12,392	—	488,809	144,205,416	144,694,225
Installment/other credit	187,794	5,743	—	193,537	64,919,056	65,112,593
Other	2,028	—	—	2,028	56,268,695	56,270,723

	$3,575,981	$595,195	$107,106	$4,278,282	$1,323,063,519	$1,327,341,801

Total loans past due at December 31, 2015 increased by $2,794,741, or 65%, from 2014. The ratio of past due loans to total loans at December 31, 2015 was .49%, versus .32% at December 31,2014.

There were no loans greater than 90 days past due and still accruing interest as of December 31, 2015 and 2014.

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Impaired Loans

A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The following tables represent impaired loans as of December 31:

	Recorded Investment	Unpaid Principal Balance	Related Allowance for Loan Losses	Interest Income Recognized
2015
Loans with a specific allowance:
Secured by farmland	$369,269	$369,269	$44,482	$9,992
1-4 family residential	249,069	249,069	41,869	—
Commercial real estate/multi-family	6,850,551	7,080,551	1,368,519	105,854
Commercial/industrial	2,707,064	2,707,064	351,288	125,043

	10,175,953	10,405,953	1,806,158	240,889

Loans with no specific allowance:
Secured by farmland	214,026	214,026	—	—
1-4 family residential	2,456,427	2,746,741	—	7,628
Commercial real estate/multi-family	5,284,687	5,564,132	—	57,834
Commercial/industrial	3,291,611	3,544,954	—	71,100
Other	115,056	115,056	—	10,202

	11,361,807	12,184,909	—	146,764

Total impaired loans	$21,537,760	$22,590,862	$1,806,158	$387,653

	Recorded Investment	Unpaid Principal Balance	Related Allowance for Loan Losses	Interest Income Recognized
2014
Loans with a specific allowance:
Secured by farmland	$208,013	$208,013	$39,638	$10,646
Commercial real estate/multi-family	8,441,527	8,622,953	2,315,578	112,432
Commercial/industrial	533,023	730,846	4,847	23,127

	9,182,563	9,561,812	2,360,063	146,205

Loans with no specific allowance:
Secured by farmland	506,339	506,339	—	9,695
1-4 family residential	1,818,664	1,973,587	—	7,868
Commercial real estate/multi-family	5,032,709	5,338,654	—	100,130
Commercial/industrial	1,448,286	1,448,286	—	75,022
Installment/other credit	170,524	170,524	—	—
Other	294,567	294,567	—	11,237

	9,271,089	9,731,957	—	203,952

Total impaired loans	$18,453,652	$19,293,769	$2,360,063	$350,157

20

The average impaired balance of loans for the year ended December 31 is as follows:

	2015	2014
Loans with a specific allowance	$9,679,258	$6,361,042
Loans with no specific allowance	10,316,448	8,624,489

Total average impaired balance	$19,995,706	$14,985,531

The net carrying value of impaired loans is generally based on the fair values of collateral obtained through independent appraisals or internal evaluations. Once the impairment amount is calculated, a specific reserve allocation is recorded. At December 31, 2015, $1,806,158 of the Bank’s allowance for loan losses was allocated to impaired loans with an outstanding balance of $10,175,953.

It is the Bank’s policy to discontinue the accrual of interest income on loans when management believes the borrower’s financial condition, after consideration of business conditions and collection efforts, is such that the collection of interest is doubtful, or upon which principal or interest has been in default for a period of 90 days or more and the asset is not both well secured and in the process of collection. Subsequent interest payments received on such loans are applied to principal if any doubt exists as to the collectability of such principal; otherwise, such receipts are recorded as interest income on a cash basis. Interest income of $387,653 and $350,157 was recognized on impaired loans for the years ended December 31, 2015 and 2014, respectively.

Credit Quality of Loan Portfolio

The following table provides information about the credit quality of the loan portfolio as of December 31, using the Bank’s internal rating system reflecting management’s risk assessment.

	Pass	Watch	Substandard	Total
2015
Construction/development	$143,879,304	$6,740,492	$615,963	$151,235,759
Secured by farmland	118,983,520	2,280,424	2,847,686	124,111,630
1-4 family residential	438,731,586	4,789,404	8,369,542	451,890,532
Commercial real estate/multi-family	363,749,920	18,441,046	33,550,642	415,741,608
Commercial/industrial	163,092,874	4,443,141	14,836,302	182,372,317
Installment/other credit	67,330,877	17,269	352,151	67,700,297
Other	59,126,821	78,736	29,829	59,235,386

	$1,354,894,902	$36,790,512	$60,602,115	$1,452,287,529

	Pass	Watch	Substandard	Total
2014
Construction/development	$122,866,616	$5,432,326	$591,343	$128,890,285
Secured by farmland	108,829,822	3,103,032	3,520,866	115,453,720
1-4 family residential	401,763,254	6,585,519	5,592,760	413,941,533
Commercial real estate/multi-family	358,535,027	14,539,698	29,903,997	402,978,722
Commercial/industrial	132,394,548	3,533,346	8,766,331	144,694,225
Installment/other credit	64,835,511	21,515	255,567	65,112,593
Other	55,163,141	207,621	899,961	56,270,723

	$1,244,387,919	$33,423,057	$49,530,825	$1,327,341,801

21

Loans are placed on watch status when: (1) one or more weaknesses which could jeopardize timely liquidation exist, or (2) the margin of liquidity of an asset is sufficiently narrow that adverse trends could result in a collection problem. Loans classified as substandard are inadequately protected by the credit worthiness and paying capacity of the borrower or of the collateral pledged, if any. Loans classified as substandard may have a well-defined weakness or weaknesses that jeopardize the repayment of the debt. Such loans are characterized by the distinct possibility that the Bank may sustain some loss if the deficiencies are not corrected. Loans are placed on nonaccrual status when: (1) deterioration in the financial condition of the borrower exists for which payment of full principal and interest is not expected, or (2) principal or interest has been in default for a period of 90 days or more and the asset is not both well-secured and in the process of collection.

Pledged Loans

The Bank has signed a Blanket Pledge agreement with the Federal Home Loan Bank of Des Moines (FHLB) under which it can draw advances of unspecified amounts from the FHLB. The Bank must hold an unencumbered portfolio of eligible one-to-four family residential mortgages, one-to-four family residential second mortgages, commercial real estate loans, multi-family real estate loans, agri-business loans, agricultural real estate loans, home equity lines of credit, and certain investment securities with minimum book value between 116% and 154% of the indebtedness. At December 31, 2015, based on collateral pledged under the Blanket Pledge agreement, the Bank had a total of $448 million in borrowing capacity with FHLB. Of that amount, $144 million has been used to secure advances and $77 million to secure letters of credit issued by the FHLB on the Bank’s behalf. At December 31, 2015 and 2014, the available borrowing capacity was $227 million and $271 million, respectively.

The Bank has granted a security interest in certain bank assets to the Federal Reserve Bank of St. Louis (FRB) under which it can draw advances of unspecified amounts from the FRB discount window. The Bank must hold an unencumbered portfolio of eligible commercial and construction real estate loans, and secured and unsecured consumer lines with minimum book values between 111% and 144% of the indebtedness. At December 31, 2015 and 2014, based on total amount pledged, the Bank had a total unused borrowing capacity with FRB of $242 million and $215 million, respectively.

Serviced Loans

Loans serviced for others are not included in the accompanying balance sheets. The number and amount of unpaid principal balances of loans serviced by the Bank at December 31 are as follows:

	Number of Loans		Dollars of Loans
	2015	2014	2015	2014
Loans owned by Bank	22,884	22,931	$1,452,287,529	$1,327,341,801
Loans serviced for others	1,215	1,242	130,096,926	129,536,676

Total loans	24,099	24,173	$1,582,384,455	$1,456,878,477

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4.	PROPERTY AND EQUIPMENT

Major classifications of property and equipment at December 31 are as follows:

	2015	2014
Land	$12,220,474	$12,057,760
Land improvements	12,796,531	12,620,389
Buildings	64,212,188	64,608,186
Furniture, fixtures and equipment	35,525,813	36,173,874
Leasehold improvements	280,621	275,583
Computer software	3,723,418	3,680,050
Construction in progress	1,515,314	195,642

Total property and equipment	130,274,359	129,611,484
Accumulated depreciation	(58,235,960)	(54,914,680)

Net property and equipment	$72,038,399	$74,696,804

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2015 and 2014	$6,351,197	$6,285,570

5.	OTHER ASSETS

Other assets and other liabilities at December 31 consist of:

	2015	2014
Bank
Investments in limited partnerships and investment company	$4,838,134	$5,403,232
Other prepaid expenses	3,451,745	3,352,562
Artwork	2,045,555	2,039,555
Acquisition premium, net of accumulated amortization of $2,110,661 and $1,640,747, respectively	1,178,737	1,648,651
Goodwill	455,581	455,581
Other	1,590,684	2,063,879
Subsidiary
Loans receivable	12,998,000	—
Capitalized fees, net of $3,231 in amortization	901,322	—

Total other assets	$27,459,758	$14,963,460

In 2009, the Bank invested $4,865,000 in a limited partnership. In exchange for this investment, the Bank will receive low-income housing tax credits over a 10-year period. At the end of the 10-year period, the investment will be deemed to have no value. Therefore, the asset is being written off over the 10-year period based on the credits received. The amount written off was $488,523 for each of the years ended December 31, 2015 and 2014, and the remaining investment balance was $1,501,806 and $1,990,329 as of December 31, 2015 and 2014, respectively.

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In 2014, the Bank invested $3,499,891 in a limited partnership as an investor member. An additional investment of $128,422 was made in 2015. In exchange for these investments, the Bank will receive low- income housing tax credits over a 5-year period. At the end of the 5-year period, the investment will be deemed to have no value. Therefore, the asset is being written off over the 5-year period based on the credits received. The amount written off was $699,997 and $566,988 for the years ended December 31, 2015 and 2014, and the remaining investment balance was $2,361,328 and $2,932,903 as of December 31, 2015 and 2014. In addition, the Bank loaned funds to the company, which is guaranteed by the managing member and its owners, with an outstanding balance of $6,797,158 and $7,011,529 as of December 31, 2015 and 2014.

In 2014, the Bank also invested $480,000 in a small business investment company, and received dividend income totaling $41,544 for the year. In 2015, an additional $495,000 investment was made and dividend income totaled $53,519 for the year. Under the terms of the agreement, the Bank has remaining capital commitments of $2,025,000. This investment is recorded at cost since the Bank does not exert significant influence over this entity.

As described in Note 17, during 2015 the Bank made an equity investment in a newly formed, wholly owned subsidiary, Cradduck LMB Investment Fund, LLC (the Fund). The Fund, in turn, owns a 99.9% interest in REI Subsidiary CDE, LLC (the CDE). The CDE advanced funds to Cradduck Mississippi Development, LLC (Borrower) under three notes receivable totaling $12,998,000, the proceeds of which were used by the Borrower to develop commercial office buildings in Ada, Oklahoma. The first note has a balance of $3,000,000, and pays interest only through the date of its maturity in December, 2022. Principal is paid at maturity. The second note has a balance of $6,408,193 and the third note has a balance of $3,589,807. They both pay interest only through December, 2022, and then principal and interest payments through the date of their maturity in December, 2045. All three notes earn interest at a rate of 1.5344% and are secured by a mortgage security agreement and assignment of leases. In addition, the Fund and the CDE incurred fees of $904,553 related to this transaction, which are being amortized over seven years.

The Bank paid a premium for the acquisition of core deposits from another bank in 2011 and again in 2012, which are capitalized in other assets and are being amortized over the estimated useful life of 7 years. Amortization expense, including losses from impairment, was $469,914 for the years ended December 31, 2015 and 2014, respectively.

6.	DEPOSITS

Interest bearing demand and savings deposits at December 31 consist of:

	2015	2014
Demand deposit accounts, interest bearing	$755,655,413	$618,704,611
Money market savings accounts	187,608,254	191,916,029
Savings accounts	145,521,357	133,254,516
Brokered demand and money market accounts	3,610,894	7,645,321

Total demand and savings deposits, interest bearing	$1,092,395,918	$951,520,477

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Time deposits at December 31 consist of:

	2015	2014
Retail time deposits, $100,000 and over	$179,166,404	$226,992,748
Retail time deposits, less than $100,000	127,649,796	136,915,597
Bank purchased CDARs	89,198,099	38,566,030
Brokered time deposits	48,898,000	51,130,000
CDARs reciprocal time deposits	14,716,570	12,968,605

Total time deposits	$459,628,869	$466,572,980

Maturities of the above time deposit for the years ending December 31 are as follows:

2016	$294,498,593
2017	70,731,244
2018	31,180,122
2019	8,611,423
2020	5,673,733
Thereafter	48,933,754

Total time deposits	$459,628,869

Overdraft balances totaling $1,155,360 and $1,831,343 at December 31, 2015 and 2014, respectively, were reclassified as loan balances and included in other loans.

Related parties, including certain directors and officers and businesses in which they had an interest, had deposit accounts at the Bank totaling $4,507,205 and $3,221,267 as of December 31, 2015 and 2014, respectively. The Landrum Company, holding company of the Bank, had deposit accounts at the Bank totaling $6,928,000 and $23,054,000 at December 31, 2015 and 2014, respectively.

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7.	OTHER BORROWED FUNDS

Other borrowed funds at December 31 consist of:

	2015	2014
Bank
Long-term advances from the Federal Home Loan Bank of Des Moines, interest due monthly and principal due on various dates ranging from June 15, 2016 through August 21, 2031. Interest accrues at fixed rates ranging from 0.67% to 3.41%. The Bank has the option of prepayment, subject to prepayment fees.	$110,706,639	$85,720,940
Short-term advance from the Federal Home Loan Bank of Des Moines, interest due at maturity on February 2, 2015. Interest accrues at a fixed rate 0.25%.	—	25,000,000

Subsidiary
Senior note payable by subsidiary investment fund to Sovereign Properties Holdco, fixed rate interest of 4.49% due monthly. Principal due at maturity on December 31, 2022. This note is secured by all interests in REI Subsidiary CDE 4, LLC.	3,000,000	—
Junior note payable by subsidiary investment fund to Sovereign Properties Holdco, fixed rate interest of 1.00% due monthly. Principal due at maturity on December 31, 2045. This note is secured by all interests in REI Subsidiary CDE 4, LLC.	6,408,193	—

Total other borrowed funds	$120,114,832	$110,720,940

As described in Note 17, during 2015 the Bank’s wholly owned subsidary, Cradduck LMB Investment Fund, LLC (the Fund), entered into two note payable agreements totaling $9,408,193 with Soverign Properties Holdco, LLC (SPH) to assist with the development of commercial office buildings in Ada, Oklahoma. The Fund will use cash distributions from its subsidiary to repay these loans.

Aggregate future principal payments for the above debt for the years ending December 31 are as follows:

2016	$110,014,797
2017	15,309
2018	15,839
2019	16,388
2020	16,956
Thereafter	10,035,544

Total other borrowed funds	$120,114,832

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8.	INCOME TAXES

The deferred income taxes result from temporary differences between book and tax reporting, relating primarily to loan loss reserves, loan loss impairment, fixed asset accounting, non-accrual interest receivable, self-funded insurance prepayments, mortgage servicing rights, securities available-for-sale, and employee benefit plan accruals. At December 31, 2015 and 2014, there is no valuation allowance needed for deferred taxes. The deferred income taxes shown in the consolidated balance sheets at December 31 consist of:

	2015	2014
Deferred tax assets
Reserve for loan losses	$7,953,651	$7,715,735
Equity participation plan	3,030,050	3,056,033
Long-term incentive plan	1,204,541	803,000
Non-accrual interest	406,407	331,824
Other	1,887,550	1,244,308

	14,482,199	13,150,900

Deferred tax liabilities
Net unrealized gain on available-for-sale securities	(6,417,297)	(6,366,915)
Property and equipment	(4,391,854)	(4,726,201)
Prepaid expenses	(1,152,226)	(1,124,578)
Other	(700,654)	(139,497)

	(12,662,031)	(12,357,191)

Deferred income tax asset, net	$1,820,168	$793,709

The provision for income taxes shown in the consolidated statements of income for the years ended December 31 consists of:

	2015	2014
Current provision	$7,851,283	$8,451,532
Deferred (benefit)	(1,076,841)	(1,607,852)

Provision for income taxes	$6,774,442	$6,843,680

The current portion of the provision includes the following:

	2015	2014
Federal income tax	$6,263,743	$6,989,972
State income tax and bank tax, net of credits	1,587,540	1,461,560

Current provision	$7,851,283	$8,451,532

The provision for income taxes differs from the amount computed by applying the statutory U.S. Federal income tax rate of 35% to net income before taxes as follows:

	2015	2014
Income taxes at Federal statutory rate	$10,750,017	$10,011,207
State income and bank taxes	1,313,949	1,153,840
Tax-free interest on municipal bonds	(4,267,309)	(3,509,655)
Low income housing tax credits	(1,022,585)	(925,144)
Tax-free interest on government loans	(207,089)	(202,705)
Other permanent and temporary differences	207,459	316,137

Provision for income taxes	$6,774,442	$6,843,680

The Bank files consolidated income tax returns with its parent holding company. Taxable income is reduced by interest income that is exempt on either the Federal or State income tax return. The Bank has entered into an income tax allocation agreement with its parent holding company that provides for the Bank to pay over to the parent holding company a sum equal to the full income tax liability which would have been payable by the Bank if separate income tax returns had been filed.

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9.	COMMON AND PREFERRED STOCK

The Bank has 1,000,000 authorized common shares with a par value of $20, of which 584,573 shares have been issued and are outstanding as of December 31, 2015 and 2014.

On August 13, 2015, Landmark Bank issued $10,000,000 of fixed rate, non-cumulative, perpetual Series C preferred shares to The Landrum Company, with a coupon rate of 5% payable quarterly. At that same time, the Certificate of Designation for the Series B preferred shares was amended such that the total number of authorized and outstanding shares was reduced to 10,000.

The Bank shares authorized, issued and outstanding are as follows as of December 31:

	Par	Authorized	Issued	Outstanding
2015
Common	$20	1,000,000	584,573	584,573
Preferred Series A	1,000	15,000	—	—
Preferred Series B	1,000	10,000	10,000	10,000
Preferred Series C	1,000	10,000	10,000	10,000

2014
Common	$20	1,000,000	584,573	584,573
Preferred Series A	1,000	15,000	—	—
Preferred Series B	1,000	20,000	20,000	10,000

10.	REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total, Tier 1, and Common Equity Tier 1 capital (as defined in the regulations) to Risk-Weighted Assets (as defined), and of Tier 1 capital to Average Assets (as defined).

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At December 31, 2015 and 2014, the Bank met all capital requirements to which it was subject.

			Minimum Capital
	Actual		Requirements
	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2015:
Total Capital (to Risk Weighted Assets)	$223,690	13.81%	$129,622	8.00%
Tier 1 Capital (to Risk Weighted Assets)	$203,398	12.55%	$97,217	6.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$183,398	11.32%	$105,807	4.50%
Leverage Ratio (Tier 1 Capital to Average Assets)	$203,398	8.65%	$94,051	4.00%

As of December 31, 2014:
Total Capital (to Risk Weighted Assets)	$193,617	13.45%	$115,127	8.00%
Tier 1 Capital (to Risk Weighted Assets)	$175,571	12.20%	$57,564	5.50%
Leverage Ratio (Tier 1 Capital to Average Assets)	$175,571	8.33%	$84,291	4.00%

11.	SERVICE CHARGES

Service charges income consists of the following for the years ended December 31:

	2015	2014
NSF and overdraft charges	$11,651,201	$12,222,190
Service charges of deposit accounts	1,383,553	1,526,335

Total service charges income	$13,034,754	$13,748,525

12.	OTHER INCOME AND EXPENSES

Other income and expenses for the years ended December 31 were as follows:

	2015	2014
Other income
Gains on loans, investments, and other assets sold, net	$5,887,177	$2,217,479
Debit and credit card income	5,653,037	5,058,199
Trust department	3,316,930	3,089,932
Investment center income	2,094,980	2,241,834
Loan related fees	1,356,315	807,932
ATM surcharge	679,539	642,080
Increase in cash surrender value of life insurance	536,742	531,823
Fees received from related party (Note 14)	291,996	264,444
Other	679,970	1,704,890

Total other income	$20,496,686	$16,558,613

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	2015	2014
Other expenses
Data processing	$3,853,575	$3,442,849
Marketing and business development	3,106,324	3,034,942
Regulatory assessments	1,838,426	1,534,959
Loan and collection costs	1,821,431	1,499,583
Postage, printing and supplies	1,719,216	1,622,653
Telephone and communications costs	1,370,750	1,240,433
Professional fees	1,155,892	1,155,452
Retail deposit expense	1,146,278	1,067,739
Training and travel	999,838	919,412
Directors’ fees	763,400	723,584
Deposit premium amortization	469,914	469,914
Other	2,357,960	1,902,865

Total other expenses	$20,603,004	$18,614,385

Gains on loans, investments, and other assets sold, net, for the years ended December 31 were as follows:

	2015	2014
Gains on loans sold	$5,107,155	$2,419,544
Gains on investment securities	613,074	198,691
Mortgage servicing rights capitalized	204,175	86,161
(Losses) on other real estate and foreclosed assets	(37,227)	(486,917)

Gains on loans, investments and other assets sold, net	$5,887,177	$2,217,479

Gains on investment securities includes both realized gains on investment sales and write-downs for other-than-temporary impairment on investment securities.

13.	EMPLOYEE BENEFITS

Combined plan: Employees of the Bank participate in The Landrum Company Combined Benefits Plan, which includes provisions for a profit sharing component and 401(k) component. Employees are eligible to receive employer contributions under the profit sharing component after one year of service, 1,000 hours of service during a year, employment as of the end of the year and attainment of age 21. For the 401(k) component, employees are eligible to defer and to receive matching contributions into the plan immediately upon employment and attainment of age 21.

Participants in the profit sharing component of the combined benefit plan vest in 20% of employer contributions after the first year of service, as defined in the plan document. An additional 20% vests each year thereafter with 100% vesting after the fifth year of service. Regardless of length of service, a participant automatically becomes 100% vested in his or her account balance upon death, disability, or normal retirement (attainment of age 65). Participants in the 401(k) component vest immediately.

The Bank’s matching contribution is discretionary. For the period January 1, 2014 to June 30,2014, the 401(k) match was $0.50 for every $1 put into the 401(k) component by the employee, limited to 2 1/2% of the employee’s annual compensation. Effective July 1, 2014, the Bank’s match was increased to 50% of the

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first 6% contributed, which raised the limit to 3% of the employee’s annual compensation. The match was increased again January 1, 2015, to 100% of the first 3% and 50% of the next 2% contributed, for a total potential match of 4%.

Contributions to the profit sharing component are determined annually at the discretion of its Board of Directors. For 2015 and 2014, no contributions were made to the profit sharing component of the plan.

In 2015, The Landrum Company redeemed 51,869 shares of common stock from the profit sharing component at a total cost of $17,773,635. In 2014, The Landrum Company redeemed 6,803 shares of common stock from the profit sharing component at a total cost of $2,176,960. The funds were used to provide liquidity to the plan.

Employee stock ownership plan: Effective January 1, 2002, The Landrum Company sponsored an employee stock ownership plan (ESOP) that covers all employees of The Landrum Company and the Bank who have one year of service, worked at least 1,000 hours during a year, are employed as of the end of the year and have attained the age of 21.

In 2015, The Landrum Company redeemed 25,622 shares of common stock from the ESOP at a total cost of $8,818,430. Also in 2015, Landmark Bank also made a cash contribution totaling $350,000. In 2014, The Landrum Company redeemed 2,263 shares of common stock from the ESOP at a total cost of $733,710. The funds were used to provide liquidity to the plan.

Equity participation plan: Certain employees of the Bank participate in The Landrum Company Equity Participation Plan. Beginning January 1, 2003, the Bank began accruing the costs associated with the equity participation plan. Prior to January 1, 2003, the plan was accounted for by its holding company. During 2015 and 2014, no new performance units were awarded under this plan. The plan provides for the cash payment over a period of time following a termination date equal to the value of the phantom stock at date of termination minus the core book value of the phantom stock at the date of the award. The annual increase in value of the phantom stock is based on an index determined by the Board of Directors at the end of each year. A reserve for potential future payments under this plan is being provided for on a current basis amounting to $8,911,910 and $8,988,333 at December 31, 2015 and 2014, respectively, which is included in other liabilities in the consolidated balance sheets.

Long-term incentive plan: Effective January 1, 2013, the Bank’s Board of Directors approved the implementation of the Long-Term Incentive Plan (LTIP). The purpose of the LTIP is to advance the interests of the Bank and its employees by focusing certain senior managers’ attention on long-term and strategic goals. The plan provides for the establishment of certain multi-year performance periods with incentive payouts tied to achievement of specified performance criteria. An initial four-year performance period ends December 31, 2016, with incentives tied to targets for the Bank’s net income and return on equity. A second four-year performance period begins January 1, 2016 and ends December 31, 2019, with incentives tied to targets for The Landrum Company net income and return on equity. There was $3,542,769 and $2,361,765 of compensation accrued under this plan as of December 31, 2015 and 2014, respectively, included in other liabilities in the consolidated balance sheets.

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Expenses under these plans for the years ended December 31 were as follows:

	2015	2014
Long-term incentive plan	$1,181,004	$1,136,765
Equity participation plan	613,357	787,423
401(k) plan	1,208,462	714,101
Employee stock ownership plan	350,000	—

	$3,352,823	$2,638,289

Bank-owned life insurance: In 2001, the Bank purchased bank-owned life insurance policies covering certain key employees. The earnings from these policies over time are to partially subsidize employee benefit programs.

The cash surrender value of these policies amounted to $17,252,513 and $16,715,771 as of December 31, 2015 and 2014, respectively. Earnings on these policies are tax-exempt if the policies are not “cashed in” prior to the terms of the policies and are reported in other income on the consolidated statements of income.

Under certain conditions prescribed by the bank-owned life insurance policies, the Bank has agreed to maintain the policies during the employees’ retirements to provide the employees with a death benefit based on the substantive agreement with the employee. The Bank has recognized a liability for the postretirement benefit related to these endorsement split-dollar life insurance arrangements in the amount of $400,903 and $393,104 as of December 31, 2015 and 2014, respectively, which is included in other liabilities in the consolidated balance sheets.

Medical insurance: The Bank has entered into an agreement that provides for a partially self-funded health care plan administered by the Bank and Blue Cross/Blue Shield.

The coverage provides basically for:

1)	All claims of more than $175,000 per employee or dependent per plan year will be paid by Blue Cross/Blue Shield under the Individual Participant Specific Stop-Loss agreement.

2)	All claims paid in excess of the Aggregate Contract Year Stop-Loss Attachment Point of $3,398,565 will be paid by Blue Cross/Blue Shield.

A loss reserve in the amount of $583,753 and $678,799 at December 31,2015 and 2014, respectively, has been accrued by the Bank and is included in other liabilities in the consolidated balance sheets. The Bank recognized expenses relating to this plan of $1,950,530 and $1,721,953 in 2015 and 2014, respectively.

14.	RELATED PARTY TRANSACTIONS

Under an agreement between the Bank and The Landrum Company, some Bank personnel provide management and accounting services to The Landrum Company, for which The Landrum Company paid a fee to the Bank of $291,996 and $264,444 in 2015 and 2014, respectively.

The fees described above were not necessarily the result of arms-length negotiations; however, the Bank believes fees received or paid for these services are on, and will continue on, terms that are substantially the same, or at least as favorable to the Bank, as were available for similar transactions through non-affiliated companies.

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15.	COMMITMENTS, CONTINGENT LIABILITIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, standby letters of credit and potential litigation against the Bank. At December 31, commitments consist of:

	2015	2014
Commitments to extend credit	$300,817,000	$258,190,000
Standby letters of credit	7,241,000	10,206,000

Total	$308,058,000	$268,396,000

The Bank is periodically a party to financial instruments with off-balance-sheet risk. Those instruments are entered into during the normal course of business to meet the financing needs of customers and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

The Bank’s exposure to market loss in the event of future changes in market prices rendering these financial instruments less valuable is represented by the contractual amount of the instruments.

The Bank’s exposure to accounting loss on these financial instruments is a combination of the credit and market risk described above.

The Bank has operating leases for land at its various locations. The total lease and rental expense was $413,744 and $356,902 in 2015 and 2014, respectively. Future minimum lease payments under non-cancellable leases having remaining terms in excess of one year at December 31, 2015, are as follows:

2016	$333,953
2017	227,642
2018	201,442
2019	139,644
2020	98,642
Thereafter	331,530

Total	$1,332,853

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16.	FAIR VALUES OF FINANCIAL INSTRUMENTS

U.S. generally accepted accounting principles (GAAP) emphasize that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy as prescribed by GAAP is as follows:

Level 1	Valuation is based upon quoted prices (unadjusted) in active markets for identical assets or liabilities that the Bank has the ability to access.

Level 2	Valuation is based upon quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption based on unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Bank’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following is a description of valuation methodologies used for the Bank’s assets and liabilities recorded at fair value.

Securities available-for-sale: Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets, and money market funds. Level 2 securities may include mortgage-backed securities, municipal bonds and corporate debt securities. Securities classified as Level 3 may include mortgage-backed securities or other securities in less liquid markets.

Loans, net: The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with GAAP. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair

34

value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2015, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. In accordance with GAAP, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3.

Loans held for sale are carried at the lower of cost or fair value. For loans with a contract for sale, the fair value is equal to the contract. The fair value of all other loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, the Bank classifies loans subjected to nonrecurring fair value adjustments as Level 2. At December 31, 2015 and 2014, loans held for sale were recorded at cost, as it was deemed lower than fair value.

Foreclosed assets: Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the foreclosed asset as nonrecurring Leve1 3.

The Bank’s assets measured at fair value on a recurring basis as of December 31, 2015 and 2014, aggregated by the level in the fair value hierarchy within which those measurements fall, are as follows:

	Level 1	Level 2	Level 3	Total
2015
Investment securities available-for-sale:
U.S. government and federal agencies	$—	$118,936,425	$—	$118,936,425
State and local governments	—	471,614,464	—	471,614,464
Agency mortgage-backed securities	—	214,350,329	—	214,350,329
Mutual funds	3,404,091	—	—	3,404,091

	$3,404,091	$804,901,218	$—	$808,305,309

2014
Investment securities available-for-sale:
U.S. government and federal agencies	$—	$37,998,097	$—	$37,998,097
State and local governments	—	368,795,127	—	368,795,127
Agency mortgage-backed securities	—	261,930,746	—	261,930,746
Private label mortgage-backed securities	—	918,249	—	918,249
Mutual funds	3,423,162	—	—	3,423,162

	$3,423,162	$669,642,219	$—	$673,065,381

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Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies, or similar techniques in which one or more significant inputs or assumptions are unobservable. As of December 31, 2015 and 2014, no securities owned by the Bank were considered Level 3.

The Bank may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP. These include assets that are measured at the lower of cost or market that were recognized at fair value on a nonrecurring basis as of December 31, 2015 and 2014, aggregated by the level in the fair value hierarchy within which those measurements fall, are as follows:

	Level 1	Level 2	Level 3	Total
2015
Loans, net	$—	$8,369,795	$—	$8,369,795
Other real estate owned	—	1,658,370	—	1,658,370

Total assets	$—	$10,028,165	$—	$10,028,165

2014
Loans, net	$—	$6,822,500	$—	$6,822,500
Other real estate owned	—	2,738,088	—	2,738,088

Total assets	$—	$9,560,588	$—	$9,560,588

Management believes the carrying amount is a reasonable estimate of fair value for the following:

•	Cash and due from banks

•	Federal funds sold

•	Accrued interest receivable

•	Cash surrender value of life insurance

•	Checking and escrow accounts

•	Money market savings

•	Federal funds purchased

Loans: Fair value of loans receivable is estimated by discounting the estimated future cash flows using current rates on loans with similar credit risks and terms. It is assumed that no prepayments would occur due to the short-term nature of the portfolio and based upon the Bank’s historical experience.

Time deposits: Fair value is based on the discounted value of contractual cash flows using the rates offered for deposits of similar remaining maturities at the reporting dates.

Other borrowed funds: Fair value is based on the discounted value of contractual cash flows using the rates offered for borrowings of similar remaining maturities at the reporting dates from Federal Home Loan Bank.

Investments in other entities: Fair value is based on original cost, net of any applicable amortization, and any identified permanent impairment as these investments do not have a readily determinable fair value.

36

The fair value estimates presented are based on pertinent information available to management as of December 31:

	2015		2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and due from banks	$44,549,833	$44,549,833	$40,731,119	$40,731,119

Investment securities
Available-for-sale	808,305,309	808,305,309	673,065,381	673,065,381
Held-to-maturity	—	—	1,977,401	2,853,434
Restricted assets	10,047,850	10,047,850	8,512,745	8,512,745
Federal funds sold and other investments	2,556,717	2,556,717	5,718,768	5,718,768

Loans
Commercial	366,550,090	363,984,766	305,289,453	302,948,874
Secured by commercial real estate	541,176,253	539,988,232	519,053,192	524,586,710
Secured by consumer real estate	451,618,550	438,428,912	414,118,523	419,543,841
Personal	65,273,463	63,346,702	62,556,962	61,126,338
Other	27,669,172	27,354,788	26,323,671	26,630,725

Loans, gross	1,452,287,529	1,433,103,400	1,327,341,801	1,334,836,488
Allowance for loan losses	(22,859,091)	(22,859,091)	(22,159,338)	(22, 159,338)

Loans, net	1,429,428,438	1,410,244,310	1,305,182,462	1,312,677,150
Accrued interest receivable	10,689,391	10,689,391	9,046,697	9,046,697

Cash surrender value of life insurance	17,252,513	17,252,513	16,715,771	16,715,771

Other assets
Investments in other entities	4,838,134	4,838,134	5,403,232	5,403,232
Subsidiary loans receivable	12,998,000	6,134,285	—	—
Financial Liabilities
Deposits
Demand, non-interest bearing	$480,759,879	$480,759,879	$415,043,849	$415,043,849
Demand and savings, interest bearing	1,092,395,918	1,092,395,918	951,520,477	951,520,477
Time deposits	459,628,869	460,162,816	466,572,980	469,865,797

Total deposits	2,032,784,666	2,033,318,613	1,833,137,306	1,836,430,123

Federal funds purchased	33,200,000	33,200,000	—	—

Other borrowed funds	120,114,832	115,735,572	110,720,940	110,625,309

17.	INVESTMENT IN SUBSIDIARY ENTITIES

During 2015, the Bank made an equity investment totaling $4,494,360 in a newly formed, wholly owned subsidiary named Cradduck LMB Investment Fund, LLC (the Fund). In return, and as part of the larger transaction outlined below, the Bank will receive $5,226,000 in Federal new market tax credits. The Fund used the investment received from the Bank, along with two leveraged loans from Soverign Properties Holdco, LLC (SPH), an unrelated party, totaling $9,408,193 to make a 99.90% ownership investment of $13,400,000 in REI Subsidiary CDE, LLC (the CDE). The CDE, in turn, loaned $12,998,000 to Cradduck

37

Mississippi Development, LLC (the Developer), a qualified low-income community business, the proceeds of which will be used to develop commercial office buildings in Ada, Oklahoma. In addition, the Bank made a $3,000,000 loan (included in the Bank’s loan portfolio) to SPH, who used those proceeds to also loan $3,000,000 to the Developer for the project. This project qualified for the Federal new market tax credit program. Once the building is complete, the Developer will use rent and lease payments to repay its loans to the CDE. The CDE, in turn, will make distributions to the Fund, who will then use those distributions to repay its debt to SPH. Terms of the notes payable and receivable are outlined in greater detail in Note 5 and Note 7.

In connection with the loans, the Bank entered into a put/call agreement with SPH, the entity that provided the original funding of the loans. The put/call agreement gives the Bank the right to put its interest in the investment fund to SPH at the end of the seven year period upon payment of $1,000. If the Bank does not put its interest, SPH has the right to call (purchase) the Bank’s interest at a purchase price equal to the greater of the fair market value of such interest or $1,000.

18.	SUBSEQUENT EVENTS

In January 2016, the Landmark Bank and The Landrum Company Boards of Directors approved a transaction that will provide an opportunity for Landmark Bank shareholders to become shareholders of The Landrum Company or to receive cash for their Landmark Bank shares. The transaction through which this will occur is subject to regulatory review and approval, which is now being pursued.

The transaction is also subject to approval of the Landmark Bank shareholders at a special meeting to be held in 2016. Prior to that meeting, the Landmark Bank shareholders will receive a Proxy Statement and Offering Circular that will provide detailed information concerning the transaction. It will not be necessary for shareholders of The Landrum Company to vote regarding the transaction.

The end result of the transaction, if approved, will be that The Landrum Company will own all of the issued and outstanding shares of Landmark Bank, and Landmark Bank shareholders who desire to do so will become shareholders of The Landrum Company.

38

SUPPLEMENTARY INFORMATION

2005 West Broadway, Suite 100, Columbia, MO 65203 OFFICE (573) 442-6171 FAX (573) 777-7800 3220 West Edgewood, Suite E, Jefferson City, MO 65109 OFFICE (573) 635-6196 FAX (573) 644-7240
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
www.williamskeepers.com

INDEPENDENT AUDITORS’ REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors of

Landmark Bank, National Association and Subsidiaries

We have audited the consolidated financial statements of Landmark Bank, National Association and subsidiaries (the Bank) for the year ended December 31, 2015, and our report thereon dated February 22, 2016, which expressed an unmodified opinion on those consolidated financial statements, appears on page 1. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying consolidating balance sheet as of December 31, 2015, and the related consolidating statement of income for the year then ended are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with U.S. generally accepted auditing standards. In our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole. ·

February 22, 2016

American Institute of Certified Public Accountants Missouri Society of Certified Public Accountants PKF North America	Superior service. Creative solutions. Exceptional clients.

LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

December 31, 2015

	Cradduck LMB Investment Fund, LLC	REI Subsidiary CDE 4, LLC	Eliminations	Consolidated Subsidiary Subtotal	Landmark Bank, N.A	Eliminations	Consolidated
ASSETS
Cash and due from banks	$—	$—	$—	$—	$44,549,833	$—	$44,549,833
Investment securities	—	—	—	—	818,353,159	—	818,353,159
Federal funds sold and other temporary investments	—	—	—	—	2,556,717	—	2,556,717
Loans, net	—	—	—	—	1,429,428,438	—	1,429,428,438
Property and equipment, net	—	—	—	—	72,038,399	—	72,038,399
Accrued interest receivable	—	—	—	—	10,689,391	—	10,689,391
Cash surrender value of life insurance	—	—	—	—	17,252,513	—	17,252,513
Deferred income tax asset, net	—	—	—	—	1,820,168	—	1,820,168
Other real estate owned	—	—	—	—	1,658,370	—	1,658,370
Other assets	13,900,758	13,398,564	(13,400,000)	13,899,322	18,054,796	(4,494,360)	27,459,758

Total assets	$13,900,758	$13,398,564	$(13,400,000)	$13,899,322	$2,416,401,784	$(4,494,360)	$2,425,806,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand, non-interest bearing	$—	$—	$—	$—	$480,759,879	$—	$480,759,879
Demand and savings, interest bearing	—	—	—	—	1,092,395,918	—	1,092,395,918
Time deposits	—	—	—	—	459,628,869	—	459,628,869

Total deposits	—	—	—	—	2,032,784,666	—	2,032,784,666
Federal funds purchased	—	—	—	—	33,200,000	—	33,200,000
Other borrowed funds	9,408,193	—	—	9,408,193	110,706,639	—	120,114,832
Other liabilities	—	—	—	—	22,220,862	—	22,220,862

Total liabilities	9,408,193	—	—	9,408,193	2,198,912,167	—	2,208,320,360

Stockholders’ equity
Preferred stock	—	—	—	—	20,000,000	—	20,000,000
Common stock	—	—	—	—	11,691,460	—	11,691,460
Additional paid-in capital	—	—	—	—	31,863,093	—	31,863,093
Retained earnings	4,492,565	13,398,564	(13,400,000)	4,491,129	141,477,958	(4,494,360)	141,474,727

Total stockholders’ equity before unrealized gain (loss) on securities available-for-sale	4,492,565	13,398,564	(13,400,000)	4,491,129	205,032,511	(4,494,360)	205,029,280
Unrealized gain (loss) on securities available-for-sale, net of deferred income taxes	—	—	—	—	12,457,106	—	12,457,106

Total stockholders’ equity	4,492,565	13,398,564	(13,400,000)	4,491,129	217,489,617	(4,494,360)	217,486,386

Total liabilities and stockholders’ equity	$13,900,758	$13,398,564	$(13,400,000)	$13,899,322	$2,416,401,784	$(4,494,360)	$2,425,806,746

40

LANDMARK BANK, NATIONAL ASSOCIATION AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2015

	Cradduck LMB Investment Fund, LLC	REI Subsidiary CDE 4, LLC	Eliminations	Consolidated Subsidiary Subtotal	Landmark Bank, N.A.	Eliminations	Consolidated
INTEREST INCOME
Interest and fees on loans	$—	$—	$—	$—	$66,207,444	$—	$66,207,444
Interest on investment securities	—	—	—	—	19,488,538	—	19,488,538

Total interest income	—	—	—	—	85,695,982	—	85,695,982

INTEREST EXPENSE
Interest on deposits	—	—	—	—	4,978,115	—	4,978,115
Interest on fed funds purchased and other borrowed funds	—	—	—	—	777,910	—	777,910

Total interest expense	—		—	—	5,756,025	—	5,756,025

Net interest income	—	—	—	—	79,939,957	—	79,939,957
PROVISION FOR LOAN LOSSES	—	—	—	—	2,990,745	—	2,990,745

Net interest income after provision for loan losses	—	—	—	—	76,949,212	—	76,949,212

OTHER INCOME
Service charges					13,034,754		13,034,754
Other	—	—	—	—	20,496,686	—	20,496,686

Total other income	—	—	—	—	33,531,440	—	33,531,440

OTHER EXPENSE
Salaries and employee benefits					47,207,453		47,207,453
Occupancy and equipment expense					11,955,861		11,955,861
Other	1,795	1,436	—	3,231	20,599,773	—	20,603,004

Total other expense	1,795	1,436	—	3,231	79,763,087	—	79,766,318

Income before income taxes	(1,795)	(1,436)	—	(3,231)	30,717,565	—	30,714,334
PROVISION FOR INCOME TAXES	—	—	—	—	6,774,442	—	6,774,442

Net income (loss)	$(1,795)	$(1,436)	$—	$(3,231)	$23,943,123	$—	$23,939,892

41

ANNEX I

The Landrum Company

Amended and Restated Articles of Incorporation

CERTIFICATE OF INCREASE IN DESIGNATED SHARES

SERIES E PREFERRED SHARES OF

THE LANDRUM COMPANY

The Landrum Company, a Missouri corporation (the “Issuer”), in accordance with the General and Business Corporation Law of Missouri, does hereby certify:

The Board of Directors of the Issuer (the “Board of Directors”) or an authorized committee of the Board of Directors, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Issuer and applicable law, by resolution adopted on January 29, 2016, created a series of No Par Preferred Stock of the Issuer, liquidation value $1,000 per share, designated as “Series E Preferred Shares,” and designated 30,000 of such shares.

The Board of Directors or an authorized committee of the Board of Directors, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Issuer and applicable law, by resolution duly adopted on August 12, 2016, increased the number of shares designated Series E Preferred Shares to 45,000 Shares (an increase of 15,000 shares). All powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations, and restrictions thereon for the Series E Preferred Shares otherwise remain unchanged and as originally set forth the Certificate of Designation of Series E Preferred Shares as filed with the Missouri Secretary of State.

IN WITNESS WHEREOF, The Landrum Company has caused this Certificate of Designation to be executed by its duly authorized officer as of the 12th day of August, 2016.

THE LANDRUM COMPANY

By	/s/ Kevin D. Gibbens

Kevin D Gibbens
Print Name

President and CEO
Print Title

Certificate of Increase in Designated Shares

    Series E Preferred Shares of The Landrum Company

CERTIFICATE OF TERMINATION PURSUANT TO SECTION 351.180(7) OF

THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI

Pursuant to Section 351.180(7) of The General and Business Corporation Law of Missouri, the undersigned, the President of The Landrum Company, a Missouri corporation (the “Corporation”), hereby states as follows:

1. The name of the Corporation is: The Landrum Company.

2. The Corporation previously authorized the issuance of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C. No shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or Fixed Rate Cumulative Perpetual Preferred Stock, Series C, are currently issued and outstanding.

3. The Board of Directors of the Corporation adopted as of August 19, 2011, by unanimous written consent, the following resolution:

BE IT RESOLVED that (a) no Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C are outstanding; (b) the redeemed Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C, are cancelled and returned to the status of authorized but unissued capital stock; and (c) no shares of capital stock of the Corporation will be issued subject to the Certificates of Designations previously filed with the Missouri Secretary of State with respect to the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C.

4. The effective date of this Certificate is the date it is filed by the Secretary of State of the State of Missouri.

[Remainder of page intentionally blank; signatures are found on the following page]

Certificate of Termination Pursuant to Section 351.180(7) of the General and Business Corporation Law of Missouri	Page 1

In affirmation thereof, the facts stated above are true as of the 20th day of March, 2014.

CORPORATION:	THE LANDRUM COMPANY

	By	/s/ Kevin Gibben
Kevin Gibbens, President

Certificate of Termination Pursuant to Section 351.180(7) of the General and Business Corporation Law of Missouri	Page 2

CERTIFICATE OF TERMINATION PURSUANT TO SECTION 351.180(7) OF

THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI

Pursuant to Section 351.180(7) of The General and Business Corporation Law of Missouri, the undersigned, the President of The Landrum Company (the “Corporation”), hereby states as follows:

1. The name of the Corporation is: The Landrum Company.

2. The Corporation previously authorized the issuance of shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D. No shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D are currently issued and outstanding.

3. The Board of Directors of the Corporation adopted as of April 16, 2013, by unanimous written consent, the following resolution:

BE IT RESOLVED that no authorized shares of capital stock of the Corporation with respect to the Senior Non-Cumulative Perpetual Preferred Stock, Series D are issued and outstanding, no shares will be issued subject to the Certificate of Designations previously filed with the Missouri Secretary of State with respect to the Senior Non-Cumulative Perpetual Preferred Stock, Series D, and, as a result of the foregoing, the Certificate of Designations with respect to the Senior Non-Cumulative Perpetual Preferred Stock, Series D is terminated.

4. The effective date of this Certificate is the date it is filed by the Secretary of State of the State of Missouri.

[Remainder of page intentionally blank; signatures are found on the following page]

Certificate of Termination Pursuant to Section 351.180(7) of the General and Business Corporation Law of Missouri	Page 1

In affirmation thereof, the facts stated above are true as of the 23rd day of April, 2013.

CORPORATION:	THE LANDRUM COMPANY

	By	/s/ Kevin Gibbens
Kevin Gibbens, President

Certificate of Termination Pursuant to Section 351.180(7) of the General and Business Corporation Law of Missouri	Page 2

HONORABLE JASON KINDER

SECRETARY OF STATE

STATE OF MISSOURI

JEFFERSON CITY, MISSOURI 65102

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

THE LANDRUM COMPANY

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation hereby certifies the following:

SECTION 1

The present name of the Corporation is The Landrum Company. The name under which the Corporation was originally organized is The Landrum Company.

SECTION 2

The Articles of Incorporation of the Corporation, which were amended and restated in the form set forth on Exhibit A attached hereto, were adopted by the shareholders of the Corporation on February 19, 2013. The Amended and Restated Articles of Incorporation supersede and replace the original Articles of Incorporation and all amendments thereto.

SECTION 3

The Amended and Restated Articles of Incorporation, as adopted by the shareholders of the Corporation, are as set forth on Exhibit A attached hereto.

SECTION 4

Of the 482,066 shares issued and outstanding, 447,561 of such shares were entitled to vote on the Amended and Restated Articles of Incorporation.

The number of issued and outstanding shares of any class entitled to vote thereon as a class was as follows:

Class	Number of Outstanding Shares
Class A Common Voting	447,561

Amended and Restated Articles of Incorporation The Landrum Company	Page 1

SECTION 5

The number of issued and outstanding shares of the Corporation voted for and against the Amended and Restated Articles of Incorporation were as follows:

Class	No. Voted For	No. Voted Against
Class A Common Voting	447,276	0

SECTION 6

The Amended and Restated Articles of Incorporation do not provide for any exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

IN WITNESS WHEREOF, the undersigned Kevin D. Gibbens, President of the Corporation, hereby affirms that the facts stated above are true and correct and has executed these Amended and Restated Articles of Incorporation as of the 29th day of March, 2013. The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo.

/s/ Kevin D. Gibbens, President
Kevin D. Gibbens, President

Amended and Restated Articles of Incorporation The Landrum Company	Page 2

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

THE LANDRUM COMPANY

ARTICLE ONE

The name of the Corporation is The Landrum Company.

ARTICLE TWO

The address, including street and number, if any, of the Corporation’s registered office in the State of Missouri is 801 East Broadway, P.O. Box 1867, Columbia, Missouri 65205, and the name of its registered agent at such address is Kevin Gibbens.

ARTICLE THREE

A. The aggregate number of shares which the Corporation shall have authority to issue shall be 4,100,000 shares, divided into three classes, consisting of the following:

1.	3,000,000 shares of Class A Common Voting Stock, which shares shall each be of $0.01 par value.

2.	1,000,000 shares of Class B Common Nonvoting Stock, which shares shall each be of $0.01 par value.

3.	100,000 shares of No Par Preferred Stock, which shares shall each be of no par value.

B. No holder of any shares of the Corporation shall be entitled by reason of owning such shares, as a matter of right, to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class.

C. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes. The Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term “person,” a purchaser, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares; and the foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the interest of such person.

Amended and Restated Articles of Incorporation The Landrum Company	Page 1

D. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

Common Stock

1. Except as hereinafter provided with respect to voting powers, the Class A Common Voting Stock and the Class B Common Nonvoting Stock of the Corporation shall be identical in all respects.

2. With respect to voting powers, except as otherwise required by The General and Business Corporation Law of Missouri, the holders of Class A Common Voting Stock shall possess all voting powers for all purposes, including by way of illustration and not of limitation, the election of directors, mergers, and sale of substantially all of the assets of the Corporation; the holders of Class B Common Nonvoting Stock shall have no voting power whatsoever; and no holder of Class B Common Nonvoting Stock shall vote on or otherwise participate in any proceeding in which action shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

3. Subject to all of the rights of the No Par Preferred Stock as expressly provided herein, by law, or by the Board of the Directors pursuant to this Article, the Class A Common Voting Stock and the Class B Common Nonvoting Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, as amended, including, but not limited to, the following rights and privileges:

(a) Dividends may be declared and paid or set apart for payment upon the Class A Common Voting Stock and Class B Common Nonvoting Stock out of any assets or funds of the Corporation legally available for the payment of dividends; and

(b) Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Voting Stock and Class B Nonvoting Stock in accordance with their respective rights and interests.

4. In all elections of directors of this Corporation, each Class A Common Voting Stock shareholder shall have the right to cast as many votes as shall equal (x) the number of such shares of Class A Common Voting Stock held multiplied by (y) the number of directors to be elected, and the shareholder may cast all of such votes for a single director or may distribute them among the number of directors to be elected, or any two or more of them, as such shareholder may deem fit.

Amended and Restated Articles of Incorporation The Landrum Company	Page 2

Preferred Stock

1. The 100,000 shares of authorized No Par Preferred Stock, without par value, may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption shall be as set forth in the resolutions adopted by the Board of Directors, and such information shall be certified to the Secretary of State of Missouri and filed as required by law from time to time prior to the issuance of any shares of such series.

2. The Board of Directors is expressly authorized, prior to issuance, to change the number of shares to be included in each series of No Par Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and/or terms and adopting resolutions setting forth such changes and, if and to the extent from time to time required by law, by filing certification thereto with the Secretary of State of Missouri. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Class A Common Voting Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action (except with regard to the election of directors). The authority of the Board of Directors with respect to each series of No Par Preferred Stock shall include, but not be limited to, setting or changing the following:

(a) The distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of No Par Preferred Stock shall not exceed the number of shares of No Par Preferred Stock authorized in this Article;

(b) The price or designated value per share for each series;

(c) The annual dividend rate on shares of such series, whether such dividends shall be cumulative, and if so, from which date or dates;

(d) Whether the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Amended and Restated Articles of Incorporation The Landrum Company	Page 3

(e) The obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(f) Whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions or such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(g) Whether the shares of such series shall have voting rights, in addition to any voting rights required by law, and if so, the terms of and any conditions respecting such voting rights;

(h) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

(i) Any other relative rights, powers, preferences, qualifications, limitations, or restrictions, relating to such series.

3. The shares of No Par Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

ARTICLE FOUR

The name and place of residence of the incorporator is: Larry R. Niedergerke, 3713 Woodrail on the Green, Columbia, Missouri.

ARTICLE FIVE

The number of directors to constitute the Board of Directors is nine. The number of directors shall be changed and fixed by the manner provided for in the By-Laws.

Except as otherwise specifically provided by statute, all powers of management and direct control of the Corporation shall be vested in the Board of Directors.

ARTICLE SIX

The By-laws of the Corporation may from time to time be amended or repealed, or new By-laws may be adopted, in any of the following ways: (a) by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote generally in an election of directors, or (b) by the Board of Directors acting by a majority of the then serving directors.

Amended and Restated Articles of Incorporation The Landrum Company	Page 4

ARTICLE SEVEN

The duration of the Corporation is perpetual.

ARTICLE EIGHT

This Corporation is formed for the following purposes:

To transact, promote and carry on the business of a bank holding company in all of its aspects; to own, hold and control the shares of stock of banks, banking associations, and other corporations, partnerships, associations, and entities and to exercise all the rights, powers and privileges incident to such ownership and control; to manage, control, furnish services to and perform services for such banks, banking associations, corporations, partnerships, associations, and entities; and to engage in any lawful act for which a corporation may be organized under The General and Business Corporation Law of Missouri.

ARTICLE NINE

The Corporation reserves the right to alter, amend, or repeal any provision in the Articles of Incorporation in the manner now or hereafter prescribed in The General and Business Corporation Law of Missouri. Subject to the preceding sentence, the power to amend and alter the Articles of Incorporation of the Corporation shall be vested solely in the holders of the shares of the Class A Common Voting Stock of the Corporation (except to the extent that in certain circumstances the holders of any other class of stock may be entitled by law to vote). This power may be exercised (after such notice as may be required or waiver thereof) at any annual or special meeting of the holders of the aforementioned shares by a vote of a majority of such shares as are issued and outstanding and entitled to vote at such meeting, except where a higher percentage vote is required pursuant to other provisions of these Articles of Incorporation.

ARTICLE TEN

(a) No contract or other transaction between this Corporation and any director or officer of this Corporation shall be affected or invalidated by reason of the fact that any such director or officer may be interested in or benefit from such contract or transaction (directly or indirectly).

(b) No contract or other transaction between this Corporation and any other corporation, partnership, association, or entity in which any director or officer of this Corporation may be a shareholder, partner, director, or officer or hold a similar title, position, or office shall be affected or invalidated by reason of the fact that any such director or officer may be a shareholder, partner, director, or officer or hold a similar title, position, or office of or in such other corporation, partnership, association, or entity.

Amended and Restated Articles of Incorporation The Landrum Company	Page 5

ARTICLE ELEVEN

The private property of the shareholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscriptions for shares.

ARTICLE TWELVE

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of its fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 351.345, Revised Statutes of Missouri relating to the declaration and payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit. If Chapter 351 of the Revised Statutes of Missouri is amended after the effective date of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Chapter 351 of the Revised Statutes of Missouri, as so amended.

Any repeal or modification of this Article by either of (i) the shareholders of the Corporation or (ii) an amendment to Chapter 351 of the Revised Statutes of Missouri, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification by any person serving as a director during the time the above provisions of this Article were in effect.

This Article may not be amended or deleted except upon the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares entitled to vote upon amendments to these Articles of Incorporation.

ARTICLE THIRTEEN

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

(d) Any indemnification under subsections (a) and (b) of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e) Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, personal representatives, and administrators of such a person.

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(g) The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

(h) For the purpose of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

(i) For purposes of this Article, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

(j) Notwithstanding any other provision under this Article, in no event shall the Corporation make any indemnification impermissible under federal law or regulation, including, without limitation, 12 C.F.R. §359, as such section may be amended and/or restated from time to time.

(k) This Article shall not be amended or deleted except upon the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares entitled to vote upon amendments to these Articles of Incorporation.

ARTICLE FOURTEEN

The provisions of Section 351.459 of the Revised Statutes of Missouri, as amended from time to time, shall apply to each “business combination” (as defined therein) of the Corporation with an “interested shareholder” (as defined therein).

This Article shall not be amended or deleted to eliminate or reduce the application of Section 351.459 of the Revised Statutes of Missouri, as amended from time to time, except upon the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares entitled to vote upon amendments to these Articles of Incorporation.

Amended and Restated Articles of Incorporation The Landrum Company	Page 8

CERTIFICATE OF DESIGNATION OF

SERIES E PREFERRED SHARES OF

THE LANDRUM COMPANY

The Landrum Company, a Missouri corporation (the “Issuer”), in accordance with the General and Business Corporation Law of Missouri, does hereby certify:

The Board of Directors of the Issuer (the “Board of Directors”) or an authorized committee of the Board of Directors, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Issuer and applicable law, by resolution adopted on January 29, 2016, created a series of No Par Preferred Stock of the Issuer, liquidation value $1,000 per share, designated as “Series E Preferred Shares,” as follows:

1. Designation and Number of Shares. There is hereby created out of the authorized, unissued, and currently undesignated No Par Preferred Stock of the Issuer a series of preferred shares designated as the “Series E Preferred Shares” (the “Designated Preferred Shares”). The authorized number of Designated Preferred Shares is 30,000.

2. Designation Provisions. The Designation Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designation to the same extent as if such provisions had been set forth in full herein.

3. Definitions. The following terms are used in this Certificate of Designation (including the Designation Provisions in Schedule A hereto) and are defined below:

(a)	“Common Shares” means the Class A Common shares and the Class B Common shares of the Issuer, par value of $0.01 per share.

(b)	“Junior Shares” means the Common Shares and any other class or series of shares of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution, or winding up of the Issuer.

(c)	“Liquidation Amount” means $1,000 per share of Designated Preferred Shares.

(d)	“Parity Shares” means any class or series of shares of the Issuer (other than Common Shares or Designated Preferred Shares) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or are non-cumulative).

(e)	“Redemption Amount” means $1,000 per share of Designated Preferred Shares.

(f)	“Undesignated Preferred Shares” means the undesignated preferred shares of the Issuer, which the Board of Directors is authorized to issue in one or more series

Certificate of Designation Series E Preferred Shares of The Landrum Company	Page 1

with such powers, preferences and relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions, as may be determined in the Board of Director’s sole discretion without further authorization by the shareholders.

4. Certain Voting Matters. Holders of Designated Preferred Shares will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Shares are entitled to vote, including any action by written consent.

IN WITNESS WHEREOF, The Landrum Company has caused this Certificate of Designation to be executed by its duly authorized officer as of the 1st day of February, 2016.

THE LANDRUM COMPANY

By	/s/ Kevin D. Gibbens

Kevin D Gibbens
Print Name

President and CEO
Print Title

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SCHEDULE A

Designation Provisions

1. General Matters. Each share of Designated Preferred Shares shall be identical in all respects to every other share of Designated Preferred Shares. The Designated Preferred Shares shall be perpetual, subject to the provisions of the Section of these Designation Provisions titled “Redemption.” The Designated Preferred Shares shall rank equally with Parity Shares and shall rank senior to Junior Shares with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation, or winding up of the Issuer.

2. Definitions. As used herein, the definitions set forth in the Certificate of Designations to which this Schedule A is attached and the following definitions shall apply with respect to Designated Preferred Shares:

(a)	“Applicable Dividend Rate” means 6.75 percent per annum.

(b)	“Business Combination” means a merger, consolidation, statutory share exchange, or similar transaction that requires the approval of the Issuer’s shareholders.

(c)	“Business Day” means any day except Saturday, Sunday, and any day on which banking institutions in the State of Missouri generally are authorized or required by law or other governmental actions to close.

(d)	“Bylaws” means the bylaws of the Issuer, as amended from time to time.

(e)	“Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Shares, of which these Designation Provisions form a part, as it may be amended from time to time.

(f)	“Charter” means the Issuer’s Amended and Restated Articles of Incorporation or similar organizational document, as amended from time to time.

(g)	“Designation Provisions” mean these Designation Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Shares.

(h)	“Dividend Period” has the meaning set forth in the subsection of these Designation Provisions titled “Rate.”

(i)	“Dividend Record Date” has the meaning set forth in the subsection of these Designation Provisions titled “Rate.”

(j)	“Liquidation Preference” has the meaning set forth in the subsection of these Designation Provisions titled “Voluntary or Involuntary Liquidation” of the Section titled “Liquidation Rights.”

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(k)	“Original Issue Date” means the date on which Designated Preferred Shares are first issued.

(l)	“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, or trust.

(m)	“Preferred Shares” means any and all series of preferred shares of the Issuer, including the Designated Preferred Shares.

(n)	“Voting Parity Shares” means, with regard to any matter as to which the holders of Designated Preferred Shares are entitled to vote as specified in the subsection of these Designation Provisions titled “General” of the Section titled “Voting Rights,” any and all series of Parity Shares upon which like voting rights have been conferred and are exercisable with respect to such matter.

3. Dividends.

(a) Rate. Holders of Designated Preferred Shares shall be entitled to receive, on each share of Designated Preferred Shares if, as, and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of net income or retained earnings, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Amount per share of Designated Preferred Shares. Such dividends shall be payable annually in one or more installments as may be determined by the Board of Directors in its sole discretion. Each calendar year shall be a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date through and including December 31 of that year.

For purposes of proration, dividends that are payable on Designated Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are declared will be payable to holders of record of Designated Preferred Shares as they appear on the stock register of the Issuer on the applicable record date or, if no date is fixed by the Board of Directors, the date on which the Board of Directors acted to declare the dividend (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Shares will not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Shares as specified in this Section of these Designation Provisions (subject to the other provisions of the Certificate of Designation).

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(b) Non-Cumulative. Dividends on Designated Preferred Shares are non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Shares in respect of any Dividend Period, the holders of Designated Preferred Shares will have no right to receive any dividend for such Dividend Period, and the Issuer will have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Shares.

(c) Priority of Dividends. Subject to the provisions of the immediately following paragraph, so long as any share of Designated Preferred Shares remains outstanding, no dividend or distribution shall be declared or paid on the Common Shares or any other Junior Shares (other than dividends payable solely in Common Shares) or Parity Shares, subject to the immediately following paragraph in the case of Parity Shares, and no Common Shares, Junior Shares, or Parity Shares shall be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all dividends on all outstanding Designated Preferred Shares for the current Dividend Period have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of Designated Preferred Shares on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases, or other acquisitions of Common Shares or other Junior Shares in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Shares or Parity Shares for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Shares for or into other Junior Shares or of Parity Shares for or into other Parity Shares (with the same or lesser aggregate liquidation amount) or Junior Shares, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Original Issue Date or any subsequent agreement for the accelerated exercise, settlement, or exchange thereof for Common Shares.

Notwithstanding the provisions of the immediately preceding paragraph, dividends on Junior Shares may be paid to the holders thereof even if the entire annual dividends on the Designated Preferred Shares for a Dividend Period have not been declared and paid, subject to the limitations set forth in this paragraph. If the holders of the Designated Preferred Shares have received from the Issuer for the Dividend Period the per share dividend amounts indicated in the table set forth immediately below, up to and including the indicated calendar quarters within the Dividend Period, then the Board of Directors may declare and the Issuer may pay dividends on all Junior Shares, in the aggregate, up to the funds legally available for such payment. For the initial Dividend Period, the percentages in the table below shall be pro-rated in the manner provided for in the subsection of these Designation Provisions titled “Rate” above.

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Calendar Quarter within the Dividend Period	Aggregate Percentage of Liquidation Amount Paid as Dividends on Designated Preferred Shares, per Share, for the Dividend Period
January 1 to March 31	1.6875 percent of the Liquidation Amount
April 1 to June 30	3.375 percent of the Liquidation Amount
July 1 to September 30	5.0625 percent of the Liquidation Amount
October 1 to December 31	6.750 percent of the Liquidation Amount

For the avoidance of doubt, the following example illustrates the provisions of the immediately preceding paragraph and accompanying table. Assume the Issuer declares and pays a $10.00 per share dividend on January 15, and a $25.00 per share dividend on April 10, on each share of Designated Preferred Shares, and declares no other dividends on the Designated Preferred Shares during the Dividend Period. Under these circumstances, during the period January 1 through March 31 no dividends may be declared or paid on the Junior Shares because the dividends paid on the Designated Preferred Shares for that calendar quarter amount to only 1.00 percent of the Liquidation Amount. As of April 10, the aggregate dividends paid on the Designated Preferred Shares for the Dividend Period amount to 3.50 percent per share, so for the period of April 10 through June 30 the Issuer may declare and pay on the Junior Shares an aggregate dividend up to the funds legally available for such payment. From July 1 through December 31 no additional dividends on the Junior Shares may be declared or paid because the aggregate dividends declared and paid on the Designated Preferred Shares for the Dividend Period equal only 3.50 percent of the Liquidation Amount.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the Designated Preferred Shares and any Parity Shares, all dividends on the Designated Preferred Shares and all such Parity Shares shall be declared pro-rata so that the respective aggregate amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends on the Designated Preferred Shares and all Parity Shares in a Dividend Period, in the aggregate, bear to each other (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Shares that bear cumulative dividends, all accrued but unpaid dividends).

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities, or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Shares and other Junior Shares, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Shares shall not be entitled to participate in any such dividends.

Notwithstanding the foregoing, in the event that (i) the Issuer is a party to a merger or consolidation with another corporation, and (ii) the terms of the plan of merger or consolidation

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provide that Junior Shares will be exchanged for consideration other than shares of the Issuer, and (iii) the merger or consolidation is approved by the affirmative vote or consent of holders of at least a majority of the Designated Preferred Shares at the time outstanding, voting as a separate class, then in those circumstances the exchange for Junior Shares may occur even if (a) some or all of the consideration is for cash or other non-share consideration, and (b) some or all of the dividends on all outstanding Designated Preferred Shares for the current Dividend Period have not been declared and paid in full.

(d) Limitations on Dividend Payments. The Holders of the Designated Preferred Shares shall not be entitled to receive dividends to the extent that the declaration of and/or payment of such dividends is prohibited by applicable law or regulation.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution, insolvency, receivership, or other winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Shares shall be entitled to receive for each share of Designated Preferred Shares, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Shares and any other shares of the Issuer ranking junior to Designated Preferred Shares as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any declared and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in the above subsection titled “Voluntary or Involuntary Liquidation” the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding Designated Preferred Shares and the corresponding amounts payable with respect of any other shares of the Issuer ranking equally with Designated Preferred Shares as to such distribution, holders of Designated Preferred Shares and the holders of such other shares shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Shares and the corresponding amounts payable with respect of any other shares of the Issuer ranking equally with Designated Preferred Shares as to such distribution has been paid in full, the holders of other shares of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation, and Sale of Assets Not Liquidation. For purposes of this Section, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Shares receive cash, securities, or other property for their shares, or the sale, lease, or exchange (for cash, securities, or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution, or winding up of the Issuer.

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(e) Subordination to Creditors. Any distributions to the Holders of the Designated Preferred Shares as payment, in whole or in part, of the Liquidation Preference shall be subordinated to the payment in full of the claims of general creditors and subordinated debt holders of the Issuer.

5. Redemption.

(a) Optional Redemption. The Issuer, at its option, subject to any required regulatory approvals including, but not limited to, any required prior approval of the Board of Governors of the Federal Reserve System, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the Designated Preferred Shares at the time outstanding, upon notice given as provided in the subsection of this Section titled “Notice of Redemption,” at a redemption price equal to the sum of (i) the Redemption Amount per share and (ii) the amount equal to any declared and unpaid dividends plus any dividends payable but unpaid for the then current Dividend Period to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period).

Notwithstanding the foregoing, no redemption of the Designated Preferred Shares may occur prior to the fifth anniversary of the Original Issue Date, provided, however, that if the Designated Preferred Securities no longer constitute additional tier 1 capital of the Issuer, then redemption of the Designated Preferred Shares may be made at any time, but in all cases subject to any required prior approval of the Board of Governors of the Federal Reserve System.

For purposes of this Section, the determination of dividends that are payable as of the effective date of any redemption shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month, for the period extending from and including the first day of the Dividend Period through, but excluding, the date fixed for redemption.

The redemption price for any Designated Preferred Shares shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable to holders of record as of the Dividend Record Date that is prior to the redemption date shall be paid to the holder of record of the redeemed shares on such Dividend Record Date.

(b) No Sinking Fund; No Guarantees; No Mandatory Redemptions. The Designated Preferred Shares will not be subject to any mandatory redemption, sinking fund, or other similar provisions. The Issuer shall not guarantee or otherwise secure or enhance any of the rights or preferences of the holders of Designated Preferred Shares beyond those rights and privileges created in this Certificate of Designation. Holders of Designated Preferred Shares will have no right to require redemption or repurchase of any Designated Preferred Shares.

(c) Notice of Redemption. Notice of every redemption of Designated Preferred Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.

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Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Designated Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Designated Preferred Shares. Notwithstanding the foregoing, if Designated Preferred Shares are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Shares at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of Designated Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the Designated Preferred Shares at the time outstanding, the shares to be redeemed shall be selected either pro-rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which Designated Preferred Shares shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro-rata benefit of the holders of the shares called for redemption, with a federally insured depository institution, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Shares that are redeemed, repurchased, or otherwise acquired by the Issuer shall revert to authorized but unissued No Par Preferred Shares (provided that any such cancelled Designated Preferred Shares may be reissued only as shares of any series of Undesignated Preferred Shares other than the Designated Preferred Shares).

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6. Conversion. Holders of Designated Preferred Shares shall have no right to exchange or convert such shares into any other securities.

7. Voting Rights.

(a) General. The holders of Designated Preferred Shares shall not have any voting rights except as set forth herein or as otherwise from time to time required by law.

(b) Class Voting Rights as to Particular Matters. So long as any Designated Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the vote or consent of the holders of at least a majority of the Designated Preferred Shares at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Shares or the Charter to authorize, or create, or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Shares. Any amendment, alteration, or repeal of any provision of the Certificate of Designation for the Designated Preferred Shares or the Charter (including, unless no vote on such merger or consolidation is required by the subsection of these Designation Provisions titled “Share Exchanges, Reclassifications, Mergers, and Consolidations,” any amendment, alteration or repeal by means of a merger, consolidation, or otherwise) so as to adversely affect the rights, preferences, privileges, or voting powers of the Designated Preferred Shares; or

(iii) Share Exchanges, Reclassifications, Mergers, and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Shares, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the Designated Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of Designated Preferred Shares immediately prior to such consummation, taken as a whole;

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provided, however, that for all purposes of this subsection, any increase in the amount of the authorized Preferred Shares, including any increase in the authorized amount of Designated Preferred Shares necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Original Issue Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Shares, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Shares, ranking equally with and/or junior to Designated Preferred Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution, or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges, or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Shares.

(c) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Shares will be required pursuant to the subsection hereof titled “Class Voting Rights as to Particular Matters” of this Section if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsection, all outstanding shares of the Designated Preferred Shares have been redeemed, or have been called for redemption upon proper notice and sufficient funds have been deposited in trust for such redemption.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which Designated Preferred Shares are listed or traded at the time.

8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Shares may deem and treat the record holder of any share of Designated Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

9. Notices. All notices or communications in respect of Designated Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Charter, the Bylaws, or by applicable law. Notwithstanding the foregoing, if Designated Preferred Shares are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Shares in any manner permitted by such facility.

10. No Preemptive Rights. No share of Designated Preferred Shares shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights, or options, may be designated, issued, or granted.

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11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen, or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen, or lost, together with any indemnity that may be reasonably required by the Issuer.

12. Other Rights. The Designated Preferred Shares shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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ANNEX J

The Landrum Company

Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS

OF

THE LANDRUM COMPANY

(A Missouri Corporation)

ARTICLE I	Offices and Records

ARTICLE II	Corporate Seal

ARTICLE III	Shareholders

ARTICLE IV	Directors

ARTICLE V	Officers

ARTICLE VI	Shares

ARTICLE VII	Indemnification

ARTICLE VIII	General Provisions

As adopted by the Board of Directors on June 18, 2013,

and updated to include an amendment adopted by the

Board of Directors on February 18, 2014

AMENDMENT AND RESTATEMENT

The Amended and Restated Bylaws set forth below are an amendment and complete restatement of the Bylaws of The Landrum Company. They supersede and replace all prior Bylaws, effective as of the date of their adoption.

ARTICLE I

Offices and Records

Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.

Section 2. Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may designate or the business of the Corporation may require. The “principal place of business” or “principal business” or “executive office or offices” of the Corporation may also be designated from time to time by the Board of Directors.

Section 3. Records. The Corporation shall keep at its registered office in Missouri, at its principal place of business, or at the office of its transfer agent in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law.

Section 4. Inspection of Records. A shareholder of the Corporation who is entitled to and demands to inspect the books and records of the Corporation or any direct or indirect subsidiary of the Corporation (collectively, the “Affiliated Corporations” and each an “Affiliated Corporation”) pursuant to any statutory or other legal right may inspect such books and records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of any Affiliated Corporation. In order to exercise this right of examination, a shareholder must comply with all requirements pertinent to any statutory and other legal right to inspect the Corporation’s books and records and make written demand upon the Corporation, stating with particularity the books and records sought to be examined and a proper purpose therefor. A shareholder may delegate this right of inspection to such shareholder’s representative on the condition that, if the representative is not a licensed attorney, the shareholder and the representative

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agree in writing to furnish promptly to the Corporation a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use, permit to be used, or acquiesce in the use by others of any information so obtained, to the detriment or competitive position of any Affiliated Corpordation, nor shall any shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of any Affiliated Corporation.

The Corporation may, as a condition precedent to any shareholder’s inspection of the books and records of any Affiliated Corporation, require the shareholder to indemnify the Affiliated Corporations against any loss or damage which may be suffered by any of them arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder or any representative of the shareholder of information obtained in the course of such inspection. The Corporation may, as a further condition precedent to any shareholder inspection of the books and records of any Affiliated Corporation, also require the shareholder to execute and deliver to the Corporation a confidentiality agreement (in form satisfactory to the Corporation) for the benefit of each Affiliated Corporation in which the shareholder: (i) acknowledges that one or more of the Affiliated Corporations are engaged in a highly competitive economic environment, that the nonpublic books and records of the Affiliated Corporations are secret and confidential, and that the Affiliated Corporations would suffer material adverse financial consequences if competitors or other entities with which the Affiliated Corporations do business should gain access to nonpublic information contained in the books and records; (ii) agrees that the shareholder and the shareholder’s representative will not, directly or indirectly, without the Corporation’s prior written consent, disclose any nonpublic information obtained from the books and records of any Affiliated Corporation to any party other than the shareholder’s representative; and (iii) agrees to instruct any such representative not to disclose, directly or indirectly, without the Corporation’s prior written consent, any such nonpublic information received and that no applicable professional-client privileges shall be waived. The Corporation may also require any representative of a shareholder to sign a confidentiality agreement for the benefit of each Affiliated Corporation containing substantially the provisions described above as a condition precedent to inspection of the books and records of any Affiliated Corporation. As used herein, “nonpublic” information is all information other than: (i) what the Affiliated Corporation has filed with a governmental agency and which (a) was not designated as confidential, secret, proprietary, or the like and (b) is generally open to public inspection in accordance with applicable laws, rules, and regulations; and (ii) what any Affiliated Corporation has released to the press or other media for general publication.

ARTICLE II

Corporate Seal

Section 1. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words: Corporate Seal—Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE III

Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, within or without the State of Missouri, as said Board of Directors shall determine and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the shareholders entitled to vote thereat.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on such day in the months of February or March each year, and at such time on that day, as shall be determined by the Board of Directors, at which time the shareholders shall elect directors to succeed those whose terms expire and transact such other business as may properly come before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board (if any), the President, the Board of Directors, or the holders of a majority of the outstanding shares of any class entitled to vote at such meeting on the basis of its subject matter, and shall be held on such date and at such time as the Chairman of the Board, the President, or the Board of Directors shall fix.

Section 4. Action in Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law, any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent, transmitted in the same manner as notices are provided for herein and setting forth the action to be taken, is given by all of the shareholders. Any such consent by all the shareholders shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the shareholders. The Secretary shall file evidence of the consent with the minutes of meetings of the shareholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting. The notice shall be delivered in the manner that notices are provided for herein by or at the direction of the Board of Directors, the Chairman of the Board, the President, or the Secretary to each shareholder of record entitled to vote at such meeting.

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Section 6. Presiding Officials. Unless otherwise determined by resolution of the Board of Directors, every meeting of the shareholders for whatever object shall be convened by and presided over by the officers specified elsewhere in these Bylaws.

Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the Corporation, or any law, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, at, or after the time stated therein, shall be deemed the equivalent of the giving of such notice. To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

Section 8. Business Transacted at Annual Meetings. At their annual meeting, the shareholders shall elect directors and may also transact such other business as may be desired, whether or not the same was specified in the notice of the annual meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law or these Bylaws. Failure to hold the annual meeting of the shareholders at the designated time will not work a forfeiture or dissolution of the Corporation nor will it impair the ability of the directors and officers of the Corporation to continue to conduct the business of the Corporation.

Section 9. Business Transacted at Special Meetings. Business transacted at any special meeting of the shareholders shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all the outstanding shares of the Corporation entitled to vote at such meeting.

Section 10. Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote for the election of directors, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders; provided, where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of each class or classes, present in person or by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. If, however, a quorum is not present at any meeting, the shareholders present and entitled to vote shall have the power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting of which the shareholders were originally notified. However, if the adjournment is for more than thirty days, or, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner otherwise provided herein to each shareholder of record entitled to vote at such adjourned meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

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Section 11. Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by vesting another person with authority to exercise the voting power of any or all of such shareholder’s shares by executing in writing any voting trust agreement, proxy, or any other type of appointment form or agreement, except as may be expressly limited by law or by the Articles of Incorporation. Any copy, facsimile telecommunication, or other reliable reproduction of any writing referred to in this Section (including Electronic Transmission) may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile telecommunication, or other reproduction (including Electronic Transmission) shall be a complete reproduction of the entire original writing. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 12. Voting. Each shareholder shall have one vote (or such other number of votes as may be specifically provided) for each share entitled to vote under the provisions of the Articles of Incorporation and registered in such shareholder’s name on the books of the Corporation, but in the election of directors, cumulative voting shall prevail; that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such shareholder, multiplied by the number of directors to be elected at such election, and such shareholder may cast the whole number of such votes for any one or more candidates. All other matters, except as required by law or the Articles of Incorporation, shall be determined by a majority of the votes cast; provided, where a separate vote by a class or classes of shareholders is required, the affirmative vote of the holders of a majority of shares of such class or classes who are present in person or by proxy at the meeting will be the act of such class.

For any action that requires the approval of the holders of a majority or a greater percentage of the votes cast at the meeting, any shareholder who is in attendance at the meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall be deemed present for purposes of determining a quorum but shall not be deemed present or represented at such meeting for purposes of determining whether the holders of a majority or a greater percentage of the votes cast approved the specific action on which the shareholder abstained. For any action that requires the approval of a majority or a greater percentage of the issued and outstanding shares entitled to vote on the action, any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall be deemed present for purposes of determining a quorum and for any other purpose including whether the action was approved by the holders of the requisite number of shares.

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The rights and powers of the holders of any class or series of preferred shares with respect to the election of directors shall be only as may be duly designated with respect to such class or series and as is consistent with the provisions of the Articles of Incorporation.

No person shall be permitted to vote any treasury or other shares belonging to the Corporation.

Shares of the Corporation standing in the name of another corporation, partnership, limited liability company, joint venture, trust, or other entity, whether domestic or foreign, may be voted by such officer (or a comparable position if another form of entity), agent, or proxy as the bylaws or other governance document of such entity may prescribe, or, in the absence of such provision, as the board of directors or other governing body or person(s) of such entity may determine.

Shares of the Corporation standing in the name of a deceased person may be voted by that person’s personal representative either in person or by proxy. Shares of the Corporation standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as such fiduciary to vote shares held by him, her, or it without transfer of such shares into his, her, or its name.

Shares of the Corporation standing in the name of a receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her, or its name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred.

Shares of the Corporation standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, such person may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes of determining a quorum. The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs.

Section 13. Registered Shareholders. The Corporation shall be entitled to treat the holder of any shares of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, corporation, partnership, limited liability

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company, joint venture, trust, or other entity, whether or not the Corporation has express or other notice thereof, except as is otherwise expressly required by law, and the term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the Corporation.

Section 14. Shareholder Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten days prior to the meeting, be kept on file in the registered office of the Corporation in Missouri, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger, or transfer book or to vote at any meeting of shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

Section 15. Removal of Directors. Except as otherwise provided in the Articles of Incorporation or by law, the shareholders shall have the power, by an affirmative vote of a majority of the outstanding shares then entitled to vote for the election of directors at any regular meeting or special meeting expressly called for that purpose, to remove any director from office with or without cause. Such meeting shall be held at any place prescribed by law or at any other place which may, under law, permissibly be, and which is, designated in the notice of the special meeting. If cumulative voting applies to the election of directors and if less than the entire Board is to be removed, no one director may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then voted cumulatively at an election of the entire Board of Directors.

Section 16. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made by delivering timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at the principal office of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of the shareholders; provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s annual meeting, a proposal must be received within such time before the annual meeting as shall be established by the Board of Directors. To be valid, such shareholder’s notice to the Secretary must set forth: (i) as to each person

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whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address, and residence address of the person; (b) the principal occupation or employment of the person; (c) the number of shares of the Corporation that are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (whether or not the provisions of such Regulation are then applicable to the Corporation); provided, however, that nothing in this Section is intended to create or imply any obligation on the part of the Corporation to include within the Corporation’s proxy solicitation materials, if any, any materials or information regarding persons nominated for election to the Board of Directors by shareholders of the Corporation; and (ii) as to the shareholder giving notice, (a) the name and record address of the shareholder and (b) the number of shares of the Corporation that are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Board of Directors to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person will be eligible for election as a director of the Corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedure, in which case the defective nomination shall be disregarded.

Section 17. Proposals for Annual Meeting. Shareholder proposals intended for presentation at the annual meeting of shareholders must comply with respect to time of submission, contents, and otherwise with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time (whether or not the provisions of Rule 14a-8 are then applicable to the Corporation). Any shareholder proposal that is advisory or precatory in nature and which requests the Board of Directors to take any action shall require the affirmative vote of a majority of the shares entitled to vote for the election of directors in order for any resolution, shareholder referendum, or the like embodying such proposal to be adopted.

ARTICLE IV

Directors

Section 1. Qualifications and Number. Each director shall be a natural person who is at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri unless required by law or the Articles of Incorporation.

Unless and until changed, the number of directors to constitute the full Board of Directors shall be the same number as is provided for the Board in the Articles of Incorporation. The Board of Directors shall have the power to change the number of directors by adoption of an appropriate resolution, in which case any notice required by law of any such change shall be duly given.

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Section 2. Powers of the Board. The property and business of the Corporation shall be managed by the directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation, or these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the Corporation (including, without limitation, the declaration of dividends on the outstanding shares of the Corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

Section 3. Annual Meeting of the Board, Notice. Any continuing members and the newly elected members of the Board shall meet: (i) as soon as reasonably practicable following the conclusion of the annual meeting of the shareholders for the purpose of electing or appointing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the shareholders by the chairman of such meeting, and no other notice to any continuing or the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of shareholders is announced, at such time and place, either within or without the State of Missouri, as may be suggested or provided for by resolution of the shareholders at their annual meeting and no other notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the shareholders or if a quorum of the directors is present, at such time and place as may be consented to in writing by a majority of any continuing directors and the newly elected directors, provided that written or printed notice of such meeting shall be given to each of any continuing directors and the newly elected directors in the same manner as provided in these Bylaws with respect to the notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, at such time and place as may be consented to in writing by all of any continuing directors and the newly elected directors. Each director, upon his or her election, shall qualify by accepting the office of director, and his or her attendance at, or his or her written approval of the minutes of, any meeting of the newly elected directors shall constitute his or her acceptance of such office; or he or she may execute such acceptance by a separate writing, which shall be placed in the minute book. Failure to hold the annual meeting of the Board of Directors at the designated time will not work a forfeiture or dissolution of the Corporation nor will it impair the ability of the directors or officers of the Corporation to continue to conduct the business of the Corporation.

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Section 4. Regular Meetings, Notice. Regular meetings of the Board may be held at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting, communicated in writing to all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.

Section 5. Special Meetings, Notice. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by one-third of the directors (rounded up to the nearest whole number). The place may be within or without the State of Missouri, as designated in the notice.

Written notice of each special meeting of the Board, stating the place, day, and hour of the meeting shall be given to each director at least two days before the date on which the meeting is to be held. The notice (i) shall be given in the manner provided for in these Bylaws or (ii) may be given telephonically, if confirmed promptly in writing, in which case the notice shall be deemed to have been given at the time of telephonic communication. The notice may be given by any officer directed to do so by any officer having authority to call the meeting or by the director(s) who have called the meeting.

Neither the business to be transacted nor the purpose need be specified in the notice or any waiver of notice of any special meeting of the Board of Directors.

Section 6. Action in Lieu of a Meeting. Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent, transmitted in the same manner as notices are provided for herein and setting forth the action to be taken, is given by all of the directors. Any such consent by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors. The Secretary shall file evidence of the consent with the minutes of meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of

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conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

Section 8. Quorum. At all meetings of the Board, a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws, shall be the act of the Board of Directors. A director who is in attendance at a meeting of the Board of Directors but who abstains from voting on a matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes. Withdrawal by a director from any meeting at which a duly constituted quorum is present shall not cause the failure of the quorum.

Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

Section 9. Waiver of Notice; Attendance at Meeting. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where the director attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 10. Vacancies. If the office of any director is or becomes vacant by reason of the death or resignation of a director, or due to an increase in the number of directors, a majority of the survivors or remaining directors, though less than a quorum, may appoint a director to fill the vacancy until a successor is duly elected at an annual meeting of the shareholders. Whenever the Board of Directors is divided into separate classes, the surviving or remaining directors then in office of the same class of directors where the vacancy exists (or, if there are no surviving or remaining directors of the same class of directors, then, unless the Articles of Incorporation provide otherwise, the surviving or remaining directors then in office) shall designate the class in which the newly appointed director will serve, and the term of office of such newly appointed director will be until the annual meeting of shareholders in which the terms of directors in that class are scheduled to expire.

Section 11. Executive Committee. The Board of Directors may, by resolution passed by a majority of the full Board, designate an executive committee, such committee to

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consist of two or more directors of the Corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the Corporation. The members constituting the executive committee shall be determined from time to time by resolution adopted by a majority of the full Board, and any director may vote for himself or herself as a member of the executive committee. In no event, however, shall the executive committee have any authority to amend the Articles of Incorporation, to adopt any plan of merger or consolidation with another entity or entities, to recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the Corporation if not made in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, to amend, alter or repeal the Bylaws of the Corporation, to elect or remove officers of the Corporation or members of the executive committee, to fix the compensation of any member of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as secretary for the executive committee if the executive committee so requests. The Committee shall meet during each year at such times and places as it deems necessary to fulfill its responsibilities.

Section 12. Other Committees. The Board of Directors may, by resolution passed by a majority of the full Board, designate one or more standing or ad hoc committees, each committee to consist of two or more of the directors of the Corporation and such other person(s) as may be appointed as advisory members under authority provided in the resolution. Each such committee, to the extent provided in the resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority of the full Board, and any director may vote for himself or herself as a member of any such committee.

Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or Assistant Secretary of the Corporation may act as secretary for any such committee if the committee so requests.

Section 13. Compensation of Directors and Committee Members. Directors and members of all committees shall receive such compensation for their services as may be determined from time to time by resolution adopted by the Board, as well as such expenses, if any, as may be allowed pursuant to resolution adopted from time to time by the Board. No

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such resolution shall be deemed voidable or invalid by reason of the personal or pecuniary interest of the directors or any director in adopting it. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committee of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 15. Advisory Directors. The Board of Directors of the Corporation may appoint one or more Advisory Directors from time to time, whose function shall be to provide advice and counsel to the members of the Corporation’s Board of Directors on matters brought to the attention of the Advisory Directors. No Advisory Director shall have any vote on any matter to be decided by the Board of Directors, and no Advisory Director shall have any responsibility to the Corporation or its shareholders to take or not to take any action on behalf of the Corporation. Notwithstanding the foregoing, each Advisory Director shall be entitled to the same indemnification against claims and losses as is provided for regular members of the Corporation’s Board of Directors pursuant to other provisions of these Bylaws.

ARTICLE V

Officers

Section 1. Officers—Who Shall Constitute. The officers of the Corporation shall include a Chairman of the Board, a President, a Secretary, and a Treasurer and may also include one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer at each annual meeting of the Board of Directors, which shall follow the annual meeting of the shareholders. The Board, from time to time, may also elect one or more of the other prescribed officers as it deems advisable, but need not elect any officers other than a Chairman of the Board, a President, a Secretary, and a Treasurer. The Board may, if it desires, further identify or describe any one or more of such officers and/or their order of seniority.

An officer need not be a shareholder unless required by law or the Articles of Incorporation. Any two or more of such offices may be held by the same person.

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An officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been elected and furnishes any bond required by the Board; but the Board may also require such person to accept any such office and promise faithfully to discharge the duties of such office in writing. Each elected officer shall hold his or her position at the pleasure of the Board or for such term as the Board may specify.

Section 2. Term of Office. Each officer of the Corporation shall hold his or her office for the term for which he or she was elected, or until he or she resigns or is removed by the Board, whichever first occurs.

Section 3. Appointment of Officers and Agents—Terms of Office. The Board from time to time may also appoint such other officers and agents for the Corporation as it deems necessary or advisable. Each appointed officer and agent shall hold his or her position at the pleasure of the Board or for such term as the Board may specify, and each shall exercise such powers and perform such duties as are determined from time to time by the Board or by an elected officer empowered by the Board to make such determination.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5. Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board to the President (except as to his or her own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof, but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed, increased or decreased by the President, or by such other officer or officers to the extent any of them may be empowered by the Board of Directors or a committee thereof to do so.

Section 6. Delegation of Authority to Hire, Discharge. The Board, from time to time, may delegate to the President, or any other officer or executive employee of the Corporation, authority to hire, discharge, and fix and modify the duties, salary, or other compensation of employees of the Corporation under their jurisdiction; and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants, and other experts.

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Section 7. The Chairman of the Board and the President. The President shall be the chief executive officer of the Corporation. The President shall have general and active management of the business of the Corporation.

Except as otherwise provided for in these Bylaws, the Chairman of the Board, or in his or her absence, the President, shall convene and preside over all meetings of the shareholders and of the Board of Directors.

Both the Chairman of the Board and the President shall carry into effect all directions and resolutions of the Board.

Either may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the Corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the Corporation, except that if, by law, such instruments are required to be executed only by the President, the President alone may execute them.

Either, when authorized to do so by the Board, may execute powers of attorney from, for, and in the name of the Corporation, to such proper person or persons as he or she may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by the Chairman of the Board and/or the President necessary or advisable in furtherance of the interests of the Corporation.

Either, except as may be otherwise directed by the Board, shall be authorized to attend meetings of shareholders or owners of other corporations or entities to represent this Corporation thereat and to vote or take action with respect to the shares or ownership interests of any such corporation or entity owned by this Corporation in such manner as the Chairman of the Board and/or the President shall deem to be for the interest of the Corporation or as may be directed by the Board.

The Chairman of the Board and the President shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

Each shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors, and the Board may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

Section 8. The Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board (or if more than one, in the order of seniority designated by the Board) shall preside at meetings of the shareholders and of the Board of Directors (prior to the President so serving). Any Vice Chairman of the Board shall have such other or further duties and authority as the Board of Directors may determine from time to time.

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Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority as determined by the Board, shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may from time to time prescribe.

Section 10. The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and except as otherwise provided for in these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered office or at some office of the Corporation in Missouri, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his or her signature.

The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

The Assistant Secretaries, in the order of their seniority, in the absence, disability, or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

Section 11. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

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The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board and shall render to the chief executive officer of the Corporation and the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the Corporation.

If required by the Board, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer office, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control which belong to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

Section 12. Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of such officer’s duties.

Section 13. Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these Bylaws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board or the President and the Secretary, or the Chairman of the Board or the President and the Treasurer, shall have power to sign all such instruments for, and on behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation’s business.

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Section 14. Duties of Officers May be Delegated. If any officer of the Corporation shall be absent or unable to act, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the then sitting Board concurs therein.

ARTICLE VI

Shares

Section 1. Payment for Shares. The Corporation shall not issue shares except for (i) money paid, (ii) labor done or services actually received, or (iii) property actually received; provided, however, that shares may also be issued (iv) in consideration of the cancellation of valid bona fide antecedent debts, (v) as stock dividends, (vi) pursuant to stock splits, reverse stock splits, stock combinations, reclassifications of outstanding shares into shares of another class or classes, exchanges of outstanding shares for shares of another class or classes, or (vii) other bona fide changes respecting outstanding shares. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.

Section 2. Certificates for Shares. The certificates for shares of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, corporation, partnership, limited liability company, joint venture, trust, or other entity to whom each certificate is issued. Each certificate shall have printed, typed, or written thereon the name of the person, corporation, partnership, limited liability company, joint venture, trust, or other entity to whom it is issued, and number of shares represented thereby and shall be signed by the Chairman of the Board or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved, or printed. If the Corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved, or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

Section 3. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of the Corporation, upon due proof of the registered owner thereof or such person’s representative, by affidavit of such loss or otherwise, the Chairman of the Board or the President and Secretary may issue a duplicate certificate or replacement certificate in its place, upon the Corporation being fully indemnified therefor. Any such

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officer may request the posting of an indemnity bond in favor of the Corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate or replacement certificate.

Section 4. Transfers of Shares, Transfer Agent, Registrar. Transfers of shares shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such person’s attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary (or other person appointed and empowered by the Board to do so) or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable; but until and unless the Board appoints some other person or entity as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation (or other person appointed and empowered by the Board) shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board, and the Secretary or other person shall perform all of the duties thereof.

Section 5. Closing of Transfer Books, Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than seventy days preceding the date of any meeting of the shareholders, the date for payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is twenty days previous to the meeting; except that if, prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is

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convened shall be entitled to vote at the meeting and at any adjournment of the meeting. If the Board of Directors does not set a record date with respect to any dividend, allotment of rights, or exercise of rights in respect of the change, conversion, or exchange of shares, the record date for such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Fractional Share Interests or Scrip. The Corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, the Corporation may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

ARTICLE VII

Indemnification

Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent (or a comparable position) of another corporation, partnership, limited liability company, joint venture, trust, or other entity, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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Section 2. Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, or agent (or a comparable position) of another corporation, partnership, limited liability company, joint venture, trust, or other entity against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation (unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper).

Section 3. Indemnity if Successful. Notwithstanding any other provisions of this Article, to the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the Sections of this Article titled “Third Party Actions” or “Actions By or in the Right of the Corporation” or in defense of any claim, issue, or matter described therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, proceeding, claim, issue, or matter.

Section 4. Standard of Conduct. Any indemnification under this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article. The determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a majority of the shareholders.

Section 5. Expenses. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the person in whose favor indemnification is permitted herein to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

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Section 6. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or these Bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to occupy the position that entitled or qualified him or her to indemnification, and shall inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

Section 7. Further Indemnity Permissible. The Corporation shall have the power to give further indemnity, in addition to the indemnity authorized or contemplated under the various sections of this Article, including the Section of this Article titled “Nonexclusivity,” to any person in whose favor indemnification is permitted herein, provided such further indemnity is either (i) authorized, directed, or provided for in the Articles of Incorporation of the Corporation or a duly adopted amendment thereof or (ii) authorized, directed, or provided for in these Bylaws or in any agreement of the Corporation which has been adopted by the Board of Directors of the Corporation; and provided further that no such indemnity shall apply to any person from or on account of such person’s conduct which has been finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. Nothing in this Section shall be deemed to limit the power of the Corporation under the Section of this Article titled “Nonexclusivity” to enact Bylaws or to enter into agreements without shareholder approval.

Section 8. Insurance. The Corporation may purchase and maintain insurance or make other arrangements on behalf of any person in whose favor indemnification is permitted herein against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status or actions as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 9. Corporation. For purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent (or a comparable position) of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent (or a comparable position) of another corporation, partnership, joint venture, limited liability company, trust, or other entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

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Section 10. Other Definitions. For purposes of this Article, the term “other entity” includes, without limitation, employee benefit plans; the term “fines” includes, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” includes, without limitation, any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 11. Federal Law Limitations. Notwithstanding any other provision under this Article, in no event shall the Corporation make any indemnification that is impermissible under federal law or regulation, including, without limitation, 12 C.F.R. Part 359, as such section may be amended and/or restated from time to time.

ARTICLE VIII

General Provisions

Section 1. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

The determination of what part of the consideration received for shares of the Corporation shall be capital;

Increasing capital;

Transferring surplus to capital;

The consideration to be received by the Corporation for its shares; and

All similar or related matters;

provided that any concurrent action or consent by or of the Corporation and its shareholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

Section 2. Dividends. Ordinary dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation.

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Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

Section 3. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall determine in the best interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 4. Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall be determined and signified by the filing of the Corporation’s first federal income tax return, and shall so continue until such time, if any, as the fiscal year shall be changed by the Board of Directors.

Section 5. Notices. Except as otherwise specifically provided herein with respect to notice to shareholders or otherwise, or as otherwise required by law, all notices required to be given by any provision of these Bylaws shall be in writing and shall be deemed to have been given: (i) when received if delivered in person; (ii) on the date of acknowledgment or confirmation of receipt if sent by e-mail, facsimile, or other Electronic Transmission; (iii) one day after delivery, properly addressed and fees prepaid, to a reputable courier for same day or overnight delivery; or (iv) two days after being deposited, properly addressed and postage prepaid, in the United States mail. The term “Electronic Transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient.

Section 6. Amendments to Bylaws. The Bylaws of the Corporation may from time to time be repealed, amended, altered, and/or restated in the manner specified in the Articles of Incorporation.

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PART III

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Annex I of the Proxy Statement/Offering Circular which is included in Part II of this Form 1-A)

2.2*	Amended and Restated Bylaws (incorporated by reference to Annex J of the Proxy Statement/Offering Circular which is included in Part II of this Form 1-A)

6.1*	Executive Employment Agreement by and between Landmark Bank N.A. and Kevin D. Gibbens, dated August 24, 2010

6.2*	Executive Employment Agreement by and between Landmark Bank N.A. and Logan M. Dale, dated March 22, 2012

6.3*	Executive Employment Agreement by and between Landmark Bank N.A. and Sabrina B. McDonnell, dated March 21, 2012

7.1*	Agreement and Plan of Merger by and among Landmark Bank, National Association, LMB Interim Bank, National Association, and The Landrum Company, dated January 29, 2016 (incorporated by reference to Annex A of the Proxy Statement/Offering Circular which is included in Part II of this Form 1-A)

10.1	Power of Attorney (included as part of the signature pages herewith)

11.1	Consent of Hovde Group, LLC (financial advisor of Landmark Bank, National Association)

11.2	Consent of Mercer Capital Management, Inc. (financial advisor of The Landrum Company)

11.3	Consent of Williams-Keepers LLC (independent registered public accounting firm of Landmark Bank, National Association)

11.4	Consent of Williams-Keepers LLC (independent registered public accounting firm of The Landrum Company)

11.5	Consent of Polsinelli PC (included in Exhibit 12.1)

12.1	Legal Opinion of Polsinelli PC

12.2	Opinion of Polsinelli PC as to certain tax matters

15.1*	Form of Proxy of Landmark Bank, National Association

15.2*	Brochure Accompanying Proxy Statement/Offering Circular

15.3*	Slideshow to be used at In-Person Meetings with Shareholders Preceding Special Meeting of Shareholders of Landmark Bank, National Association

15.4*	Comment Letter of the Securities and Exchange Commission dated July 22, 2016

15.5*	Response Letter of The Landrum Company dated August 1, 2016

15.6*	Comment Letter of the Securities and Exchange Commission dated August 11, 2016

15.7*	Response Letter of The Landrum Company dated August 15, 2016

*	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on August 15, 2016.

THE LANDRUM COMPANY

By:	/s/ Kevin D. Gibbens
Kevin D. Gibbens President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Kevin D. Gibbens and Daniel J. Stubler, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within offering statement, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities stated and on the 15th day of August, 2016.

/s/ Kevin D. Gibbens
Kevin D. Gibbens President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen E. Guthrie
Stephen E. Guthrie Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel J. Stubler
Daniel J. Stubler Chairman of the Board

/s/ Brenda Landrum Bingham
Brenda Landrum Bingham Director

/s/ M. David Bryant
M. David Bryant Director

/s/ Dale H. Creach
Dale H. Creach Director

/s/ Yulia V. Guseva
Yulia V. Guseva Director

/s/ Jennifer R. Landrum
Jennifer R. Landrum Director

/s/ John B. Landrum
John B. Landrum Director

/s/ Edward J. Nicoll
Edward J. Nicoll Director

/s/ Jon D. Smith
Jon D. Smith Director

/s/ John A. Wright
John A. Wright Director